As filed with the Securities and Exchange Commission on March 27, 2002

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           H. J. HEINZ FINANCE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


       Delaware                        2030                      82-0382406
   (State or other         (Primary Standard Industrial       (I.R.S. Employer
   jurisdiction of          Classification Code Number)        Identification
   incorporation or                                               Number)
    organization)

                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219
                                 (412) 456-5700
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             -----------------------

                              Leonard A. Cullo, Jr.
                                    President
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219
                                 (412) 456-5700
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             -----------------------

                                   Copies to:
       Michael E. Hooton, Esq.                       Sarah J. Beshar, Esq.
      Associate General Counsel                      Davis Polk & Wardwell
         H. J. Heinz Company                         450 Lexington Avenue
          600 Grant Street                         New York, New York 10017
   Pittsburgh, Pennsylvania 15219                       (212) 450-4000
           (412) 456-5700

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.|[ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

                             -----------------------

                                           CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                              Proposed       Proposed
                                                                              Maximum         Maximum
                                                                              Offering       Aggregate     Amount of
                  Title of Each Class                         Amount to be     Price      Offering Price  Registration
             of Securities to be Registered                   Registered     Per Unit (1)       (1)           Fee
--------------------------------------------------------------------------------------- -------------------------------
6.625% Guaranteed Notes due 2011........................       $750,000,000      100%      $750,000,000     $69,000
6.00% Guaranteed Notes due 2012.........................       $700,000,000      100%      $700,000,000     $64,400
6.75% Guaranteed Notes due 2032.........................       $550,000,000      100%      $550,000,000     $50,600
Guarantee of 6.625% Guaranteed Notes due 2011 (2).......        (3)              (3)           (3)            (4)
Guarantee of 6.00% Guaranteed Notes due 2012 (2)........        (3)              (3)           (3)            (4)
Guarantee of 6.75% Guaranteed Notes due 2032 (2)........        (3)              (3)           (3)            (4)
----------------------------------------------------------------------------------------- -----------------------------
Total...................................................     $2,000,000,000       100%   $2,000,000,000    $184,000
=======================================================================================================================

(1)   Determined pursuant to Rule 457(f) under the Securities Act of 1933.
(2)   See inside facing page for table of registrant guarantor.
(3)   No separate consideration will be received for the guarantee.
(4) Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                    State or other
                                   jurisdiction of        IRS Employer
        Exact Name of              incorporation or      Identification          Address of Registrant
    Registrant Guarantor             organization            Number           Guarantor's Executive Offices
     H. J. Heinz Company             Pennsylvania          25-0542520               600 Grant Street
                                                                             Pittsburgh, Pennsylvania, 15219
                                                                                     (412) 456-5700

                                EXPLANATORY NOTE

This registration statement contains:

     o a prospectus to be used by H. J. Heinz Finance Company in connection with its exchange offer for its 6.625% Guaranteed Notes Due 2011; and

     o a prospectus to be used by H. J. Heinz Finance Company in connection with its exchange offer for its 6.00% Guaranteed Notes Due 2012 and its 6.75% Guaranteed Notes Due 2032.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to acquire these securities and it is not soliciting an offer to acquire these securities in any jurisdiction where the offer, exchange or sale is not permitted.

                   Subject to Completion, dated March 27, 2002
PROSPECTUS

     , 2002
                           [H. J. Heinz Company LOGO]


                           H. J. Heinz Finance Company
                                Offer to Exchange
                  $750,000,000 6.625% Guaranteed Notes due 2011

                                       for

                $750,000,000 6.625% New Guaranteed Notes due 2011
                  unconditionally and irrevocably guaranteed by
                               H. J. Heinz Company

                             -----------------------

     We are offering to exchange up to $750,000,000 of our 6.625% guaranteed notes due 2011, the "New Notes," which will be registered under the Securities Act of 1933, as amended, for up to $750,000,000 of our issued and outstanding 6.625% guaranteed notes due 2011, the "Old Notes." We are offering to issue the New Notes to satisfy our obligations contained in the exchange and registration rights agreement we entered into when the Old Notes were sold in transactions in reliance on Rule 144A and Regulation S under the Securities Act. The New Notes are unconditionally and irrevocably guaranteed by H. J. Heinz Company, "Heinz" or the "Guarantor."

     The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes.

     The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on o , 2002 unless extended.

     You should carefully review the risk factors on page o of this prospectus.

                             -----------------------

     To exchange your Old Notes for New Notes of the same series:

     o You must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent by 5:00 p.m., New York City time, on o , 2002.

     o If your Old Notes are held in book-entry form at The Depository Trust Company, "DTC," you must instruct DTC, through your signed letter of transmittal, that you want to exchange your Old Notes for New Notes. When the exchange offer closes, your DTC account will be changed to reflect your exchange of Old Notes for New Notes.

     o You should read the section called "The Exchange Offer" for additional information on how to exchange your Old Notes for New Notes.

                             -----------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             -----------------------

                                TABLE OF CONTENTS

                             -----------------------

                                                                      Page
                                                                      ----
Forward-Looking Statements............................................. 2
Where You Can Find More Information.................................... 3
Incorporation of Certain Documents by Reference........................ 4
Summary................................................................ 5
Risk Factors........................................................... 9
No Cash Proceeds....................................................... 11
Ratio of Earnings to Fixed Charges..................................... 11
Overview of Entity Structure, Reorganization and
     Financial Statement Presentation.................................. 12
Heinz Finance Selected Historical Consolidated and
     Combined Financial Data........................................... 14
H. J. Heinz Company.................................................... 16
Heinz Selected Consolidated Financial Data............................. 16
Management's Discussion and Analysis of Financial Condition and
     Results of Operation.............................................. 18
Business............................................................... 36
Related Party Transactions ............................................ 43
Management............................................................. 44
Description of the New Notes........................................... 49
The Exchange Offer..................................................... 58
Taxation............................................................... 66
Plan of Distribution................................................... 67
Notice to Investors.................................................... 68
Validity of the New Notes.............................................. 68
Experts................................................................ 69
Index to Combined Financial Statements of H. J. Heinz Finance Company.. F-1

                           ---------------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus (including the information incorporated by reference in this prospectus) contains statements that constitute forward-looking statements. These statements appear in a number of places in this prospectus or the documents incorporated by reference and include statements regarding the intent, belief or current expectations of, and with respect to, the H. J. Heinz Finance Company, or "Heinz Finance," or its officers or Heinz with respect to future events or the results of operations and financial condition of Heinz, Heinz Finance and their subsidiaries and involve known and unknown risks, uncertainties and other factors. In some cases, you can identify forward-looking statements in this document by words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "potential," "should" or the negative of those terms or similar expressions. Such statements reflect the current views of Heinz Finance or of Heinz with respect to future events and are subject to certain risks, uncertainties and assumptions. The following is a non-exclusive list of important factors which may affect the business and results of operations of Heinz Finance and/or Heinz.

     o Changes in laws and regulations, including changes in food and drug laws, accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations) and environmental laws;

     o Competitive product and pricing pressures and the ability to gain or maintain share of sales in the global market as a result of actions by competitors and others;

     o Fluctuations in the cost and availability of raw materials and the ability to maintain favorable supplier arrangements and relationships;

     o The impact of higher energy costs on the cost of producing, transporting and distributing products;

     o The ability to generate sufficient cash flows to support capital expenditures and general operating activities;

     o The inherent risks in the marketplace associated with new product or packaging introductions, including uncertainties about trade and consumer acceptance;

     o The ability to achieve sales and earnings forecasts, which are based on assumptions about sales volume, product mix and other items;

     o The ability to integrate acquisitions and joint ventures into existing operations;

     o The ability to achieve cost savings objectives, including the continued implementation of our restructuring programs;

     o The impact of unforeseen economic and political changes in markets where we compete, such as currency exchange rates, inflation rates, recession, foreign ownership restrictions and other external factors over which we have no control;

     o    Interest rate fluctuations and other capital market conditions;

     o    The effectiveness of advertising, marketing and promotional programs;

     o Weather conditions, which could impact demand for our products and the supply and cost of raw materials;

     o The ability to maintain our profit margin in the face of a consolidating retail environment; and

     o The ability to offset the reduction in volume and revenue resulting from participation in categories experiencing declining consumption rates.

     Such forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and actual results may differ from those in such forward-looking statements as a result of various factors. The information in this prospectus identifies important factors that could cause such differences.

     See also the factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the Guarantor's Annual Report on Form 10-K for the fiscal year ended May 2, 2001 and "Where You Can Find More Information" and "Risk Factors" both in this prospectus.


                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form S-4 that we have filed with the Securities and Exchange Commission, the "Commission," under the Securities Act of 1933, as amended, the "Securities Act." This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the New Notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

     After the effectiveness of the registration statement, we will become subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will file reports and other information with the Commission. You may read and copy any reports and information statements and other information we file at the public reference facilities of the Securities and Exchange Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 233 Broadway, New York, New York 10279, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You may obtain copies of those materials from the Commission by mail at prescribed rates. You should direct requests to Securities and Exchange Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a website (www.sec.gov) that will contain reports and other information filed by us. In addition, for so long as any of the Old Notes remains outstanding, we have agreed to make available to any holder or purchaser of the Old Notes or the New Notes in connection with any sale thereof the information required by Rule 144A(d) (4) under the Securities Act.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Heinz is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, Heinz files reports, proxy statements and other information with the Commission. Those reports, proxy statements and other information can be inspected and copied at the public reference facilities that the Commission maintains at the above mentioned address, and at the Commission's regional offices located in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on its public reference rooms. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal offices referred to above, or over the Internet at the Commission's web site at the above mentioned web address.

     The following documents filed with the Commission are incorporated by reference in and made a part of this prospectus: Heinz's Annual Report on Form 10-K for the fiscal year ended May 2, 2001, its Quarterly Reports on Form 10-Q for the three months ended August 1, 2001, the three and six months ended October 31, 2001 and the three and nine months ended January 30, 2002 and its Current Reports on Form 8-K dated June 26, 2001, September 17, 2001 and November 13, 2001.

     Any statement contained in a document all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this prospectus.

     We will provide without charge to each person to whom this prospectus has been delivered, upon such person's written or oral request, a copy of any document referenced in or incorporated by reference into this prospectus. Requests for such copies should be directed to the Corporate Affairs Department, H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230-0057; telephone number (412) 456-6000.

     To obtain timely delivery, you must request the information no later than o, 2002, or five business days prior to the expiration date of the exchange offer if the exchange offer is extended.

     You should rely only on the information contained in this prospectus or that we have referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the New Notes in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, as well as information Heinz has previously filed with the Commission and are incorporating by reference, is accurate only as of the date on the front cover of this prospectus. Our and Heinz's business, financial condition, results of operations and prospects may have changed since that date.

                                     SUMMARY

     The following summary contains basic information about us, Heinz, the New Notes and this exchange offer. It may not contain all the information that is important to you in making your investment decision. More detailed information appears elsewhere in this prospectus and in our consolidated and combined financial statements and accompanying notes and in Heinz's consolidated financial statements and accompanying notes that we incorporate by reference. "The Exchange Offer" and the "Description of the New Notes" sections of this prospectus contain more detailed information regarding the terms and conditions of the exchange offer and the New Notes. References in this prospectus to the terms "we," "us," "our," "Heinz Finance" or the "Issuer" refer to H. J. Heinz Finance Company and its consolidated subsidiaries and to the terms "Heinz" or the "Guarantor" refer to H. J. Heinz Company.


                               H. J. Heinz Company

                                 (The Guarantor)

     H. J. Heinz Company was incorporated under the laws of the Commonwealth of Pennsylvania on July 27, 1900. In 1905, it succeeded to the business of a partnership operating under the same name that had developed from a food business founded in 1869 at Sharpsburg, Pennsylvania by Henry J. Heinz. The principal executive offices of Heinz are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219. The principal products of Heinz include ketchup, condiments and sauces, frozen food, pet food, soups, beans and pasta meals, tuna and other seafood products, infant food and other processed food products.


                           H. J. Heinz Finance Company

                                  (The Issuer)

     We are engaged in the business of acquiring, holding and financing equity and debt investments in subsidiaries that own and operate the U.S. businesses historically operated by Heinz. Heinz Finance has been, directly or indirectly, a wholly-owned subsidiary of Heinz since 1983 and had no significant operating history until Heinz completed a reorganization of its corporate organization in the United States on May 3, 2001. As a result of the reorganization, all of the U.S. business operations that had historically been conducted by Heinz through its Heinz USA division and eight subsidiary corporations, are now conducted by Heinz Finance.


                               The Exchange Offer

Issuer..............................   H. J. Heinz Finance Company

New Notes...........................   Up to $750,000,000 aggregate principal
                                       amount of our new 6.625% guaranteed
                                       notes due 2011.

The Exchange Offer..................   We are offering to issue the New Notes
                                       in exchange for a like principal amount
                                       of outstanding Old Notes  that we
                                       issued on July 6, 2001.  We are
                                       conducting this exchange offer to
                                       satisfy our obligations contained in
                                       the exchange and registration rights
                                       agreement we entered into when we sold
                                       the Old Notes in transactions pursuant
                                       to Rule 144A and Regulation S under the
                                       Securities Act. The Old Notes were
                                       subject to transfer restrictions that
                                       will not apply to the New Notes so long
                                       as you are acquiring the New Notes in
                                       the ordinary course of your business,
                                       you are not participating in a
                                       distribution of the New Notes and you
                                       are not an affiliate of ours.

Maturity............................   The New Notes will mature on July 15,
                                       2011.

Interest Payment Dates..............   January 15 and July 15 of each year
                                       commencing from the most recent date to
                                       which interest has been paid on the Old
                                       Notes or, if no interest has been paid,
                                       from July 6, 2001.

Redemption..........................   The Issuer may choose to redeem some or
                                       all of the New Notes at any time. If
                                       the Issuer chooses to do so, it will
                                       mail a notice of redemption to the
                                       holders of the New Notes not less than
                                       30 days and not more than 60 days
                                       before the redemption occurs.

Payment of Additional Amounts.......   The Issuer shall pay all stamp and
                                       other duties, if any, which may be
                                       imposed by the United States or the
                                       United Kingdom or any political
                                       subdivision thereof or taxing authority
                                       thereof or therein with respect to the
                                       issuance, transfer, exchange or
                                       conversion of the New Notes. The Issuer
                                       will not be required to make any
                                       payment with respect to any other tax,
                                       assessment or governmental charge
                                       imposed by any government or any
                                       political subdivision thereof or taxing
                                       authority therein.

Ranking.............................   The New Notes will be unsecured and
                                       will rank equally with all our other
                                       unsecured indebtedness and other
                                       obligations.

Guarantee...........................   The New Notes will be unconditionally
                                       and irrevocably guaranteed by Heinz.

No Cash Proceeds....................   We will not receive any proceeds from
                                       the issuance of the New Notes.

Form of the New Notes...............   The New Notes will be issued in the
                                       form of one or more global securities
                                       which will be deposited with, or on
                                       behalf of, DTC and registered in the
                                       name of Cede & Co., DTC's nominee.
                                       Beneficial interests in the global
                                       securities will be represented through
                                       book-entry accounts of financial
                                       institutions acting on behalf of
                                       beneficial owners as direct and
                                       indirect participants in DTC.

Governing Law.......................   The New Notes, the guarantee and the
                                       indenture will be governed by New York
                                       law.

Tenders, Expiration Date, Withdrawal   The exchange offer will expire at 5:00
                                       p.m., New York City time, on     , 2002
                                       unless it is extended.  To tender your
                                       Old Notes you must follow the detailed
                                       procedures described under the heading
                                       "The Exchange Offer--Procedures for
                                       Tendering" including special procedures
                                       for certain beneficial owners and broker-dealers. If you decide to exchange your Old Notes for New Notes, you must acknowledge that you do not intend to engage in and have no arrangement with any person to participate in a distribution of the New Notes. If you decide to tender your Old Notes pursuant to the exchange offer, you may withdraw them at any time prior to 5:00 p.m., New
                                       York City time, on the expiration date.

Federal Income Tax Consequences.....   Your exchange of Old Notes for New
                                       Notes pursuant to the exchange offer
                                       will not result in a gain or loss to
                                       you.

Exchange Agent......................   Bank One Trust Company is the exchange
                                       agent for the exchange offer.

Failure to Exchange Your Old Notes..   If you fail to exchange your Old Notes
                                       for New Notes in the exchange offer,
                                       your Old Notes will continue to be
                                       subject to transfer restrictions and
                                       you will not have any further rights
                                       under the exchange and registration
                                       rights agreement, including any right
                                       to require us to register your Old
                                       Notes or to pay any additional interest.

Trading Market......................   To the extent that Old Notes are
                                       tendered and accepted in the  exchange
                                       offer, your ability to sell untendered,
                                       and tendered but unaccepted, Old Notes
                                       could be adversely affected.  There may
                                       be no trading market for the Old Notes.

                                       There can be no assurance that an
                                       active public market for the New Notes
                                       will develop or as to the liquidity of
                                       any market that may develop for the New
                                       Notes, the ability of holders to sell
                                       the New Notes, or the price at which
                                       holders would be able to sell the New
                                       Notes.  For more details, see the
                                       section called  "Notice to Investors."


   General Indenture Provisions Applicable to the New Notes and the Old Notes


Indenture...........................   The New Notes will be issued under the
                                       same indenture as the Old Notes.

No Limit on Debt....................   The indenture does not limit the amount
                                       of debt that we may issue or provide
                                       holders any protection should we be
                                       involved in a highly leveraged
                                       transaction.

Restrictions on Secured Debt........   If the Guarantor or any Restricted
                                       Subsidiary shall after the date of the
                                       Indenture incur or guarantee any Debt
                                       secured by a Mortgage on any Principal
                                       Property of the Guarantor or any
                                       Restricted Subsidiary, or on any share
                                       of stock or Debt of any Restricted
                                       Subsidiary, the Guarantor will secure
                                       or cause such Restricted Subsidiary to
                                       secure the Notes, equally and ratably
                                       with (or, at the option of the
                                       Guarantor, prior to) such secured Debt,
                                       unless the aggregate amount of all such
                                       secured Debt would not exceed 10% of
                                       Consolidated Net Assets. These
                                       restrictions will not apply in some
                                       circumstances.  (All terms are defined
                                       under "Description of the New Notes -
                                       Certain Definitions.")

Events of Default...................   Each of the following is an event of
                                       default with respect to the Notes under
                                       the indenture:

                                       o  default in the payment of any
                                          installment of interest for 30 days
                                          after becoming due;

                                       o  default in the payment of principal
                                          when due;

                                       o  default in the deposit of any
                                          sinking fund payment when due;

                                       o  default by Heinz Finance or the
                                          Guarantor in the performance or
                                          breach of any other covenant or
                                          warranty in the Notes or the
                                          Indenture for 90 days after notice;

                                       o  certain events of bankruptcy,
                                          insolvency or reorganization with
                                          respect to Heinz Finance or the
                                          Guarantor; or

                                       o  the Guarantor contests the validity
                                          or enforceability of the Guarantee
                                          or related obligations.

                                  RISK FACTORS

     In addition to the information set forth elsewhere in this prospectus, you should consider carefully the factors set forth below before exchanging your Old Notes for New Notes.

Heinz's and Heinz Finance's Business Is Subject to Numerous Risks

     We produce a broad range of food products and we acquire, hold and finance equity and debt investments in subsidiaries that own and operate the U.S. business of Heinz. Accordingly, the results of operations and financial condition of our business and of the business of Heinz are subject to certain risks and uncertainties, including:

     o Changes in laws and regulations, including changes in food and drug laws, accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations) and environmental laws;

     o Competitive product and pricing pressures and the ability to gain or maintain share of sales in the global market as a result of actions by competitors and others;

     o Fluctuations in the cost and availability of raw materials and the ability to maintain favorable supplier arrangements and relationships;

     o The impact of higher energy costs on the cost of producing, transporting and distributing products;

     o The ability to generate sufficient cash flows to support capital expenditures and general operating activities;

     o The inherent risks in the marketplace associated with new product or packaging introductions, including uncertainties about trade and consumer acceptance;

     o The ability to achieve sales and earnings forecasts, which are based on assumptions about sales volume, product mix and other items;

     o The ability to integrate acquisitions and joint ventures into existing operations;

     o The ability to achieve cost savings objectives, including the continued implementation of our restructuring programs;

     o The impact of unforeseen economic and political changes in the markets where we compete, such as currency exchange rates, inflation rates, recession, foreign ownership restrictions and other external factors over which we have no control;

     o    Interest rate fluctuations and other capital market conditions;

     o The effectiveness of our advertising, marketing and promotional programs;

     o Weather conditions, which could impact demand for our products and the supply and cost of raw materials;

     o The ability to maintain our profit margin in the face of a consolidating retail environment; and

     o The ability to offset the reduction in volume and revenue resulting from participation in categories experiencing declining consumption rates.

No Operating History; Risk of Future Revisions in Policies and Strategies

     Prior to May 2001, Heinz Finance was an inactive subsidiary of Heinz and had no relevant operating history. Since May 2001, Heinz Finance has operated the historical U.S. business of Heinz. Although the U.S. business of Heinz consisted of business entities with established operations, these businesses have no operating history as a combined entity. As a result, there can be no assurances regarding the future results of operations or financial condition of Heinz Finance. Amendments or changes to our bylaws, and changes in our operating policies and strategies, may be made from time to time at the discretion of the board of directors and, in the case of the bylaws, by the holders of capital stock of Heinz Finance entitled to vote generally in the election of directors.

We Depend Upon Our Subsidiaries to Service Our Debt

     We are a holding company and derive all of our operating income from our subsidiaries. Our primary source of cash to pay principal of and interest on the New Notes is from cash distributions, dividends and other payments from our subsidiaries. The payment of dividends by our subsidiaries is subject to the declaration of dividends by those subsidiaries' boards of directors, and our subsidiaries are not obligated to pay dividends. The distribution of cash by H.
J. Heinz Company, LP, "Heinz LP," is subject to the discretion of the general partner of Heinz LP (Heinz Management Company, "HMC," a wholly owned subsidiary of the Guarantor). Our subsidiaries' ability to make such payments may also be restricted by, among other things, applicable state laws and other laws and regulations. In addition, our right and the rights of our creditors, including holders of the New Notes, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary. The New Notes will be unconditionally guaranteed by Heinz. In addition, a liquidity agreement between Heinz and Heinz Finance provides a credit facility that may be drawn upon by Heinz Finance subject to its terms, in the event of a cash shortfall.

An Active Trading Market For Our New Notes May Not Develop

     There is no established trading market for the New Notes since they are a new issue of securities. We do not intend to apply for the listing of any New Notes on a national securities exchange. We cannot assure you as to the liquidity of the public market for the New Notes or that any active public market for the New Notes will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected.

Old Notes are Subject to Transfer Restrictions and May Not Have An Active Trading Market

     If you fail to exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to transfer restrictions and you will not have any further rights under the exchange and registration rights agreement, including any right to require us to register your Old Notes or to pay any additional interest.

                                NO CASH PROCEEDS

     This exchange offer is intended to satisfy certain of our obligations under the exchange and registration rights agreement. We will not receive any proceeds from the issuance of the New Notes and have agreed to pay the expenses of the exchange offer. In consideration for issuing the New Notes as contemplated in the registration statement, of which this prospectus is a part, we will receive in exchange Old Notes in like principal amount. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer." The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our outstanding debt.


                      RATIO OF EARNINGS TO FIXED CHARGES(1)


                               Nine  months ended                                       Years Ended

                            January 30,   January 31,   May 2, 2001   May 3, 2000   April 28, 1999   April 29, 1998   April 30, 1997
                               2002          2001       (52 weeks)    (53 weeks)      (52 weeks)       (52 weeks)       (52 weeks)
      H. J. Heinz Company      4.87          4.12          2.79          5.83            3.88             5.29             2.56
H. J. Heinz Finance
 Company(2)..............      3.39          37.14         22.36         46.75          49.76            44.04             8.13

-------------------
(1) The ratios of earnings to fixed charges were calculated by dividing earnings by fixed charges. Earnings were calculated by adding income before income taxes, interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), the interest component of rental expense and the amortization of capitalized interest. Fixed charges were calculated by adding interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), capitalized interest and the interest component of rental expense.

(2) The ratios of earnings to fixed charges for the periods prior to January 30, 2002 relate to the U.S. Group and are not representative of the expected ratio of earnings to fixed charges for Heinz Finance as debt was not allocated to the U.S. Group prior to the reorganization discussed in this prospectus.

                  OVERVIEW OF ENTITY STRUCTURE, REORGANIZATION,
                      AND FINANCIAL STATEMENT PRESENTATION

Reorganization

     On the first day of fiscal year 2002 (May 3, 2001) Heinz reorganized the structure of its U.S. business as follows:

     o Operations. All of the U.S. business operations, formerly conducted through eight subsidiaries and a division of Heinz were consolidated into Heinz LP. Heinz Management Company, a wholly-owned subsidiary of Heinz, is the general partner of Heinz LP and holds a 1% partnership interest. The limited partner interests in Heinz LP consist of "Class A" and "Class B" interests as described under "Business--General." Heinz owns all of the Class A interests. Heinz Finance owns all of the Class B interests.

     o Treasury. U.S. cash management and treasury activities were transferred to Heinz Finance. On the day of the reorganization, Heinz Finance assumed then outstanding term debt obligations of Heinz in the amount of $2.57 billion and $258 million of the commercial paper obligations of Heinz. Since the reorganization, Heinz Finance has issued term debt and commercial paper in its own name as described under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Financial Position." All of the debt of Heinz Finance is unconditionally guaranteed by Heinz and is included on the consolidated balance sheet of Heinz.

          On July 6, 2001, Heinz Finance issued $325 million of preferred stock to outside investors. The preferred shares are entitled to elect 25% of the directors of Heinz Finance and, if declared, are entitled to receive dividends at a rate of 6.226% per annum.

     o Trademarks. Substantially all of the trademarks used in the U.S. businesses (including "Heinz," "Star-Kist," "Ore-Ida," "Smart Ones," "9-Lives" and "Kibbles 'n Bits"), are owned by Promark International Inc., an indirect subsidiary of Heinz, and are licensed to us.

     The following diagram provides a summary overview of the ownership structure and significant affiliate relationships of Heinz Finance and Heinz.

     [A graphic appears here depicting the basic corporate structure of H. J. Heinz Finance Company. The graphic shows H. J. Heinz Company as the owner of the common stock of Heinz Finance, and unrelated investors as the owners of the preferred stock of Heinz Finance. Heinz Finance is shown as the owner of the Class B interests in H. J. Heinz Company, LP, and Heinz is shown as the owner of the Class A and General Partner inerests in H. J. Heinz Company, LP.]

Financial Statement Presentation

     For all Heinz financial reporting and disclosure purposes, Heinz Finance and its subsidiaries (including Heinz LP) are treated as fully consolidated subsidiaries. All of the assets, liabilities, results of operations and cash flows of these entities are included in the Heinz consolidated financial statements. All of the intercompany transactions and accounts are eliminated within the Heinz consolidated financial statements. The preferred shares issued by Heinz Finance are shown as minority interest in the Heinz consolidated financial statements.

     Heinz Finance's consolidated financial statements include the assets and liabilities, results of operations and cash flows of Heinz LP and all other subsidiaries of Heinz Finance. In the Heinz Finance consolidated statements, the general partner and Class A interests in Heinz LP, that are held by Heinz, are reflected as minority interest.

     The financial statements and the related management's discussion and analysis of financial condition and results of operations included herein for periods ending on or before May 2, 2001 relate to the U.S. businesses that were contributed to Heinz Finance on May 3, 2001. Results for these periods have been prepared using "carve-out" and "push-down" accounting methods. With respect to periods ending on or before May 2, 2001, the corporations and businesses described above are referred to as the "U.S. Group."

     For a more complete discussion of the presentation of the Heinz financial statements, please refer to the consolidated financial statements and accompanying notes included in Heinz's 2001 Annual Report on Form 10-K, which is incorporated herein by reference.

               HEINZ FINANCE SELECTED HISTORICAL CONSOLIDATED AND
                             COMBINED FINANCIAL DATA


     The following table presents selected historical financial data of the U.S. Group. The following data, insofar as it relates to each of the fiscal years 1998 and 1997, has been derived from annual financial statements of Heinz and was prepared utilizing the domestic segment information in the Heinz annual reports and removing those items that are not part of the U.S. Group's operations. The data for the fiscal years ended May 2, 2001, May 3, 2000 and April 28, 1999 (Fiscal Year 2001, Fiscal Year 2000 and Fiscal Year 1999, respectively) has been derived from financial statements audited by PricewaterhouseCoopers LLP, independent accountants. Combined statements of assets and liabilities at May 2, 2001 and May 3, 2000 and the related combined statements of operations and of cash flows for the three years ended May 2, 2001 and notes thereto appear elsewhere in this prospectus.

     The data for the nine-month periods ended January 30, 2002 and January 31, 2001 have been derived from unaudited financial statements also appearing herein and which, in the opinion of Heinz Finance management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of results for the unaudited interim periods.

                                     Nine months ended                                  Fiscal year ended
                                ----------------------------------------------------------------------------------------------------
                                January 30,    January 31,       May 2,        May 3,      April 28,      April 29,     April 30,
                                   2002            2001           2001          2000          1999          1998           1997
                                   ----            ----           ----          ----          ----          ----           ----
                                                               (52 Weeks)    (53 Weeks)    (52 Weeks)    (52 Weeks)     (52 Weeks)
                                                                          (In thousands)
Sales.......................     $3,095,761      $3,520,667    $4,938,197    $4,789,188    $4,687,123     $4,542,948   $4,360,524
Operating income............        414,415         534,335       438,069       609,337       578,398        664,858      170,167
Interest expense............       156,962            6,571        10,278         7,138         6,266          7,621       29,649
Net income..................         60,498         375,874       306,898       448,295       432,757            --           --
Current portion - long-term
 debt.......................        501,576          28,890        29,833         2,998        51,384         12,421        2,496
Long-term debt..............      4,215,495          25,283        23,932        33,071        25,594         47,063       56,206
Preferred stock.............        325,000             --            --            --            --             --           --
Total assets................      7,648,087       5,893,255     5,601,491     5,068,456     4,588,108      4,730,030    5,944,697


     The results for the nine months ended January 30, 2002 include implementation costs for Streamline (as defined below) of $1.2 million pretax.

     The results for the nine months ended January 31, 2001 include Operation Excel (as defined below) costs of $101.7 million pretax.

     The 2001 results include restructuring and implementation costs of $84.7 million pretax relating to Streamline and net restructuring and implementation costs of $173.3 million pretax for Operation Excel. Results also include a loss of $94.6 million on the sale of The All American Gourmet business and attempted acquisition cost of $18.5 million pretax.

     The 2000 results include net restructuring and implementation costs of $175.8 million pretax for Operation Excel.

     The 1999 results include net restructuring and implementation costs of $156.1 million pretax for Operation Excel and costs of $9.4 million pretax related to the implementation of Project Millennia (as defined below), offset by the reversal of unutilized Project Millennia accruals for severance and exit costs of $16.6 million pretax.

     The 1998 results include costs of $30.2 million pretax related to the implementation of Project Millennia.

     The 1997 results include a pretax charge for Project Millennia restructuring and implementation costs of $455.8 million.

     Project Millennia was a reorganization and restructuring program commencing in the fourth quarter of the fiscal year ended April 30, 1997, which was designed to strengthen the U.S. Group's core businesses and improve profitability and global growth. Key initiatives focused on process changes and product line rationalizations. Operation Excel was a growth and restructuring initiative that commenced in the fiscal year ended April 28, 1999, which created manufacturing centers of excellence, focused the product portfolio, realigned management teams and invested in growth activities. In the fourth quarter of Fiscal 2001, Heinz announced a restructuring initiative named "Streamline." This initiative includes worldwide organization restructuring aimed at reducing overhead costs, the close of Heinz's tuna operations in Puerto Rico, the consolidation of the North American canned pet food production to Bloomsburg, Pennsylvania, and the divestiture of our fleet of fishing boats and related equipment.

                               H. J. HEINZ COMPANY

     H. J. Heinz Company was incorporated under the laws of the Commonwealth of Pennsylvania on July 27, 1900. In 1905, it succeeded to the business of a partnership operating under the same name that had developed from a food business founded in 1869 at Sharpsburg, Pennsylvania by Henry J. Heinz. The principal executive offices of Heinz are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219. The principal products of Heinz include ketchup, condiments and sauces, frozen food, pet products, soups, beans and pasta meals, tuna and other seafood products, infant food and other processed food products.


                   HEINZ SELECTED CONSOLIDATED FINANCIAL DATA

     The following tables contain selected financial data for H. J. Heinz Company and its consolidated subsidiaries. The income statement data for the fiscal years ended May 2, 2001 (Fiscal Year 2001), May 3, 2000 (Fiscal Year
2000) and April 28 1999 (Fiscal Year 1999), and the balance sheet data as of May 2, 2001 and May 3, 2000 are derived from the consolidated financial statements included in the Heinz's 2001 Annual Report on Form 10-K, which is incorporated herein by reference, and which were audited by PricewaterhouseCoopers LLP, whose reports also appear in the Annual Report. The income statement data for the fiscal years ended April 29, 1998 (Fiscal Year
1998) and April 30, 1997 (Fiscal Year 1997) and the balance sheet data as of April 28, 1999, April 29, 1998 and April 30, 1997 are derived from consolidated financial statements audited by PricewaterhouseCoopers LLP, but not incorporated by reference in this prospectus.

     The unaudited income statement data for the nine months ended January 30, 2002 and January 31, 2001 and the unaudited balance sheet data as of January 30, 2002 are derived from the Guarantor's unaudited condensed consolidated financial statements for the nine months ended January 30, 2002 and January 31, 2001 included in the Heinz's Quarterly Report on Form 10-Q for the nine months ended January 30, 2002, which is incorporated herein by reference. In the opinion of Heinz management, such unaudited income statement and balance sheet data include all adjustments, consisting of those of a normal and recurring nature, necessary for a fair statement of results of operations for those interim periods on a basis substantially consistent with that of the audited financial statements.

     For all Heinz financial reporting and disclosure purposes, Heinz Finance and its subsidiaries (including Heinz LP) are treated as fully consolidated subsidiaries. All of the assets and liabilities, results of operations and cash flows of these entities are included in the Heinz consolidated financial statements. All of the intercompany transactins and accounts are eliminated within the Heinz consolidated financial statements. The preferred shares issued by Heinz Finance are shown as minority interest in the Heinz consolidated financial statements.

                                        Nine months ended                                 Fiscal year ended
                                 ------------------------------   -----------------------------------------------------------------

                                 January 30,   January 31,         May 2,         May 3,      April 28,      April 29,     April 30,
                                     2002         2001              2001          2000          1999           1998          1997
                                     ----         ----              ----          ----          ----           ----          ----

                                                                 (52 Weeks)     (53 Weeks)   (52 Weeks)     (52 Weeks)   (52 Weeks)
                                                               (In thousands)

Sales ......................   $ 7,301,932   $ 6,737,631        $ 9,430,422   $ 9,407,949   $ 9,299,610   $ 9,209,284   $ 9,357,007
Operating income ...........     1,180,739     1,111,088            982,354     1,733,099     1,109,312     1,520,330       756,271
Interest expense ...........       220,824       249,515            322,957       269,748       258,813       258,616       274,746
Net income .................       610,375       648,533            478,012       890,553       474,341       801,566       301,871
Net income per share-
diluted ....................          1.73          1.85               1.36          2.47          1.29          2.15          0.81
  Net income per share-basic          1.75          1.87               1.37          2.51          1.31          2.19          0.82
Short-term debt and
 current portion of
 long-term debt ............       744,841     3,096,379          1,870,834       176,575       904,207       339,626     1,163,442
Long-term debt,
 exclusive of current
 portion ...................     4,864,133     1,894,561          3,014,853     3,935,826     2,472,206     2,768,277     2,283,993
Preferred stock ............           111           126                126           139           173           199           241
Total assets ...............    10,092,287     9,148,736          9,035,150     8,850,657     8,053,634     8,023,421     8,437,787
Cash dividends per
 common share ..............        1.2025        1.1525             1.5450        1.4450        1.3425        1.2350        1.1350

     The results for the nine months ended January 30, 2002 include restructuring charges and implementation costs for Streamline of $16.2 million pretax.

     The results for the nine months ended January 31, 2001 include net Operation Excel costs of $206.9 million pretax and a pretax loss of $5.6 million, which represented Heinz's equity loss associated with The Hain Celestial Group's fourth quarter results which included charges for its merger with Celestial Seasonings.

     The 2001 results include restructuring and implementation costs of $298.8 million pretax for the Streamline initiative, net restructuring and implementation costs of $288.5 million pretax for Operation Excel, a benefit of $93.2 million from tax planning and new tax legislation in Italy, a loss of $94.6 million pretax on the sale of The All American Gourmet business, attempted acquisition costs of $18.5 million pretax, a loss of $5.6 million pretax which represents Heinz's equity loss associated with The Hain Celestial Group's fourth quarter results which included charges for its merger with Celestial Seasonings and the after-tax impact of adopting SAB No. 101 and SFAS No. 133 of $16.9 million. See Notes 3 and 4 to the Consolidated Financial Statements of Heinz for the fiscal year ended May 2, 2001 incorporated by reference in this prospectus.

     The 2000 results include net restructuring and implementation costs of $392.7 million pretax for Operation Excel, a pretax contribution of $30.0 million to the H. J. Heinz Company Foundation, costs related to Heinz's Ecuador tuna processing facility of $20.0 million pretax, a gain of $464.6 million pretax on the sale of the Weight Watchers classroom business and a gain of $18.2 million pretax on the sale of an office building in the United Kingdom.

     The 1999 results include restructuring and implementation costs of $552.8 million pretax for Operation Excel and costs of $22.3 million pretax related to the implementation of Project Millennia, offset by the reversal of unutilized Project Millennia accruals for severance and exit costs of $25.7 million pretax and a gain of $5.7 million pretax on the sale of the bakery products units.

     Results recorded in 1998 include costs of $84.1 million pretax related to the implementation of Project Millennia, offset by the gain on the sale of the Ore-Ida frozen foodservice business, $96.6 million pretax.

     Results recorded in 1997 include a pretax charge for Project Millennia restructuring and implementation costs of $647.2 million. These charges were partially offset by gains recognized on the sale of the New Zealand ice cream business, $72.1 million pretax and real estate in the United Kingdom, $13.2 million pretax.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with our unaudited condensed consolidated and combined financial statements, the notes to our unaudited condensed consolidated and combined financial statements, our combined financial statements and the notes to our combined financial statements included elsewhere in this prospectus. This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. Please see "Forward-Looking Statements" and "Risk Factors" for a discussion of the uncertainties, risks and assumptions associated with these statements.

Overview

   Reorganization

     On the first day of fiscal year 2002 (May 3, 2001) Heinz reorganized the structure of its U.S. business as follows:

     o Operations. All of the U.S. business operations, formerly conducted through eight subsidiaries and a division of Heinz were consolidated into Heinz LP. Heinz Management Company, a wholly-owned subsidiary of Heinz, is the general partner of Heinz LP and holds a 1% partnership interest. The limited partner interests in Heinz LP consist of "Class A" and "Class B" interests as described under "Business-General." Heinz owns all of the Class A interests. Heinz Finance owns all of the Class B interests.

     o Treasury. U.S. cash management and treasury activities were transferred to Heinz Finance. On the day of the reorganization, Heinz Finance assumed all of the then outstanding term debt obligations of Heinz in the amount of $2.57 billion and $258 million of the commercial paper obligations of Heinz. Since the reorganization, Heinz Finance has issued term debt and commercial paper in its own name as described under "-Liquidity and Financial Position." All of the debt of Heinz Finance is unconditionally guaranteed by Heinz.

          On July 6, 2001, Heinz Finance issued $325 million of preferred stock to outside investors. The preferred shares are entitled to elect 25% of the directors of Heinz Finance and, if declared, are entitled to receive dividends at a rate of 6.226% per annum.

     o Trademarks. Substantially all of the trademarks used in the U.S. businesses (including "Heinz," "Star- Kist," "Ore-Ida," "Smart Ones," "9-Lives" and "Kibbles 'n Bits"), are owned by Promark International Inc., an indirect subsidiary of Heinz, and are licensed to us.

   Financial Statement Presentation

     For all Heinz financial reporting and disclosure purposes, Heinz Finance and its subsidiaries (including Heinz LP) are treated as fully consolidated subsidiaries. All of the assets, liabilities, results of operations and cash flows of these entities are included in the Heinz consolidated financial statements. All of the intercompany transactions and accounts are eliminated within the Heinz consolidated financial statements. The preferred shares issued by Heinz Finance are shown as minority interest in the Heinz consolidated financial statements.

     Heinz Finance's consolidated financial statements include the assets and liabilities, results of operations and cash flows of Heinz LP and all other subsidiaries of Heinz Finance. In the Heinz Finance consolidated statements, the general partner and Class A interests in Heinz LP that are held by Heinz are reflected as minority interest.

     The financial statements and the related management's discussion and analysis of financial condition and results of operations included herein for periods ending on or before May 2, 2001 relate to the U.S. businesses that were contributed to Heinz Finance on May 3, 2001. Results for these periods have been prepared using "carve-out" and "push-down" accounting methods. With respect to periods ending on or before May 2, 2001, the corporations and businesses described above are referred to as the "U.S. Group."

     Certain assets and liabilities which are included in the Fiscal Year 2001 "carve out" balance sheet were not contributed to Heinz Finance. Substantially all finished goods inventories of the U.S. Group remained assets of Heinz. These retained inventories resulted in reduced sales and operating results of Heinz Finance for the nine months ended January 30, 2002 when compared to the nine months ended January 31, 2001 and will result in reduced sales and operating results of Heinz Finance in the fiscal year ending May 1, 2002 ("Fiscal Year 2002") when compared to Fiscal Year 2001. The sales and operating results related to the retained inventories were recorded on the consolidated financial statement of Heinz.

   Segment Data

     We report our business in three segments as follows:

     o Heinz North America - This segment manufactures, markets and sells ketchup, condiments, sauces, soups, pasta meals and infant foods to the grocery and foodservice channels.

     o U.S. Pet Products and Seafood - This segment manufactures, markets and sells dry and canned pet food, pet snacks, tuna and other seafood products.

     o U.S. Frozen - This segment manufactures, markets and sells frozen potatoes, entrees, snacks and appetizers.

   Discussion of Critical Accounting Policies

     In the ordinary course of business, Heinz Finance has made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States of America. Our actual results could differ significantly from those estimates under different assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results and require management's most difficult, subjective and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

     Marketing Costs

     In order to support Heinz Finance's products, we offer various marketing programs to our customers which reimburse them for a portion or all of their promotional activities related to our products. We regularly review and revise, when deemed necessary, estimates of our costs for these marketing programs based on estimates of what has been incurred by our customers. Our actual costs may differ significantly if factors such as the level and success of our customers' programs or other conditions differ from our expectations.

     Inventories

     Inventories are stated at the lower of cost or market value. Cost is principally determined by the first-in, first- out method. We record adjustments to the value of inventory based upon our forecasted plans to sell our inventories. The physical condition (e.g., age and quality) of the inventories is also considered in establishing our valuation. These adjustments are estimates, which could vary significantly, either favorably or unfavorably, from actual requirements if future economic conditions, customer inventory levels or competitive conditions differ from our expectations.

     Property, Plant and Equipment and Other Assets

     Property, plant and equipment is recorded at cost and is depreciated on a straight-line basis over the estimated useful lives of such assets. Changes in circumstances such as technological advances, changes to our business model or changes in our capital strategy can result in the actual useful lives differing from our estimates. In those cases where we determine that the useful life of property, plant and equipment should be shortened, we would depreciate the net book value in excess of the salvage value, over its revised remaining useful life thereby increasing depreciation expense. Factors such as changes in the planned use of fixtures or software or closing of facilities could result in shortened useful lives.

     Long-lived assets, including fixed assets and intangibles other than goodwill, are reviewed by Heinz Finance for impairment whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. The estimate of cash flow is based upon, among other things, certain assumptions about expected future operating performance. Our estimates of undiscounted cash flow may differ from actual cash flow due to, among other things, technological changes, economic conditions, changes to our business model or changes in our operating performance. If the sum of the undiscounted cash flows (excluding interest) is less than the carrying value, we recognize an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset.

     Goodwill

     Heinz Finance evaluates goodwill in accordance with Statement of Financial Accounting Standards ("SFAS") 121 by comparing expected future cash flows to the carrying amount of the goodwill. If future cash flows are less favorable than those anticipated, goodwill may be impaired.

   Special Items

     Operation Streamline

     In the fourth quarter of Fiscal Year 2001, Heinz announced a restructuring initiative named "Streamline." This initiative includes an organizational restructuring aimed at reducing overhead costs and the consolidation of our canned pet food production to Bloomsburg, Pennsylvania (which resulted in ceasing canned pet food production at our Terminal Island, California facility).

     During Fiscal Year 2001, the U.S. Group recognized restructuring charges and implementation costs totaling $84.7 million on a pretax basis. Pretax charges of $65.3 million were classified as cost of products sold and $19.4 million as SG&A. Implementation costs were recognized as incurred in Fiscal Year 2001 ($11.8 million pretax) and consist of incremental costs directly related to the implementation of the Streamline initiative. These include idle factory costs, consulting fees and asset relocation costs.

     In Fiscal Year 2001, we ceased production of canned pet food in our Terminal Island, California facility. In addition, we are continuing implementation of our overhead reduction plan. To date, these actions have resulted in a net reduction of our workforce of approximately 300 employees.

     Operation Excel

     In Fiscal Year 1999, Heinz announced a growth and restructuring initiative, named "Operation Excel." This initiative was a multi-year, multi-faceted program which established manufacturing centers of excellence, focused the product portfolio, realigned the U.S. Group's management teams and invested in growth initiatives.

     The U.S. Group established manufacturing centers of excellence which resulted in significant changes to its manufacturing footprint. The U.S. Group completed the following initiatives:

     o Focused the Pittsburgh, Pennsylvania factory on soup and baby food production and shifting other production to existing facilities;

     o Downsized the Pocatello, Idaho factory by shifting Bagel Bites production to the Ft. Myers, Florida factory, and shifted certain Smart Ones entree production to the Massillon, Ohio factory;

     o Closed the El Paso, Texas pet treat facility and transferred production to the Topeka, Kansas factory and to co-packers; and

     o    Disposed of the Bloomsburg, Pennsylvania frozen pasta factory.

     As part of Operation Excel, the U.S. Group focused its portfolio of product lines on six core food categories: ketchup, condiments and sauces; frozen foods; tuna; soups, beans and pasta meals; infant foods; and pet products. A consequence of this focus on the core categories was the sale of two smaller businesses, which had combined annual revenues of approximately $15 million.

     Realigning the U.S. Group's management teams provided processing and product expertise across the United States. Specifically, Operation Excel:

     o Established a single frozen food headquarters, resulting in the closure of the U.S. Group's Ore-Ida head office in Boise, Idaho, and

     o Established a single Grocery & Foodservice headquarters in Pittsburgh, Pennsylvania, resulting in the relocation of the U.S. Group's seafood and pet food headquarters from Newport, Kentucky.

     The pretax savings generated from Operation Excel initiatives were approximately $40 million in Fiscal Year 2000 and $70 million in Fiscal Year 2001 and are projected to grow to approximately $85 million in Fiscal Year 2002 and $95 million in Fiscal Year 2003 and thereafter.

     During Fiscal Year 2001, the U.S. Group recognized restructuring charges of $44.8 million pretax. These charges were primarily associated with exiting the U.S. Group's domestic can making operations and higher than originally expected severance costs associated with creating the single Grocery & Foodservice headquarters in Pittsburgh, Pennsylvania. This charge was recorded in cost of products sold ($36.3 million) and SG&A ($8.5 million). This charge was offset by the reversals of unutilized Operation Excel accruals and asset write-downs of $21.0 million pretax. These reversals were recorded in costs of products sold ($8.2 million) and SG&A ($12.7 million) and were primarily the result of the U.S. Group's decision not to exit certain warehouses due to higher than expected volume growth. Implementation costs of $149.5 million pretax were also recognized in Fiscal Year 2001. These costs were classified as cost of products sold ($62.2 million) and SG&A ($87.3 million).

     During Fiscal Year 2000, the U.S. Group recognized restructuring charges of $95.3 million pretax. Pretax charges of $53.5 million were classified as cost of products sold and $41.8 million as SG&A. Also, during Fiscal Year 2000, the U.S. Group recorded a reversal of $16.4 million pretax of Fiscal Year 1999 restructuring accruals and asset write-downs, primarily for the closure of the West Chester, Pennsylvania facility, which remains in operation as a result of the sale of the Bloomsburg frozen pasta facility in Fiscal Year 2000. Implementation costs of $96.9 million pretax were classified as cost of products sold ($33.7 million) and SG&A ($63.2 million).

     During Fiscal Year 1999, the U.S. Group recognized restructuring charges and implementation costs of $156.1 million pretax. Pretax charges of $94.3 million were classified as cost of products sold and $61.8 million as
SG&A.

     Implementation costs were recognized as incurred and consisted of incremental costs directly related to the implementation of Operation Excel, including consulting fees, employee training and relocation costs, unaccruable severance costs associated with terminated employees, equipment relocation costs and commissioning costs.

     The U.S. Group has closed or exited all of the five factories or businesses that were originally scheduled for closure or divestiture. In addition, the U.S. Group exited its domestic can making operations. Operation Excel impacted approximately 2,000 employees with a net reduction in the workforce of approximately 1,500 after expansion of certain facilities. During Fiscal Year 2001, Fiscal Year 2000 and Fiscal Year 1999, the U.S. Group's workforce had a net reduction of approximately 800 employees, 500 employees and 200 employees, respectively.

   Acquisitions and Divestitures

     The following acquisitions were made by Heinz Finance or its predecessor:

   The nine months ended January 30, 2002

     o    Borden Food Corporation's pasta sauce, dry bouillon and soup business
          - In this transaction, we acquired such brands Classico pasta sauces, Aunt Millie's pasta sauce, Mrs. Grass Recipe soups and Wyler's bouillons and soup.

     o Anchor Food Products branded retail business - In this transaction, we acquired the Poppers brand of retail appetizer lines and licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers.

     o Delimex Holdings, Inc. - Delimex is the leading U.S. producer of frozen taquitos, tightly rolled fried corn and flour tortillas with fillings such as beef, chicken or cheese. Delimex also makes quesadillas, tamales and rice bowls.

   Fiscal Year 2001

     o Cornucopia, Inc. and Central Commissary - Two privately held U.S. foodservice companies which make and market refrigerated and frozen reciped food products.

     o IDF Holdings, Inc., the parent of International DiverseFoods Inc. - A leading manufacturer of customized dressings, sauces, mixes and condiments for restaurant chains and foodservice distributors.

     o Alden Merrell Corporation - A manufacturer of high-quality, premium-priced frozen desserts for casual dining restaurants and foodservice distributors.

     o Additional investment in the Hain Celestial Group, "Hain," restoring our ownership interest to approximately 19.5 percent of the outstanding stock.

   Fiscal Year 2000

     o Quality Chef Foods, - A leading manufacturer of frozen heat-and-serve soups, entrees and sauces.

     o    Yoshida - A line of Asian sauces marketed in the U.S.

     o    Thermo Pac, Inc. - A U.S. leader in single-serve condiments.

     o A strategic alliance with and investment in Hain for the global production and marketing of natural and organic foods and soy-based beverages.

   Fiscal Year 1999

     o   College Inn brand of canned broths and other smaller acquisitions.

     During the periods presented, the U.S. Group divested the All American Gourmet business and its Budget Gourmet and Budget Gourmet Value Classics brands of frozen entrees.

Results of Operations

   Nine Months Ended January 30, 2002 and January 31, 2001

     Sales

     For the nine months ended January 30, 2002, our sales decreased $424.9 million, or 12.1%, to $3,095.8 million from $3,520.7 million in the comparable period last year. Sales were unfavorably impacted by lower volumes of $675.2 million, or 19.2%, lower pricing by $26.5 million, or 0.8%, and divestitures by $74.9 million, or 2.1%. The majority of the volume decrease is a result of the finished goods inventories which were not contributed to Heinz Finance as previously discussed. Sales were favorably impacted by acquisitions of $351.7 million, or 10.0%.

     Sales of the Heinz North America segment decreased $136.0 million, or 8.4%. Sales volume decreased 16.5%, primarily due to the finished goods inventories which were not contributed to Heinz Finance. Acquisitions, net of divestitures, increased sales 10.4%. Lower pricing decreased sales 2.3%, primarily related to foodservice ketchup.

     Sales of the U.S. Pet Products and Seafood segment decreased $337.4 million, or 30.0%. Sales volume decreased 29.9% due primarily to the finished goods inventories which were not contributed to Heinz Finance. Volume decreases were also experienced in pet food partially offset by increases in pet snacks and tuna. Slightly higher pricing increased sales 0.1%. Divestitures decreased sales 0.2%.

     Sales of the U.S. Frozen segment increased $48.5 million, or 6.2%. Sales volume decreased 9.4% due primarily to the finished goods inventories which were not contributed to Heinz Finance. Volume decreases were also experienced in frozen potatoes partially offset by Boston Market HomeStyle Meals, SmartOnes frozen entrees and Bagel Bites snacks. Acquisitions increased sales 22.0%. Higher pricing increased sales 1.3%, primarily in SmartOnes frozen entrees and frozen potatoes partially offset by lower pricing of Boston Market HomeStyle Meals. Divestitures reduced sales by 7.7% due to the sale of Budget Gourmet.

     Special Items

     Our results for the nine months ended January 30, 2002 were negatively impacted by additional Streamline implementation costs totaling $1.2 million pretax. Pretax charges of $1.1 million were classified as cost of products sold and $0.1 million as SG&A. Last year's results in the corresponding period include net Operation Excel costs of $123.2 million pretax. Also included in the nine months ended January 31, 2001 results is a pretax loss of $5.6 million, which represents an equity loss associated with Hain Celestial Seasonings.

     The following tables provide a comparison of our reported results and the results excluding special items for the periods presented.


                                              Nine months ended January 30, 2002
                                              ----------------------------------
                                                 Gross      Operating     Net
                                                 Profit      Income      Income
                                                 ------      ------      ------
                                                         (Dollars in millions)
   Reported results ......................    $ 1,247.9    $  414.4    $  60.5
   Streamline implementation costs .......          1.1         1.2        0.7
                                              ---------      ------      -----
   Results excluding special items .......    $ 1,249.0    $  415.6    $  61.2
                                              =========      ======      =====




                                                                             Nine months ended January 31, 2001
                                                                  ---------------------------------------------------
                                                                  Gross Profit     Operating Income        Net Income
                                                                  ------------     ----------------        ----------
                                                                                   (Dollars in millions)

 Reported results..........................................        $1,377.8              $534.3               $375.8*
   Operation Excel restructuring...........................            32.7                32.7                 20.2
   Operation Excel implementation costs....................            41.0                95.1                 60.1
   Operation Excel reversals...............................            (2.3)               (4.6)                (2.9)
   Equity loss on Investment in The Hain Celestial Group...            --                  --                    3.5
                                                                   ---------          ---------            ---------
   Results excluding special items.........................        $1,449.2              $657.5               $456.7
                                                                   =========          =========            =========

-------------------
  *    Before cumulative effect of accounting change


     Gross Profit

     Gross profit decreased $129.9 million, or 9.4%, to $1,247.9 million from $1,377.8 million and the gross profit margin increased to 40.3% from 39.1%. Gross profit across all of our segments decreased as a result of the retention of finished goods inventories by Heinz as discussed above. Excluding the special items noted in the table above, our gross profit decreased $200.2 million, or 13.8%, to $1,249.0 million from $1,449.2 million and our gross profit margin decreased to 40.3% from 41.2%.

     Excluding special items noted above, gross profit for the Heinz North America segment decreased $85.0 million, or 12.3% due primarily to inventories retained by Heinz, lower pricing and the decline in the foodservice business partially offset by acquisitions. Excluding special items noted above, the U.S. Pet Products and Seafood segment's gross profit decreased $125.1 million, or 31.5%, primarily due to inventories retained by Heinz, price decreases in pet food and pet snacks, increased ingredient and manufacturing costs and a shift to less profitable larger size products. Pet food ingredient costs also increased as a result of reformulating recipes to improve palatability. Excluding special items noted above, the U.S. Frozen segment's gross profit increased $11.0 million, or 3.1%, due primarily to acquisitions and increased pricing partially offset by retained inventories by Heinz.

     SG&A

     SG&A decreased $62.9 million, or 8.2%, to $707.7 million from $770.6 million, and increased as a percentage of sales to 22.9% from 21.9%. Excluding the special items noted in the table above, our SG&A decreased $8.9 million, or 1.2%, to $707.6 million from $716.5 million and increased as a percentage of sales to 22.9% from 20.4%. This decrease is a result of the finished goods inventories which were retained by Heinz partially offset by increases from acquisitions, increased promotional spending and increased selling and distribution costs.

     Operating Income

     Operating income decreased $119.9 million, or 22.4%, to $414.4 million from $534.3 million, and decreased as a percentage of sales to 13.4% from 15.2%. Excluding the special items noted above, our operating income decreased $242.0 million, or 36.8%, to $415.6 million from $657.6 million and decreased as a percentage of sales to 13.4% from 18.7%.

     The Heinz North America segment's operating income decreased $154.2 million, or 38.3%, to $248.3 million from $402.4 million. Excluding the special items noted in the table above, operating income decreased $194.5 million, or 43.9%, to $248.3 million from $443 million, due primarily to the decrease in gross profit and higher selling and distribution costs.

     The U.S. Pet Products and Seafood segment's operating income increased $19.9 million, or 45.3%, to $63.8 million from $43.9 million. Excluding the special items noted in the table above, operating income decreased $44.5 million, or 40.6%, to $65.0 million from $109.4 million, due primarily to the decrease in gross profit.

     The U.S. Frozen segment's operating income increased $15.4 million, or 17.4%, to $104.3 million from $88.9 million. Excluding the special items noted in the table above, operating income decreased $1.7 million, or 1.6%, to $104.3 million from $106.0 million as the favorable impact of acquisitions was offset by the decrease in gross profit, increased selling and distribution costs and the divestiture of Budget Gourmet.

     Other Items

     Interest expense increased $150.4 million to $157.0 million from $6.6 million last year, due primarily to the assumption of approximately $2.9 billion of Heinz's outstanding U.S. debt by Heinz Finance on May 3, 2001. Interest income decreased $63.5 million to $29.9 million from $93.4 million due primarily to the exchange of related party notes receivable for $1.9 billion of non-voting 6.5% cumulative participating preferred stock of PM Holdings during the fourth quarter of Fiscal Year 2001.

     The provisions for income taxes consists of provisions for federal and state income taxes. The tax provision in the January 30, 2002 financial statements declined significantly since Heinz Finance has no tax obligation on the minority partner's interest in Heinz LP's income.

     Net Income

     Net income for the current nine months was $60.5 million compared to $375.9 million last year. Excluding the special items noted in the table above and the cumulative effect of the accounting change for revenue recognition in the prior year, net income decreased $395.6 million to $61.2 million from $456.7 million last year. The majority of this decrease is due to the minority interest in Heinz LP.

   Fiscal Years Ended May 2, 2001 and May 3, 2000

     Sales

     Sales for Fiscal Year 2001 increased $149.0 million, or 3.1%, to $4.94 billion from $4.79 billion in Fiscal Year 2000. Volume increased sales by $126.3 million, or 2.6%, and acquisitions increased sales by $109.8 million, or 2.3%. Divestitures reduced sales by $45.7 million, or 1.0%, and lower pricing reduced sales by $41.3 million, or 0.9%.

     Sales of the Heinz North America segment increased $208.9 million, or 10.2%. Sales volume increased 5.5%, due to increases in ketchup, condiments and sauces, foodservice, gravy and canned soups. Acquisitions, net of divestitures, increased sales 4.5%. Slightly higher pricing increased sales 0.2%.

     Sales of the U.S. Pet Products and Seafood segment decreased $161.2 million, or 9.4%. Lower pricing decreased sales 4.4%, primarily in light meat tuna, dry dog food and cat snacks. Sales volume decreased 4.5%, primarily in tuna and canned pet food. Divestitures decreased sales 0.6%.

     Sales of the U.S. Frozen segment increased $101.4 million, or 9.7%. Sales volume increased 8.6%, driven by Smart Ones frozen entrees, Boston Market HomeStyle Meals, Bagel Bites snacks and frozen potatoes, partially offset by a decrease in The Budget Gourmet line of frozen entrees and frozen pasta. Higher pricing increased sales by 2.9% driven by Smart Ones frozen entrees and frozen potatoes. Divestitures reduced sales 1.8% mainly due to the sale of The All American Gourmet business and its Budget Gourmet and Budget Gourmet Value Classics brands of frozen entrees.

     Special Items

     Fiscal Year 2001 was impacted by a number of special items which are summarized in the tables below. These include Operation Excel implementation costs of $149.5 million pretax, additional Operation Excel restructuring charges of $44.8 million pretax and reversals of $21.0 million pretax of restructuring accruals and asset write-downs. Fiscal Year 2001 results also include Streamline restructuring charges of $72.9 million pretax and related implementation costs of $11.8 million pretax. During the fourth quarter of Fiscal Year 2001, the U.S. Group completed the sale of The All American Gourmet business that resulted in a pretax loss of $94.6 million. The Fiscal Year 2001 results also include pretax costs of $18.5 million related to attempted acquisitions and a loss of $5.6 million pretax which represents the U.S. Group's equity loss associated with The Hain Celestial Group's fourth quarter results which include charges for its merger with Celestial Seasonings.

     Fiscal Year 2000 results include Operation Excel restructuring charges of $95.3 million pretax, Operation Excel implementation costs of $96.9 million pretax and reversals of $16.4 million pretax of Fiscal Year 1999 restructuring accruals and asset write-downs.

     The following tables provide a comparison of the U.S. Group's reported results and the results excluding special items for Fiscal Year 2001 and Fiscal Year 2000.


                                                                     Fiscal year (52 weeks) ended May 2, 2001
                                                            --------------------------------------------------------
                                                            Gross Profit         Operating Income         Net Income
                                                            ------------         ----------------         ----------
                                                                           (Dollars in millions)
 Reported results.................................             $1,852.9                  $438.1               $312.1  (1)
  Operation Excel restructuring...................                 36.3                    44.8                 28.0
  Operation Excel implementation costs............                 62.2                   149.5                 94.4
  Operation Excel reversal........................                 (8.2)                  (21.0)               (13.3)
  Streamline restructuring........................                 58.2                    72.9                 45.9
  Streamline implementation costs.................                  7.1                    11.8                  9.3
  Loss on the sale of The All American Gourmet
           Company................................                  -                      94.6                 66.2
  Equity loss on investment in The Hain Celestial
           Group..................................                  -                       -                    3.5
  Acquisition costs...............................                  -                      18.5                 11.7
                                                               --------                  ------               ------
 Results excluding special items..................             $2,008.5                  $809.2               $557.9
                                                               ========                  ======               ======

-------------------
    (1) Before cumulative effect of accounting changes

                                                                  Fiscal year (53 weeks) ended May 3, 2000
                                                        ------------------------------------------------------------
                                                        Gross Profit           Operating Income           Net Income
                                                        ------------           ----------------           ----------
                                                                           (Dollars in millions)
      Reported results.......................              $1,775.6               $609.3                    $448.3
 Operation Excel restructuring...............                  53.4                 95.3                      61.5
 Operation Excel implementation costs........                  33.7                 96.9                      61.0
 Operation Excel reversal....................                 (16.4)               (16.4)                    (11.8)
                                                           --------               ------                    ------
      Results excluding special items........              $1,846.3               $785.1                    $559.0
                                                           ========               ======                    ======

      Note: Totals may not add due to rounding.

     Gross Profit

     Gross profit increased $77.3 million to $1.85 billion from $1.78 billion in Fiscal Year 2000. The gross profit margin increased to 37.5% from 37.1%. Excluding the special items identified above, gross profit increased $162.1 million, or 8.8%, to $2.01 billion from $1.85 billion and the gross profit margin increased to 40.7% from 38.5%. Gross profit across all major segments was favorably impacted by savings from Operation Excel.

     Excluding special items noted above, gross profit for the Heinz North America segment increased $101.5 million, or 11.7%, due primarily to acquisitions and increased sales volume of ketchup partially offset by higher energy costs. Excluding special items noted above, the U.S. Pet Products and Seafood segment's gross profit increased $18.1 million, or 3.6%. Excluding special items noted above, the U.S. Frozen segment's gross profit increased $42.5 million, or 8.9%, due to increased sales volume mainly attributable to Boston Market HomeStyle Meals and higher selling prices, partially offset by higher energy costs.

     SG&A

     SG&A increased $213.8 million to $1.29 billion from $1.07 billion and increased as a percentage of sales to 26.0% from 22.4%. Excluding the special items identified above, SG&A increased $103.3 million to $1.07 billion from $966.9 million and increased as a percentage of sales to 21.7% from 20.2%. Selling and distribution expenses increased $66.0 million to $387.3 million from $321.2 million, or 20.6%, primarily due to acquisitions and increased fuel costs. Marketing increased $63.2 million, or 13.6% primarily due to the national rollouts of StarKist Tuna in a pouch, Boston Market products, and the new packaging for Ore-Ida frozen potatoes.

     Total marketing support (including trade and consumer promotions and media) decreased 4.9% to $1.08 billion from $1.13 billion on a sales increase of 3.1%. However, advertising costs to support our key brands increased 11.6%. See Note 16 to the Combined Financial Statements.

     Operating Income

     Operating income decreased $171.3 million, or 28.1%, to $438.1 million from $609.3 million last year. Excluding the special items identified above, operating income increased $24.1 million, or 3.1%, to $809.2 million from $785.1 million last year. Operating income, across all major segments, was favorably impacted by savings from Operation Excel.

     The Heinz North America segment's operating income increased $22.3 million to $451.5 million from $429.1 million last year. Excluding the special items noted above, operating income increased $30.6 million, or 5.8%, to $553.6 million from $523.0 million last year due to the strong performance of ketchup, condiments and sauces, and the acquisitions of Quality Chef, Yoshida and IDF Holding, Inc., partially offset by higher energy costs.

     The U.S. Pet Products and Seafood segment's operating income decreased $119.2 million to a loss of $35.1 million from income of $84.1 million last year. Excluding the special items noted above, operating income decreased $22.7 million, or 16.4% to $116.0 million from $138.7 million due to lower tuna and canned pet food sales volumes, a significant decrease in the selling price of tuna and higher energy costs, partially offset by the strong performance of pet snacks.

     The U.S. Frozen segment's operating income decreased $73.6 million to $23.3 million from $96.9 million last year. Excluding the special items noted above, operating income increased $17.1 million, or 13.7%, to $141.2 million from $ 124.1 million last year. This increase is attributable to increased sales of Smart Ones frozen entrees, Boston Market frozen meals and Bagel Bites snacks, partially offset by marketing spending behind the national rollouts of Boston Market products, the new Ore-Ida potato packaging and higher energy costs.

     Other Items

     Other income, net totaled $79.4 million compared to $91.2 million last year.

     The effective tax rate for Fiscal Year 2001 was 39.7% compared to 36.0% last year. The current year rate is negatively impacted by a lower tax basis in dispositions. Excluding the special items identified in the tables above, the effective tax rate was 37.6% for Fiscal Year 2001 compared to 36.2% last year.

     Net Income

     Net income decreased $141.4 million to $306.9 million from $448.3 million last year. In Fiscal Year 2001, the U.S. Group changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." See Note 2 to the Combined Financial Statements. The cumulative effect of adopting SAB No. 101 was $4.8 million. Excluding the special items noted above and the prescribed accounting change, net income decreased 0.2% to $557.9 million from $559.0 million last year.

     Fiscal Years Ended May 3, 2000 and April 28, 1999

     Sales

     Sales for Fiscal Year 2000 increased $102.1 million, or 2.2%, to $4.79 billion from $4.69 billion in Fiscal Year 1999. Volume increased sales by $187.9 million, or 4.0%, and acquisitions increased sales by $67.9 million, or 1.5%. Lower pricing reduced sales by $121.9 million, or 2.6%, and divestitures reduced sales by $31.8 million, or 0.7%.

     Sales of Heinz North America segment increased $174.4 million, or 9.3%. Sales volume increased 7.0%, due to increases in ketchup, condiments and sauces, foodservice, and canned soup. Acquisitions, net of divestitures, increased sales 3.1%. Lower pricing reduced sales by 0.8%, due mainly to decreases in retail ketchup.

     Sales of the U.S. Pet Products and Seafood segment decreased $85.2 million, or 4.8%. Sales volume increased 0.1%, due to increases in tuna, partially offset by a decrease in canned pet food. Lower pricing reduced sales by 4.9%, due mainly to decreases in tuna.

     Sales of the U.S. Frozen segment increased $12.9 million, or 1.2%. Sales volume increased 5.3%, driven by Smart Ones frozen entrees, Boston Market frozen meals and Bagel Bites snacks, partially offset by a decrease in The Budget Gourmet line of frozen entrees. The divestiture of several non-core product lines, net of acquisitions, reduced sales 2.5%. Lower pricing reduced sales 1.6%, primarily due to frozen potatoes.

     Special Items

     Fiscal Year 2000 results include Operation Excel implementation costs of $96.9 million pretax, additional Operation Excel restructuring charges of $95.3 million pretax and a reversal of $16.4 million pretax of Fiscal Year 1999 restructuring accruals and asset write-downs. Fiscal Year 1999 results included Operation Excel restructuring and implementation costs of $156.1 million pretax, Project Millennia restructuring implementation costs of $9.4 million pretax and the reversal of unutilized Project Millennia restructuring accruals of $16.6 million pretax.

     The following tables provide a comparison of the U.S. Group's reported results and the results excluding special items for Fiscal Year 2000 and Fiscal Year 1999.


                                                              Fiscal year (53 weeks) ended May 3, 2000
                                                    -----------------------------------------------------------
                                                    Gross Profit          Operating Income           Net Income
                                                    ------------          ----------------           ----------
                                                                       (Dollars in millions)
 Reported results............................          $1,775.6                $609.3                  $448.3
   Operation Excel restructuring.............              53.4                  95.3                    61.5
   Operation Excel implementation costs......              33.7                  96.9                    61.0
   Operation Excel reversal..................             (16.4)                (16.4)                  (11.8)
                                                       --------                ------                  ------
 Results excluding special items.............          $1,846.3                $785.1                  $559.0
                                                       ========                ======                  ======


                                                                         Fiscal year (52 weeks) ended April 28, 1999
                                                                 ---------------------------------------------------------
                                                                 Gross Profit          Operating Income         Net Income
                                                                 ------------          ----------------         ----------
                                                                                    (Dollars in millions)
 Reported results........................................           $1,696.0                $578.4                 $432.8
   Operation Excel restructuring and implementation
   costs.................................................               94.3                 156.1                  103.1
   Project Millennia restructuring implementation costs..                6.7                   9.4                    5.9
   Project Millennia restructuring reversal..............              (16.6)                (16.6)                 (10.5)
                                                                    --------                ------                 ------
 Results excluding special items........................            $1,780.4                $727.3                 $531.3
                                                                    ========                ======                 ======


     Gross Profit

     Gross profit increased $79.6 million to $1.78 billion from $1.70 billion in Fiscal Year 1999. The gross profit margin increased to 37.1% from 36.2%. Excluding the special items identified above, gross profit increased $65.9 million, or 3.7%, to $1.85 billion from $1.78 billion, and the gross profit margin increased to 38.6% from 38.0%.

     Excluding the special items identified above, gross profit for the Heinz North America segment increased $64.1 million, or 8.0%, due primarily to acquisitions and increased volume of ketchup. Excluding the special items identified above, gross profit for the U.S. Pet Products and Seafood segment decreased $13.0 million, or 2.5%, due primarily to a significant decrease in the selling price of tuna. Excluding the special items identified above, the U.S. Frozen segment's gross profit increased $14.7 million, or 3.2%, as increased sales volume was offset by lower pricing and the elimination of several non-core product lines.

     SG&A

     SG&A increased $50.9 million to $1.07 billion from $1.02 billion and increased as a percentage of sales to 22.4% from 21.8%. Excluding the special items identified above, SG&A increased $10.3 million to $966.9 million from $956.6 million and decreased as a percentage of sales to 20.2% from 20.4%.

     Total marketing support (including trade and consumer promotions and media) increased 3.5% to $1.13 billion from $1.09 billion on a sales increase of 2.2%. Advertising costs in Fiscal Year 2000 were $189.1 million compared to $205.7 million in Fiscal Year 1999.

     Operating Income

     Operating income increased $30.9 million, or 5.3%, to $609.3 million from $578.4 million last year. Excluding the special items identified above, operating income increased $57.8 million, or 7.9%, to $785.1 million from $727.3 million last year.

     The Heinz North America segment's operating income decreased $23.6 million, or 5.2%, to $429.1 million from $452.7 million in Fiscal Year 1999. Excluding the special items identified above, operating income increased $42.0 million, or
     8.7%, to $523.0 million from $481.0 million in Fiscal Year 1999. The increase is due to the increase in gross profit and savings from Operation Excel.

     The U.S. Pet Products and Seafood segment's operating income decreased $20.4 million, or 19.5%, to $84.1 million from $104.5 million in Fiscal Year 1999. Excluding the special items identified above, operating income increased $2.2 million, or 1.6%, to $138.7 million from $136.6 million in Fiscal Year 1999. The strong performance of the pet food business and savings from Operation Excel were offset by a significant decrease in the selling price of tuna.

     The U.S. Frozen segment's operating income increased $75.1 million to $96.9 million from $21.8 million last year. Excluding the special items identified above, operating income increased $13.8 million, or 12.5%, to $124.1 million from $110.3 million last year. This increase is attributable to a reduction in SG&A resulting from the consolidation of the frozen business as part of Operation Excel, offset by higher marketing expenses as a result of the national campaign in support of Boston Market and lower pricing on Ore-Ida frozen potatoes.

     Other Items

     Other expenses, net totaled $27.9 million compared to $13.2 million last year.

     The effective tax rate for Fiscal Year 2000 was 36.0% compared to 37.1% last year. The Fiscal Year 1999 effective tax rate was unfavorably impacted by nondeductible expenses related to restructuring. Excluding the special items identified above, the effective tax rate for Fiscal Year 2000 was 36.2% compared to 36.6% last year.

     Net Income

     Net income increased $15.5 million to $448.3 million from $432.8 million last year. Excluding the special items identified above, net income increased 5.2% to $559.0 million from $531.3 million.

Liquidity and Financial Position

     Cash flows from operating activities

     Cash used for operating activities for the nine months ended January 30, 2002 was $388.6 million compared to $244.7 million in the same period last year. The decrease in Fiscal Year 2002 versus Fiscal Year 2001 is primarily due to decreased working capital performance.

     Cash provided by operating activities decreased to $77.5 million in Fiscal Year 2001, compared to $433.9 million in Fiscal Year 2000 and $813.5 million in Fiscal Year 1999. The-decrease in Fiscal Year 2001 versus Fiscal Year 2000 is primarily due to higher expenditures on Streamline and Operation Excel.
These decreases were partially offset by a reduction of inventory levels at certain locations that had risen during Fiscal Year 2000 in order to facilitate the plant shutdowns and reconfigurations related to Operation Excel.

     Cash flows from investing activities

     Cash used for investing activities for the nine months ended January 30, 2002 totaled $840.9 million compared to $313.2 million in the same prior year period. Acquisitions in the current period required $777.7 million, due primarily to the purchase of Borden Food Corporation's pasta and dry bouillon and soup business, Delimex Holdings, Inc. and Anchor Food Products branded retail business and licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers. Acquisitions in the prior period required $161.0 million, due primarily to the purchase of International DiverseFoods Inc. During the prior year period, Heinz Finance also invested $79.7 million in The Hain Celestial Group, Inc. Capital expenditures in the current period required $51.8 million compared to $108.6 million last year.

     Cash used for investing activities was $232.0 million in Fiscal Year 2001 compared to $394.2 million in Fiscal Year 2000. Acquisitions during Fiscal Year 2001 required $229.9 million versus $73.9 million in Fiscal Year 2000. Fiscal Year 2001 acquisitions included International DiverseFoods Inc., Alden Merrell Corporation and two privately held U.S. foodservice companies, Cornucopia. Inc. and Central Commissary. Fiscal Year 2000 acquisitions included Quality Chef Foods, Yoshida and Thermo Pac. Inc. Also during Fiscal Year 2001, the U. S. Group exercised its preemptive right to purchase additional equity in Hain to restore the U.S. Group's investment level to approximately 19.5% of the outstanding stock of Hain, for $79.7 million. In Fiscal Year 2000, the U.S. Group invested $99.8 million in Hain. In Fiscal Year 2001, divestitures provided $96.5 million from the sale of The All American Gourmet business and can making assets. In Fiscal Year 2000, divestitures provided $25.0 million. Capital expenditures totaled $183.5 million in Fiscal Year 2001 compared to $215.4 million in the prior year. The decrease is attributable to a reduction in Operation Excel related capital expenditures. Proceeds from disposals of property, plant and equipment increased to $165.5 million in Fiscal Year 2001 compared to $4.8 million in Fiscal Year 2000. The increase was primarily due to the sale of equipment which was then utilized under operating lease arrangements.

     Cash flows from financing activities

     Cash provided by financing activities during the nine months ended January 30, 2002 increased to $1,229.0 million from $567.0 million during the same prior year period. Proceeds from long-term debt were $751.1 million in the current period. Payments on long-term debt required $9.2 million this period compared to $310.0 million last year. Net payments on commercial paper and short-term borrowings required $270.1 million in the current year period. In addition, $325.0 million was provided during the current period via the issuance of preferred stock, (see below). Dividend payments totaled $10.6 million compared to $316.7 million for the same period last year.

     Financing activities provided $152.6 million in Fiscal Year 2001 and required $40.3 million and $691.3 million in Fiscal Years 2000 and 1999, respectively. Net funds paid were $12.2 million in Fiscal Year 2001 compared to $47.8 million in Fiscal Year 2000.

     Cash requirements of Streamline

     In the first nine months of Fiscal Year 2002, the cash requirements of Streamline were $10.0 million, consisting of spending for severance and exit costs ($8.8 million) and implementation costs ($1.2 million).

     In Fiscal Year 2001, the cash requirements of Streamline were $14.3 million, consisting of spending for severance and exit costs ($2.3 million), capital expenditures ($0.3 million) and implementation costs ($11.8 million). The cash requirements of Operation Excel were $231.9 million, consisting of spending for severance and exit costs ($21.6 million), capital expenditures ($60.8 million) and implementation costs ($149.5 million). In Fiscal Year 2000, the cash requirements of Operation Excel were $199.9 million, consisting of spending for severance and exit costs ($20.3 million), capital expenditures ($82.7 million) and implementation costs ($96.9 million). In Fiscal Year 1999, the cash requirements of Operation Excel were $23.5 million, consisting of spending for severance and exit costs ($8.9 million), capital expenditures ($2.2 million) and implementation costs ($12.4 million).

     In Fiscal Year 2002, we expect the cash requirements of Streamline to be approximately $37.0 million, consisting of severance and exit costs ($30.0 million of the $30.7 million accrued as of May 2, 2001), capital expenditures ($3.0 million) and implementation costs ($4.0 million). We are financing the cash requirements of these programs through operations, proceeds from the sale of non-strategic assets and with short-term and long-term borrowings. The cash requirements of these programs have not had and are not expected to have a material adverse impact on our liquidity or financial position.

   Other Financial and Liquidity Matters

     Pretax return on average invested capital ("ROIC") was 9.3% in Fiscal Year 2001, 14.5% in Fiscal Year 2000 and 14.4% in Fiscal Year 1999. Excluding the special items identified above, ROIC was 17.7% in Fiscal Year 2001, 18.8% in Fiscal Year 2000 and 18.2% in Fiscal Year 1999.

     In connection with the reorganization, we assumed as co-obligor the responsibility to pay Heinz debt issues totaling $2.57 billion in principal amount, plus accrued interest thereon. We also assumed as co-obligor the obligation to pay approximately $258 million of commercial paper issued by Heinz. Since May 3, 2001, we have issued commercial paper to refinance the commercial paper obligations assumed by us in the reorganization, to make loans to Heinz and to fund our ongoing operations. For a further discussion of our liquidity and financing arrangements with Heinz, please see "Related Party Transactions" in this prospectus.

     On July 6, 2001, we raised $325.0 million through the issuance of Voting Cumulative Preferred Stock, Series A with liquidation preference of $100,000 per share. The Series A Preferred shares are entitled to receive quarterly dividends at a rate of 6.226% per annum and are required to be redeemed for cash on July 15, 2008. In addition, we issued $750 million of 6.625% Guaranteed Notes due July 15, 2001. The proceeds were used for general corporate purposes, including retiring commercial paper borrows and financing acquisitions and ongoing operations.

     On September 6, 2001, Heinz Finance, Heinz and a group of domestic and international banks entered into a $1.50 billion credit agreement which expires in September 2006 and an $800 million credit agreement which expires in September 2002. These credit agreements, which support our commercial paper programs, replaced the $2.30 billion credit agreement which expired on September 6, 2001. As of January 30, 2002, $1.38 billion of domestic commercial paper is classified as long-term debt due to the long-term nature of the supporting credit agreement.

     In January 2002, Moody's Investor Service changed the credit ratings on Heinz's debt to A-3 for long-term debt and P-1 for short-term debt. The previous ratings were A-2 and P-1, respectively. Heinz's long-term and short-term debt ratings by Standard & Poor's remained at A and A-1, respectively.

     On March 7, 2002, Heinz Finance issued $700 million of 6.00% Guaranteed Notes due March 15, 2012 and $550 million of 6.75% Guaranteed Notes due March 15, 2032, which are guaranteed by Heinz. The proceeds will be used to retire commercial paper borrowings. Heinz Finance converted $750 million of the new debt from fixed to floating through interest rate swap agreements.

   Commitments and Contingencies

     The Commission recently issued an interpretive release on disclosures related to liquidity and capital resources, including off-balance sheet arrangements. We are not aware of factors that are reasonably likely to adversely affect liquidity trends or increase our risk beyond the risk factors presented in this filing. However, the following additional information is provided to assist financial statement users.

     Purchase Commitments - We have purchase commitments for materials, supplies, services, and property, plant and equipment as part of the ordinary conduct of business. A few of these commitments are long-term and are based on minimum purchase requirements. In the aggregate, such commitments are not at prices in excess of current market. Due to the proprietary nature of some of our materials and processes, certain supply contracts contain penalty provisions for early termination. We do not believe a material amount of penalties is reasonably likely to be incurred under these contracts based upon historical experience and current expectations.

     Leases - We have entered into operating & synthetic leases for certain of our warehouses, equipment and office buildings where the economic profile is favorable. Contractual obligations under existing synthetic leases, which are due at the end of the lease period (fiscal years 2007 and 2008), totaled approximately $138.0 million as of January 30, 2002. The liquidity impact of outstanding leases is not material to Heinz Finance - by reference to both annual cash flow and total outstanding debt nor do they adversely affect our on-going business.

     Other Contractual Obligations - We do not have material financial guarantees or other contractual commitments that are reasonably likely to adversely affect liquidity.

     Related Party Transactions - All related party transactions that materially affect the results of operations, cash flow and financial condition have been disclosed in our Related Party Transaction section in this prospectus and in the notes to the condensed consolidated and combined financial statements for the nine months ended January 30, 2002 and Jaunaury 31, 2001 included in this prospectus.

     Heinz Finance's financial position continues to remain strong, enabling it to meet cash requirements for operations, capital expansion programs and debt service during the next twelve months and the foreseeable future.

Recently Adopted Accounting Standards

     In Fiscal Year 2001, we changed our method of accounting for revenue recognition in accordance with Staff Accounting Bulletin (SAB) 101, "Revenue Recognition in Financial Statements". Under the new accounting method, adopted retroactive to May 4, 2000, we recognize revenue upon the passage of title, ownership and risk of loss to the customer. The cumulative effect adjustment of $26.2 million in revenue ($4.8 million in net income) as of May 4, 2000, was recognized during the first quarter of Fiscal Year 2001. The Fiscal Year 2001 nine month amounts reflect the effect of the change in accounting for revenue recognition.

Recently Issued Accounting Standards

     In September 2000, the FASB Emerging Issues Task Force (the "EITF") issued new guidelines entitled "Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products." In addition, during May 2000, the EITF issued new guidelines entitled "Accounting for Certain Sales Incentives." Both of these issues provide guidance primarily on income statement classification of consideration from a vendor to a purchaser of the vendor's products, including both customers and consumers. Generally, cash consideration is to be classified as a reduction of revenue unless specific criteria are met regarding goods or services that the vendor may receive in return for this consideration.

     In the fourth quarter of Fiscal Year 2002, we will reclassify promotional payments to our customers and the cost of consumer coupons and other cash redemption offers from SG&A to net sales. We are currently assessing the combined impact of both issues, however, we believe that, based on historical information, sales could be reduced up to 7 to 8%. SG&A will be correspondingly reduced such that net earnings would not be affected.

     In June 2001, the FASB issued SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets." These standards require that all business combinations be accounted for using the purchase method and that goodwill and intangible assets with indefinite useful lives should not be amortized but should be tested for impairment at least annually, and they provide guidelines for new disclosure requirements. These standards outline the criteria for initial recognition and measurement of intangibles, assignment of assets and liabilities including goodwill to reporting units and goodwill impairment testing.

     The provisions of SFAS 141 and 142 apply to all business combinations after June 30, 2001. We have not fully assessed the potential impact of the adoption of SFAS No. 142 which is effective for us in Fiscal Year 2003. The reassessment of intangible assets, including the ongoing impact of amortization, must be completed during the first quarter of Fiscal Year 2003. The assignment of goodwill to reporting units, along with completion of the first step of the transitional goodwill impairment tests, must be completed during the first six months of Fiscal Year 2003.

     In June 2001, the FASB approved SFAS 143, "Accounting for Asset Retirement Obligations." SFAS 143 addresses accounting for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and the normal operation of a long-lived asset, except for certain obligations of lessees. This standard is effective for fiscal years beginning after June 15, 2002. Heinz Finance does not expect that the adoption of this standard will have a significant impact on the consolidated financial statements.

     In October 2001, the FASB issued SFAS No. 144 "Accounting for Impairment or Disposal of Long-lived Assets." SFAS No. 144 clarifies and revises existing guidance on accounting for impairment of plant, property, and equipment, amortized intangibles, and other long-lived assets not specifically addressed in other accounting literature. This standard will be effective for us beginning in Fiscal Year 2003. We do not expect the adoption of this standard to have a significant impact on the combined financial statements.

Market Risk Factors

     We are exposed to market risks from adverse changes in interest rates and commodity prices and production costs. As a policy, we do not engage in speculative or leveraged transactions, nor do we hold or issue financial instruments for trading purposes.

     Interest Rate Sensitivity

     We are exposed to changes in interest rates primarily as a result of its borrowing and investing activities used to maintain liquidity and fund business operations. The nature and amount of our long-term debt can be expected to vary as a result of future business requirements, market conditions and other factors.

     The following table summarizes our debt obligations at January 30, 2002. The interest rates represent weighted-average rates, with the period-end rate used for the variable rate debt obligations. The fair value of the debt obligations approximated the recorded value as of January 30, 2002.


                                                    Expected Fiscal Year of Maturity
                              ---------------------------------------------------------------------
                              2002         2003      2004      2005      2006     Thereafter  Total
                              ----         ----      ----      ----      ----     ----------  -----
                                                       (Dollars in thousands)
Fixed rate ............     501,576     250,237       511   259,037       511    2,318,230    3,330,102
Average interest rate .        7.07%       5.95%     6.50%     5.05%     6.50%        6.09%          --
Variable rate .........          --          --        --        --        --    1,386,969    1,386,969
Average interest rate .        0.00%       0.00%     0.00%     0.00%     0.00%        3.15%          --

     Commodity Price Sensitivity

     We purchase certain commodities such as corn, wheat and soybean meal and oil. We generally purchase these commodities based upon market prices that are established with the vendor as part of the purchase process. In general, we do not use significant levels of commodity financial instruments to hedge commodity prices due to a high correlation between the commodity cost and the ultimate selling price of the product. On occasion, we may enter into commodity future or option contracts, as deemed appropriate, to reduce the effect of price fluctuations on some future manufacturing requirements. Such contracts are accounted for as hedges, with gains and losses recognized as part of cost of products sold, and generally have a term of less than one year. As of January 30, 2002, unrealized gains and losses related to commodity contracts held by us were not material nor would they be given a hypothetical 10% fluctuation in market prices. It should be noted that any change in the value of the contracts, real or hypothetical, would be significantly offset by an inverse change in the value of the underlying hedged items.

     Inflation

     In general, costs are affected by inflation and the effects of inflation may be experienced by Heinz Finance in future periods. We believe, however, that such effects have not been material to us during the past three years.

                                    BUSINESS

General

     We have been a direct or indirect subsidiary of Heinz since 1983. Heinz Finance had no significant operating history until Heinz completed a corporate reorganization in the United States on May 3, 2001. The reorganization was designed to simplify Heinz's U.S. corporate structure and establish centers of excellence for the management of the U.S. trademarks and for U.S. treasury functions. As a result of the reorganization, all of the U.S. business operations that had historically been conducted by Heinz through its Heinz USA division and eight subsidiary corporations, are now conducted by Heinz Finance.

     Since May 3, 2001, we have been engaged in the business of acquiring, holding and financing equity and debt investments in subsidiaries that own and operate Heinz's historical U.S. businesses, which manufacture, market, distribute and sell food and pet food products in the United States. Our most significant asset is our ownership interests in Heinz LP, a Delaware limited partnership formed on October 9, 2000. Heinz LP has two classes of limited partnership interests, Class A and Class B, both of which are owned entirely by Heinz and Heinz affiliates. Heinz, directly and through wholly-owned subsidiaries, owns the Class A interests in Heinz LP. Heinz Finance directly and indirectly owns the Class B interests in Heinz LP. Heinz Management Company ("HMC"), a wholly- owned subsidiary of Heinz, is the managing general partner of Heinz LP and employs its salaried personnel. Heinz LP reimburses HMC for all its management costs.

     We participated in the growth of the U.S. businesses over Fiscal Year 2002 through the financing of the acquisition of the assets of the retail business of Anchor Food Products and the purchase of the stock of Delimex Holdings, Inc. Both of these acquisitions expanded our participation in the frozen appetizer and hand held food products category with the addition of T.G.I. Friday's frozen appetizers and Delimex taquitos. In addition, we financed the acquisition of certain assets of the sauce, soup and bouillon business of Borden Foods Corporation and its affiliates. Through this transaction, we acquired the Classico pasta sauce line of products.

Description of the Business

     We conduct our food business through three segments, Heinz North America, U.S. Pet Products and Seafood and U.S. Frozen.

     The Heinz North America segment manufactures, markets and sells ketchup, condiments, sauces, soups, pasta meals and infant foods to the grocery and foodservice channels in the United States. For the nine months ended January 30, 2002, Heinz North America accounted for $1,477.4 million, or 47.7% of our revenue.

     The U.S. Pet Products and Seafood segment manufactures, markets and sells dry and canned pet food, pet snacks, tuna and other seafood. For the nine months ended January 30, 2002, this segment accounted for $785.9 million or 25.4% of our revenue.

     The U.S. Frozen segment manufactures, markets and sells frozen potatoes, entrees, snacks and appetizers, and accounted for $832.4 million or 26.9% of our revenue for the nine months ended January 30, 2002.

   Products and Markets

     Our products are manufactured and packaged to provide safe, wholesome foods for consumers, foodservice and institutional customers. Many products are prepared from recipes developed in our research laboratories and experimental kitchens. Ingredients are carefully selected, washed, trimmed, inspected and passed on to modern factory kitchens where they are processed, after which the finished product is filled automatically into containers of glass, metal, plastic, paper or fiberboard which are then closed, processed, labeled and cased for market. Finished products are processed by sterilization, homogenization, chilling, freezing, pickling, drying, freeze drying, baking or extruding. Certain finished products and seasonal raw materials are aseptically packed into sterile containers after in-line sterilization. Although crops constituting some of our raw food ingredients are harvested on a seasonal basis, most of our products are produced throughout the year.

     The primary brands and products marketed and sold by us include, by segment, the following:


      Heinz North America            Heinz tomato ketchup, mustard and sauces
                                     Chef Francisco soups
                                     Heinz baby food
                                     Classico pasta sauce
                                     College Inn broth
                                     Yoshida sauces
                                     Wyler's bouillon and soups

      U.S. Frozen                    Ore-Ida potato products
                                     Bagel Bites
                                     Boston Market HomeStyle meals
                                     Smart Ones meals
                                     Rosetto pasta
                                     Delimex snacks
                                     Poppers appetizers
                                     T.G.I. Friday's appetizers

      U.S. Pet & Seafood             StarKist tuna
                                     9-Lives cat food
                                     Kibbles 'n Bits dog food
                                     Gravy Train and Nature's Recipe dog food
                                     Jerky Treats, Meaty Bone, Pup-Peroni and
                                      Snausages dog treats
                                     Pounce cat treats

     The Heinz brand is our flagship and largest single brand. We believe that its strength derives from over 130 years of devotion to the idea of quality. Heinz ketchup is our signature product. It is the most popular brand of ketchup in the United States.

     Along with the Heinz brand, we have many other powerful brands that lead in their respective categories.

    Heinz North America

      Heinz Ketchup                  #1 brand with an approximate 60%
                                     dollar share of the over $ 460 million U.S.
                                     ketchup market

      Heinz Baby Food                #2 brand with an approximate 16%
                                     volume share of the $1.0 billion U.S. baby food market

      Classico Pasta Sauce           #1 brand premium pasta sauce

    U.S. Frozen

      Ore-Ida Potatoes               #1 brand with an approximate 48% dollar
                                     share of the $1 billion U.S. frozen potato market

      Delimex Snacks                 #1 Mexican frozen snack brand

    U.S. Pet and Seafood

      StarKist Tuna                  #1 brand with an approximate 38% dollar
                                     share of the over $1 billion U.S. tuna
                                     market

     The brand and market share data were sourced from AC Nielsen and reflect grocery stores, drug stores and mass merchandisers (excluding Wal-Mart) for the 52-week period ended December 29, 2001. The market share data does not include all retail outlets.

Competitive Strengths

   Innovation

     We believe that we are one of the most innovative companies in the food industry in the United States. One of our key strategies is to continue innovation in products and packaging. We believe this will allow us to address consumer trends in taste, convenience and on-the-go eating. We have had a number of recent innovations. Some of them include:

         o     Heinz EZ Squirt Kids' Condiment.

                    This product has driven overall volume growth for Heinz ketchup during the past year while helping to establish new market share records.

          o     Ketchup Kick'Rs

                    This flavored ketchup is designed to appeal to adult appetites for bold and spicy flavors.

          o    Jack Daniel's and Mr. Yoshida's Grilling Sauces

          o    Boston Market HomeStyle Meals and Gravy.

                    Our combined retail sales of these two businesses reached approximately $150 million in fiscal year 2001, making Boston Market the most successful new product launch in the history of Heinz.

          o    Hot Bites frozen snacks

          o    StarKist pouch tuna.

                    This value-added, premium-priced product and packaging breakthrough may achieve retail sales of $100 million in Fiscal Year 2002.

          o     Pup-Peroni NawSomes! dog snacks

     Acquisitions

     Over the past few years we have focused on improving our portfolio of products. As part of that strategy, we have made acquisitions that expand on our capabilities, build on our core competencies and open new markets for us. Some of our recent acquisitions include:

          o Classico, the leading premium pasta sauce in the U.S. and a perfect fit with our tomato expertise and heritage;

          o Alden Merrell, a maker of high-quality, premium-priced frozen desserts for casual dining restaurants and foodservice distributors;

          o Delimex frozen hand-held Mexican foods, which allow us to compete in the fastest-growing segment of the food business, ethnic foods;

          o Ethnic Gourmet frozen meals, a line of premium quality all-natural Indian and Thai meals and wraps; and

          o Anchor Foods, a rapidly growing producer of frozen snacks under the Poppers and TGI Friday's brand names.

   Consumer Marketing and Advertising

     Since 2000, we have implemented a major new focus on sports marketing, which we believe is beginning to generate momentum. Sports marketing is now a significant part of our overall marketing strategy and seeks to leverage the popularity of legendary athletes. We know that our business significantly benefited from our associations with Tony Hawk for Bagel Bites, and we believe that the use of Larry Bird for Boston Market and now Kristi Yamaguchi for Smart Ones will benefit those businesses. Each of these celebrities reaches a specific audience and represents the brand in a highly targeted way. For example,

     o NBA basketball great Larry Bird is the focus of the ironic "Eat Like a Bird" advertising campaign that resulted in increased sales of Boston Market HomeStyle Meals among adult males.

     o Fitness-conscious consumers can identify with Smart Ones brand's spokesperson, Olympic and World Champion figure skater Kristi Yamaguchi.

     o Teenagers view Tony Hawk as being fun, irreverent and on the edge, which are characteristics that we seek to identify with our Bagel Bites and Hot Bites frozen snacks.

     In 2001, we also introduced a new color of EZ Squirt Kids' Condiment - "Funky Purple." The launch of this product generated more than 1,000 television news reports and hundreds more newspaper and magazine articles around the world. This marketing impact more than doubled the extensive media coverage of the introduction of our Blastin' Green "kids ketchup" in 2000.

     We believe that the naming rights to Heinz Field in Pittsburgh created another powerful and unique sports marketing opportunity. We are informed by the NFL that each weekend during the football season over 100 million viewers watch NFL pro football on television. Total advertising impressions from Heinz Field now number three billion, the equivalent of $44 million in advertising. Millions more listen to the games on radio or read about them in a myriad of newspapers and sports publications. This audience represents an opportunity to further extend Heinz brand awareness.

Competition

     Our products are sold under highly competitive conditions, with many large and small competitors. We regard our principal competition to be other manufacturers of processed foods, including branded, retail products, foodservice products and private label products, that compete with us for consumer preference, distribution, shelf space and merchandising support. We compete primarily on the basis of product quality, brand recognition, brand loyalty and consumer value.

Customers

     Our products are sold through our own sales force and through independent brokers, agents and distributors to chain, wholesale, cooperative and independent grocery accounts, pharmacies, mass merchants, club stores, pet stores, foodservice distributors and institutions, including hotels, restaurants and certain government agencies.

     Our retail sales force consists of approximately 300 employees and seven teams that are dedicated to our key customers. We use two national brokers in connection with our retail sales efforts. In addition, we have a dedicated direct sales force for most of our large foodservice customers and service smaller ones through distributors.

     The following were our top ten U.S. customers based on revenue in Fiscal Year 2001:

             o     Albertson's, Inc.           o     Publix Super Markets, Inc.
             o     C&S Wholesale               o     Safeway Inc.
             o     Food Lion                   o     SuperValu, Inc.
             o     Fleming Companies, Inc.     o     SYSCO/SYGMA
             o     Kroger Co.                  o     Wal-Mart Stores, Inc.

     For Fiscal Year 2001, one customer, Wal-Mart Stores, Inc., represented more than 10% of our sales, and the top ten customers represented over 50% of our sales. We closely monitor the credit risk associated with these customers and to date have never experienced significant losses.

Properties

     We operate the following factories, distribution centers and other properties involved in manufacturing our products:


      Company/Location      Owned      Leased        Primary Products
     Pittsburgh, PA           x                    soup, baby food
     Fremont, OH              x                    condiments
     Holland, MI              x                    pickles, vinegar, soup
     Muscatine, IA            x                    soup, sauces
     Stockton, CA             x                    tomato paste, sauces
                                                   and condiments
     Mason, OH                            x        sauces and condiments
     Dallas, TX               x           x        sauces and condiments
     Escalon, CA              x                    tomato products
     King of Prussia, PA      x                    frozen soup
     Chatsworth, CA                       x        sauces and condiments
     Jacksonville, FL         x                    sauces and condiments
     Stone Mountain, GA                   x        sauces and condiments
     Cedar Rapids, IA         x                    soup
     Nashville, TN            x                    sauces
     Industry, CA                         x        sauces
     Newburyport, MA          x                    frozen desserts
     Le Center, MN            x                    frozen desserts
     Phoenix, AZ              x                    sauces and condiments
     Irvine, CA                           x        sauces and condiments
     San Diego, CA            x                    frozen appetizers
     Northbrook, IL           x                    dry soup, bouillon
     Pennsauken, NJ           x                    sauces
     Ontario, OR              x                    frozen potatoes
     West Chester, PA         x                    frozen filled pasta

      Company/Location      Owned      Leased        Primary Products
     Ft. Myers, FL            x                    frozen meals
     Massilon, OH             x                    frozen meals
     Pocatello, ID            x                    frozen meals
     Bloomsburg, PA           x                    canned pet food
     Topeka, KS               x                    dry pet food
     Lawrence, KS             x                    dry pet food

     We also own or lease office space, warehouses, distribution centers and research and other facilities. Our food processing plants and principal properties are in good condition and are satisfactory for the purposes for which they are being utilized.

Trademarks, Patents and Licenses

     We own or license the following trademarks from related and unrelated parties:


                                           Major Trademarks
Heinz North America         Heinz, College Inn, StarKist, Classico, Quality Chef
                            Yoshida, Jack Daniels*, Bell 'Orto, Bella Rosa, Chef
                            Francisco, Domani, Wyler's
U.S. Frozen                 Ore-Ida, Bagel Bites, Rosetto, Weight Watchers*,
                            Boston Market*, Smart Ones, T.G.I. Friday's,
                            Poppers, Delimex
U.S. Pet Products           Star-Kist, 9-Lives, Pounce, Kibbles n' Bits,
 and Seafood                Ken-L-Ration, Reward, Gravy Train, Skippy, Nature's
                            Recipe, Pounce, Snausages, Jerky Treats, Pup-Peroni,
                            Wagwells, Meaty Bone
                            *Used under license from third parties

     We have participated in the development of certain food processing equipment, some of which is patented. We regard these patents as important but do not consider any one or group of them to be materially important to our business as a whole.

Employees

     On a full-time basis, as of May 2, 2001, approximately 13,000 people were employed as part of our business, and of those employees, approximately 4,900 are represented by labor unions. Approximately 3,100 are salaried employees and approximately 10,200 are hourly employees. Almost all of the employees are full-time workers. We believe that we have good relations with our employees.

Regulatory

     Compliance with the provisions of national, state and local environmental laws and regulations has not had a material effect upon our capital expenditures, earnings or competitive position. Our estimated capital expenditures for environmental control facilities for the remainder of fiscal year 2002 and the succeeding fiscal year are not material and will not materially affect either our earnings or competitive position.

     The Marine Mammal Protection Act of 1972, as amended, the "Act," and regulations thereunder, the "Regulations," regulate the incidental taking of dolphin in the course of fishing for yellowfin tuna in the eastern tropical Pacific Ocean, where a portion of our light-meat tuna is caught. In 1990, Heinz voluntarily adopted a worldwide policy of refusal to purchase tuna caught in the eastern tropical Pacific Ocean through the intentional encirclement of dolphin by purse seine nets and reaffirmed its policy of not purchasing tuna caught anywhere using gill nets or drift nets. Also in 1990, the Dolphin Protection Consumer Information Act the "Dolphin Information

Act," was enacted which regulates the labeling of tuna products as "dolphin safe" and bans the importation of tuna caught using high seas drift nets. The Act was amended in 1992 to further regulate tuna fishing methods which involve marine mammals. Compliance with the Act, the Regulations, the Dolphin Information Act, and Heinz's voluntary policy and the 1992 amendments has not had, and is not expected to have, a material adverse effect on our operations. Congress passed the International dolphin Conservation Program Act, "IDCPA," on August 15, 1997. It modified the regulation of the incidental taking of dolphins in the course of fishing for yellowfin tuna in the eastern tropical Pacific Ocean and revised the definition of "dolphin safe." Revision of the definition of "dolphin safe" and modification of the regulation of the incidental taking of dolphins in the course of fishing for yellowfin tuna in the eastern tropical Pacific Ocean have not had and are not expected to have a material adverse effect on our operations.

     Our factories are subject to inspections by various governmental agencies, and our products must comply with all the applicable laws, including food and drug laws, of the jurisdictions in which they are manufactured and marketed.

Legal Proceedings

     We are not involved in any material pending legal proceedings. From time to time we may be a party to a variety of legal proceedings arising out of the normal course of business.

                           RELATED PARTY TRANSACTIONS

     Heinz Finance and Heinz have entered into agreements that provide for financial support, administrative and other services, reimbursement for employee services and intellectual property. This section describes those agreements between Heinz Finance and Heinz. For further information regarding related party transactions, please see Note 9 of Heinz Finance's Condensed Consolidated and Combined Financial Statements for the nine months ended January 30, 2002 and January 31, 2002 included in this prospectus.

     Operational Agreements

     Heinz Finance has entered into a services agreement with Heinz pursuant to which Heinz will provide certain accounting, legal, tax and other support services and facilities to us. Under the services agreement, we will reimburse Heinz for services provided by Heinz thereunder. In addition, some of the officers and employees of Heinz Finance are officers or employees of Heinz or its affiliates. In particular, Heinz Management Company employs the salaried people who conduct the business of Heinz LP, and the costs and expenses of those employees are reimbursed by Heinz LP. If any individual provides more than de minimis services to both Heinz and Heinz Finance, the compensation of that individual will be apportioned between the two groups on an arm's-length basis. We pay a royalty to Promark International, Inc., for use of trademarks historically used in Heinz's U.S. business.

     Guarantee Facility Agreement; Liquidity Agreement

     Heinz Finance has also entered into a guarantee facility agreement with Heinz, pursuant to which Heinz agrees to guarantee our payment of third-party obligations we have issued or owe. We will pay Heinz fees equal to 10 basis points per year of the sum of the highest balance of the debt obligations with respect to which Heinz is a guarantor and the highest balance of the debt obligations with respect to which Heinz is a co-obligor. Under the terms of a liquidity agreement between Heinz and Heinz Finance, Heinz has agreed to provide or make available to us from time to time loans in an aggregate principal amount of up to $400 million outstanding at any one time, with normal and customary conditions to disbursement for each loan made. Each loan under the liquidity agreement will bear interest at a floating rate per annum equal to the then applicable LIBOR plus 100 basis points. We will pay Heinz a fee of 25 basis points per annum of the amount of loans available but not drawn.

                                   MANAGEMENT

Directors and Executive Officers

     Our Board of Directors is composed of four members, one of whom is an Independent Director. An "Independent Director" is a director who is not a current officer or employee of Heinz Finance, Heinz or any affiliate of Heinz or of any other person or persons that, in the, aggregate, own or owns more than 50% of the outstanding common stock of Heinz Finance and who is elected by holders of Heinz Finance's outstanding Series A Preferred Shares and the holders of any Heinz Finance stock expressly being designated by us as being at parity with the Series A Preferred Shares, "Parity Securities," with like voting rights, collectively, the "Voting Parity Securities." Andrew L. Stidd, the initial Independent Director, was named in the Certificate of Designation for the Series A Preferred Shares.

     Our directors will serve until resignation or removal. There is no current intention to alter the number of directors comprising the Board of Directors, and our Bylaws provide that the Board of Directors may not comprise more than nine members.

     Our directors and executive officers are:

                                                           Positions and offices held with the
                                                           Company and principal occupations or                 Other
Name                         Age      Director Since       employment during the past five years             Directorships
-----                        ----     --------------     ------------------------------------------         --------------
Leonard A. Cullo..........    43     September 14, 2000  Director; President since June 14, 2001.
                                                         Treasurer of Heinz
                                                         since August 2000,
                                                         attorney at Heinz from
                                                         1991 to August 2000,
                                                         last serving as
                                                         Assistant General
                                                         Counsel.

Laura Stein...............    40     September 14, 2000  Vice President and Secretary since June 17,        Nash Finch Co.
                                                         2001. Senior Vice President and General
                                                         Counsel of Heinz since January 2000; attorney
                                                         at the Clorox Company from 1992 to 1999, last
                                                         serving as Assistant General Counsel -
                                                         Regulatory Affairs.

Andrew L. Stidd...........    44        July 6, 2001     Director, President and Chief Operating
                                                         Officer Global Securitization Services, LLC
                                                         since December 1996.

Arthur Winkleblack........    44      January 8, 2002    Director, Vice President, Chief Financial and
                                                         Accounting Officer since January 8, 2002.
                                                         Executive Vice President and Chief Financial
                                                         Officer of Heinz since January 7, 2002;
                                                         executive of Indigo Capital from 1999 to
                                                         December 2001; Executive Vice President and
                                                         Chief Financial Officer of C. Dean
                                                         Metropoulos & Co. from 1998 to 1999; Chief
                                                         Financial Officer of Six Flags Entertainment
                                                         Corporation 1996-1998.


     Each director, other than the Independent Director, is an officer or employee of Heinz or an affiliate of Heinz.

Compensation of Directors

     We intend to pay fees to our Independent Director for his service as a director. The Independent Director (and any subsequent additional Independent Director) is entitled to receive annual compensation of $3,500 plus reimbursement of expenses for attendance at each meeting of the Board of Directors. We do not intend to pay fees to directors who are not Independent Directors.

Executive Compensation

     The following table sets forth information concerning the total compensation paid by us (except as discussed below for executive officers Cullo, Winkleblack, Stein, Johnson and Renne) to our executive officers for the periods set forth below.


                                                                  SUMMARY COMPENSATION TABLE
                                                                                           Long-Term Compensation
                                                                                           ----------------------
                                                Annual Compensation                      Awards         Payouts
                                    ------------------------------------------------     ------         -------
                                                                                       Securities
                                                                                       Underlying
                                                                          Other       Options /SARs     Long-term    All Other
                                                                          Annual         (No.           Incentive  Compensation
Name and Principal Position        Year     Salary ($)   Bonus ($)   Compensation ($)    Awarded)       Payouts       ($)(3)
---------------------------        ----     ----------   ---------   ----------------    --------       --------      ------
Leonard A. Cullo(1)                2001       $139,320     $62,195         $--                           - 0 -        $25,132
President

Arthur Winkleblack(4)              2001          - 0 -       - 0 -          --             - 0 -         - 0 -          - 0 -
Vice President, Chief Financial
and Accounting Officer

Paul F. Renne(5)                   2001        315,000     218,259          --            50,000         - 0 -        143,506
Vice President                     2000        289,594     537,253          --                --         - 0 -         61,170
                                   1999        274,357     557,889     106,393            50,000         - 0 -        132,580

Laura Stein(6)                     2001        300,000     186,418      62,187 (7)        50,000         - 0 -         34,742
Vice President and Secretary       2000         90,000     153,000                        50,000         - 0 -         13,186

William R. Johnson(8)              2001        920,000     721,851          --           500,000         - 0 -         384,526 (9)
Chairman, President and Chief      2000        900,000   1,776,864          --             - 0 -         - 0 -        402,911
Executive Officer of Heinz         1999        720,000   2,071,000     172,439           350,000         - 0 -        238,692

-------------------

(1) Executive officer Cullo is also employed by Heinz and receives a portion of his compensation from Heinz and the remainder from Heinz Finance.

(2) No awards of restricted stock were made by Heinz to the executive officers employed by Heinz during the period covered by the Summary Compensation Table.

(3) Includes for Messrs. Johnson, Renne and Cullo and Ms. Stein, respectively, the following: (i) amounts contributed by Heinz Finance under the Employees and Retirement and Savings Plan, $307,255, $107,570, $22,682 and $28,304;
     (ii) amounts attributable to "split dollar" life insurance provided by Heinz Finance, $66,043, $20,720, $2,450 and $6,438; and (iii) the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate, $9,483, $15,216, $0 and $0.

(4)  Mr. Winkleblack became an officer of Heinz Finance on January 8, 2002.

(5) Mr. Renne resigned from his position at Heinz Finance on January 8, 2002. During the time Mr. Renne held a position at Heinz Finance, he received no direct compensation from Heinz Finance. The annual base salary and annual bonus opportunity for Mr. Renne was determined by the Heinz Management Development and Compensation Committee. Because Mr. Renne was also an executive officer of Heinz and his compensation from Heinz was previously required to be disclosed, his compensation received from Heinz is included for the Heinz fiscal years ended May 3, 2000 and April 28, 1999.

(6) Executive officer Stein is also employed by Heinz, and Ms. Stein receives no direct compensation from Heinz Finance. The annual base salary and annual bonus opportunity for Ms. Stein was determined by the Heinz Management Development and Compensation Committee. Ms. Stein became an executive officer of Heinz on January 10, 2000. Because Ms. Stein is an executive officer of Heinz and her compensation from Heinz was previously required to be disclosed, her compensation received from Heinz is included for the Heinz fiscal year ended May 3, 2000.

(7) Includes $39,138 in transition expenses for temporary housing rental and travel.

(8) Mr. Johnson was not employed by Heinz Finance, but has been included because of his position at Heinz, which pays all of his compensation. The annual base salary and annual bonus opportunity for Mr. Johnson is determined by the Heinz Management Development and Compensation Committee. Because Mr. Johnson is an executive officer of Heinz and his compensation from Heinz was previously required to be disclosed, his compensation received from Heinz is included for the Heinz fiscal years ended May 3, 2000 and April 28, 1999.

(9) "All Other Compensation: includes $1,745 in imputed income relating to a split dollar survivorship life insurance retention policy insuring Mr. Johnson and his spouse that was purchased in connection with Mr. Johnson's becoming Chairman of Heinz in September 2000. Upon the death of the last surviving insured, the policy provides for a payment to Mr. Johnson's designated beneficiaries or to a trust established by him of an amount equal to the policy's face value, with Heinz receiving under the policy an amount equal to the grater of the premium paid by Heinz or the policy's cash value. As of May 2, 2001, the cash value of the policy was $3,313,915, and the premium paid by Heinz for the policy was $3,389,414. The premium paid by Heinz is equal to the amount of a deferred compensation award granted to Mr. Johnson under the Heinz Executive Deferred Compensation Plan plus interest, which Mr. Johnson waived. Heinz has agreed to make a separate death benefit available to Mr. Johnson's designated beneficiaries equal to the amount received by Heinz under the policy, minus the Heinz-paid premium. The foregoing insurance policy and Heinz-paid death benefit are subject to vesting, and Mr. Johnson will forfeit any rights under the policy or the Heinz-paid death benefit if he voluntarily terminates employment with Heinz or is terminated for cause prior to September 12, 2003.



     Option Grants by Heinz in Fiscal Year 2001


                                                                                                        Grant Date
                                                         Individual Grants                                 Value
                           -----------------------------------------------------------------------     -------------
                                                    Percent of
                              Number of            Total Options
                          Shares Underlying         Granted to                                           Grant Date
                           Options Granted           Employees         Exercise Price   Expiration     Present Value
                          -----------------          ---------         --------------   ----------     -------------
Name                           (#) (1)            in Fiscal Year         ($/Share)        Date           ($) (2)
Leonard A. Cullo               15,000                  0.31%             $37.0625        9/12/10          $127,950
Arthur Winkleblack(3)             -0-                   -0-                 -0-            -0-               -0-
Paul F. Renne                  50,000                  1.04%             $37.0625        9/12/10           426,500
Laura Stein                    50,000                  1.04%             $37.0625        9/12/10           426,500
    William R. Johnson        500,000                 10.40%             $37.0625        9/12/10         4,265,000

-------------------
(1) All options were granted on September 12, 2000, pursuant to the terms of Heinz's 2000 Stock Option Plan, relate to Heinz shares and have identical terms. All options vest on September 12, 2003.

(2) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include the following:
     (i) exercise price on the options ($37.0625) equal to the fair market value of the underlying stock on the date of grant; (ii) expected option term of
     6.5 years; (iii) dividend yield of 3.8%; (iv) risk-free interest rate of 6.02%; and (v) volatility of 23.5%.

     The ultimate values of the options will depend on the future market price of Heinz's common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Heinz's common stock over the exercise price on the date the option is exercised.

(3) Mr. Winkleblack became an officer of Heinz Finance on January 8, 2002 and became an executive officer of Heinz on January 7, 2002.

             Aggregated Option/SAR Exercises in Fiscal Year 2001 and
                      Fiscal Year-End Option/SAR Value (1)



                                                                 Number of Securities
                                                                Underlying Unexercised            Value of Unexercised
                                                                     Options/SARs               In-the-Money Options/SARs
                                                                  at Fiscal Year-End           at Fiscal Year-End ($) (3)
                                                                  ------------------           --------------------------
                            Shares
                         Acquired on          Value
Name                     Exercise (#)    Realized ($) (2)    Exercisable    Unexercisable     Exercisable      Unexercisable
----                     ------------    ----------------    -----------    -------------     -----------      -------------
Leonard A. Cullo              -0-               -0-             10,334           27,166           $53,094          $33,969
Arthur Winkleblack(4)         -0-               -0-                -0-              -0-               -0-              -0-
Paul F. Renne             102,500        $2,171,826            227,501          449,999           569,122          234,287
Laura Stein                   -0-               -0-                -0-          100,000               -0-          165,500
William R. Johnson        137,500         2,520,829          1,408,334        1,616,666        14,076,111        2,342,912

-------------------
(1)  All options are denominated in shares of Heinz.

(2) The "Value Realized" is equal to the fair market value of a Heinz share on the date of exercise, less the exercise price, times the number of shares acquired. No Heinz SARs were exercised during the last fiscal year.

(3) The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is equal to the fair market value of each Heinz share underlying the options at May 2, 2001 less the exercise price, times the number of options.

(4) Mr. Winkleblack became an officer of Heinz Finance on January 8, 2002 and became an executive officer of Heinz on January 7, 2002.

Retirement Benefits

     Most full-time salaried employees in the United States who were hired before January 1, 1993 are entitled to retirement benefits from Plan A of the H.
J. Heinz Company Employees' Retirement System, "Plan A." Benefits are based on credited service and five-year average eligible compensation through December 31, 1992, the date on which Plan A was frozen.

     Heinz has a Supplemental Executive Retirement Plan, the "SERP," which provides additional retirement benefits for eligible executives, including the executive officers Cullo, Winkleblack, Renne and Stein and Mr. Johnson. The SERP was adopted in order to attract and retain executives, and to compensate them for reductions in benefits due to limitations imposed by the Internal Revenue Code. The SERP benefit is a lump sum equal to a multiple of the employee's final average eligible compensation during any five of the last ten years prior to retirement. It is reduced by (i) the lump sum value of the Plan A benefit (if any), and (ii) the value of the employee's Age-Related Company Contribution Account under the Heinz Employees Retirement and Savings Plan and the Heinz Employees Retirement and Savings Excess Plan.

     The following table shows the estimated maximum retirement benefit from all sources described above, at various combinations of pay and service, stated as an annual pension equivalent beginning at age 65. The pay included in the earnings base is the executive's base salary and annual bonus.

     As of May 2, 2001, the years of service for executive officers Cullo, Winkleblack, Renne, Stein and Mr. Johnson were, as rounded to the nearest full year, 10, 0, 28, 1 and 19, respectively.

Table I--U.S. Retirement Plans


                                          Years of Service
                        -------------------------------------------------------

Average Earnings High
    Five of Last
 Ten Years Prior to
     Retirement            15         20          25          30          35
     ----------         -------    -------     -------     -------     -------
     $200,000           $52,452    $61,194     $69,936     $78,678     $87,420
      400,000           104,904    122,388     139,872     157,356     174,840
      450,000           118,017    137,687     157,356     177,026     196,696
      500,000           131,130    152,985     174,840     196,696     218,551
      600,000           157,356    183,582     209,809     236,035     262,261
      700,000           183,582    214,180     244,777     275,374     305,971
      800,000           209,809    244,777     279,745     314,713     349,681
      900,000           236,035    275,374     314,713     354,052     393,391
    1,000,000           262,261    305,971     349,681     393,391     437,101
    1,200,000           314,713    367,165     419,617     472,069     524,521
    1,400,000           367,165    428,359     489,553     550,747     611,942
    1,600,000           419,617    489,553     559,489     629,426     699,362
    2,000,000           524,521    611,942     699,362     786,782     874,202
    2,500,000           655,652    764,927     874,202     983,478   1,092,753
    3,000,000           786,782    917,912   1,049,043   1,180,173   1,311,303

Executive Deferred Compensation Plan

     Heinz has an Executive Deferred Compensation Plan, "Deferred Compensation Plan," under which contingent retention bonuses may be awarded. During fiscal year 2001, Heinz granted awards under the Deferred Compensation Plan to certain executives. Vesting of the awards will occur on the third anniversary following the date of the award, so long as the executive has not prior to that date voluntarily terminated employment with Heinz or been terminated for cause. Vested awards will be paid in cash following the fifth anniversary date of the award, or, in the case of certain named executive officers, upon retirement. Awards under the Deferred Compensation Plan for fiscal year 2001 include the award described in footnote 3 of the Summary Compensation Table above for Mr. Johnson (subsequently waived as noted below), and $250,000 for Ms. Stein. Messrs. Cullo, Renne and Winkleblack did not participate in this plan. In connection with the split-dollar life insurance arrangement with Mr. Johnson described in footnote 3 of the Summary Compensation Table, Mr. Johnson waived the right to receive the award granted to him during fiscal year 2001 under the Deferred Compensation Plan plus interest in exchange for Heinz's payment of the premium to purchase a split-dollar survivorship insurance policy insuring Mr. Johnson and his spouse as set forth in footnote 3 to the Summary Compensation Table above. The split-dollar life insurance arrangement is subject to the same three-year vesting requirement as applies to awards under the Deferred Compensation Plan.

Severance Arrangements

     Heinz maintains severance agreements with Ms. Stein and Messrs. Johnson and Winkleblack. If an executive's employment is terminated involuntarily other than for cause, or voluntarily for good reason, within two years after a change in control of Heinz, the agreements provide for the lifting of restrictions on outstanding incentive awards, continuation of medical, life insurance and disability coverage for a three-year period, and a lump sum payment equal to three times the sum of the annual salary and bonus of the executive plus a benefit determined by taking into account an additional three years of age and service for purposes of calculating retirement benefits. The agreements also provide that Heinz will reimburse the executive for the impact of excise taxes, if any, which may be imposed under the Internal Revenue Code with respect to certain payments contingent on a change in control.




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                          DESCRIPTION OF THE NEW NOTES

     The Old Notes and the New Notes constitute a separate series of debt securities issued under an Indenture, dated as of July 6, 2001 (the "Indenture"), among Heinz Finance, as Issuer, Heinz, as Guarantor and Bank One, National Association, as Trustee (the "Trustee") and are collectively the notes under the indenture. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by their reference to, the detailed provisions of the New Notes and the Indenture. Copies of these documents are available from us upon request.

General

     The New Notes will be unsecured obligations of Heinz Finance and will be limited to up to $750,000,000 in aggregate principal amount. The New Notes will be unconditionally and irrevocably guaranteed as to the payment of interest and principal by the Guarantor. The notes due 2012 will accrue interest at the rate of 6.625% per annum in each case from the most recent date to which interest has been paid on the corresponding Old Notes or, if no interest has been paid, from July 6, 2001. Interest on the New Notes is payable semi-annually in arrears on January 15 and July 15 of each year to the persons in whose names the notes are registered at the close of business on the applicable regular record date. Principal on the notes will be payable and the notes will be transferable at the corporate trust office of the Trustee in New York, N.Y. Unless other arrangements are made, interest will be paid by check mailed to the address of the person entitled thereto as it appears in the security register. The New Notes will be issued only in fully registrable form, without coupons, in denominations of $1,000 and any integral multiple thereof. For so long as the New Notes are held solely in book-entry form through the facilities of Depositary Trust Company ("DTC"), the only registered holder of the New Notes will be Cede & Co., as nominee for DTC.

     It is expected that beneficial interests in the New Notes issued and sold in the United States will trade in the Settlement System of DTC and that beneficial interests in the Notes issued sold outside of the United States will trade through the facilities of the Euroclear system, "Euroclear," and Clearstream Banking, societe anonyme, Luxembourg, "Clearstream, Luxembourg," and secondary market transactions in such beneficial interests will be effected in the Settlement System of DTC. See "Form and Denomination," "Transfer and Exchange," and "Depository Procedures with Respect to Global Notes."

Form and Denomination

     The New Notes will initially be represented by one or more global notes in fully registered form without interest coupons, collectively, the "global note." The New Notes will be issued in denominations of $1,000 and integral multiples thereof. The global note will be deposited with the Trustee as custodian for DTC and registered in the name of DTC or a nominee of DTC.

     Owners of beneficial interests in any global note will hold such interests pursuant to the procedures and practices of DTC and must exercise any rights in respect of their interests in accordance with those procedures and practices. Such beneficial owners will not be holders, and will not be entitled to any rights under any New Note or the Indenture, with respect to any global note, and Heinz Finance, the Guarantor and the Trustee, and any of their respective agents, may treat DTC as the holder and owner of any global note. See "Depository Procedures with Respect to Global Notes."

     Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. The New Notes are issuable in bearer form.

     For a description of the depository procedures with respect to the global notes, see "Depository Procedures with Respect to Global Notes."




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



Optional Redemption

     Heinz Finance may choose to redeem some or all of the New Notes at any time. If Heinz Finance chooses to do so, it will mail a notice of redemption to the holders of the New Notes not less than 30 days and not more than 60 days before the redemption occurs.

     The redemption price will be equal to the greater of:

     o 100% of the principal amount of the New Notes to be redeemed plus accrued interest to the date of redemption, or

     o the sum of the present values of the Remaining Scheduled Payments on the Notes being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points.

     If Heinz Finance is redeeming less than all of the New Notes, the Trustee will select the particular New Notes to be redeemed by lot or by another method the Trustee deems fair and appropriate. Unless Heinz Finance defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the New Notes or portions thereof called for redemption.

     Except as described above, the New Notes will not be redeemable by Heinz Finance prior to maturity and will not be entitled to the benefit of any sinking fund.

     For purposes of calculating the redemption price, the following terms have the meanings set forth below:

     "Treasury Rate" means the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

     "Comparable Treasury Issue" means the U.S. treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers that Heinz Finance appoints.

     "Comparable Treasury Price" means:

     o the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) as of the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

     o if that release (or any successor release) is not published or does not contain such prices on that business day, (1) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all quotations obtained.

     "Reference Treasury Dealer" means each of Goldman, Sachs & Co. (and each of its successors) and three other nationally recognized investment banking firms that are primary U.S. Government securities dealers specified from time to time by Heinz Finance. If, however, any of them ceases to be a primary U.S. Government securities dealer, we will substitute another nationally recognized investment banking firm that is such a dealer.




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



     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and in each case for settlement on the next business day) quoted in writing to the Trustee by such reference treasury dealer as of 3:30 p.m., New York time, on the third business day preceding the redemption date.

     "Remaining Scheduled Payments" means the remaining scheduled payments of the principal and interest (excluding any interest accrued and paid as of the date of redemption) on each New Note to be redeemed that would be due after the related redemption date but for such redemption.

Certain Definitions

     "Consolidated Net Assets" means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Guarantor and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Guarantor or any Restricted Subsidiary which is located within the United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets other than (i) any such manufacturing or processing plant or warehouse or any portion thereof (together with the land on which it is erected and fixtures comprising a part thereof) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto or any successor laws thereof or under any other similar statute of the United States), (ii) any property which in the opinion of the board of directors is not of material importance to the total business conducted by the Guarantor as an entirety or (iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

     "Restricted Subsidiary" means a Subsidiary of the Guarantor (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and (ii) which owns a Principal Property.

     "Subsidiary" means any corporation or limited partnership more than 50% of the outstanding Voting Stock of which, or any limited partnership interests in which, at the time of determination is owned, directly or indirectly, by the Guarantor and/or by one or more other Subsidiaries.

     "Voting Stock" means capital stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).

Restrictions on Secured Debt

     If the Guarantor or any Restricted Subsidiary shall after the date of the Indenture incur or guarantee any evidence of indebtedness for money borrowed, "Debt," secured by a mortgage, pledge or lien, referred to as a "Mortgage," on any Principal Property of the Guarantor or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Guarantor will secure or cause such Restricted Subsidiary to secure the Notes, other than any series of Notes established by or pursuant to a Board Resolution or in one or more supplemental indentures which specifically provide otherwise, equally and ratably with (or, at the option of the

Guarantor, prior to) such secured Debt, unless the aggregate amount of all such secured Debt would not exceed 10% of Consolidated Net Assets.

     The above restrictions will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by (a) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages in favor of the Guarantor or a Restricted Subsidiary,
(c) Mortgages in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provisions of any statute, (d) Mortgages on property, shares of capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into within time limits specified in the Indenture, (e) Mortgages securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds, (f) mechanics' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith, (g) Mortgages arising from deposits with or the giving of any form of security to any government agency required as a condition to the transaction of business or to the exercise of any privilege, franchise or license, (h) Mortgages for taxes, assessments or governmental charges or levies which are not then due or, if delinquent, are being contested in good faith, (i) Mortgages (including judgment liens) arising from legal proceedings being contested in good faith, (j) Mortgages existing at the date of the Indenture and (k) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (j) inclusive.

Merger and Consolidation

     Each of Heinz Finance and the Guarantor covenants that it will not merge or sell, convey, transfer or lease all or substantially all of its assets unless we are the successor Person or the successor entity is another Person organized under the laws of the United States (including any state thereof and the District of Columbia) which assumes its obligations on the debt securities and under the Indenture and, after giving effect to such transaction, Heinz Finance, the Guarantor or the successor Person would not be in default under the Indenture.

Events of Default

     The Indenture defines "Events of Default" with respect to the debt securities of any series as being one of the following events: (i) default in the payment of any installment of interest on that series for 30 days after becoming due; (ii) default in the payment of principal on that series when due;
(iii) default in the deposit of any sinking fund payment when due; (iv) default by Heinz Finance or the Guarantor in the performance or breach of any other covenant or warranty in the Notes of that series or the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of Notes other than that series) for 90 days after notice; (v) certain events of bankruptcy, insolvency or reorganization with respect to Heinz Finance or the Guarantor; (vi) any other Event of Default provided with respect to Notes of that series; or (vii) the Guarantor contests the validity or enforceability of the Guarantee or any obligation under the Guarantee shall not be (or is claimed by the Guarantor not to be) in full force and effect.

     No sinking fund is provided for the New Notes, and no other Event of Default has been provided with respect to the Notes.

     If an Event of Default shall occur and be continuing with respect to the debt securities of any series, either the Trustee or the holders of at least 25% in principal amount of the debt securities then outstanding of that series may declare the principal (or such portion thereof as may be specified in an offering memorandum relating to such series) of the debt securities of such series to be due and payable. Under certain conditions, such a declaration may be annulled.

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default known to it, give the holders of debt securities notice of all uncured defaults known to it (the term "default" to mean the events specified above without grace periods); provided, however, that, except in the case of default in the payment of principal of or interest on any Debt Security, the Trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of debt securities.

     Heinz Finance will be required to furnish to the Trustee annually a statement by certain officers of Heinz Finance to the effect that to the best of their knowledge Heinz Finance has complied with all of its conditions and covenants under the Indenture or, if Heinz Finance has not so complied, specifying each such default.

     The holders of a majority in principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series, and to waive certain defaults with respect thereto. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of debt securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Modification of the Indenture

     With certain exceptions, the Indenture may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification; provided, however, that no such modification or amendment may be made, without the consent of the holder of each debt security affected, which would (i) reduce the principal amount of or the interest on any debt security, change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or the other terms of payment thereof, or (ii) reduce the above-stated percentage of debt securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of debt securities of any series, the consent of the holders of which is required to waive compliance with certain provisions of the Indenture or to waive certain past defaults.

Defeasance and Discharge

     The New Notes will be subject to defeasance and discharge and to defeasance of certain obligations as described below.

     The Indenture provides that Heinz Finance may elect, with respect to the debt securities of any series, either:

     (i) to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities); or

     (ii) to be released from its obligations with respect to such debt securities under Section 1004 of the Indenture (being the restrictions described above under "Restrictions on Secured Debt");

in either case on the 91st day after the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities. Such a trust may be established only if, among other things, Heinz Finance has delivered to the Trustee an Opinion of Counsel (who may be counsel to Heinz Finance) to the effect that, based upon applicable Federal income tax law or a ruling published by the

United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. If so specified with respect to the Notes of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Concerning the Trustee

     Bank One, National Association, is the Trustee under the Indenture and has been appointed by Heinz Finance as initial security registrar with regard to the New Notes. Heinz Finance currently does, and from time to time in the future may, maintain lines of credit and have customary banking relationships with the Trustee. The Trustee currently serves as trustee for certain debt securities of the Guarantor and Heinz Finance, including the Old Notes. In addition, the Trustee may serve as Trustee for other debt securities issued by Heinz Finance from time to time.

Guarantees

     The New Notes are guaranteed by Heinz. Heinz will unconditionally and irrevocably guarantee the due and punctual payment of principal of and interest, including any additional amounts, on the New Notes when the same shall become due and payable whether at maturity, by declaration of acceleration or otherwise.

Transfer and Exchange

     At the option of the holder upon written request, and subject to the terms of the Indenture, any New Note will be exchangeable at any time into an equal aggregate principal amount of New Notes of different authorized denominations provided that any applicable transfer restrictions are satisfied.

     New Notes may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of any transfer agent, the "security registrar," without service charge, but, in the case of a transfer, upon payment of any taxes and other governmental charges as described in the Indenture. Any registration of transfer or exchange will be effected upon the transfer agent or the security registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request, and subject to such reasonable regulations as Heinz Finance may from time to time agree upon with the transfer agents and the security registrar, all as described in the Indenture. Subject to the applicable transfer restrictions, Notes may be transferred in whole or in part in authorized denominations.

     Heinz Finance has initially appointed the Trustee as security registrar and transfer agent, acting through its Corporate Trust Office in the Borough of Manhattan, The City of New York. Heinz Finance reserves the right to vary or terminate the appointment of the security registrar or of any transfer agent or to appoint additional or other transfer agents or to approve any change in the office through which any security registrar of any transfer agent acts, provided that there will at all times be a security registrar in and a transfer agent in the Borough of Manhattan, The City of New York.

Purchase and Cancellation

     Heinz Finance, the Guarantor or any subsidiary may at any time and from time to time purchase New Notes at any price in the open market or otherwise.

     All securities surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All securities so delivered to the Trustee shall be cancelled promptly by the Trustee. No securities shall be authenticated in lieu of or in exchange for any securities cancelled as provided in the Indenture.

Title

     With respect to any New Note, Heinz Finance, the Guarantor, the Trustee, the paying agent and any other agent of Heinz Finance, the Guarantor or the Trustee may treat the Person in whose name such New Note is registered as the owner thereof for the purpose of receiving payment thereof and for all other purposes whatsoever.

Notices

     Notices to holders of New Notes will be given by mail to the addresses of such holders as they appear in the Security Register. Such notices will be deemed to have been given when mailed.

Replacement of Notes

     New Notes that become mutilated, destroyed, stolen or lost will be replaced by Heinz Finance at the expense of the holder upon delivery to the Trustee of the mutilated Notes or evidence of the loss, theft or destruction thereof satisfactory to Heinz Finance and the Trustee. In the case of a lost, stolen or destroyed New Note, indemnity satisfactory to the Trustee and Heinz Finance may be required at the expense of the holder of such New Note before a replacement New Note will be issued.

Payment of Stamp and Other Taxes

     Heinz Finance shall pay all stamp and other duties, if any, which may be imposed by the United States or the United Kingdom or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance, transfer, exchange or conversion of the New Notes. Heinz Finance will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority therein.

Depository Procedures with Respect to Global Notes

     With respect to the global notes, DTC has advised Heinz Finance as follows:
DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised Heinz Finance that pursuant to procedures established by it, (i) upon deposit of the global notes, DTC will credit the accounts of Participants designated by the Purchasers with portions of the principal amount of the global notes and (ii) ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

     Investors in the global note within the United States may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream, Luxembourg) that are Participants in such system. Investors in the global notes, outside of the United States, may hold interests therein through Euroclear or Clearstream, Luxembourg or organizations other than Euroclear and Clearstream, Luxembourg that are Participants in the DTC system. Euroclear and Clearstream, Luxembourg will hold interests in the any global note on behalf of their Participants through customers' securities accounts in their respective names on the books of their respective depositories. The depositories, in turn, will hold such interests in such global note in customers' securities accounts in the depositaries' names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described above under "--Transfer and Exchange," owners of Interests in the Registered global notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

     DTC has advised Heinz Finance that its current practice, upon receipt of any payment in respect of interests in securities such as the global notes (including principal and interest) held by it or its nominee, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global notes as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, Heinz Finance or the Guarantor. Neither Heinz Finance, the Guarantor nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Notes, and Heinz Finance, the Guarantor and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.

     Transfers of beneficial interests in the global note between Participants in DTC will be effected in accordance with DTC's procedures, and such beneficial interests will trade in DTC's Settlement System; and consequently, secondary market trading activity in such interests will settle in immediately available funds. Transfers of beneficial interests in the global notes between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures, whereas cross-market transfers of such interests (including by DTC Participants other than Euroclear and Clearstream, Luxembourg) will be subject to considerations described below.

     Cross-market transfers with respect to the global notes between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.




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



     Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

     DTC has advised Heinz Finance that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange the global notes for New Notes in certificated form, and to distribute such Notes to its Participants.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global notes among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Heinz Finance, the Guarantor, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

Governing Law

     The Indenture is, and the New Notes will be, governed by and construed in accordance with the laws of the State of New York.






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



                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

     The Old Notes were delivered by us on July 6, 2001 to the initial purchasers pursuant to a purchase agreement dated June 27, 2001 between us, Heinz and the initial purchasers. The initial purchasers subsequently sold the Old Notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in reliance on Rule 144A and outside the United States in accordance with Regulation S under the Securities Act. As a condition to the initial sale of the Old Notes, we, Heinz and the initial purchasers entered into the exchange and registration rights agreement. Pursuant to the exchange and registration rights agreement, we agreed that we would:

     o file with the Commission within 270 days after the Old Notes closing date, which is the date we delivered the Old Notes to the initial purchasers, a registration statement under the Securities Act relating to a registered exchange offer;

     o use our reasonable best efforts to cause such registration statement to become effective under the Securities Act within 330 days after the Old Notes closing date; and

     o keep the exchange offer open for at least 30 days beginning and ending within 45 days of the registration statement becoming effective. During this period, Heinz Finance agrees to exchange the Old Notes for all New Notes properly surrendered and not withdrawn before the expiration date of this period.

     If Commission interpretations are changed on or before the exchange offer such that the Notes received by each holder, except for certain restricted holders, are not or would not be transferable without restriction, and the exchange offer has not been completed within 375 days after the sale of the Old Notes or the exchange offer is not available to any holder of Notes, Heinz Finance will file a shelf registration statement for resale of the Notes within at least 30 days of such obligation arising. Heinz Finance will use its reasonable best efforts to cause the shelf registration statement to become effective no later than 60 days after filing and to keep the registration effective for up to two years after the shelf registration statement becomes effective. Heinz Finance will provide to the holders of the Old Notes copies of a prospectus, notify such holders when the resale registration for the Old Notes has become effective and take certain other actions as are required to permit unrestricted sales of the Old Notes. A holder of the Old Notes that sells such Old Notes pursuant to the resale registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions of the Securities Act in connection with such sales and will be bound by the provisions of the exchange and registration rights agreement that are applicable to such holder (including certain indemnification obligations).

     If within the time required by the exchange and registration rights agreements, Heinz Finance does not complete this exchange offer or, if applicable, does not register the Old Notes for shelf resale, Heinz Finance will generally be deemed to be in registration default. Holders of Old Notes will accrue special additional interest for the period in which Heinz Finance is deemed to be in default. This special interest will accrue as follows; if, within a period of 330 days following the date of original issuance of the Old Notes, the registration statement with regard to the New Notes is not declared effective by the Commission, this special interest will accrue at an annual rate of 0.25% from and including the first day following the end of this period and will cease to accrue on the date on which the registration statement is declared effective by the Commission. Additionally, if, within a period of 375 days following the date of original issuance of the Old Notes, Heinz Finance does not complete the exchange offer, special interest will accrue at an annual rate of 0.50% from and including the first day following the end of this period and will cease to accrue on the date on which the exchange offer is completed. At no time will the aggregate of any such special interest described above accrue at an annual rate in excess of 0.50%.




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



Terms of the Exchange Offer

     For each of the Old Notes properly surrendered and not withdrawn before the expiration date, Heinz Finance will issue a New Note having a principal amount equal to that of the surrendered Old Note.

     The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that the New Notes will be registered for the exchange offer under the Securities Act and, therefore, the New Notes will not bear legends restricting the transfer of the New Notes; and holders of the New Notes will not be entitled to any of the registration rights of the holders of Old Notes under the exchange and registration rights agreement, which will terminate upon the consummation of the exchange offer.

     The New Notes will evidence the same indebtedness as the Old Notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture, which authorized the issuance of the Old Notes. As a result, both series of notes will be treated as a single class of notes under the Indenture.

     Heinz Finance intends to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement and the applicable requirements of the Exchange Act and the related Commission rules and regulations.

     Under existing Commission interpretations, the New Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the New Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resale of those New Notes. Heinz Finance bases its view on interpretations by the staff of the Commission in no-action letters issued to other issuers in exchange offers like ours. Heinz Finance has not, however, asked the Commission to consider this particular exchange offer in the context of a no-action letter. Therefore, holders of Old Notes cannot be sure that the Commission will treat the exchange offer in the same way it has treated other exchange offers in the past.

     A broker-dealer that has bought Old Notes for market-marking or other trading activities has to deliver a prospectus in order to resell any New Notes it has received for its own account in the exchange. The prospectus may be used by a broker-dealer to resell any of its New Notes. Heinz Finance has agreed in the exchange and registration rights agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire for a period of up to 180 days after the registration statement relating to this exchange offer is declared effective.

Expiration Date; Extensions; Amendments

     The term "expiration date" shall mean 5:00 p.m., New York City time, on o , 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     If we determine to extend the exchange offer, we will, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date:

     o    notify the exchange agent of any extension by oral or written notice;
          and

     o issue a press release or other public announcement which shall include disclosure of the approximate number of Old Notes deposited to date.

     We reserve the right, in our sole discretion:

     o    to delay accepting any Old Notes;

     o    to extend the exchange offer; or




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



     o if, in the opinion of our counsel, the consummation of the exchange offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission, to terminate or amend the exchange offer by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a press release or other public announcement thereof.

     If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the New Notes

     The New Notes will accrue interest at the rate of 6.625% per annum for the notes due 2011 from the most recent date to which interest has been paid on the corresponding Old Notes or, if no interest has been paid, from July 6, 2001, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2002.

Resale of the New Notes

     With respect to the New Notes, based upon interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties, we believe that a holder who exchanges Old Notes for New Notes in the ordinary course of business, who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in a distribution of the New Notes, and who is not an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, will be allowed to resell New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act.

     If any holder acquires New Notes in the exchange offer for the purpose of distributing or participating in the distribution of the New Notes, such holder:

     o cannot rely on the position of the staff of the Commission enumerated in such no-action letters issued to third parties; and

     o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any New Notes received in exchange for Old Notes acquired by such broker-dealer as a result of market-making or other trading activities. We will make this prospectus, as it may be amended or supplemented from time to time, available to any such broker- dealer that requests copies of such prospectus in the letter of transmittal for use in connection with any such resale for a period of up to 180 days after the expiration date. See "Plan of Distribution."




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



Procedures for Tendering

     To tender in the exchange offer, a holder of Old Notes must either:

     o complete, sign and date the letter of transmittal or facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile to the exchange agent; or

     o if such Old Notes are tendered pursuant to the procedures for book-entry transfer set forth below, a holder tendering Old Notes may transmit an agent's message (as defined below) to the exchange agent in lieu of the letter of transmittal, in either case for receipt on or prior to the expiration date.

     In addition:

     o certificates for such Old Notes must be received by the exchange agent along with the letter of transmittal;

     o a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such Old Notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, along with the letter of transmittal or an agent's message, as the case may be, must be received by the exchange agent on or prior to the expiration date; or

     o the holder must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted to the exchange agent's account at DTC and received by the exchange agent and forming a part of the book-entry confirmation, which states that such account has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the letter of transmittal and that Heinz Finance may enforce the letter of transmittal against such participant. To be tendered effectively, the letter of transmittal and other required documents, or an agent's message in lieu thereof, must be received by the exchange agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     The method of delivery of Old Notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. Do not send the letter of transmittal or any Old Notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

     Any beneficial owner(s) of the Old Notes whose Old Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such intermediary promptly and instruct such intermediary to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such owner's Old Notes:

     o make appropriate arrangements to register ownership of the Old Notes in such owner's name; or

     o    obtain a properly completed bond power from the registered holder.




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



     The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an eligible institution unless the Old Notes tendered pursuant thereto are tendered:

     o by a registered holder who has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

     o    for the account of an eligible institution.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by an eligible institution, which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" (within the meaning of Rule 17Ad-15 under the Exchange Act) which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

     If the letter of transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder exactly as such registered holder's name appears on such Old Notes.

     In connection with any tender of Old Notes in definitive certificated form, if the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program to tender Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right:

     o to reject any and all Old Notes not properly tendered and any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful; and

     o to waive any defects, irregularities or conditions of tender as to particular Old Notes.

     Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities in connection with tenders of Old Notes, neither we, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While we have no present plan to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Old Notes that are not tendered pursuant to the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the expiration date and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.




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



     By tendering Old Notes pursuant to the exchange offer, each holder of Old Notes will represent to us that, among other things:

     o the New Notes to be acquired by such holder of Old Notes in connection with the exchange offer are being acquired by such holder in the ordinary course of business of such holder;

     o such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes;

     o such holder acknowledges and agrees that any person who is participating in the exchange offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters;

     o such holder understands that a secondary resale transaction, described above, and any resales of New Notes obtained by such holder in exchange for Old Notes acquired by such holder directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission; and

     o such holder is not an "affiliate", as defined in Rule 405 under the Securities Act, of ours.

     If the holder is a broker-dealer that will receive New Notes for such holder's own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the letter of transmittal that such holder will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Return of Old Notes

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     o Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent's account at DTC; and

     o a properly completed and duly executed letter of transmittal and all other required documents, or an agent's message in lieu thereof.

     If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or otherwise non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such Old Notes will be credited to an account maintained with DTC) as promptly as practicable.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However,




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



although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, or an agent's message in lieu of a letter of transmittal, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

     If a holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available or the holder cannot deliver its Old Notes (or complete the procedures for book-entry transfer), the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, a holder may effect a tender if:

     o    the tender is made through an eligible institution;

     o prior to the expiration date, the exchange agent receives from such eligible institution (by facsimile transmission, mail or hand delivery) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by us setting forth the name and address of the holder, the certificate number(s) of such Old Notes (if applicable) and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date:

                (i) the letter of transmittal (or a facsimile thereof), or an agent's message in lieu thereof,

               (ii) the certificate(s) representing the Old Notes in proper form for transfer or a book-entry confirmation, as the case may be, and

              (iii) any other documents required by the letter of transmittal,

          will be deposited by the eligible institution with the exchange agent; and

     o such properly executed letter of transmittal (or facsimile thereof), or an agent's message in lieu thereof, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a form of Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of Old Notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the expiration date. Any such notice of withdrawal must:

     o specify the name of the person having deposited the Old Notes to be withdrawn;




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



     o identify the Old Notes to be withdrawn (including the certificate number or numbers, if applicable, and principal amount of such Old Notes or, in the case of Old Notes transferred by a book-entry transfer, the name and number of the account at DTC to be credited); and

     o be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered (including any required signature guarantees or, in the case of Old Notes transferred by book-entry transfer, be transmitted by DTC and received by the exchange agent in the same manner as the agent's message transferring the Old Notes).

     If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, in our sole discretion, which determination shall be final and binding on all parties.

     Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued with respect thereto, unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Exchange Agent

     Bank One Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a copy of the Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:



By Mail or Hand/Overnight Delivery:                        By Facsimile:

Bank One Trust Company                                     312-407-8853
One North State Street
Chicago, Illinois 60602                                    Confirm by Telephone:

Attention: Exchanges                                       800-524-9472



Bank One Trust Company is an affiliate of the trustee under the Indenture.

Fees and Expenses

     The expenses of soliciting tenders will be borne by us. The principal solicitation is being made by mail. Additional solicitation may be made by facsimile transmission, telephone or other electronic means or in person by our officers and regular employees or those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The expenses to be incurred in connection with the exchange offer, including registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees, and printing costs, will be paid by us.

     We will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequence of Failure to Exchange

     Participation in the exchange offer is voluntary. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Old Notes that are not exchanged for the New Notes pursuant to the exchange offer will remain "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act. Accordingly, such Old Notes may not be offered, sold, pledged or otherwise transferred except:

     o to a person whom the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     o in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act;

     o pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

     o pursuant to an effective registration statement under the Securities Act; or

     o pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws.


                                    TAXATION

     The exchange of Old Notes for New Notes in the exchange offer will not constitute a taxable transaction for United States federal income tax purposes and the New Notes will be treated as a continuation of the investment in the Old Notes. The holder will not recognize taxable gain or loss as a result of the exchange and will have the same basis in the New Notes as in the Old Notes immediately before the exchange.

     Concerning the tax consequences arising under state, local, or foreign laws of the exchange of Old Notes for New Notes holders should consult their own tax advisors.






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


                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of New Notes received in exchange for such Old Notes. For a period of up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

     We will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or through the writing of options on the New Notes, or a combination of these methods of resale, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer that resells the New Notes that were received by it for its own account pursuant to the exchange offer. Any broker or dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                              NOTICE TO INVESTORS

     Based on interpretations of the staff of the Commission set forth in no-action letters issued to third parties, we believe that New Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold, and otherwise transferred by a holder (other than broker-dealers, as set forth below, and any holder that is an "affiliate" of Heinz Finance within the meaning of Rule 405 under the Securities Act) without further registration under the Securities Act and without delivery to prospective purchasers of a prospectus pursuant to the provisions of the Securities Act, provided that the holder is acquiring the New Notes in the ordinary course of its business, is not participating and has no arrangement or understanding with any person to participate in the distribution of the New Notes. Eligible holders wishing to accept the exchange offer must represent to us in the letter of transmittal that these conditions have been met. See "The Exchange Offer--Procedures for Tendering."

     Each broker-dealer who holds Old Notes acquired for its own account as a result of market-making or other trading activities and who receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of New Notes. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received for the broker-dealer's own account in exchange for Old Notes where Old Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. For a period of up to 180 days after the expiration date, we will make this prospectus available to those broker-dealers (if they so request in the letter of transmittal) for use in connection with those resales. See "Plan of Distribution."

     The New Notes constitute new issues of securities with no established public trading market. We do not intend to apply for listing of the New Notes on any securities exchange or for inclusion of the New Notes in any automated quotation system. There can be no assurance that an active public market for the New Notes will develop or as to the liquidity of any market that may develop for the New Notes, the ability of holders to sell the New Notes, or the price at which holders would be able to sell the New Notes. Future trading prices of the New Notes will depend on many factors, including among other things, prevailing interest rates, our operating results and the market for similar securities.

     Any Old Notes not tendered or accepted in the exchange offer will remain outstanding. To the extent that Old Notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, Old Notes could be adversely affected. Following consummation of the exchange offer, the holders of Old Notes will continue to be subject to the existing restrictions on transfer thereof and we will have no further obligation to those holders, under the exchange and registration rights agreement, to provide for the registration under the Securities Act of the Old Notes. There may be no trading market for the Old Notes.

     We will not receive any proceeds from, and have agreed to bear the expenses of, the exchange offer. No underwriter is being used in connection with the exchange offer.

     The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of those jurisdictions.


                           VALIDITY OF THE NEW NOTES

     The validity of the New Notes will be passed upon for us by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     The combined and consolidated financial statements of Heinz Finance and Heinz as of May 2, 2001 and May 3, 2000 and for each of the three fiscal years ended May 2, 2001, either included or incorporated herein by reference to Heinz's Annual Report on Form 10-K for the fiscal year ended May 2, 2001 have been so either included or incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Report of Independent Accountants on the Combined Statements of Assets
and Liabilities of the U.S. Group as of May 2, 2001 and May 3, 2000
and the related Combined Statements of Operations and
Cash Flows for each of the three years ended May 2, 2001....................F-2

Combined Statement of Assets and Liabilities as of May 2, 2001 and
May 3, 2000.................................................................F-3

Combined Statements of Operations for the three years ended May 2, 2001.....F-4

Combined Statements of Cash Flows for the three years ended
May 2, 2001.................................................................F-5

Notes to Combined Financial Statements .....................................F-6

Consolidated and Combined Statements of Operations for the nine months ended January 30, 2002 and January 31, 2001 (unaudited).....................F-23

Condensed Consolidated and Combined Balance Sheets as of January 30, 2002
and May 2, 2001 (unaudited).................................................F-24

Condensed Consolidated and Combined Statements of Cash Flows for the
nine months ended January 30, 2002 and January 31, 2001 (unaudited).........F-25

Notes to Condensed Consolidated and Combined Financial Statements
(unaudited).................................................................F-26

                       Report of Independent Accountants

To the Board of Directors of
   H. J. Heinz Finance Company and H. J. Heinz Company:

     In our opinion, the accompanying combined statements of assets and liabilities and the related combined statements of operations and cash flows present fairly, in all material respects, the financial position of U.S. Group of H. J. Heinz Company (the "U.S. Group") at May 2, 2001 and May 3, 2001, and the results of its operations and its cash flows for each of the three years in the period ended May 2, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania

August 27, 2001

                                   U.S. Group
                 Combined Statements of Assets and Liabilities
                          May 2, 2001 and May 3, 2000

                                                       May 2, 2001      May 3, 2000
                                                       -----------      -----------
                                                             (In thousands)
               Assets
Current assets:
Cash and cash equivalents............................     $    393      &  2,322
 Receivables, (net of allowances 2001--$2,606;
   2000--$6,597) ....................................      506,447       314,762
 Due from related parties............................       75,429        35,830
 Short-term notes receivable from related parties....           --       505,995
 Inventories:
   Finished goods and work-in-process................      515,315       594,814
   Packaging material and ingredients................      139,855       131,914
 Deferred income taxes...............................       50,042        62,757
 Prepaid expenses and other current assets...........       49,428        61,905
                                                        ----------    ----------
     Total current assets............................    1,336,909     1,710,299
Property, plant and equipment:
 Land................................................       18,684        11,544
 Buildings and leasehold improvements................      399,802       360,794
 Equipment, furniture and other......................    1,190,028     1,359,972
 Less accumulated depreciation.......................     (738,731)     (756,398)
                                                        ----------    ----------
     Total property, plant and equipment, net........      869,783       975,912
Other noncurrent assets:
 Long-term notes receivable from related parties.....       35,000     1,019,250
 Investments in related parties......................    1,895,245        11,487
 Other investment....................................      201,438       131,419
 Goodwill (net of amortization: 2001--$226,085;
   2000--$213,343)...................................    1,108,898     1,074,188
 Other intangible assets (net of amortization:
   2001--$143,375; 2000--$133,136)...................       99,396        99,417
Other noncurrent assets..............................       54,822        46,484
                                                        ----------    ----------
     Total other noncurrent assets...................    3,394,799     2,382,245
                                                        ----------    ----------
     Total assets....................................   $5,601,491    $5,068,456
                                                        ==========    ==========

     Liabilities and Parent Company's Investment

Current liabilities:
 Portion of long-term debt due within one year.......   $   29,833    $   2,998
 Accounts payable....................................      321,222      304,421
 Due to related parties..............................       96,221       63,500
 Salaries and wages .................................       14,407       13,629
 Accrued marketing ..................................       60,292      107,559
 Accrued restructuring costs.........................       42,405       34,724
 Other accrued liabilities...........................      107,280       78,353
                                                        ----------    ----------
     Total current liabilities.......................      671,660      605,184
Long-term debt.......................................       23,932       33,071
Deferred income taxes................................      205,134      215,877
Deferred income......................................       29,684        7,522
Other................................................       12,684        8,531
     Total long-term debt and other liabilities......      271,434      265,001
Parent company's investment..........................    4,658,397    4,198,271
                                                        ----------   -----------
    Total liabilities and parent company's investment   $5,601,491   $5,068,456
                                                        ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                                   U.S. Group
                       Combined Statements of Operations
         Fiscal Years ended May 2, 2001, May 3, 2000 and April 28, 1999

                                                                                        Fiscal year ended
                                                                       ---------------------------------------------------
                                                                       May 2, 2001        May 3, 2000       April 28, 1999
                                                                        (52 Weeks)         (53 Weeks)         (52 Weeks)
                                                                       -----------        -----------       --------------
                                                                                                   (in thousands)
Sales............................................................      $4,938,197         $4,789,188          $4,687,123
Cost of products sold.............................................      3,085,270          3,013,574           2,991,088
                                                                       ----------         ----------          ----------
Gross profit......................................................      1,852,927          1,775,614           1,696,035
Selling, general and administrative expenses......................      1,285,756          1,071,930           1,020,994
Royalty expense to related parties................................        129,102             94,347              96,643
                                                                       ----------         ----------          ----------
Operating income..................................................        438,069            609,337             578,398
Interest income...................................................        110,979            126,236             129,558
Interest expense..................................................         10,278              7,138               6,266
Other expenses, net...............................................         21,303             27,896              13,171
                                                                       ----------         ----------          ----------
Income before income taxes and cumulative effect of accounting
   change.........................................................        517,467            700,539             688,519
Provision for income taxes........................................        205,358            252,244             255,762
                                                                       ----------         ----------          ----------
Income before cumulative effect of accounting change..............        312,109            448,295             432,757
Cumulative effect of accounting change............................         (5,211)                --                  --
                                                                       ----------         ----------          ----------
Net income........................................................     $  306,898         $  448,295          $  432,757
                                                                       ==========         ==========          ==========


   The accompanying notes are an integral part of these financial statements.

                                   U.S. Group
                       Combined Statements of Cash Flows
         Fiscal Years ended May 2, 2001, May 3, 2000 and April 28, 1999

                                                                                          Fiscal year ended
                                                                         ---------------------------------------------------
                                                                         May 2, 2001       May 3, 2000        April 28, 1999
                                                                          (52 Weeks)        (53 Weeks)          (52 Weeks)
                                                                         -----------       -----------        --------------
                                                                                                      (in thousands)
Operating activities:
Net income..........................................................     $306,898           $448,295             $432,757
Adjustments to reconcile net income to cash provided by operating activities:
 Depreciation.......................................................       70,277             90,219               77,192
 Amortization.......................................................       51,464             49,467               51,786
 Deferred tax provision.............................................       29,417             13,250               35,626
 Loss on sale of The All American Gourmet business..................       94,600                 --                   --
 Cumulative effect of changes in accounting principle...............        5,211                 --                   --
 Provision for restructuring........................................      257,983            175,737              139,541
 Deferred income....................................................       22,162               (570)                (540)
 Other items, net...................................................      (16,816)             9,763              (43,030)
 Changes in current assets and liabilities, excluding effects of acquisitions and divestitures:
   Receivables......................................................     (158,331)           (52,916)              (5,271)
   Inventories......................................................       73,329           (100,548)             (61,263)
   Prepaid expenses and other current assets........................        2,989             (5,912)               2,559
   Due from/to related parties......................................     (413,346)           (52,773)             232,781
   Accounts payable.................................................       10,094             16,341                5,846
   Accrued liabilities..............................................     (230,964)          (163,654)             (38,129)
   Other............................................................      (27,445)             7,187              (16,385)
                                                                         --------          ---------            ---------
     Cash provided by operating activities..........................       77,522            433,886              813,470
                                                                         --------          ---------            ---------
Investing activities:
 Capital expenditures...............................................     (183,494)          (215,404)            (122,197)
 Proceeds from disposals of property, plant and equipment ..........      165,450              4,781               20,450
 Acquisitions, net of cash acquired.................................     (229,916)           (73,923)             (23,219)
 Proceeds from divestitures.........................................       96,524             25,000                   --
 Investment in The Hain Celestial Group, Inc........................      (79,743)           (99,764)                  --
 Other items, net...................................................         (827)           (34,847)               3,262
                                                                         --------          ---------            ---------
     Cash used for investing activities.............................     (232,006)          (394,157)            (121,704)
                                                                         --------          ---------            ---------
Financing activities:
 Payments on long-term debt.........................................      (12,160)           (52,110)             (45,661)
 Proceeds from long-term debt.......................................           --              4,344               31,373
 Payment of dividends to related parties............................     (350,648)          (306,244)            (441,653)
 Net parent advances (settlements)..................................      515,363            313,689             (235,334)
                                                                         --------          ---------            ---------
   Cash provided by (used for) financing activities.................      152,555            (40,321)            (691,275)
                                                                         --------          ---------            ---------
Net (decrease) increase in cash and cash equivalents................       (1,929)              (592)                 491
Cash and cash equivalents, beginning of year........................        2,322              2,914                2,423
                                                                         --------          ---------            ---------
Cash and cash equivalents, end of year..............................     $    393          $   2,322            $   2,914
                                                                         ========          =========            =========


   The accompanying notes are an integral part of these financial statements.

                                   U.S. Group
                     Notes to Combined Financial Statements
                                 (in thousands)


1. Basis of Presentation

     The accompanying combined financial statements include assets and liabilities and related operations of the U.S. Group, which are included in the consolidated financial statements of Heinz. The U.S. Group includes the following operations /subsidiaries of Heinz:

     o  Heinz USA Division

     o  Foodservice Subsidiaries

     o  Heinz Pet Products

     o  StarKist Seafood

     o  Heinz Frozen Food Company

     o  All American Gourmet

     o  Jameson, Inc.

     o  CMH, Inc.

     The U.S. Group manufactures and markets an extensive line of processed food products. The U.S. Group's principal products include ketchup, condiments and sauces, frozen food, pet products, soups, beans and pasta meals, tuna and infant food.

     The preparation of these financial statements include the use of "carve out" and "push down" accounting procedures wherein certain assets, liabilities and expense historically recorded or incurred at the parent company level or an affiliate of Heinz, which related to or were incurred on behalf of the U.S. Group, have been identified and allocated or pushed down as appropriate to reflect the financial results of the U.S. Group for the periods presented. See
Note 6 for a further discussion regarding the allocation of Heinz parent company costs.

2. Significant Accounting Policies

   Fiscal Year

     The U.S. Group operates on a 52- or 53-week fiscal year ending the Wednesday nearest April 30. Fiscal years for the financial statements included herein ended May 2, 2001, May 3, 2000 and April 28, 1999.

   Principles of Combination

     The combined financial statements include the accounts of the U.S. Group and its subsidiaries. All intercompany accounts and transactions have been eliminated. Investments owned less than 50%, where significant influence exists, are accounted for on an equity basis.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


   Use of Estimates

     The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

   Cash Equivalents

     Cash equivalents are defined as highly liquid investments with original maturities of 90 days or less.

   Inventories

     Inventories are stated at the lower of cost or market. Cost is determined principally under the average cost method.

   Property, Plant and Equipment

     Land, buildings and equipment are recorded at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the estimated useful lives of the assets. Accelerated depreciation methods are generally used for income tax purposes. Expenditures for new facilities and improvements that substantially extend the capacity or useful life of an asset are capitalized. Ordinary repairs and maintenance are expensed as incurred. When property is retired or otherwise disposed, the cost and related depreciation are removed from the accounts and any related gains or losses are included in income.

   Investments

     The U.S. Group's Investments balance primarily represents an investment in Weight Watchers International and the U.S. Group's investment in Hain Celestial (see Note 3).

   Intangibles

     Goodwill and other intangibles arising from acquisitions are being amortized on a straight-line basis over periods ranging from seven to 40 years. The U.S. Group regularly reviews the individual components of the balances by evaluating the future undiscounted cash flows of the businesses to determine the recoverability of the assets and recognizes, on a current basis, any diminution in value.

   Parent Company's Investment

     Heinz's investment represents the original investment by Heinz plus accumulated net income, less dividends, capital contributions, certain intercompany accounts and current federal and state income taxes payable.

   Revenue Recognition

     The U.S. Group recognizes revenue when title, ownership and risk of loss pass to the customer. See Recently Adopted Accounting Standards for additional information.

   Advertising Expenses

     Advertising costs are generally expensed in the year in which the advertising first takes place.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


   Income Taxes

     The U.S. Group joins with Heinz in the filing of a consolidated U.S. income tax return and certain state income tax returns. Tax expense for all years includes the effect of certain tax sharing agreements the U.S. Group has with Heinz regarding these consolidated filings. Specifically, Heinz charges (refunds) the U.S. Group at the U.S. statutory rate for its actual taxable income (loss). In addition, Heinz charges the U.S. Group for its share of consolidated state tax expense based on the U.S. Group's share of the state allocation factors.

     Deferred income taxes result primarily from temporary differences between financial and tax reporting. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

   Financial Instruments

     The U.S. Group uses derivative financial instruments for the purpose of hedging price exposures which exist as part of ongoing business operations. As a policy, the U.S. Group does not engage in speculative or leveraged transactions, nor does the U.S. Group hold or issue financial instruments for trading purposes. See Recently Adopted Accounting Standards for additional information.

     The cash flows related to financial instruments are classified in the combined statements of cash flows in a manner consistent with those of the transactions being hedged.

   Recently Adopted Accounting Standards

     On February 1, 2001, the U.S. Group adopted Statement Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities," and its related amendment, Statement of Financial Accounting Standards No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities" (SFAS No. 133).

     SFAS No. 133 requires that all derivative financial instruments be recorded on the consolidated balance sheet at their fair value as either assets or liabilities. Changes in the fair value of derivatives are recorded each period in earnings or parent company's investment, depending on whether the derivative is designated and effective as part of a hedge transaction and, if it is, the type of hedge transaction. Gains and losses reported in parent company's investment are included in earnings in the periods in which earnings are affected by the hedged item. Such gains and losses are reported by the U.S. Group on the same line as the underlying hedged item. Gains and losses which represent hedge ineffectiveness are reported by the U.S. Group as other income and expense in the period of change.

     Prior to the adoption of SFAS No. 133, the U.S. Group accounted for derivative financial instruments that qualified as hedges by recording deferred gains or losses from such instruments as assets or liabilities and recognizing them as part of the cost basis of the underlying hedged transaction. Realized and unrealized gains and losses from financial instruments that did not qualify as hedges were recognized immediately in earnings as other income and expense.

     On February 1, 2001, the adoption of SFAS No. 133 resulted in a cumulative effect of an accounting change that reduced net income by $0.4 million and increased parent company's investment by $0.1 million.

     See Note 13 for additional information on the U.S. Group's hedging activities.

     In Fiscal Year 2001, U.S. Group changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." Under the new accounting method, adopted retroactive to May 4, 2000, the U.S. Group recognizes revenue upon passage of title, ownership and risk of loss to the customer. The cumulative effect of the change on prior years resulted in a charge

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


to income of $4.8 million (net of income taxes of $2.8 million), which has been included in net income for the year ended May 3, 2000. The change did not have a significant effect on revenues or results of operations for the year ended May 2, 2001. The pro forma amounts, assuming that the new revenue recognition method had been applied retroactively to prior periods, were not materially different from the amounts shown in the Combined Statements of Operations for the years ended May 3, 2000 and April 28, 1999. Therefore, these amounts have not been presented.

   Recently Issued Accounting Standards

     In May 2000, the Financial Accounting Standards Board Emerging Issues Task Force (the EITF) issued new guidelines entitled "Accounting for Certain Sales Incentives" which address the recognition, measurement and income statement classification for certain sales incentives (e.g., coupons). These guidelines will be effective for the U.S. Group beginning in the fourth quarter of Fiscal Year 2002. The implementation of these guidelines will require the U.S. Group to make reclassifications between selling, general and administrative expenses (SG&A) and sales, the amounts of which have not yet been determined.

     In September 2000, the EITF issued new guidelines entitled "Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products," which address the income statement classification of consideration from a vendor to a retailer. These guidelines will be effective for the U.S. Group beginning in the fourth quarter of Fiscal Year 2002. The implementation of these guidelines will require the U.S. Group to make reclassifications between SG&A and sales, the amounts of which have not yet been determined.

     In June 2001, the FASB issued SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets". These standards require that all business combinations be accounted for using the purchase method and that goodwill and intangible assets with indefinite useful lives should not be amortized but should be tested for impairment at least annually, and they provide guidelines for new disclosure requirements. These standards outline the criteria for initial recognition and measurement of intangibles, assignment of assets and liabilities including goodwill to reporting units and goodwill impairment testing. The provisions of SFAS Nos. 141 and 142 apply to all business combinations after June 30, 2001. The provisions of SFAS No. 142 for existing goodwill and other intangible assets are required to be implemented in the first quarter of Fiscal Year 2003. The U.S. Group is currently evaluating the impact of these standards on the combined financial statements.

3. Acquisitions

     All of the following acquisitions have been accounted for as purchases and, accordingly, the respective purchase prices have been allocated to the respective assets and liabilities based upon their estimated fair values as of the acquisition date. Operating results of businesses acquired have been included in the combined statements of operations from the respective acquisition dates forward. Pro forma results of the U.S. Group, assuming all of the following acquisitions had been made at the beginning of each period presented, would not be materially different from the results reported.

   Fiscal Year 2001

     The U.S. Group acquired businesses for a total of $234.0 million, including obligations to sellers of $4.1 million. The preliminary allocations of the purchase price resulted in goodwill of $186.5 million and trademarks and other intangible assets of $0.1 million, which are being amortized on a straight-line basis over periods not exceeding 40 years. The final allocation is subject to valuation and other studies that have not been completed.

     On March 1, 2001, the U.S. Group acquired two privately held U.S. foodservice companies: Cornucopia, Inc. of Irvine, California, and Central Commissary, Inc. of Phoenix, Arizona. Both companies make and market refrigerated and frozen reciped food products. Also during Fiscal Year 2001, the U.S. Group completed the acquisitions of IDF Holdings, Inc., the parent of International DiverseFoods Inc., a leading manufacturer of customized dressings, sauces, mixes and condiments for restaurant chains and foodservice distributors, and Alden

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


Merrell Corporation, a manufacturer of high-quality, premium-priced frozen desserts for casual dining restaurants and foodservice distributors.

     On June 19, 2000, the U.S. Group exercised its preemptive right to purchase an additional 2,582,774 shares of Hain for $79.7 million, or $30.88 per share. The transaction restored the U.S. Group's ownership interest in Hain to 19.5%. The U.S. Group's ownership was diluted as a result of Hain's stock-for-stock merger with Celestial Seasonings on May 30, 2000.

   Fiscal Year 2000

     The U.S. Group acquired businesses for a total of $84.4 million, including obligations to sellers of $10.4 million. The allocations of the purchase price resulted in goodwill of $56.5 million, which is being amortized on a straight-line basis over periods not exceeding 40 years. During Fiscal Year 2000, the U.S. Group completed the acquisition of Quality Chef Foods, a leading manufacturer of frozen heat-and-serve soups, entrees and sauces; Yoshida, a line of Asian sauces marketed in the U.S.; and Thermo Pac, Inc., a U.S. leader in single-serve condiments.

     On September 27, 1999, the U.S. Group and Hain announced an agreement to form a strategic alliance for the global production and marketing of natural and organic foods and soy-based beverages. The U.S. Group's investment of $99.8 million gave it a 19.5% interest in Hain. The U.S. Group will provide procurement, manufacturing and logistic expertise while Hain will provide marketing, sales and distribution services. Additionally, Hain acquired from the U.S. Group the trademark for Earth's Best organic baby foods. The U.S. Group's investment in Hain Celestial and applicable equity income/loss is recorded in investments in the accompanying combined statements of assets and liabilities and equity income/loss is recorded in other expenses in the accompanying statements of operations.

   Fiscal Year 1999

     The U.S. Group acquired businesses for a total of $54.3 million, including obligations to sellers of $31.1 million. The allocations of the purchase price resulted in goodwill of $60.5 million, which is being amortized on a straight-line basis over periods not exceeding 40 years. Acquisitions made during Fiscal Year 1999, include the College Inn brand of canned broths and other smaller acquisitions.

4. Divestitures

     On February 9, 2001, the U.S. Group announced it had sold The All American Gourmet business and it Budget Gourmet and Budget Gourmet Value Classics brands of frozen entrees for $55.0 million. The transaction resulted in a pretax loss of $94.6 million. The All American Gourmet business contributed approximately $141.4 million in sales for Fiscal Year 2000.

     Pro forma results of the U.S. Group, assuming all of the above divestitures had been made at the beginning of each period presented, would not be materially different from the results reported.

5. Restructuring Charges

   Streamline

     In the fourth quarter of Fiscal Year 2001, Heinz announced a restructuring initiative named "Streamline" which includes an organizational restructuring aimed at reducing overhead costs and the consolidation of the U.S. Group's canned pet food production to Bloomsburg, Pennsylvania (which results in ceasing canned pet food production at the U.S. Group's Terminal Island, California facility). Management estimates that these actions will impact approximately 400 employees.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


     During Fiscal Year 2001, the U.S. Group recognized restructuring charges and implementation costs totaling $84.7 million pretax. Pretax charges of $65.3 million were classified as cost of products sold and $19.4 million as SG&A. The major components of the restructuring charge and implementation costs and the remaining accrual balance as of May 2, 2001 were as follows:

                                                             Employee
                                    Non-cash Asset       Termination And       Accrued Exit        Implementation
                                     Write-Downs         Severance Costs           Costs               Costs            Total
                                    --------------       ---------------       ------------        --------------       -----
        (in millions)
Restructuring and
 implementation costs --
 2001.........................           $  34.7               $ 15.4              $ 22.8               $ 11.8          $ 84.7
Amounts utilized -- 2001......             (34.7)                (5.8)               (1.7)               (11.8)          (54.0)
                                         -------               ------              ------               ------          ------
Accrued restructuring cost --
May 2, 2001...................           $    --               $  9.6              $ 21.1               $   --          $ 30.7
                                         =======               ======              ======               ======          ======

     Non-cash asset write-downs consisted primarily of long-term asset impairments that were recorded as a direct result of the U.S. Group's decision to consolidate its canned pet food operations. Non-cash asset write-downs totaled $34.7 million and related to property, plant and equipment ($30.8 million) and current assets ($3.9 million). Long-term asset write-downs were based on third-party appraisals, contracted sales prices or management's estimate of salvage value. The carrying value of these long-term assets was approximately $1 million as of May 2, 2001. Current asset write-downs included inventory and packaging material, prepaid and other current assets and were determined based on management's estimate of net realizable value.

     Employee termination and severance costs are primarily related to involuntary termination and represent cash termination payments to be paid to affected employees as a direct result of the restructuring program. Non-cash pension and postretirement benefit charges related to the approved projects are also included as a component of total severance costs ($5.3 million).

     Exit costs are primarily contractual obligations incurred as result of the U.S. Group's decision to exit these facilities.

     Implementation costs were recognized as incurred in Fiscal Year 2001 ($11.8 million pretax) and consist of incremental costs directly related to the implementation of the Streamline initiative. These include idle facility costs, consulting fees and asset relocation costs.

     In Fiscal Year 2001, the U.S. Group ceased production of canned pet food in its Terminal Island, California facility. In addition, the U.S. Group initiated its overhead reduction plan. These actions resulted in a net reduction of the U.S. Group's workforce of approximately 300 employees.

   Operation Excel

     In Fiscal Year 1999, Heinz announced a growth and restructuring initiative, named "Operation Excel." This initiative was a multi-year, multi-faceted program which established manufacturing centers of excellence, focused the product portfolio, realigned the U.S. Group's management teams and invested in growth initiatives.

     Creating manufacturing centers of excellence resulted in significant changes to the U.S. Group's manufacturing footprint including the following initiatives: focused the Pittsburgh, Pennsylvania factory on soup and baby food production and shifted other production to existing facilities, downsized the Pocatello, Idaho factory by shifting Bagel Bites production to the Ft. Myers, Florida factory, and shifted certain Smart Ones entree production to the

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


Massillon, Ohio factory, closed the El Paso, Texas pet treat facility and transferred production to the Topeka, Kansas factory and to co-packers, and disposed of the Bloomsburg, Pennsylvania frozen pasta factory.

     As part of Operation Excel, the U.S. Group focused the portfolio of product lines on six core food categories: ketchup, condiments and sauces; frozen foods; tuna; soup, beans and pasta meals; infant foods; and pet products.

     Realigning the U.S. Group's management teams provided processing and product expertise. Specifically, Operation Excel includes established a single frozen food headquarters, resulting in the closure of the U.S. Group's Ore-Ida head office in Boise, Idaho and established a single U.S. Grocery & Foodservice headquarters in Pittsburgh, Pennsylvania, resulting in the relocation of the U.S. Group's seafood and pet food headquarters from Newport, Kentucky.

     During Fiscal Year 2001, the U.S. Group recognized restructuring charges of $44.8 million pretax. These charges were associated with exiting the U.S. Group's can making operations, which were sold during Fiscal Year 2001, and higher than originally expected severance costs associated with creating the single U.S. Grocery & Foodservice headquarters in Pittsburgh, Pennsylvania. This charge was recorded in cost of products sold ($36.3 million) and SG&A ($8.5 million). This charge was offset by reversals of unutilized Operation Excel accruals and asset write-downs of $21.0 million pretax. These reversals were recorded in cost of products sold ($8.2 million) and SG&A ($12.7 million) and were primarily the result of revisions in estimates of fair values of assets which were disposed of as part of Operation Excel and the U.S. Group's decision not to exit certain U.S. warehouses due to higher than expected volume growth. Implementation costs of $149.5 million pretax were also recognized in Fiscal Year 2001. These costs were classified as costs of products sold ($62.2 million) and SG&A ($87.3 million).

     During Fiscal Year 2000, the U.S. Group recognized restructuring charges of $95.3 million pretax. Pretax charges of $53.5 million were classified as cost of products sold and $41.8 million as SG&A. Also during Fiscal Year 2000, the U.S. Group recorded a reversal of $16.4 million pretax of Fiscal Year 1999 restructuring accruals and asset write-downs, primarily for the closure of the West Chester, Pennsylvania facility, which remains in operation as a result of the sale of the Bloomsburg frozen pasta facility in Fiscal Year 2000. Implementation costs of $96.9 million pretax were classified as cost of products sold ($33.7 million) and SG&A ($63.2 million).

     During Fiscal Year 1999, the U.S. group recognized restructuring charges and implementation costs totaling $156.1 million pretax. Pretax charges of $94.3 million were classified as costs of products sold and $61.8 million as SG&A.

     Implementation costs were recognized as incurred and consisted of incremental costs directly related to the implementation of Operation Excel, including consulting fees, employee training and relocations costs, unaccruable severance costs associated with terminated employees, equipment relocation costs and commissioning costs.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


     The major components of the restructuring charges and implementation costs and the remaining accrual balances as of May 2, 2001, May 3, 2000 and April 28, 1999 were as follows:

                                                                   Employee
                                                                 Termination
                                           Non-cash Asset       And Severance       Accrued Exit       Implementation
                                             Write-Downs            Costs               Costs               Costs           Total
                                           --------------       -------------       ------------       --------------       -----
             (in millions)
Restructuring and Implementation
 costs -- 1999........................         $ 96.7               $27.0              $20.0              $  12.4          $156.1
Amounts utilized -- 1999..............          (96.7)              (18.6)              (4.3)               (12.4)         (132.0)
                                               ------               -----              -----              -------         -------
Accrued restructuring costs -- April
 28, 1999.............................           --                   8.4               15.7                 --              24.1
Restructuring and Implementation
 costs -- 2000........................           50.2                37.4                7.6                 96.9           192.1
Accrual reversal -- 2000..............          (15.4)               (0.6)              (0.4)                --             (16.4)
Amounts utilized -- 2000..............          (34.8)              (27.0)              (6.9)               (96.9)         (165.6)
                                               ------               -----              -----              -------         -------
Accrued restructuring costs -- May 3,
 2000.................................           --                  18.2               16.0                 --              34.2
Restructuring and Implementation
 costs -- 2001........................           33.1                 5.2                6.5                149.5           194.3
Accrual reversal -- 2001..............           (7.9)               (5.1)              (8.0)                --             (21.0)
Amounts utilized -- 2001..............          (25.2)              (13.7)              (7.4)              (149.5)         (195.8)
                                               ------               -----              -----              -------         -------
Accrued restructuring costs -- May 2,
  2001................................         $   --               $ 4.6              $ 7.1              $  --           $  11.7
                                               ======               =====              =====              =======         =======


     Non-cash asset write-downs consisted primarily of long-term asset impairments that were recorded as a direct result of the U.S. Group's decision to exit facilities. Net non-cash asset write-downs totaled $25.2 million in Fiscal Year 2001 and related to property, plant and equipment ($14.9 million) and other current assets ($10.3 million). In Fiscal Year 2000, non-cash asset write-downs totaled $34.8 million and related to property, plant and equipment ($27.0 million) and current assets ($7.8 million). In Fiscal Year 1999, non-cash asset write-downs consisted of property, plant and equipment ($68.2 million), goodwill and other intangibles ($18.7 million) and current assets ($9.8 million). Long-term asset write-downs were based on third-party appraisals, contracted sales prices or management's estimate of salvage value. The carrying value of these long-term assets was approximately $2.4 million at May 3, 2000 and $8.1 million at April 28, 1999. These assets were sold or removed from service by the end of Fiscal Year 2001. The results of operations, related to these assets, including the effect of reduced depreciation were not material. Current asset write-downs included inventory and packaging material, prepaids and other current assets and were determined based on management's estimate of net realizable value.

     Severance charges are primarily related to involuntary terminations and represent cash termination payments to be paid to affected employees as a direct result of the restructuring program. Non-cash pension and postretirement benefit charges related to the approved projects are also included as a component of total severance costs ($13.6 million and $14.0 million in Fiscal Year 2000 and Fiscal Year 1999, respectively).

     Exit costs are primarily related to contract and lease termination costs ($23.8 million of the total $25.7 million net exit costs).

     The U.S. Group has closed or exited all of the five factories that were originally scheduled for closure. In addition, the U.S. Group also exited its can making operations. Management estimates that Operation Excel will impact approximately 2,000 employees with a net reduction in the workforce of approximately 1,700 after

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


expansion of certain facilities. The exit of the U.S. Group's can making operations resulted in a reduction of the U.S. Group's workforce of approximately 500 employees. During Fiscal Year 2001, Fiscal Year 2000 and Fiscal Year 1999, the U.S. Group's workforce had a net reduction of approximately 700 employees, 500 employees and 200 employees respectively. The remaining employee reductions are expected to take place within six months.

6. Related Party Transactions

   Employee Costs

     Certain of Heinz's general and administrative expenses are allocated to the U.S. Group. Total costs allocated include charges for salaries of corporate officers and staff and other Heinz corporate overhead. Total costs charged to the U.S. Group for these services were $28.4 million, $28.7 million and $28.5 million for Fiscal Years 2001, 2000 and 1999, respectively, based on a percent of revenue which represents a reasonable allocation of Heinz's corporate overhead. These costs are recorded in selling, general and administrative expense in the accompanying combined statement of operations.

     Heinz charges the U.S. Group for its share of group health insurance costs for eligible company employees based upon location-specific costs, overall insurance costs and loss experience incurred during a calendar year. In addition, various other insurance coverages are also provided to the U.S. Group through Heinz's consolidated programs. Workers compensation, auto, property, product liability and other insurance coverages are charged directly based on the U.S. Group's loss experience. Amounts charged to the U.S. Group for insurance costs were $80.3 million, $73.7 million and $63.9 million for fiscal years 2001, 2000 and 1999, respectively, and are recorded in selling, general and administrative expenses in the accompanying combined statement of operations.

     Pension costs and postretirement costs are also charged to the U.S. Group based upon eligible employees participating in the Plans. See Note 12.

   Cash Management

     The U.S. Group maintains a cash management arrangement with Heinz. On a daily basis, all available cash is deposited and disbursements are withdrawn. Heinz charges (credits) the U.S. Group interest on the average daily balance maintained in the resulting intercompany account. Net interest (income) expense related to this arrangement, included in the combined statement of income was $3.3 million, $(4.7) million and $(12.2) million in fiscal years 2001, 2000 and 1999, respectively. The interest rate charged to or received by the U.S. Group was 6.73%, 6.57% and 6.79% in fiscal years 2001, 2000 and 1999, respectively.

   Product Sales and Purchases

     The U.S. Group sells and purchases products and services to and from other Heinz affiliates. The result of such transactions is the $75.4 million and $35.8 million balances due from related parties in fiscal years 2001 and 2000, respectively, and the $96.2 million and $63.5 million balances due to related parties in fiscal years 2001 and 2000, respectively. Sales to related parties were $61.1 million, $53.8 million and $58.1 million in fiscal years 2001, 2000 and 1999, respectively, and purchases from related parties were $421.4 million, $543.8 million and $684.7 million in fiscal years 2001, 2000 and 1999, respectively.

   Other Related Party Items

     The U.S. Group sells undivided interests in certain accounts receivable to a Heinz affiliate, Receivables Servicing Company. The U.S. Group sold $1,291.0 million and $1,590.3 million of receivables net of discount expense of $9.4 million and $10.5 million in fiscal years 2001 and 2000, respectively, to RSC. At the fiscal years ending 2001 and 2000, respectively, the U.S. Group had $126.9 million and $124.9 million of receivables sold to

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


RSC. These sales were reflected as reductions of trade accounts receivable. The U.S. Group's contract with RSC will terminate on December 2001.

     Until the fourth quarter of Fiscal Year 2000, the U.S. Group had outstanding notes receivable from Heinz affiliates which are used for working capital purposes and to fund acquisitions. The short-term notes had interest rates ranging from 6.50% to 7.00%. The long-term notes had interest rates ranging from 6.75% to 7.50% with a maturity of May 2003. Interest income earned by the U.S. Group related to these receivables was $104.3 million, $115.9 million and $115.6 million in fiscal years 2001, 2000 and 1999, respectively. In the fourth quarter of Fiscal Year 2000, these notes receivable from related parties were exchanged by the U.S. Group with a subsidiary of Heinz, PM Holding, Inc. (PM Holding), for $1.9 billion of non-voting, 6.5% cumulative non-participating preferred stock of PM Holding. This preferred stock investment is recorded in the Investments in related parties balance on the combined statement of asset and liabilities as of May 2, 2001.

     The U.S. Group paid royalties of $129.1 million, $94.3 million and $96.6 million in fiscal years 2001, 2000 and 1999, respectively, to Promark International, Inc. for the use of trademarks.

     The $35.0 million long-term note receivable on the May 2, 2001 combined statement of assets and liabilities is a receivable from Heinz that earns interest at a rate of 5.25% annually.

     The portion of long-term debt due within one year on the May 2, 2001 and the receivables on the May 3, 2000 combined statements of assets and liabilities includes a $21.0 million and $22.5 million, respectively, interest-bearing loan with a 6.00% interest rate to a related party, Caribbean Fishing Company. In addition, the long-term debt balance on the May 2, 2001 and May 3, 2000 combined statements of assets and liabilities includes a $5.4 million non-interest bearing loan to another related party, Boise Associates, Inc.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


7. Income Taxes

     The following table summarizes the provision for U.S. federal and state taxes on income:

                                             2001          2000         1999
                                           --------      --------     --------
Current:
 U.S. federal..............................$176,776      $227,632     $208,293
 State.....................................    (835)       11,362       11,843
                                           --------      --------     --------
                                            175,941       238,994      220,136
Deferred:
 U.S. federal..............................  25,759        12,929       34,814
 State.....................................   3,658           321          812
                                           --------      --------     --------
                                             29,417        13,250       35,626
                                           --------      --------     --------
Total tax provision .......................$205,358      $252,244     $255,762
                                           ========      ========     ========


     The difference between the U.S. federal statutory tax rate and the U.S. Group's combined effective tax rate are as follows:

                                                  2001       2000       1999
                                                 ------     ------      -----
U.S. federal statutory tax rate ............      35.0%      35.0%      35.0%
State income taxes (net of federal benefit).       0.6        1.1        1.2
Goodwill amortization.......................       1.2        0.9        1.3
Other ......................................       2.9       (1.0)      (0.4)
                                                  ----       ----       ----
Effective tax rate..........................      39.7%      36.0%      37.1%
                                                  ====       ====       ====


     The deferred tax (assets) and deferred tax liabilities recorded on the balance sheet as of May 2, 2001 and May 3, 2000 are as follows:

                                               2001           2000
                                             --------       --------
Depreciation/amortization..............      $242,023       $241,920
Other..................................        21,669          7,554
                                             --------       --------
                                              263,692        249,474
Provision for estimated expenses.......       (39,788)       (40,204)
Operating loss carryforwards...........        (3,171)          (447)
Promotions and advertising.............        (3,436)       (17,729)
Other..................................       (62,205)       (37,974)
                                             --------       --------
                                             (108,600)       (96,354)
                                             --------       --------
Net deferred tax liabilities...........      $155,092       $153,120
                                             ========       ========


     At the end of 2001, net operating loss carryforwards totaled $9.1 million and expire through 2021.

     The U.S. income tax returns of Heinz have been audited by the Internal Revenue Service for all years through 1994.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


8. Debt

                                   Range        Maturity
                                     of          (Fiscal
                                  Interest        Year)       2001       2000
                                  --------        -----       ----       ----
Long-term:
  Revenue bonds.............      3.39-7.70%    2002-2027    $12,392    $14,892
  Promissory notes..........      3.00-6.00     2002-2005      5,081      3,447
  Other.....................      6.00-7.93     2002-2034     36,292     17,730
                                                             -------    -------
Total long-term debt........                                  53,765     36,069
Less portion due within one
      year..................                                  29,833      2,998
                                                             -------    -------
                                                             $23,932    $33,071
                                                             =======    =======


     The amount of long-term debt that matures in each of the four years succeeding 2002 is: $3.7 million in 2003, $0.7 million in 2004, $0.5 million in 2005 and $0.5 million in 2006.

9. Parent Company Investment

     The components of the investment by Heinz as of May 2, 2001 and May 3, 2000 are as follows:

                                                       2001          2000
                                                   ----------     ----------
Parent company investment, beginning of year...    $4,198,271     $3,742,531
Net income.....................................       306,898        448,295
Dividends paid to related parties..............      (350,648)      (306,244)
Net parent advances............................       515,363        313,689
Transfer of investment balance.................       (11,487)            --
                                                   ----------     ----------
Parent company investment, end of year.........    $4,658,397     $4,198,271
                                                   ==========     ==========


10. Supplemental Cash Flow Information

     Net cash paid during the year for:

                                            2001          2000         1999
                                         --------      --------      -------
Interest expense.................        $  1,569      $  1,907      $ 1,244
                                         ========       =======      =======
Details of acquisitions:
  Fair value of assets.............      $247,270      $108,229      $54,319
  Liabilities*.....................        17,354        32,047       31,100
                                         --------       -------      -------
  Cash paid........................       229,916        76,182       23,219
  Less cash acquired...............            --         2,259           --
                                         --------       -------      -------
  Net cash paid for acquisitions...      $229,916       $73,923      $23,219
                                         ========       =======      =======


* Includes obligations to sellers of $4.1 million, $10.4 million and $31.1 million in 2001, 2000 and 1999, respectively.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


11.  Management Incentive Plans

     The U.S. Group's management incentive plan covers officers and other key employees. Participants may elect to be paid on a current or deferred basis. The aggregate amount of all awards may not exceed certain limits in any year. Compensation under the management incentive plan was $4.6 million in 2001, $15.4 million in 2000 and $12.7 million in 1999. In addition, the U.S. Group maintains various other bonus plans that cover other employees of the U.S. Group.

12.  Employee Retirement Benefits

     Employees participate in certain defined benefit pension plans, certain defined contribution plans, and certain stock option plans, all of which are sponsored by Heinz. The U.S. Group also provides post-retirement health care and life insurance benefits for employees who meet the eligibility requirements of the Heinz plans. Retirees share in the cost of these benefits based on age and years of service.

     Heinz allocates costs for the defined benefit plans to the U.S. Group as determined by actuarial valuations. Company contributions to the defined contribution plans amount to a qualified age-related contribution, a matching of employee's contributions up to a specified amount, and for certain employees, supplemental contributions. The pro forma effect of the fair value of stock options on the U.S. Group net income was not determinable as such information is not available on an individual company basis.

     The following (income)/expense was included in the U.S. Group's result of operations:

                                             2001         2000        1999
                                           --------     -------     --------
Defined Benefit Pension Plans..........    $(15,311)    $(8,968)    $(10,598)
Defined Benefit Postretirement Medical.      $9,697      $7,705       $6,915
Defined Contribution Plans.............    $ 17,677     $15,972     $ 17,208

     Employees also participate in the Employee Stock Ownership Plan (ESOP) and the Global Stock Purchase Plan (GSPP). Heinz established the ESOP in 1990 to replace in full or in part the U.S. Group's cash-matching contributions to the
H. J. Heinz Company Employees Retirement and Saving Plan, a 401(k) plan for salaried employees. The GSPP gives employees an option to acquire stock at the lower of 85% of the fair market value of Heinz's stock on the first or last day of a purchase period.

13. Financial Instruments

   Commodity Price Hedging

     The U.S. Group uses commodity futures and options in order to reduce price risk associated with anticipated purchases of raw materials such as corn, soybean oil and soybean meal. Commodity price risk arises due to factors such as weather conditions, government regulations, economic climate and other unforeseen circumstances. Hedges of anticipated commodity purchases which meet the criteria for hedge accounting are designated as cash flow hedges. When using a commodity option as a hedging instrument, the U.S. Group excludes the time value of the option from the assessment of hedge ineffectiveness.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


   Hedge Ineffectiveness

     During Fiscal Year 2000, hedge ineffectiveness related to cash flow hedges was a net loss of $0.4 million, which is reported in the combined statements of operations as other expense.

   Deferred Hedging Gains and Losses

     As of May 2, 2001, the U.S. Group is hedging forecasted transactions for periods not exceeding 12 months, and expects $0.3 million of net deferred loss reported in parent company's investment to be reclassified to earnings within that time frame. During Fiscal Year 2000, the net deferred losses reclassified to earnings because the hedged transaction was no longer expected to occur were not significant.

   Concentrations of Credit Risk

     For Fiscal Year 2000, one customer represented more than 10% of the U.S. Group's sales and the top ten customers represented over 30% of the U.S. Group's sales. The U.S. Group closely monitors the credit risk associated with these customers and has never experienced significant losses.

14.  Segment Data

     Descriptions of the U.S. Group's reportable segments are as follows:

     o Heinz North America - This segment markets ketchup, condiments, sauces, soups, pasta meals and infant foods to the grocery and foodservice channels.

     o U.S. Pet Products and Seafood - This segment markets dry and canned pet food, pet snacks, tuna and other seafood.

     o U.S. Frozen - This segment markets frozen potatoes, entrees, snacks and appetizers.

     The U.S. Group's management evaluates performance based on several factors including net sales and the use of capital resources; however, the primary measurement focus is operating income excluding unusual costs and gains. The accounting policies used are the same as those described in Note 2, "Significant Accounting Policies." Intersegment sales are accounted for at current market values. Items below the operating income line of the combined statements of operations are not presented by segment, since they are excluded from the measure of segment profitability reviewed by the U.S. Group's management.

     The following table presents information about the U.S. Group's reportable segments:

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


                                 May 2, 2001    May 3, 2000    April 28, 1999    May 2, 2001    May 3, 2000    April 28, 1999
Fiscal Year ended                (52 Weeks)     (53 Weeks)      (52 Weeks)       (52 Weeks)     (53 Weeks)      (52 Weeks)
-------------------------------  -----------    -----------    --------------    -----------    -----------    --------------
                                                                        (in thousands)
                                              Net External Sales                              Intersegment Sales
                                  -------------------------------------------       -----------------------------------------
Heinz North America...........    $2,254,867     $2,045,995        $1,871,587       $  2,870       $  3,533          $  2,387
U.S. Pet Products and Seafood.     1,545,274      1,706,496         1,791,745          1,136          3,086             1,379
U.S. Frozen...................     1,138,056      1,036,697         1,023,791              -              -             4,969
                                  -------------------------------------------       -----------------------------------------
   Combined totals............    $4,938,197     $4,789,188        $4,687,123       $  4,006       $  6,619          $  8,735
                                  ===========================================       =========================================
                                                                                            Operating Income (Loss)
                                            Operating Income (Loss)                       Excluding Special Items (a)
                                  -------------------------------------------       -----------------------------------------
Heinz North America...........    $  451,469     $  429,125        $  452,683       $553,569       $522,995          $480,963
U.S. Pet Products and Seafood.       (35,077)        84,092           104,499        116,018        138,725           136,569
U.S. Frozen...................        23,257         96,892            21,786        141,180        124,126           110,310
Non-Operating (c).............        (1,580)          (772)             (570)        (1,580)          (772)             (570)
                                  -------------------------------------------       -----------------------------------------
   Combined totals............    $  438,069     $  609,337        $  578,398       $809,187       $785,074          $727,272
                                  ===========================================       =========================================

                                     Depreciation and Amortization Expense                 Capital Expenditures (b)
                                  -------------------------------------------       -----------------------------------------
Heinz North America...........    $   41,384     $   48,933        $   45,364       $151,850       $112,460          $ 49,307
U.S. Pet Products and Seafood.        42,796         56,642            45,211         10,876         27,248            37,792
U.S. Frozen...................        37,561         34,111            38,403         20,768         75,696            35,098
                                  -------------------------------------------       -----------------------------------------
   Combined totals............    $  121,741     $  139,686        $  128,978       $183,494       $215,404          $122,197
                                  ===========================================       =========================================

                                              Identifiable Assets
                                  -------------------------------------------
Heinz North America...........    $1,514,598     $1,252,728        $  978,525
U.S. Pet Products and Seafood.     1,119,359      1,382,932         1,387,714
U.S. Frozen...................       556,878        741,214           692,533
Non-Operating (c).............     2,410,656      1,691,582         1,529,336
                                  -------------------------------------------
   Combined totals............    $5,601,491     $5,068,456        $4,588,108
                                  ===========================================

---------

(a) Fiscal year ended May 2, 2001 - Excludes net restructuring and implementation costs of Operation Excel as follows: Heinz North America $68.2 million, U.S. Pet Products and Seafood $81.8 million and U.S. Frozen $23.3 million. Excludes restructuring and implementation costs of the Streamline initiative as follows: Heinz North America $15.3 million and U.S. Pet Products and Seafood $69.3 million. Excludes the loss on the sale of The All American Gourmet in U.S. Frozen of $94.6 million. Excludes acquisition costs in Heinz North America $18.5 million.

Fiscal year ended May 3, 2000 - Excludes net restructuring and implementation costs of Operation Excel as follows: Heinz North America $93.9 million, U.S. Pet Products and Seafood $54.6 million and U.S. Frozen $27.2 million.

Fiscal year ended April 28, 1999 - Excludes restructuring and implementation costs of Operation Excel as follows: Heinz North America $27.6 million, U.S. Pet Products and Seafood $26.3 million and U.S. Frozen $102.2 million. Excludes costs related to the implementation of Project Millennia as follows: Heinz North America $0.7 million, U.S. Pet Products and Seafood $5.7 million and U.S. Frozen $2.9 million. Excludes the reversal of unutilized Project Millennia accruals for severance and exit costs in U.S. Frozen of $16.6 million.

(b)  Excludes property, plant and equipment obtained through acquisitions.

(c)  Includes charges/assets not directly attributable to operating segments.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


15. Commitments and Contingencies

   Legal Matters

     Certain suits and claims have been filed against the U.S. Group and have not been finally adjudicated. These suits and claims when finally concluded and determined, in the opinion of management, based upon the information that it presently possesses, will not have a material adverse effect on the U.S. Group's combined financial position, results of operations or liquidity.

   Lease Commitments

     Operating lease rentals for warehouse, production, office facilities and equipment amounted to $35.4 million in 2001, $24.6 million in 2000 and $23.6 million in 1999. At May 2, 2001, future lease payments for non- cancellable operating leases totaled $59.9 million, (2002 -- $9.9 million, 2003 -- $12.1million, 2004 -- $11.9 million, 2005 -- $11.0 million, 2006 -- $10.2 million and thereafter -- $4.8 million).

   Purchase Commitments

     The U.S. Group entered into an agreement on August 14, 2000 with Metal Packaging Holdings, B.V. (Impress) Impress to purchase from Impress metal cans and ends annually of approximately $90 million for a ten year term.

16. Advertising Costs

     Advertising costs for fiscal years 2001, 2000 and 1999 were $211.0 million, $189.1 million and $205.7 million, respectively.

17.  Subsequent Events

     On May 3, 2001, Heinz simplified its U.S. corporate structure and established two companies for the management of U.S. trademarks and for U.S. treasury functions. As a result, all of the operations of the U.S. Group are now being conducted by H. J. Heinz Finance Company and its wholly-owned subsidiaries (collectively, Heinz Finance), and H. J. Heinz Company, L.P. (Heinz LP). Heinz LP owns or leases the operating assets involved in manufacturing for the U.S. Group throughout the United States which were contributed by Heinz and its subsidiaries, together with other assets and liabilities, to Heinz LP and manages the business. In addition, as part of the realignment, the Heinz Finance assumed $2.9 billion of Heinz's outstanding senior unsecured debt and accrued interest by becoming co-obligor with Heinz.

     On July 6, 2001, Heinz Finance raised $325 million via the issuance of Voting Cumulative Preferred Stock, Series A with a liquidation preference of $100,000 per share. The Series A Preferred shares are entitled to receive quarterly dividends at a rate of 6.226% per annum and are required to be redeemed for cash on July 15, 2008. In addition, Heinz Finance issued $750 million of 6.625% Guaranteed Notes due July 15, 2011. The proceeds were used for general corporate purposes, including retiring commercial paper borrows and financing acquisitions and ongoing operations.

     During the first quarter of Fiscal Year 2002, the U.S. Group completed the acquisition of Borden Food Corporation's pasta sauce and dry bouillon and soup business. Under this transaction, the U.S. Group acquired such brands as Classico pasta sauces, Aunt Millie's pasta sauce, Mrs. Grass Recipe soups and Wyler's bouillons and soups.

     During the second quarter of Fiscal Year 2002, the U.S. Group acquired Anchor Food Products branded retail business which includes the retail licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers and

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


the Poppers brand of retail appetizer lines. Also during the second quarter of Fiscal Year 2002, the U.S. Group completed the acquisition of Delimex Holdings, Inc. (Delimex), a leading maker of frozen Mexican food products. Delimex is a leading U.S. producer of frozen taquitos, tightly rolled fried corn or flour tortillas with fillings such as beef, chicken or cheese. Delimex also makes quesadillas, tamales and rice bowls. Pro forma results of the U.S. Group, assuming the acquisitions had been made at the beginning of the periods presented, would not be materially different from the results reported.

                  H.J. Heinz Finance Company and Subsidiaries
               Consolidated and Combined Statements of Operations
            Nine months ended January 30, 2002 and January 31, 2001


                                                                   Nine months ended
                                                          ----------------------------------------
                                                          January 30, 2002        January 31, 2001
                                                               FY 2002                FY 2001
                                                          ----------------        ----------------
                                                                       (Unaudited)
                                                                      (In thousands)
Sales..................................................       $3,095,761             $3,520,667
Cost of products sold..................................        1,847,838              2,142,884
                                                              ----------             ----------
Gross profit...........................................        1,247,923              1,377,783
Selling, general and administrative expenses...........          707,733                770,641
Royalty expense to related parties.....................          125,775                 72,807
                                                              ----------             ----------
Operating income.......................................          414,415                534,335
Interest income........................................           29,860                 93,421
Interest expense.......................................          156,962                  6,571
Dividends from related parties.........................           99,923                     --
Other expenses, net....................................            5,176                 16,960
                                                              ----------             ----------
Income before income taxes, minority interest and
  cumulative effect of account change..................          382,060                604,225
Provision for income taxes.............................           35,836                223,502
                                                              ----------             ----------
Income before minority interest and cumulative
  effect of accounting change..........................          346,224                380,723
Minority interest......................................         (285,726)                    --
                                                              ----------             ----------
Income before cumulative effect of account change......           60,498                380,723
Cumulative effect of accounting change.................               --                 (4,849)
                                                              ----------             ----------
Net income.............................................       $   60,498             $  375,874
                                                              ==========             ==========


     See notes to condensed consolidated and combined financial statements.

                  H.J. Heinz Finance Company and Subsidiaries
               Condensed Consolidated and Combined Balance Sheets
                        January 30, 2002 and May 2, 2001


                                                                     January 30, 2002      May 2, 2001(1)
                                                                          FY 2002             FY 2001
                                                                     ----------------      --------------
                                                                                   (Unaudited)
                                                                                 (in thousands)
Assets
Current assets:
 Cash and cash equivalents....................................            $    9,589         $      393
 Receivables, net.............................................               682,572            506,447
 Due from related parties.....................................               187,368             75,429
 Short-term notes receivable from related parties.............               894,880                  -
 Inventories..................................................               783,917            655,170
 Deferred income taxes........................................                 4,395             50,042
 Prepaid expenses and other current assets....................               152,050             49,428
                                                                          ----------         ----------
   Total current assets.......................................             2,714,771          1,336,909
Property, plant and equipment.................................             1,507,334          1,608,514
 Less accumulated depreciation................................               664,581            738,731
                                                                          ----------         ----------
   Total property, plant and equipment, net...................               842,753            869,783
Long-term notes receivable from related parties...............                35,000             35,000
Investments in related parties................................             1,895,245          1,895,245
Other investments.............................................               195,475            201,438
Intangible assets, net........................................             1,900,022          1,208,294
Other noncurrent assets.......................................                64,821             54,822
                                                                          ----------         ----------
   Total other noncurrent assets..............................             4,090,563          3,394,799
                                                                          ----------         ----------
   Total assets...............................................            $7,648,087         $5,601,491
                                                                          ==========         ==========
Liabilities and Shareholders' Equity
Current liabilities:
 Short-term debt..............................................            $   43,455         $        -
 Portion of long-term debt due within one year................               501,576             29,833
 Accounts payable.............................................               277,995            321,222
 Due to related parties.......................................               229,930             96,221
 Other accrued liabilities....................................               219,475            224,384
                                                                          ----------         ----------
   Total current liabilities..................................             1,272,431            671,660
Long-term debt................................................             4,215,495             23,932
Deferred income taxes.........................................                 9,422            205,134
Deferred income...............................................                33,259             29,684
Other liabilities.............................................                 5,986             12,684
Minority interest.............................................             1,601,455                  -
Mandatorily Redeemable Series A Preferred shares..............               325,000                  -
Shareholders' equity:
 Common stock.................................................                    11                  -
 Additional Capital...........................................               135,386                  -
 Retained earnings............................................                49,876                  -
 Accumulated other comprehensive (loss).......................                  (234)                 -
 Parent company's investment..................................                     -          4,658,397
                                                                          ----------         ----------
   Total shareholders' equity.................................               185,039          4,658,397
                                                                          ----------         ----------
   Total liabilities and shareholders' equity.................            $7,648,087         $5,601,491
                                                                          ==========         ==========

---------
(1) Summarized from audited Fiscal Year 2001 balance sheet


    See notes to condensed consolidated and combined financial statements.

                  H.J. Heinz Finance Company and Subsidiaries
          Condensed Consolidated and Combined Statements of Cash Flows
            Nine months ended January 30, 2002 and January 31, 2001


                                                                                               Nine months Ended
                                                                                    ---------------------------------------
                                                                                    January 30, 2002       January 31, 2001
                                                                                         FY 2002                FY 2001
                                                                                    ----------------       ----------------
                                                                                                  (Unaudited)
                                                                                                 (in thousands)
Operating Activities:
Cash used by operating activities..............................................         $ (388,589)             $(244,673)
                                                                                        ----------              ---------
Investing Activities:
 Capital expenditures..........................................................            (51,888)              (108,666)
 Proceeds from disposals of property, plant and equipment......................              3,046                     --
 Acquisition, net of cash acquired.............................................           (777,718)              (161,008)
 Investment The Hain Celestial Group, Inc......................................                 --                (79,743)
 Other items, net..............................................................            (14,395)                36,200
                                                                                        ----------              ---------
   Cash used for investing activities..........................................           (840,955)              (313,217)
                                                                                        ----------              ---------
Financing Activities:
 Payments on long-term debt....................................................             (9,179)              (310,029)
 Proceeds from long-term debt..................................................            751,059                323,928
 Proceeds from (payments on) commercial paper and short-term borrows, net......            270,131                   (217)
 Distribution to Partners......................................................            (96,835)                    --
 Dividends.....................................................................            (10,622)              (316,678)
 Net parent advances...........................................................                 --                870,023
 Proceeds from mandatorily redeemable Series A preferred shares................            325,000                     --
 Other items, net..............................................................               (548)                    --
                                                                                        ----------              ---------
   Cash provided by financing activities.......................................          1,229,006                567,027
                                                                                        ----------              ---------
Net (decrease) increase in cash and cash equivalents...........................               (538)                 9,137
Cash and cash equivalents, beginning of period.................................             10,127                  2,322
                                                                                        ----------              ---------
Cash and cash equivalents, end of period.......................................         $    9,589              $  11,459
                                                                                        ==========              =========


     See notes to condensed consolidated and combined financial statements.

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

                                  (Unaudited)

1.  Basis of Presentation

     On May 3, 2001, H. J. Heinz Company ("Heinz") reorganized its U.S. corporate structure and established two primary companies for the management of U.S. trademarks and for U.S. treasury functions. As a result, all of the business operations of Heinz's domestic operations ("the U.S. Group") are now being conducted by H. J. Heinz Finance Company and its wholly-owned subsidiaries (collectively, "Heinz Finance"), and H. J. Heinz Company, L.P. ("Heinz LP"). Heinz Finance has limited partnership interests in Heinz LP. Heinz Finance assumed primary liability for approximately $2.9 billion of Heinz's outstanding senior unsecured debt and accrued interest by becoming co-obligor with Heinz.

     Heinz LP owns or leases the operating assets involved in manufacturing throughout the United States which were contributed by Heinz and its subsidiaries, together with other assets and liabilities, to Heinz LP and manages the business. Heinz LP has two classes of limited partnership interests, Class A and Class B. Heinz Finance, directly and through wholly-owned subsidiaries, owns the Class B interests. Heinz, directly and through wholly-owned subsidiaries, owns the Class A interests. Heinz Management Company, a wholly-owned subsidiary of Heinz, is the managing General Partner of Heinz LP and employs the salaried personnel of the U.S. Group. The minority interest amounts on the January 30, 2002 statement of income and balance sheet represents the Class A and General Partner limited partnership interest in Heinz LP.

     The preparation of the January 31, 2001 and May 2, 2001 financial statements include the use of "carve out" and "push down" accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the parent company level or an affiliate of Heinz, which related to or were incurred on behalf of the U.S. Group, have been identified and allocated or pushed down as appropriate to reflect results of the U.S. Group for the periods presented. See Note 9, for a further discussion regarding Heinz parent company costs.

     As a result of the finalizing of the reorganization, certain assets and liabilities which are included in the May 2, 2001 "carve out" balance sheet, were not contributed to Heinz Finance. Substantially all finished goods inventories of the U.S. Group remained assets of Heinz and were not contributed to Heinz LP. These retained inventories result in reduced sales and operating results in Fiscal Year 2002 when compared to Fiscal Year 2001.

2. The results for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year due to the seasonal nature of the business of Heinz Finance. In the opinion of management, all adjustments which are of a normal and recurring nature, necessary for a fair statement of the results of operations of these interim periods have been included.

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

3.  Inventories

     The composition of inventories at the balance sheet dates was as follows:

                                              January 30,       May 2,
                                                 2002            2001
                                              -----------      ---------
                                                   (in thousands)
Finished goods and work-in-process.......       $624,059       $515,315
Packaging material and ingredients.......        159,858        139,855
                                                --------       --------
                                                $783,917       $655,170
                                                ========       ========


4.  Taxes

     The provision for income taxes consists of provisions for federal and state income taxes. The tax provision in the January 30, 2002 financial statements declined significantly since Heinz Finance has no tax obligation on the minority partners' interest in Heinz LP's income.

5.  Restructuring

     In the fourth quarter of Fiscal Year 2000, Heinz announced a restructuring initiative named "Streamline" which includes an organizational restructuring aimed at reducing overhead costs and the consolidation of Heinz Finance's canned pet food production to Bloomsburg, Pennsylvania (which resulted in ceasing canned pet food production at Heinz Finance's Terminal Island, California facility).

     The major components of the restructuring charge and implementation costs and the remaining accrual balances as of January 30, 2002 were as follows:

                                                                  Employee
                                                Non-Cash        Termination
                                                 Asset         and Severance      Accrued Exit      Implementation
                                              Write-Downs          Costs              Costs              Costs          Total
                                              -----------      -------------      ------------      --------------      -----
                                                                                (in millions)
Restructuring and Implementation
 costs-Fiscal Year 2000...................       $34.7              $15.4             $22.8               $11.8         $84.7
Amounts utilized-Fiscal Year 2000 ........       (34.7)              (5.8)             (1.7)              (11.8)        (54.0)
                                                 -----              -----             -----               ----          -----
Accrued restructuring costs-May 2, 2001 ..         -                 $9.6             $21.1                 -           $30.7
Implementation Costs-Fiscal Year 2002.....         -                  -                 -                   1.2           1.2
Amounts utilized-Fiscal Year 2002.........         -                 (2.5)             (8.5)               (1.2)        (12.2)
Liability assumed by related party-Fiscal
 Year 2002................................         -                 (3.8)             (0.6)                -            (4.4)
                                                 -----              -----             -----               ----          -----
 Accrued restructuring costs-August 1,
   2001...................................         -                $ 3.3             $12.0                 -           $15.3
                                                 =====              =====             =====               ====          =====


     During the first nine months of Fiscal Year 2002, Heinz Finance incurred implementation costs totaling $1.2 million pretax, which consisted of incremental costs directly related to the implementation of the Streamline initiative. Pretax charges of $1.1 million were classified as cost of products sold and $0.1 million as selling, general

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

and administrative expenses ("SG&A"). In addition, Heinz Management Company, a wholly-owned subsidiary of Heinz, assumed a portion of the Heinz Finance's restructuring liability as a result of the realignment that occurred on May 3, 2001.

     During the first nine months of Fiscal Year 2002, Heinz Finance utilized $11.0 million of severance and exit cost accruals, principally for ceasing canned pet food production in its Terminal Island, California facility and its overhead reduction plan.

6.  Acquisitions

     During the second quarter of Fiscal Year 2002, Heinz Finance acquired Anchor Food Products branded retail business which includes the retail licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers and the Poppers brand of retail appetizer lines. Also during the second quarter of Fiscal Year 2002, Heinz Finance completed the acquisition of Delimex Holdings, Inc., a leading maker of frozen Mexican food products. Delimex is a leading U.S. producer of frozen taquitos, tightly rolled fried corn and flour tortillas with fillings such as beef, chicken or cheese. Delimex also makes quesadillas, tamales and rice bowls.

     During the first quarter of Fiscal Year 2002, Heinz Finance completed the acquisition of Borden Food Corporation's pasta sauce and dry bouillon and soup business. Under this transaction, Heinz Finance acquired such brands as Classico pasta sauces, Aunt Millie's pasta sauce, Mrs. Grass Recipe soups, Wyler's bouillons and soups. Heinz Finance also made another smaller acquisition.

     The above acquisitions have been accounted for as purchases and, accordingly, the respective purchase prices have been allocated to the respective assets and liabilities based upon their estimated fair values as of the acquisition dates. Final allocations of the purchase prices are not expected to differ significantly from the preliminary allocations. Operating results of the businesses acquired have been included in the consolidated and combined statements of income from the respective acquisition dates forward.

     Pro forma results of Heinz Finance, assuming all of the acquisitions had been made at the beginning of each period presented, would not be materially different from the results reported.

7.  Recently Adopted Accounting Standards

     In Fiscal Year 2001, Heinz Finance changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin (SAB) 101, "Revenue Recognition in Financial Statements." Under the new accounting method, adopted retroactive to May 4, 2000, Heinz Finance recognizes revenue upon the passage of title, ownership and risk of loss to the customer. The cumulative effect adjustment of $4.8 million in net income as of May 4, 2000, was recognized during the first six months of Fiscal Year 2001. The Fiscal Year 2001 first nine months amounts include the effect of the change in accounting for revenue recognition.

8.  Recently Issued Accounting Standards

     In September 2000, the FASB Emerging Issues Task Force (the "EITF") issued new guidelines entitled "Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products". In addition, during May 2000, the EITF issued new guidelines entitled "Accounting for Certain Sales Incentives". Both of these issues provide guidance primarily on income statement classification of consideration from a vendor to a purchaser of the vendor's products, including both customers and consumers. Generally, cash consideration is to be classified as a reduction of revenue, unless specific criteria are met regarding goods or services that the vendor may receive in return for this consideration.

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

     In the fourth quarter of Fiscal Year 2002, Heinz Finance will reclassify promotional payments to its customers and the cost of consumer coupons and other cash redemption offers from SG&A to net sales. Heinz Finance is currently assessing the combined impact of both issues, however, we believe that, based on historic information, sales could be reduced up to 7 to 8%. SG&A would be correspondingly reduced such that net earnings would not be affected.

     In June 2001, the FASB issued SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets". These standards require that all business combinations be accounted for using the purchase method and that goodwill and intangible assets with indefinite useful lives should not be amortized but should be tested for impairment at least annually, and they provide guidelines for new disclosure requirements. These standards outline the criteria for initial recognition and measurement of intangibles, assignment of assets and liabilities including goodwill to reporting units and goodwill impairment testing.

     The provisions of SFAS 141 and 142 apply to all business combinations after June 30, 2001. We have not fully assessed the potential impact of the adoption of SFAS No. 142 which is effective for us in Fiscal Year 2003. The reassessment of intangible assets, including the ongoing impact of amortization, must be completed during the first quarter of Fiscal Year 2003. The assignment of goodwill to reporting units, along with completion of the first step of the transitional goodwill impairment tests, must be completed during the first six months of Fiscal Year 2003.

     In June 2001, the FASB approved SFAS 143, "Accounting for Asset Retirement Obligations." SFAS 143 addresses accounting for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and the normal operation of a long-lived asset, except for certain obligations of lessees. This standard is effective for fiscal years beginning after June 15, 2002. Heinz Finance does not expect that the adoption of this standard will have a significant impact on the consolidated financial statements.

     In October 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-lived Assets." SFAS No. 144 clarifies and revises existing guidance on accounting for impairment of plant, property, and equipment, amortized intangibles, and other long-lived assets not specifically addressed in other accounting literature. This standard will be effective for Heinz Finance beginning in Fiscal Year 2003. Heinz Finance does not expect that the adoption of this standard will have a significant impact on the consolidated financial statements.

9.  Related Party Transactions

   Employee Costs

     Certain of Heinz's general and administrative expenses are allocated to Heinz Finance. In Fiscal Year 2001, total costs allocated include charges for salaries of corporate officers and staff and other Heinz corporate overhead. In Fiscal Year 2002, these costs primarily include a management charge of all salaried employee costs from the Heinz Management Company which is the general partner of Heinz LP. Total costs charged to Heinz Finance for these services were $252.6 million and $20.5 million for the nine months ended January 30, 2002 and January 31, 2001, respectively. These costs are recorded as selling, general and administrative expense in the accompanying condensed consolidated and combined statements of income.

     Heinz charges Heinz Finance for its share of group health insurance costs for eligible company employees based upon location-specific costs, overall insurance costs and loss experience incurred during a calendar year. In addition, various other insurance coverages are also provided to Heinz Finance through Heinz's consolidated programs. Workers compensation, auto, property, product liability and other insurance coverages are charged directly based on Heinz Finance's loss experience. Amounts charged to Heinz Finance for insurance costs were

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

$45.8 million and $60.7 million for the nine months ended January 30, 2002 and January 31, 2001, respectively, and are recorded in selling, general and administrative expense in the accompanying consolidated and combined statement of income.

     Pension costs and postretirement costs are also charged to Heinz Finance based upon eligible employees participating in the Plans.

   Cash Management

     In Fiscal Year 2001, the U.S. Group maintained a cash management arrangement with Heinz. On a daily basis, all available cash was deposited and disbursements were withdrawn. Heinz charged (credited) the U.S. Group's interest on the average daily balance maintained in the resulting intercompany account. Net interest expense related to this arrangement, included in the combined statement of income was $9.3 million for the nine months ended January 31, 2001. The interest rate charged to or received by the U.S. Group was 6.83% for the nine months ended January 31, 2001.

     Beginning in Fiscal Year 2002, Heinz Finance became the treasury center for cash management and debt financing for all of Heinz's domestic operations resulting in the $894.8 million of short term notes receivable with related parties on the January 30, 2002 condensed consolidated balance sheet. An average interest rate of 3.21% was charged on these notes resulting in $27.5 million of interest income for the nine months ended January 30, 2002.

   Product sales and purchases

     Heinz Finance sells and purchases products and services to and from other Heinz affiliates. The results of such transactions are the $187.4 million and $75.4 million balances due from related parties as of January 30, 2002 and May 2, 2001, respectively, and the $229.9 million and $96.2 million balances due to related parties as of January 30, 2002 and May 2, 2001, respectively. Sales to related parties were $37.6 million and $50.3 million in the nine months ended January 30, 2002 and January 31, 2001, respectively, and purchases from related parties were $258.7 million and $338.4 million in the nine months ended January 30, 2002 and January 31, 2001, respectively.

   Other related party items

     Heinz Finance sells undivided interests in certain accounts receivable to a Heinz affiliate, Receivables Servicing Company (RSC). Heinz Finance sold $619.2 million and $1,291.0 million of receivables net of discount expense of $2.8 million and $9.4 million for the nine months ended January 30, 2002 and the year ended May 2, 2001, respectively, to RSC. As of January 30, 2002 and the year ended May 2, 2001, respectively, Heinz Finance had $0 million and $126.9 million of receivables sold to RSC. These sales were reflected as reductions of trade accounts receivable. Heinz Finance ceased the factoring of its receivables to RSC in October 2001. Heinz Finance's contract with RSC terminated in December 2001.

     Until the fourth quarter of Fiscal Year 2001, Heinz Finance had outstanding notes receivable from Heinz affiliates which are used for working capital purposes and to fund acquisitions. The short-term notes had interest rates ranging from 6.50% to 7.00%. The long-term notes had interest rates ranging from 6.75% to 7.50% with a maturity of May 2003. Interest income earned by Heinz Finance related to these receivables was $90.7 million for the nine months ended January 31, 2001. In the fourth

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

quarter of Fiscal Year 2001, these notes receivable from related parties were exchanged by Heinz Finance with a subsidiary of Heinz, PM Holding, Inc. ("PM Holding"), for $1.9 billion of non-voting, 6.5% cumulative non- participating preferred stock of PM Holding. This dividend amounted to $99.9 million for the first nine months of Fiscal Year 2002. This preferred stock investment is recorded in the Investments in related parties balance on the condensed consolidated and combined balance sheets as of January 30, 2002 and May 2, 2001.

     Heinz Finance paid royalties of $125.8 million and $72.8 million for the nine months ended January 30, 2002 and January 31, 2001, respectively, to Promark International, Inc., an indirect subsidiary of Heinz, for the use of trademarks.

     The $35.0 million long-term note receivable from related parties recorded on the accompanying condensed consolidated and combined balance sheets relates to a receivable from Heinz that was contributed to Heinz Finance in exchange for common stock of Heinz Finance.

     Heinz Finance received an administrative fee from Heinz for acting as the agent in the sale of the retained inventory discussed in Note (1). This fee was $10.2 million for the nine months ended January 30, 2002, which is recorded as income in SG&A expense in the accompanying consolidated statement of income.

10.  Long-term Debt

     The amount of long-term debt that matures in each of the four years following 2002 is: $450.1 million in 2003, $0.5 million in 2004, $259.0 million in 2005, and $0.5 million in 2006.

Long-term debt                                                Maturity
(dollars in thousands)                Range of Interest     (Fiscal Year)     January 30, 2002        May 2, 2001
---------------------                 -----------------     -------------     ----------------        -----------
Commercial Paper..................           Variable                             $1,380,527            $     -
Revenue Bonds.....................       3.25 - 7.12%         2002-2020            1,810,352             12,392
Promissory notes..................       5.00 - 7.002%        2003-2028            1,507,210              5,081
Other.............................                                                    18,982             36,292
                                                                                  ----------            -------
Total long-term debt..............                                                 4,717,071             53,765
Less portion due within one year..                                                   501,576             29,833
                                                                                  ----------            -------
                                                                                  $4,215,495            $23,932
                                                                                  ==========            =======


     On September 6, 2001, Heinz Finance, Heinz and a group of domestic and international banks entered into a $1.50 billion credit agreement which expires in September 2006 and an $800 million credit agreement which expires in September 2002. These credit agreements, which support Heinz Finance's commercial paper program, replaced the $2.30 billion credit agreement which expired on September 6, 2001. As of January 30, 2002, $1.38 billion of commercial paper was outstanding and classified as long-term debt due to the long-term nature of the supporting credit agreement.

     On July 6, 2001, Heinz Finance raised $325 million via the issuance of Voting Cumulative Preferred Stock, Series A with a liquidation preference of $100,000 per share. The Series A Preferred shares are entitled to receive quarterly dividends at a rate of 6.226% per annum and are required to be redeemed for cash on July 15, 2008. In addition, Heinz Finance issued $750 million of 6.625% Guaranteed Notes due July 15, 2011 which are guaranteed

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

by Heinz. The proceeds were used for general corporate purposes, including retiring commercial paper borrows, financing acquisitions and ongoing operations.

11.  Comprehensive Income

                                                            Nine Months
                                                               Ended
                                                         ----------------
                                                         January 30, 2002
                                                              FY 2002
                                                         ----------------
Net income..............................................      $60,498
Deferred gains/(losses) on derivatives:
 Net change from periodic revaluations..................           51
 Net amount reclassified to earnings....................          (24)
                                                              -------
Comprehensive income....................................      $60,525
                                                              =======


12.  Segment Data

     Descriptions of Heinz Finance's reportable segments are as follows:

     o Heinz North America - This segment manufactures, markets and sells ketchup, condiments, sauces, soups, pasta meals and infant foods to the grocery and foodservice channels.

     o U.S. Pet Products and Seafood - This segment manufactures, markets and sells dry and canned pet food, pet snacks, tuna and other seafood.

     o U.S. Frozen - This segment markets frozen potatoes, entrees, snacks and appetizers.

     Heinz Finance's management evaluates performance based on several factors including net sales and the use of capital resources; however, the primary measurement focus is operating income excluding unusual costs and gains. Intersegment sales are accounted for at current market values. Items below the operating income line of the consolidated and combined statements of income are not presented by segment, since they are excluded from the measure of segment profitability reviewed by Heinz Finance management.

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

     The following tables present information about Heinz Finance's reportable segments:

                                                                                Nine Months Ended
                                                                     ---------------------------------------
                                                                     January 30, 2002       January 31, 2001
                                                                          FY 2002                FY 2001
                                                                     ----------------       ----------------
                                                                                  (in thousands)

Net external sales:
          Heinz North America...................................            $1,477,443             $1,613,509
          U.S. Pet Products and Seafood.........................               785,944              1,123,310
          U.S. Frozen...........................................               832,374                783,848
                                                                            ----------             ----------
            Consolidated and combined totals....................            $3,095,761             $3,520,667
                                                                            ==========             ==========

Intersegment sales:
          Heinz North America...................................            $      155             $    2,305
          U.S. Pet Products and Seafood.........................                    -                   1,136
          U.S. Frozen...........................................                    17                      -
                                                                            ----------             ----------
            Consolidated and combined totals....................            $      172             $    3,441
                                                                            ==========             ==========

Operating income (loss):
          Heinz North America...................................            $  248,291             $  402,442
          U.S. Pet Products and Seafood.........................                63,826                 43,916
          U.S. Frozen...........................................               104,333                 88,869
          Non-Operating (b).....................................                (2,035)                  (892)
                                                                            ----------             ----------
            Consolidated and combined totals....................            $  414,415             $  534,335
                                                                            ==========             ==========

Operating income (loss) excluding special items (a):
          Heinz North America...................................            $  248,291             $  442,966
          U.S. Pet Products and Seafood.........................                64,997                109,455
          U.S. Frozen...........................................               104,333                106,033
          Non-Operating (b).....................................                (2,035)                  (892)
                                                                            ----------             ----------
            Consolidated and combined totals....................            $  415,586             $  657,562
                                                                            ==========             ==========

---------

(a) Nine Months ended January 30, 2002 - Excludes implementation costs of Streamline as follows: U.S. Pet Products and Seafood $1.2 million.

     Nine Months ended January 31, 2001 - Excludes implementation and net restructuring costs of Operation Excel as follows: Heinz North America $40.5 million, U.S. Pet Products and Seafood $65.5 million and U.S. Frozen $17.2 million.

(b)  Includes charges/assets not directly attributable to operating segments.


13.  Financial Instruments

     Heinz Finance utilizes certain financial instruments to manage its commodity price and interest rate exposures.

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

   Commodity Price Hedging

     Heinz Finance uses commodity futures and options in order to reduce price risk associated with anticipated purchases of raw materials such as corn, soybean oil and soybean meal. Commodity price risk arises due to factors such as weather conditions, government regulations, economic climate and other unforeseen circumstances. Hedges of anticipated commodity purchases which meet the criteria for hedge accounting are designated as cash flow hedges. When using a commodity option as a hedging instrument, Heinz Finance excludes the time value of the option from the assessment of hedge effectiveness.

   Interest Rate Hedging

     Heinz Finance uses interest rate swaps to manage interest rate exposure. These derivatives are designated as cash flow hedges or fair value hedges depending on the nature of the particular risk being hedged.

     During Fiscal Year 2002, Heinz Finance entered into interest rate swap agreements to convert the interest rate exposure on certain of Heinz Finance's existing long-term debt from fixed to floating. The weighted average fixed rate of the associated debt is 6.433%. The aggregate notional amount of these swaps is $1.3 billion and their average duration is 12 years.

   Hedge Ineffectiveness

     During the nine months ended January 30, 2002, hedge ineffectiveness related to cash flow hedges was immaterial.

   Deferred Hedging Gains and Losses

     As of January 30, 2002, Heinz Finance is hedging forecasted transactions for periods not exceeding 12 months, and expects $0.2 million of net deferred gain reported in accumulated other comprehensive income to be reclassified to earnings within that time frame.

14.  Commitments and Contingencies

   Legal Matters

     Certain suits and claims have been filed against the U.S. Group and have not been finally adjudicated. These suits and claims when finally concluded and determined, in the opinion of management, based upon the information that it presently possesses, will not have a material adverse effect on the U.S. Group's combined financial position, results of operations or liquidity.

   Purchase Commitments

     The U.S. Group entered into an agreement on August 14, 2000 with Impress to purchase from Impress metal cans and ends annually in an amount of approximately $90 million for a ten year term.

15.  Subsequent Event

     On March 7, 2002, Heinz Finance issued $700 million of 6.00% Guaranteed Notes due March 15, 2012 and $550 million of 6.75% Guaranteed Notes due March 15, 2032, which are guaranteed by Heinz. The proceeds will

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

be used to retire commercial paper borrowings. Heinz Finance converted $750 million of the new debt fixed to floating through interest rate swap agreements.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO ACQUIRE THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO ACQUIRE THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER, EXCHANGE OR SALE IS NOT PERMITTED.


                  Subject to Completion, dated March 27, 2002
PROSPECTUS

              , 2002

                           [H. J. Heinz Company LOGO]


                          H. J. Heinz Finance Company
                               Offer to Exchange
                  $700,000,000 6.00% Guaranteed Notes due 2012
                  $550,000,000 6.75% Guaranteed Notes due 2032

                                      for

                $700,000,000 6.00% New Guaranteed Notes due 2012
                $550,000,000 6.75% New Guaranteed Notes due 2032
               both unconditionally and irrevocably guaranteed by
                              H. J. Heinz Company

                            -----------------------


     We are offering to exchange up to $700,000,000 of our 6.00% guaranteed notes due 2012 and $550,000,000 of our 6.75% guaranteed notes due 2032 (collectively, the "New Notes") which will be registered under the Securities Act of 1933, as amended, for up to $700,000,000 of our issued and outstanding 6.00% guaranteed notes due 2012 and $550,000,000 of our issued and outstanding 6.75% guaranteed notes due 2032 (collectively, the "Old Notes"). We are offering to issue the New Notes to satisfy our obligations contained in the exchange and registration rights agreement we entered into when the Old Notes were sold in transactions in reliance on Rule 144A and Regulation S under the Securities Act. The New Notes are unconditionally and irrevocably guaranteed by
H. J. Heinz Company, "Heinz" or the "Guarantor."

     The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes.

     The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on o, 2002 unless extended.

     You should carefully review the risk factors on page o of this prospectus.

                            -----------------------


     To exchange your Old Notes for New Notes of the same series:

     o You must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent by 5:00 p.m., New York City time, on o, 2002.

     o If your Old Notes are held in book-entry form at The Depository Trust Company, "DTC," you must instruct DTC, through your signed letter of transmittal, that you want to exchange your Old Notes for New Notes. When the exchange offer closes, your DTC account will be changed to reflect your exchange of Old Notes for New Notes.

     o You should read the section called "The Exchange Offer" for additional information on how to exchange your Old Notes for New Notes.

                            -----------------------


     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            -----------------------
                               TABLE OF CONTENTS
                            -----------------------

                                                                           Page
                                                                           ----
Forward-Looking Statements....................................................2
Where You Can Find More Information...........................................3
Incorporation of Certain Documents by Reference...............................4
Summary.......................................................................5
Risk Factors..................................................................9
No Cash Proceeds.............................................................11
Ratio of Earnings to Fixed Charges...........................................11
Overview of Entity Structure, Reorganization and Financial
  Statement Presentation.....................................................12
Heinz Finance Selected Historical Consolidated and Combined
  Financial Data.............................................................14
H. J. Heinz Company..........................................................16
Heinz Selected Consolidated Financial Data...................................16
Management's Discussion and Analysis of Financial Condition and
  Results of Operation.......................................................18
Business.....................................................................35
Related Party Transactions ..................................................42
Management...................................................................43
Description of the New Notes.................................................48
The Exchange Offer...........................................................57
Taxation.....................................................................65
Plan of Distribution.........................................................66
Notice to Investors..........................................................67
Validity of the New Notes....................................................67
Experts......................................................................68
Index to Combined Financial Statements of H. J. Heinz Finance Company.......F-1


                          ---------------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus (including the information incorporated by reference in this prospectus) contains statements that constitute forward-looking statements. These statements appear in a number of places in this prospectus or the documents incorporated by reference and include statements regarding the intent, belief or current expectations of, and with respect to, the H. J. Heinz Finance Company, or "Heinz Finance," or its officers or Heinz with respect to future events or the results of operations and financial condition of Heinz, Heinz Finance and their subsidiaries and involve known and unknown risks, uncertainties and other factors. In some cases, you can identify forward-looking statements in this document by words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "potential," "should" or the negative of those terms or similar expressions. Such statements reflect the current views of Heinz Finance or of Heinz with respect to future events and are subject to certain risks, uncertainties and assumptions. The following is a non-exclusive list of important factors which may affect the business and results of operations of Heinz Finance and/or Heinz.

     o Changes in laws and regulations, including changes in food and drug laws, accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations) and environmental laws;

     o Competitive product and pricing pressures and the ability to gain or maintain share of sales in the global market as a result of actions by competitors and others;

     o Fluctuations in the cost and availability of raw materials and the ability to maintain favorable supplier arrangements and relationships;

     o The impact of higher energy costs on the cost of producing, transporting and distributing products;

     o The ability to generate sufficient cash flows to support capital expenditures and general operating activities;

     o The inherent risks in the marketplace associated with new product or packaging introductions, including uncertainties about trade and consumer acceptance;

     o The ability to achieve sales and earnings forecasts, which are based on assumptions about sales volume, product mix and other items;

     o The ability to integrate acquisitions and joint ventures into existing operations;

     o The ability to achieve cost savings objectives, including the continued implementation of our restructuring programs;

     o The impact of unforeseen economic and political changes in markets where we compete, such as currency exchange rates, inflation rates, recession, foreign ownership restrictions and other external factors over which we have no control;

     o    Interest rate fluctuations and other capital market conditions;

     o    The effectiveness of advertising, marketing and promotional programs;

     o Weather conditions, which could impact demand for our products and the supply and cost of raw materials;

     o The ability to maintain our profit margin in the face of a consolidating retail environment; and

     o The ability to offset the reduction in volume and revenue resulting from participation in categories experiencing declining consumption rates.

     Such forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and actual results may differ from those in such forward-looking statements as a result of various factors. The information in this prospectus identifies important factors that could cause such differences.

     See also the factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the Guarantor's Annual Report on Form 10-K for the fiscal year ended May 2, 2001 and "Where You Can Find More Information" and "Risk Factors" both in this prospectus.


                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form S-4 that we have filed with the Securities and Exchange Commission, the "Commission," under the Securities Act of 1933, as amended, the "Securities Act." This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the New Notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

     After the effectiveness of the registration statement, we will become subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will file reports and other information with the Commission. You may read and copy any reports and information statements and other information we file at the public reference facilities of the Securities and Exchange Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 233 Broadway, New York, New York 10279, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You may obtain copies of those materials from the Commission by mail at prescribed rates. You should direct requests to Securities and Exchange Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a website (www.sec.gov) that will contain reports and other information filed by us. In addition, for so long as any of the Old Notes remains outstanding, we have agreed to make available to any holder or purchaser of the Old Notes or the New Notes in connection with any sale thereof the information required by Rule 144A(d) (4) under the Securities Act.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Heinz is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, Heinz files reports, proxy statements and other information with the Commission. Those reports, proxy statements and other information can be inspected and copied at the public reference facilities that the Commission maintains at the above mentioned address, and at the Commission's regional offices located in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on its public reference rooms. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal offices referred to above, or over the Internet at the Commission's web site at the above mentioned web address.

     The following documents filed with the Commission are incorporated by reference in and made a part of this prospectus: Heinz's Annual Report on Form 10-K for the fiscal year ended May 2, 2001, its Quarterly Reports on Form 10-Q for the three months ended August 1, 2001, the three and six months ended October 31, 2001 and the three and nine months ended January 30, 2002 and its Current Reports on Form 8-K dated June 26, 2001, September 17, 2001 and November 13, 2001.

     Any statement contained in a document all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this prospectus.

     We will provide without charge to each person to whom this prospectus has been delivered, upon such person's written or oral request, a copy of any document referenced in or incorporated by reference into this prospectus. Requests for such copies should be directed to the Corporate Affairs Department, H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230-0057; telephone number (412) 456-6000.

     To obtain timely delivery, you must request the information no later than o, 2002, or five business days prior to the expiration date of the exchange offer if the exchange offer is extended.

     You should rely only on the information contained in this prospectus or that we have referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the New Notes in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, as well as information Heinz has previously filed with the Commission and are incorporating by reference, is accurate only as of the date on the front cover of this prospectus. Our and Heinz's business, financial condition, results of operations and prospects may have changed since that date.

                                    SUMMARY

     The following summary contains basic information about us, Heinz, the New Notes and this exchange offer. It may not contain all the information that is important to you in making your investment decision. More detailed information appears elsewhere in this prospectus and in our consolidated and combined financial statements and accompanying notes and in Heinz's consolidated financial statements and accompanying notes that we incorporate by reference. "The Exchange Offer" and the "Description of the New Notes" sections of this prospectus contain more detailed information regarding the terms and conditions of the exchange offer and the New Notes. References in this prospectus to the terms "we," "us," "our," "Heinz Finance" or the "Issuer" refer to H. J. Heinz Finance Company and its consolidated subsidiaries and to the terms "Heinz" or the "Guarantor" refer to H. J. Heinz Company.


                              H. J. Heinz Company

                                (The Guarantor)

     H. J. Heinz Company was incorporated under the laws of the Commonwealth of Pennsylvania on July 27, 1900. In 1905, it succeeded to the business of a partnership operating under the same name that had developed from a food business founded in 1869 at Sharpsburg, Pennsylvania by Henry J. Heinz. The principal executive offices of Heinz are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219. The principal products of Heinz include ketchup, condiments and sauces, frozen food, pet food, soups, beans and pasta meals, tuna and other seafood products, infant food and other processed food products.


                          H. J. Heinz Finance Company

                                  (The Issuer)

     We are engaged in the business of acquiring, holding and financing equity and debt investments in subsidiaries that own and operate the U.S. businesses historically operated by Heinz. Heinz Finance has been, directly or indirectly, a wholly-owned subsidiary of Heinz since 1983 and had no significant operating history until Heinz completed a reorganization of its corporate organization in the United States on May 3, 2001. As a result of the reorganization, all of the U.S. business operations that had historically been conducted by Heinz through its Heinz USA division and eight subsidiary corporations, are now conducted by Heinz Finance.

                               The Exchange Offer

Issuer..............................   H. J. Heinz Finance Company

New Notes...........................   Up to $700,000,000 aggregate principal
                                       amount of our new 6.00% guaranteed
                                       notes due 2012 and up to $550,000,000
                                       aggregate principal amount of our new
                                       6.75% guaranteed notes due 2032.

The Exchange Offer..................   We are offering to issue the New Notes
                                       in exchange for a like principal amount
                                       of outstanding Old Notes  that we
                                       issued on March 7, 2002.  We are
                                       conducting this exchange offer to
                                       satisfy our obligations contained in the exchange and registration rights agreement we entered into when we sold the Old Notes in transactions pursuant to Rule 144A and Regulation S under the Securities Act.

                                       The Old Notes were subject to transfer
                                       restrictions that will not apply to the
                                       New Notes so long as you are acquiring
                                       the New Notes in the ordinary course of
                                       your business, you are not participating in a distribution of the New Notes and you are not an affiliate of ours.

Maturity............................   The notes due 2012 will mature on March
                                       15, 2012 and the notes due 2032 will
                                       mature on March 15, 2032.

Interest Payment Dates..............   March 15 and September 15 of each year
                                       commencing from the most recent date to
                                       which interest has been paid on the Old
                                       Notes or, if no interest has been paid,
                                       from March 7, 2002.

Redemption..........................   The Issuer may choose to redeem some or
                                       all of the New Notes at any time. If
                                       the Issuer chooses to do so, it will
                                       mail a notice of redemption to the
                                       holders of the New Notes not less than
                                       30 days and not more than 60 days
                                       before the redemption occurs.

Payment of Additional Amounts.......   The Issuer shall pay all stamp and
                                       other duties, if any, which may be
                                       imposed by the United States or the
                                       United Kingdom or any political
                                       subdivision thereof or taxing authority
                                       thereof or therein with respect to the
                                       issuance, transfer, exchange or
                                       conversion of the New Notes. The Issuer
                                       will not be required to make any
                                       payment with respect to any other tax,
                                       assessment or governmental charge
                                       imposed by any government or any
                                       political subdivision thereof or taxing
                                       authority therein.

Ranking.............................   The New Notes will be unsecured and
                                       will rank equally with all our other
                                       unsecured indebtedness and other
                                       obligations.

Guarantee...........................   The New Notes will be unconditionally
                                       and irrevocably guaranteed by Heinz.

No Cash Proceeds....................   We will not receive any proceeds from
                                       the issuance of the New Notes.

Form of the New Notes...............   The New Notes will be issued in the
                                       form of one or more global securities
                                       which will be deposited with, or on
                                       behalf of, DTC and registered in the
                                       name of Cede & Co., DTC's nominee.
                                       Beneficial interests in the global
                                       securities will be represented through
                                       book-entry accounts of financial
                                       institutions acting on behalf of
                                       beneficial owners as direct and
                                       indirect participants in DTC.

Governing Law.......................   The New Notes, the guarantee and the
                                       indenture will be governed by New York
                                       law.

Tenders, Expiration Date, Withdrawal   The exchange offer will expire at 5:00
                                       p.m., New York City time, on    , 2002
                                       unless it is extended.  To tender
                                       your Old Notes you must follow the
                                       detailed procedures described under the
                                       heading "The Exchange Offer--Procedures
                                       for Tendering" including special
                                       procedures for certain beneficial owners and broker- dealers. If you decide to exchange your Old Notes for New Notes, you must acknowledge that you do not intend to engage in and have no arrangement with any person to participate in a distribution of the New
                                       Notes. If you decide to tender your Old
                                       Notes pursuant to the exchange offer,
                                       you may withdraw them at any time prior
                                       to 5:00 p.m., New York City time, on the expiration date.

Federal Income Tax Consequences.....   Your exchange of Old Notes for New
                                       Notes pursuant to the exchange offer
                                       will not result in a gain or loss to
                                       you.

Exchange Agent......................   Bank One Trust Company is the exchange
                                       agent for the exchange offer.

Failure to Exchange Your Old Notes..   If you fail to exchange your Old Notes
                                       for New Notes in the exchange offer,
                                       your Old Notes will continue to be
                                       subject to transfer restrictions and
                                       you will not have any further rights
                                       under the exchange and registration
                                       rights agreement, including any right
                                       to require us to register your Old
                                       Notes or to pay any additional interest.

Trading Market......................   To the extent that Old Notes are
                                       tendered and accepted in the  exchange
                                       offer, your ability to sell untendered,
                                       and tendered but unaccepted, Old Notes
                                       could be adversely affected.  There may
                                       be no trading market for the Old Notes.

                                       There can be no assurance that an
                                       active public market for the New Notes
                                       will develop or as to the liquidity of
                                       any market that may develop for the New
                                       Notes, the ability of holders to sell
                                       the New Notes, or the price at which
                                       holders would be able to sell the New
                                       Notes.  For more details, see the
                                       section called  "Notice to Investors."


   General Indenture Provisions Applicable to the New Notes and the Old Notes

Indenture...........................   The New Notes will be issued under the
                                       same indenture as the Old Notes.

No Limit on Debt....................   The indenture does not limit the amount
                                       of debt that we may issue or provide
                                       holders any protection should we be
                                       involved in a highly leveraged
                                       transaction.

Restrictions on Secured Debt........   If the Guarantor or any Restricted
                                       Subsidiary shall after the date of the
                                       Indenture incur or guarantee any Debt
                                       secured by a Mortgage on any Principal
                                       Property of the Guarantor or any
                                       Restricted Subsidiary, or on any share
                                       of stock or Debt of any Restricted
                                       Subsidiary, the Guarantor
                                       will secure or cause such Restricted
                                       Subsidiary to secure the Notes, equally
                                       and ratably with (or, at the option of
                                       the Guarantor, prior to) such secured
                                       Debt, unless the aggregate amount of all such secured Debt would not exceed 10% of Consolidated Net Assets. These restrictions will not apply in some circumstances. (All terms are defined under "Description of the New Notes -
                                       Certain Definitions.")

Events of Default...................   Each of the following is an event of
                                       default with respect to the Notes under
                                       the indenture:

                                       o  default in the payment of any
                                          installment of interest for 30 days
                                          after becoming due;

                                       o  default in the payment of principal
                                          when due;

                                       o  default in the deposit of any
                                          sinking fund payment when due;

                                       o  default by Heinz Finance or the
                                          Guarantor in the performance or
                                          breach of any other covenant or
                                          warranty in the Notes or the
                                          Indenture for 90 days after notice;

                                       o  certain events of bankruptcy,
                                          insolvency or reorganization with
                                          respect to Heinz Finance or the
                                          Guarantor; or

                                       o  the Guarantor contests the validity
                                          or enforceability of the Guarantee
                                          or related obligations.

                                  RISK FACTORS

     In addition to the information set forth elsewhere in this prospectus, you should consider carefully the factors set forth below before exchanging your Old Notes for New Notes.

Heinz's and Heinz Finance's Business Is Subject to Numerous Risks

     We produce a broad range of food products and we acquire, hold and finance equity and debt investments in subsidiaries that own and operate the U.S. business of Heinz. Accordingly, the results of operations and financial condition of our business and of the business of Heinz are subject to certain risks and uncertainties, including:

     o Changes in laws and regulations, including changes in food and drug laws, accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations) and environmental laws;

     o Competitive product and pricing pressures and the ability to gain or maintain share of sales in the global market as a result of actions by competitors and others;

     o Fluctuations in the cost and availability of raw materials and the ability to maintain favorable supplier arrangements and relationships;

     o The impact of higher energy costs on the cost of producing, transporting and distributing products;

     o The ability to generate sufficient cash flows to support capital expenditures and general operating activities;

     o The inherent risks in the marketplace associated with new product or packaging introductions, including uncertainties about trade and consumer acceptance;

     o The ability to achieve sales and earnings forecasts, which are based on assumptions about sales volume, product mix and other items;

     o The ability to integrate acquisitions and joint ventures into existing operations;

     o The ability to achieve cost savings objectives, including the continued implementation of our restructuring programs;

     o The impact of unforeseen economic and political changes in the markets where we compete, such as currency exchange rates, inflation rates, recession, foreign ownership restrictions and other external factors over which we have no control;

     o    Interest rate fluctuations and other capital market conditions;

     o The effectiveness of our advertising, marketing and promotional programs;

     o Weather conditions, which could impact demand for our products and the supply and cost of raw materials;

     o The ability to maintain our profit margin in the face of a consolidating retail environment; and

     o The ability to offset the reduction in volume and revenue resulting from participation in categories experiencing declining consumption rates.

No Operating History; Risk of Future Revisions in Policies and Strategies

     Prior to May 2001, Heinz Finance was an inactive subsidiary of Heinz and had no relevant operating history. Since May 2001, Heinz Finance has operated the historical U.S. business of Heinz. Although the U.S. business of Heinz consisted of business entities with established operations, these businesses have no operating history as a combined entity. As a result, there can be no assurances regarding the future results of operations or financial condition of Heinz Finance. Amendments or changes to our bylaws, and changes in our operating policies and strategies, may be made from time to time at the discretion of the board of directors and, in the case of the bylaws, by the holders of capital stock of Heinz Finance entitled to vote generally in the election of directors.

We Depend Upon Our Subsidiaries to Service Our Debt

     We are a holding company and derive all of our operating income from our subsidiaries. Our primary source of cash to pay principal of and interest on the New Notes is from cash distributions, dividends and other payments from our subsidiaries. The payment of dividends by our subsidiaries is subject to the declaration of dividends by those subsidiaries' boards of directors, and our subsidiaries are not obligated to pay dividends. The distribution of cash by H.
J. Heinz Company, LP, "Heinz LP," is subject to the discretion of the general partner of Heinz LP (Heinz Management Company, "HMC," a wholly owned subsidiary of the Guarantor). Our subsidiaries' ability to make such payments may also be restricted by, among other things, applicable state laws and other laws and regulations. In addition, our right and the rights of our creditors, including holders of the New Notes, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary. The New Notes will be unconditionally guaranteed by Heinz. In addition, a liquidity agreement between Heinz and Heinz Finance provides a credit facility that may be drawn upon by Heinz Finance subject to its terms, in the event of a cash shortfall.

An Active Trading Market For Our New Notes May Not Develop

     There is no established trading market for the New Notes since they are a new issue of securities. We do not intend to apply for the listing of any New Notes on a national securities exchange. We cannot assure you as to the liquidity of the public market for the New Notes or that any active public market for the New Notes will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected.

Old Notes are Subject to Transfer Restrictions and May Not Have An Active Trading Market

     If you fail to exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to transfer restrictions and you will not have any further rights under the exchange and registration rights agreement, including any right to require us to register your Old Notes or to pay any additional interest.

                                NO CASH PROCEEDS

     This exchange offer is intended to satisfy certain of our obligations under the exchange and registration rights agreement. We will not receive any proceeds from the issuance of the New Notes and have agreed to pay the expenses of the exchange offer. In consideration for issuing the New Notes as contemplated in the registration statement, of which this prospectus is a part, we will receive in exchange Old Notes in like principal amount. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer." The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our outstanding debt.


                     RATIO OF EARNINGS TO FIXED CHARGES(1)

                            Nine  months ended                                       Years Ended
                         -------------------------   ----------------------------------------------------------------------------
                         January 30,   January 31,   May 2, 2001   May 3, 2000   April 28, 1999   April 29, 1998   April 30, 1997
                            2002          2001       (52 weeks)    (53 weeks)      (52 weeks)       (52 weeks)       (52 weeks)
                         -----------   -----------   -----------   -----------   --------------   --------------   --------------
H. J. Heinz Company...   4.87          4.12           2.79          5.83           3.88             5.29             2.56
H. J. Heinz Finance
 Company(2)...........   3.39         37.14          22.36         46.75          49.76            44.04             8.13

---------
(1) The ratios of earnings to fixed charges were calculated by dividing earnings by fixed charges. Earnings were calculated by adding income before income taxes, interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), the interest component of rental expense and the amortization of capitalized interest. Fixed charges were calculated by adding interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), capitalized interest and the interest component of rental expense.

(2) The ratios of earnings to fixed charges for the periods prior to January 30, 2002 relate to the U.S. Group and are not representative of the expected ratio of earnings to fixed charges for Heinz Finance as debt was not allocated to the U.S. Group prior to the reorganization discussed in this prospectus.

                 OVERVIEW OF ENTITY STRUCTURE, REORGANIZATION,
                      AND FINANCIAL STATEMENT PRESENTATION

Reorganization

     On the first day of fiscal year 2002 (May 3, 2001) Heinz reorganized the structure of its U.S. business as follows:

     o Operations. All of the U.S. business operations, formerly conducted through eight subsidiaries and a division of Heinz were consolidated into Heinz LP. Heinz Management Company, a wholly-owned subsidiary of Heinz, is the general partner of Heinz LP and holds a 1% partnership interest. The limited partner interests in Heinz LP consist of "Class A" and "Class B" interests as described under "Business--General." Heinz owns all of the Class A interests. Heinz Finance owns all of the Class B interests.

     o Treasury. U.S. cash management and treasury activities were transferred to Heinz Finance. On the day of the reorganization, Heinz Finance assumed then outstanding term debt obligations of Heinz in the amount of $2.57 billion and $258 million of the commercial paper obligations of Heinz. Since the reorganization, Heinz Finance has issued term debt and commercial paper in its own name as described under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Financial Position." All of the debt of Heinz Finance is unconditionally guaranteed by Heinz and is included on the consolidated balance sheet of Heinz.

          On July 6, 2001, Heinz Finance issued $325 million of preferred stock to outside investors. The preferred shares are entitled to elect 25% of the directors of Heinz Finance and, if declared, are entitled to receive dividends at a rate of 6.226% per annum.

     o Trademarks. Substantially all of the trademarks used in the U.S. businesses (including "Heinz," "Star- Kist," "Ore-Ida," "Smart Ones," "9-Lives" and "Kibbles 'n Bits"), are owned by Promark International Inc., an indirect subsidiary of Heinz, and are licensed to us.

     The following diagram provides a summary overview of the ownership structure and significant affiliate relationships of Heinz Finance and Heinz.

     [A graphic appears here depicting the basic corporate structure of H. J. Heinz Finance Company. The graphic shows H. J. Heinz Company as the owner of the common stock of Heinz Finance, and unrelated investors as the owners of the preferred stock of Heinz Finance. Heinz Finance is shown as the owner of the Class B interests in H. J. Heinz Company, LP, and Heinz is shown as the owner of the Class A and General Partner inerests in H. J. Heinz Company, LP.]

Financial Statement Presentation

     For all Heinz financial reporting and disclosure purposes, Heinz Finance and its subsidiaries (including Heinz LP) are treated as fully consolidated subsidiaries. All of the assets, liabilities, results of operations and cash flows of these entities are included in the Heinz consolidated financial statements. All of the intercompany transactions and accounts are eliminated within the Heinz consolidated financial statements. The preferred shares issued by Heinz Finance are shown as minority interest in the Heinz consolidated financial statements.

     Heinz Finance's consolidated financial statements include the assets and liabilities, results of operations and cash flows of Heinz LP and all other subsidiaries of Heinz Finance. In the Heinz Finance consolidated statements, the general partner and Class A interests in Heinz LP, that are held by Heinz, are reflected as minority interest.

     The financial statements and the related management's discussion and analysis of financial condition and results of operations included herein for periods ending on or before May 2, 2001 relate to the U.S. businesses that were contributed to Heinz Finance on May 3, 2001. Results for these periods have been prepared using "carve-out" and "push-down" accounting methods. With respect to periods ending on or before May 2, 2001, the corporations and businesses described above are referred to as the "U.S. Group."

     For a more complete discussion of the presentation of the Heinz financial statements, please refer to the consolidated financial statements and accompanying notes included in Heinz's 2001 Annual Report on Form 10-K, which is incorporated herein by reference.

               HEINZ FINANCE SELECTED HISTORICAL CONSOLIDATED AND
                            COMBINED FINANCIAL DATA


     The following table presents selected historical financial data of the U.S. Group. The following data, insofar as it relates to each of the fiscal years 1998 and 1997, has been derived from annual financial statements of Heinz and was prepared utilizing the domestic segment information in the Heinz annual reports and removing those items that are not part of the U.S. Group's operations. The data for the fiscal years ended May 2, 2001, May 3, 2000 and April 28, 1999 (Fiscal Year 2001, Fiscal Year 2000 and Fiscal Year 1999, respectively) has been derived from financial statements audited by PricewaterhouseCoopers LLP, independent accountants. Combined statements of assets and liabilities at May 2, 2001 and May 3, 2000 and the related combined statements of operations and of cash flows for the three years ended May 2, 2001 and notes thereto appear elsewhere in this prospectus.

     The data for the nine-month periods ended January 30, 2002 and January 31, 2001 have been derived from unaudited financial statements also appearing herein and which, in the opinion of Heinz Finance management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of results for the unaudited interim periods.

                                    Nine months ended                                  Fiscal year ended
                                --------------------------      -----------------------------------------------------------------
                                January 30,    January 31,      May 2,        May 3,      April 28,      April 29,     April 30,
                                   2002           2001           2001          2000          1999          1998           1997
                                -----------    -----------      ------        ------      ---------      ---------     ---------
                                                              (52 Weeks)    (53 Weeks)    (52 Weeks)    (52 Weeks)     (52 Weeks)
                                                                          (In thousands)
Sales.......................     $3,095,761     $3,520,667    $4,938,197    $4,789,188    $4,687,123     $4,542,948     $4,360,524
Operating income............        414,415        534,335       438,069       609,337       578,398        664,858        170,167
Interest expense............        156,962          6,571        10,278         7,138         6,266          7,621         29,649
Net income..................         60,498        375,874       306,898       448,295       432,757            --             --
Current portion - long-term
 debt.......................        501,576         28,890        29,833         2,998        51,384         12,421          2,496
Long-term debt..............      4,215,495         25,283        23,932        33,071        25,594         47,063         56,206
Preferred stock.............        325,000            --            --            --            --             --             --
Total assets................      7,648,087      5,893,255     5,601,491     5,068,456     4,588,108      4,730,030      5,944,697

     The results for the nine months ended January 30, 2002 include implementation costs for Streamline (as defined below) of $1.2 million pretax.

     The results for the nine months ended January 31, 2001 include Operation Excel (as defined below) costs of $101.7 million pretax.

     The 2001 results include restructuring and implementation costs of $84.7 million pretax relating to Streamline and net restructuring and implementation costs of $173.3 million pretax for Operation Excel. Results also include a loss of $94.6 million on the sale of The All American Gourmet business and attempted acquisition cost of $18.5 million pretax.

     The 2000 results include net restructuring and implementation costs of $175.8 million pretax for Operation Excel.

     The 1999 results include net restructuring and implementation costs of $156.1 million pretax for Operation Excel and costs of $9.4 million pretax related to the implementation of Project Millennia (as defined below), offset by the reversal of unutilized Project Millennia accruals for severance and exit costs of $16.6 million pretax.

     The 1998 results include costs of $30.2 million pretax related to the implementation of Project Millennia.

     The 1997 results include a pretax charge for Project Millennia restructuring and implementation costs of $455.8 million.

     Project Millennia was a reorganization and restructuring program commencing in the fourth quarter of the fiscal year ended April 30, 1997, which was designed to strengthen the U.S. Group's core businesses and improve profitability and global growth. Key initiatives focused on process changes and product line rationalizations. Operation Excel was a growth and restructuring initiative that commenced in the fiscal year ended April 28, 1999, which created manufacturing centers of excellence, focused the product portfolio, realigned management teams and invested in growth activities. In the fourth quarter of Fiscal 2001, Heinz announced a restructuring initiative named "Streamline." This initiative includes worldwide organization restructuring aimed at reducing overhead costs, the close of Heinz's tuna operations in Puerto Rico, the consolidation of the North American canned pet food production to Bloomsburg, Pennsylvania, and the divestiture of our fleet of fishing boats and related equipment.

                              H. J. HEINZ COMPANY

     H. J. Heinz Company was incorporated under the laws of the Commonwealth of Pennsylvania on July 27, 1900. In 1905, it succeeded to the business of a partnership operating under the same name that had developed from a food business founded in 1869 at Sharpsburg, Pennsylvania by Henry J. Heinz. The principal executive offices of Heinz are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219. The principal products of Heinz include ketchup, condiments and sauces, frozen food, pet products, soups, beans and pasta meals, tuna and other seafood products, infant food and other processed food products.


                   HEINZ SELECTED CONSOLIDATED FINANCIAL DATA

     The following tables contain selected financial data for H. J. Heinz Company and its consolidated subsidiaries. The income statement data for the fiscal years ended May 2, 2001 (Fiscal Year 2001), May 3, 2000 (Fiscal Year
2000) and April 28 1999 (Fiscal Year 1999), and the balance sheet data as of May 2, 2001 and May 3, 2000 are derived from the consolidated financial statements included in the Heinz's 2001 Annual Report on Form 10-K, which is incorporated herein by reference, and which were audited by PricewaterhouseCoopers LLP, whose reports also appear in the Annual Report. The income statement data for the fiscal years ended April 29, 1998 (Fiscal Year
1998) and April 30, 1997 (Fiscal Year 1997) and the balance sheet data as of April 28, 1999, April 29, 1998 and April 30, 1997 are derived from consolidated financial statements audited by PricewaterhouseCoopers LLP, but not incorporated by reference in this prospectus.

     The unaudited income statement data for the nine months ended January 30, 2002 and January 31, 2001 and the unaudited balance sheet data as of January 30, 2002 are derived from the Guarantor's unaudited condensed consolidated financial statements for the nine months ended January 30, 2002 and January 31, 2001 included in the Heinz's Quarterly Report on Form 10-Q for the nine months ended January 30, 2002, which is incorporated herein by reference. In the opinion of Heinz management, such unaudited income statement and balance sheet data include all adjustments, consisting of those of a normal and recurring nature, necessary for a fair statement of results of operations for those interim periods on a basis substantially consistent with that of the audited financial statements.

     For all Heinz financial reporting and disclosure purposes, Heinz Finance and its subsidiaries (including Heinz LP) are treated as fully consolidated subsidiaries. All of the assets and liabilities, results of operations and cash flows of these entities are included in the Heinz consolidated financial statements. All of the intercompany transactions and accounts are eliminated within the Heinz consolidated financial statements. The preferred shares issued by Heinz Finance are shown as minority interest in the Heinz consolidated financial statements.

                                       Nine months ended                                            Fiscal year ended

                                January 30,    January 31,     May 2,          May 3,        April 28,      April 29,     April 30,
                                    2002           2001         2001            2000           1999           1998           1997
                                -----------    -----------   ----------      ----------     ----------     ----------     ----------
                                                             (52 Weeks)      (53 Weeks)     (52 Weeks)     (52 Weeks)     (52 Weeks)
                                                                      (In thousands)
Sales.......................   $7,301,932     $6,737,631     $9,430,422      $9,407,949     $9,299,610     $9,209,284     $9,357,007
Operating income............    1,180,739      1,111,088        982,354       1,733,099      1,109,312      1,520,330        756,271
Interest expense............      220,824        249,515        322,957         269,748        258,813        258,616        274,746
Net income..................      610,375        648,533        478,012         890,553        474,341        801,566        301,871
Net income per share-
diluted.....................         1.73           1.85           1.36            2.47           1.29           2.15           0.81
  Net income per share-basic         1.75           1.87           1.37            2.51           1.31           2.19           0.82
Short-term debt and
 current portion of
 long-term debt.............      774,841      3,096,379      1,870,834         176,575        904,207        339,626      1,163,442
Long-term debt,
 exclusive of current
 portion....................    4,864,133      1,894,561      3,014,853       3,935,826      2,472,206      2,768,277      2,283,993
Preferred stock.............          111            126            126             139            173            199            241
Total assets................   10,092,287      9,148,736      9,035,150       8,850,657      8,053,634      8,023,421      8,437,787
Cash dividends per
 common share...............       1.2025         1.1525         1.5450          1.4450         1.3425         1.2350         1.1350


     The results for the nine months ended January 30, 2002 include restructuring charges and implementation costs for Streamline of $16.2 million pretax.

     The results for the nine months ended January 31, 2001 include net Operation Excel costs of $206.9 million pretax and a pretax loss of $5.6 million, which represented Heinz's equity loss associated with The Hain Celestial Group's fourth quarter results which included charges for its merger with Celestial Seasonings.

     The 2001 results include restructuring and implementation costs of $298.8 million pretax for the Streamline initiative, net restructuring and implementation costs of $288.5 million pretax for Operation Excel, a benefit of $93.2 million from tax planning and new tax legislation in Italy, a loss of $94.6 million pretax on the sale of The All American Gourmet business, attempted acquisition costs of $18.5 million pretax, a loss of $5.6 million pretax which represents Heinz's equity loss associated with The Hain Celestial Group's fourth quarter results which included charges for its merger with Celestial Seasonings and the after-tax impact of adopting SAB No. 101 and SFAS No. 133 of $16.9 million. See Notes 3 and 4 to the Consolidated Financial Statements of Heinz for the fiscal year ended May 2, 2001 incorporated by reference in this prospectus.

     The 2000 results include net restructuring and implementation costs of $392.7 million pretax for Operation Excel, a pretax contribution of $30.0 million to the H. J. Heinz Company Foundation, costs related to Heinz's Ecuador tuna processing facility of $20.0 million pretax, a gain of $464.6 million pretax on the sale of the Weight Watchers classroom business and a gain of $18.2 million pretax on the sale of an office building in the United Kingdom.

     The 1999 results include restructuring and implementation costs of $552.8 million pretax for Operation Excel and costs of $22.3 million pretax related to the implementation of Project Millennia, offset by the reversal of unutilized Project Millennia accruals for severance and exit costs of $25.7 million pretax and a gain of $5.7 million pretax on the sale of the bakery products units.

     Results recorded in 1998 include costs of $84.1 million pretax related to the implementation of Project Millennia, offset by the gain on the sale of the Ore-Ida frozen foodservice business, $96.6 million pretax.

     Results recorded in 1997 include a pretax charge for Project Millennia restructuring and implementation costs of $647.2 million. These charges were partially offset by gains recognized on the sale of the New Zealand ice cream business, $72.1 million pretax and real estate in the United Kingdom, $13.2 million pretax.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with our unaudited condensed consolidated and combined financial statements, the notes to our unaudited condensed consolidated and combined financial statements, our combined financial statements and the notes to our combined financial statements included elsewhere in this prospectus. This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. Please see "Forward-Looking Statements" and "Risk Factors" for a discussion of the uncertainties, risks and assumptions associated with these statements.

Overview

   Reorganization

     On the first day of fiscal year 2002 (May 3, 2001) Heinz reorganized the structure of its U.S. business as follows:

     o Operations. All of the U.S. business operations, formerly conducted through eight subsidiaries and a division of Heinz were consolidated into Heinz LP. Heinz Management Company, a wholly-owned subsidiary of Heinz, is the general partner of Heinz LP and holds a 1% partnership interest. The limited partner interests in Heinz LP consist of "Class A" and "Class B" interests as described under "Business-General." Heinz owns all of the Class A interests. Heinz Finance owns all of the Class B interests.

     o Treasury. U.S. cash management and treasury activities were transferred to Heinz Finance. On the day of the reorganization, Heinz Finance assumed all of the then outstanding term debt obligations of Heinz in the amount of $2.57 billion and $258 million of the commercial paper obligations of Heinz. Since the reorganization, Heinz Finance has issued term debt and commercial paper in its own name as described under "-Liquidity and Financial Position." All of the debt of Heinz Finance is unconditionally guaranteed by Heinz.

          On July 6, 2001, Heinz Finance issued $325 million of preferred stock to outside investors. The preferred shares are entitled to elect 25% of the directors of Heinz Finance and, if declared, are entitled to receive dividends at a rate of 6.226% per annum.

     o Trademarks. Substantially all of the trademarks used in the U.S. businesses (including "Heinz," "Star- Kist," "Ore-Ida," "Smart Ones," "9-Lives" and "Kibbles 'n Bits"), are owned by Promark International Inc., an indirect subsidiary of Heinz, and are licensed to us.

   Financial Statement Presentation

     For all Heinz financial reporting and disclosure purposes, Heinz Finance and its subsidiaries (including Heinz LP) are treated as fully consolidated subsidiaries. All of the assets, liabilities, results of operations and cash flows of these entities are included in the Heinz consolidated financial statements. All of the intercompany transactions and accounts are eliminated within the Heinz consolidated financial statements. The preferred shares issued by Heinz Finance are shown as minority interest in the Heinz consolidated financial statements.

     Heinz Finance's consolidated financial statements include the assets and liabilities, results of operations and cash flows of Heinz LP and all other subsidiaries of Heinz Finance. In the Heinz Finance consolidated statements, the general partner and Class A interests in Heinz LP that are held by Heinz are reflected as minority interest.

     The financial statements and the related management's discussion and analysis of financial condition and results of operations included herein for periods ending on or before May 2, 2001 relate to the U.S. businesses that were contributed to Heinz Finance on May 3, 2001. Results for these periods have been prepared using "carve-out" and "push-down" accounting methods. With respect to periods ending on or before May 2, 2001, the corporations and businesses described above are referred to as the "U.S. Group."

     Certain assets and liabilities which are included in the Fiscal Year 2001 "carve out" balance sheet were not contributed to Heinz Finance. Substantially all finished goods inventories of the U.S. Group remained assets of Heinz. These retained inventories resulted in reduced sales and operating results of Heinz Finance for the nine months ended January 30, 2002 when compared to the nine months ended January 31, 2001 and will result in reduced sales and operating results of Heinz Finance in the fiscal year ending May 1, 2002 ("Fiscal Year 2002") when compared to Fiscal Year 2001. The sales and operating results related to the retained inventories were recorded on the consolidated financial statement of Heinz.

   Segment Data

     We report our business in three segments as follows:

     o Heinz North America - This segment manufactures, markets and sells ketchup, condiments, sauces, soups, pasta meals and infant foods to the grocery and foodservice channels.

     o U.S. Pet Products and Seafood - This segment manufactures, markets and sells dry and canned pet food, pet snacks, tuna and other seafood products.

     o U.S. Frozen - This segment manufactures, markets and sells frozen potatoes, entrees, snacks and appetizers.

   Discussion of Critical Accounting Policies

     In the ordinary course of business, Heinz Finance has made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States of America. Our results could differ significantly from those estimates under different assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results and require management's most difficult, subjective and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

     Marketing Costs - In order to support Heinz Finance's products, we offer various marketing programs to our customers which reimburse them for a portion or all of their promotional activities related to our products. We regularly review and revise, when deemed necessary, estimates of our costs for these marketing programs based on estimates of what has been incurred by our customers. Our actual costs incurred by Heinz Finance may differ significantly if factors such as the level and success of our customers' programs or other conditions differ from our expectations.

     Inventories

     Inventories are stated at the lower of cost or market value. Cost is principally determined by the first-in, first- out method. We record adjustments to the value of inventory based upon our forecasted plans to sell our inventories. The physical condition (e.g., age and quality) of the inventories is also considered in establishing our valuation. These adjustments are estimates, which could vary significantly, either favorably or unfavorably, from actual requirements if future economic conditions, customer inventory levels or competitive conditions differ from our expectations.

     Property, Plant and Equipment and Other Assets

     Property, plant and equipment is recorded at cost and is depreciated on a straight-line basis over the estimated useful lives of such assets. Changes in circumstances such as technological advances, changes to our business model or changes in our capital strategy can result in the actual useful lives differing from our estimates. In those cases where we determine that the useful life of property, plant and equipment should be shortened, we would depreciate the net book value in excess of the salvage value, over its revised remaining useful life thereby increasing depreciation expense. Factors such as changes in the planned use of fixtures or software or closing of facilities could result in shortened useful lives.

     Long-lived assets, including fixed assets and intangibles other than goodwill, are reviewed by Heinz Finance for impairment whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. The estimate of cash flow is based upon, among other things, certain assumptions about expected future operating performance. Our estimates of undiscounted cash flow may differ from actual cash flow due to, among other things, technological changes, economic conditions, changes to our business model or changes in our operating performance. If the sum of the undiscounted cash flows (excluding interest) is less than the carrying value, we recognize an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset.

     Goodwill

     Heinz Finance evaluates goodwill in accordance with Statement of Financial Accounting Standards ("SFAS") 121 by comparing expected future cash flows to the carrying amount of the goodwill. If future cash flows are less favorable than those anticipated, goodwill may be impaired.

   Special Items

     Operation Streamline

     In the fourth quarter of Fiscal Year 2001, Heinz announced a restructuring initiative named "Streamline." This initiative includes an organizational restructuring aimed at reducing overhead costs and the consolidation of our canned pet food production to Bloomsburg, Pennsylvania (which resulted in ceasing canned pet food production at our Terminal Island, California facility).

     During Fiscal Year 2001, the U.S. Group recognized restructuring charges and implementation costs totaling $84.7 million on a pretax basis. Pretax charges of $65.3 million were classified as cost of products sold and $19.4 million as SG&A. Implementation costs were recognized as incurred in Fiscal Year 2001 ($11.8 million pretax) and consist of incremental costs directly related to the implementation of the Streamline initiative. These include idle factory costs, consulting fees and asset relocation costs.

     In Fiscal Year 2001, we ceased production of canned pet food in our Terminal Island, California facility. In addition, we are continuing implementation of our overhead reduction plan. To date, these actions have resulted in a net reduction of our workforce of approximately 300 employees.

     Operation Excel

     In Fiscal Year 1999, Heinz announced a growth and restructuring initiative, named "Operation Excel." This initiative was a multi-year, multi-faceted program which established manufacturing centers of excellence, focused the product portfolio, realigned the U.S. Group's management teams and invested in growth initiatives.

     The U.S. Group established manufacturing centers of excellence which resulted in significant changes to its manufacturing footprint. The U.S. Group completed the following initiatives:

     o Focused the Pittsburgh, Pennsylvania factory on soup and baby food production and shifting other production to existing facilities;

     o Downsized the Pocatello, Idaho factory by shifting Bagel Bites production to the Ft. Myers, Florida factory, and shifted certain Smart Ones entree production to the Massillon, Ohio factory;

     o Closed the El Paso, Texas pet treat facility and transferred production to the Topeka, Kansas factory and to co-packers; and

     o    Disposed of the Bloomsburg, Pennsylvania frozen pasta factory.

     As part of Operation Excel, the U.S. Group focused its portfolio of product lines on six core food categories: ketchup, condiments and sauces; frozen foods; tuna; soups, beans and pasta meals; infant foods; and pet products. A consequence of this focus on the core categories was the sale of two smaller businesses, which had combined annual revenues of approximately $15 million.

     Realigning the U.S. Group's management teams provided processing and product expertise across the United States. Specifically, Operation Excel:

     o Established a single frozen food headquarters, resulting in the closure of the U.S. Group's Ore-Ida head office in Boise, Idaho, and

     o Established a single Grocery & Foodservice headquarters in Pittsburgh, Pennsylvania, resulting in the relocation of the U.S. Group's seafood and pet food headquarters from Newport, Kentucky.

     The pretax savings generated from Operation Excel initiatives were approximately $40 million in Fiscal Year 2000 and $70 million in Fiscal Year 2001 and are projected to grow to approximately $85 million in Fiscal Year 2002 and $95 million in Fiscal Year 2003 and thereafter.

     During Fiscal Year 2001, the U.S. Group recognized restructuring charges of $44.8 million pretax. These charges were primarily associated with exiting the U.S. Group's domestic can making operations and higher than originally expected severance costs associated with creating the single Grocery & Foodservice headquarters in Pittsburgh, Pennsylvania. This charge was recorded in cost of products sold ($36.3 million) and SG&A ($8.5 million). This charge was offset by the reversals of unutilized Operation Excel accruals and asset write-downs of $21.0 million pretax. These reversals were recorded in costs of products sold ($8.2 million) and SG&A ($12.7 million) and were primarily the result of the U.S. Group's decision not to exit certain warehouses due to higher than expected volume growth. Implementation costs of $149.5 million pretax were also recognized in Fiscal Year 2001. These costs were classified as cost of products sold ($62.2 million) and SG&A ($87.3 million).

     During Fiscal Year 2000, the U.S. Group recognized restructuring charges of $95.3 million pretax. Pretax charges of $53.5 million were classified as cost of products sold and $41.8 million as SG&A. Also, during Fiscal Year 2000, the U.S. Group recorded a reversal of $16.4 million pretax of Fiscal Year 1999 restructuring accruals and asset write-downs, primarily for the closure of the West Chester, Pennsylvania facility, which remains in operation as a result of the sale of the Bloomsburg frozen pasta facility in Fiscal Year 2000. Implementation costs of $96.9 million pretax were classified as cost of products sold ($33.7 million) and SG&A ($63.2 million).

     During Fiscal Year 1999, the U.S. Group recognized restructuring charges and implementation costs of $156.1 million pretax. Pretax charges of $94.3 million were classified as cost of products sold and $61.8 million as
SG&A.

     Implementation costs were recognized as incurred and consisted of incremental costs directly related to the implementation of Operation Excel, including consulting fees, employee training and relocation costs, unaccruable severance costs associated with terminated employees, equipment relocation costs and commissioning costs.

     The U.S. Group has closed or exited all of the five factories or businesses that were originally scheduled for closure or divestiture. In addition, the U.S. Group exited its domestic can making operations. Operation Excel impacted approximately 2,000 employees with a net reduction in the workforce of approximately 1,500 after expansion of certain facilities. During Fiscal Year 2001, Fiscal Year 2000 and Fiscal Year 1999, the U.S. Group's workforce had a net reduction of approximately 800 employees, 500 employees and 200 employees, respectively.

   Acquisitions and Divestitures

     The following acquisitions were made by Heinz Finance or its predecessor:

   The nine months ended January 30, 2002

     o    Borden Food Corporation's pasta sauce, dry bouillon and soup business
          - In this transaction, we acquired such brands Classico pasta sauces, Aunt Millie's pasta sauce, Mrs. Grass Recipe soups and Wyler's bouillons and soup.

     o Anchor Food Products branded retail business - In this transaction, we acquired the Poppers brand of retail appetizer lines and licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers.

     o Delimex Holdings, Inc. - Delimex is the leading U.S. producer of frozen taquitos, tightly rolled fried corn and flour tortillas with fillings such as beef, chicken or cheese. Delimex also makes quesadillas, tamales and rice bowls.

   Fiscal Year 2001

     o Cornucopia, Inc. and Central Commissary - Two privately held U.S. foodservice companies which make and market refrigerated and frozen reciped food products.

     o IDF Holdings, Inc., the parent of International DiverseFoods Inc. - A leading manufacturer of customized dressings, sauces, mixes and condiments for restaurant chains and foodservice distributors.

     o Alden Merrell Corporation - A manufacturer of high-quality, premium-priced frozen desserts for casual dining restaurants and foodservice distributors.

     o Additional investment in the Hain Celestial Group, "Hain," restoring our ownership interest to approximately 19.5 percent of the outstanding stock.

   Fiscal Year 2000

     o Quality Chef Foods, - A leading manufacturer of frozen heat-and-serve soups, entrees and sauces.

     o    Yoshida - A line of Asian sauces marketed in the U.S.

     o    Thermo Pac, Inc. - A U.S. leader in single-serve condiments.

     o A strategic alliance with and investment in Hain for the global production and marketing of natural and organic foods and soy-based beverages.

   Fiscal Year 1999

     o    College Inn brand of canned broths and other smaller acquisitions.

     During the periods presented, the U.S. Group divested the All American Gourmet business and its Budget Gourmet and Budget Gourmet Value Classics brands of frozen entrees.

Results of Operations

   Nine Months Ended January 30, 2002 and January 31, 2001

     Sales

     For the nine months ended January 30, 2002, our sales decreased $424.9 million, or 12.1%, to $3,095.8 million from $3,520.7 million in the comparable period last year. Sales were unfavorably impacted by lower volumes of $675.2 million, or 19.2%, lower pricing by $26.5 million, or 0.8%, and divestitures by $74.9 million, or 2.1%. The majority of the volume decrease is a result of the finished goods inventories which were not contributed to Heinz Finance as previously discussed. Sales were favorably impacted by acquisitions of $351.7 million, or 10.0%.

     Sales of the Heinz North America segment decreased $136.0 million, or 8.4%. Sales volume decreased 16.5%, primarily due to the finished goods inventories which were not contributed to Heinz Finance. Acquisitions, net of divestitures, increased sales 10.4%. Lower pricing decreased sales 2.3%, primarily related to foodservice ketchup.

     Sales of the U.S. Pet Products and Seafood segment decreased $337.4 million, or 30.0%. Sales volume decreased 29.9% due primarily to the finished goods inventories which were not contributed to Heinz Finance. Volume decreases were also experienced in pet food partially offset by increases in pet snacks and tuna. Slightly higher pricing increased sales 0.1%. Divestitures decreased sales 0.2%.

      Sales of the U.S. Frozen segment increased $48.5 million, or 6.2%. Sales volume decreased 9.4% due primarily to the finished goods inventories which were not contributed to Heinz Finance as discussed above. Volume decreases were also experienced in frozen potatoes partially offset by Boston Market HomeStyle Meals, SmartOnes frozen entrees and Bagel Bites snacks. Acquisitions increased sales 22.0%. Higher pricing increased sales 1.3%, primarily in SmartOnes frozen entrees and frozen potatoes partially offset by lower pricing of Boston Market HomeStyle Meals. Divestitures reduced sales by 7.7% due to the sale of Budget Gourmet.

     Special Items

     Our results for the nine months ended January 30, 2002 were negatively impacted by additional Streamline implementation costs totaling $1.2 million pretax. Pretax charges of $1.1 million were classified as cost of products sold and $0.1 million as SG&A. Last year's results in the corresponding period include net Operation Excel costs of $123.2 million pretax. Also included in the nine months ended January 31, 2001 results is a pretax loss of $5.6 million, which represents an equity loss associated with Hain Celestial Seasonings.

     The following tables provide a comparison of our reported results and the results excluding special items for the periods presented.

                                                           Nine months ended January 30, 2002
                                                 ------------------------------------------------------
                                                 Gross Profit        Operating Income        Net Income
                                                 ------------        ----------------        ----------
                                                                  (Dollars in millions)
 Reported results..........................        $1,247.9                $414.4              $60.5
   Streamline implementation costs.........             1.1                   1.2                0.7
                                                   --------                ------              -----
   Results excluding special items.........        $1,249.0                $415.6              $61.2
                                                   ========                ======              =====


                                                           Nine months ended January 31, 2001
                                                 ------------------------------------------------------
                                                 Gross Profit        Operating Income        Net Income
                                                 ------------        ----------------        ----------
                                                                  (Dollars in millions)
 Reported results..........................        $1,377.8                $534.3              $375.8*
   Operation Excel restructuring...........            32.7                  32.7                20.2
   Operation Excel implementation costs....            41.0                  95.1                60.1
   Operation Excel reversals...............            (2.3)                 (4.6)               (2.9)
   Equity loss on Investment in The Hain
     Celestial Group.......................              --                    --                 3.5
                                                   --------                ------              ------
   Results excluding special items.........        $1,449.2                $657.5              $456.7
                                                   ========                ======              ======

---------
     *    Before cumulative effect of accounting change


     Gross Profit

     Gross profit decreased $129.9 million, or 9.4%, to $1,247.9 million from $1,377.8 million and the gross profit margin increased to 40.3% from 39.1%. Gross profit across all of our segments decreased as a result of the retention of finished goods inventories by Heinz as discussed above. Excluding the special items noted in the table above, our gross profit decreased $200.2 million, or 13.8%, to $1,249.0 million from $1,449.2 million and our gross profit margin decreased to 40.3% from 41.2%.

     Excluding special items noted above, gross profit for the Heinz North America segment decreased $85.0 million, or 12.3% due primarily to inventories retained by Heinz, lower pricing and the decline in the foodservice business partially offset by acquisitions. Excluding special items noted above, the U.S. Pet Products and Seafood segment's gross profit decreased $125.1 million, or 31.5%, primarily due to inventories retained by Heinz, price decreases in pet food and pet snacks, increased ingredient and manufacturing costs and a shift to less profitable larger size products. Pet food ingredient costs also increased as a result of reformulating recipes to improve palatability. Excluding special items noted above, the U.S. Frozen segment's gross profit increased $11.0 million, or 3.1%, due primarily to acquisitions and increased pricing partially offset by retained inventories by Heinz.

     SG&A

     SG&A decreased $62.9 million, or 8.2%, to $707.7 million from $770.6 million, and increased as a percentage of sales to 22.9% from 21.9%. Excluding the special items noted in the table above, our SG&A decreased $8.9 million, or 1.2%, to $707.6 million from $716.5 million and increased as a percentage of sales to 22.9% from 20.4%. This decrease is a result of the finished goods inventories which were retained by Heinz partially offset by increases from acquisitions, increased promotional spending and increased selling and distribution costs.

     Operating Income

     Operating income decreased $119.9 million, or 22.4%, to $414.4 million from $534.3 million, and decreased as a percentage of sales to 13.4% from 15.2%. Excluding the special items noted above, our operating income decreased $242.0 million, or 36.8%, to $415.6 million from $657.6 million and decreased as a percentage of sales to 13.4% from 18.7%.

     The Heinz North America segment's operating income decreased $154.2 million, or 38.3%, to $248.3 million from $402.4 million. Excluding the special items noted in the table above, operating income decreased $194.5 million, or 43.9%, to $248.3 million from $443 million, due primarily to the decrease in gross profit and higher selling and distribution costs.

     The U.S. Pet Products and Seafood segment's operating income increased $19.9 million, or 45.3%, to $63.8 million from $43.9 million. Excluding the special items noted in the table above, operating income decreased $44.5 million, or 40.6%, to $65.0 million from $109.4 million, due primarily to the decrease in gross profit.

     The U.S. Frozen segment's operating income increased $15.4 million, or 17.4%, to $104.4 million from $88.9 million. Excluding the special items noted in the table above, operating income decreased $1.7 million, or 1.6%, to $108.4 million from $106.0 million as the favorable impact of acquisitions was offset by the decrease in gross profit, increased selling and distribution costs and the divestiture of Budget Gourmet.

     Other Items

     Interest expense increased $150.4 million to $157.0 million from $6.6 million last year, due primarily to the assumption of approximately $2.9 billion of Heinz's outstanding U.S. debt by Heinz Finance on May 3, 2001. Interest income decreased $63.5 million to $29.9 million from $93.4 million due primarily to the exchange of related party notes receivable for $1.9 billion of non-voting 6.5% cumulative participating preferred stock of PM Holdings during the fourth quarter of Fiscal Year 2001.

     The provisions for income taxes consists of provisions for federal and state income taxes. The tax provision in the January 30, 2002 financial statements declined significantly since Heinz Finance has no tax obligation on the minority partner's interest in Heinz LP's income.

     Net Income

     Net income for the current nine months was $60.5 million compared to $375.9 million last year. Excluding the special items noted in the table above and the cumulative effect of the accounting change for revenue recognition in the prior year, net income decreased $395.6 million to $61.2 million from $456.7 million last year. The majority of this decrease is due to the minority interest in Heinz LP discussed above.

   Fiscal Years Ended May 2, 2001 and May 3, 2000

     Sales

     Sales for Fiscal Year 2001 increased $149.0 million, or 3.1%, to $4.94 billion from $4.79 billion in Fiscal Year 2000. Volume increased sales by $126.3 million, or 2.6%, and acquisitions increased sales by $109.8 million, or 2.3%. Divestitures reduced sales by $45.7 million, or 1.0%, and lower pricing reduced sales by $41.3 million, or 0.9%.

     Sales of the Heinz North America segment increased $208.9 million, or 10.2%. Sales volume increased 5.5%, due to increases in ketchup, condiments and sauces, foodservice, gravy and canned soups. Acquisitions, net of divestitures, increased sales 4.5%. Slightly higher pricing increased sales 0.2%.

     Sales of the U.S. Pet Products and Seafood segment decreased $161.2 million, or 9.4%. Lower pricing decreased sales 4.4%, primarily in light meat tuna, dry dog food and cat snacks. Sales volume decreased 4.5%, primarily in tuna and canned pet food. Divestitures decreased sales 0.6%.

     Sales of the U.S. Frozen segment increased $101.4 million, or 9.7%. Sales volume increased 8.6%, driven by Smart Ones frozen entrees, Boston Market HomeStyle Meals, Bagel Bites snacks and frozen potatoes, partially offset by a decrease in The Budget Gourmet line of frozen entrees and frozen pasta. Higher pricing increased sales by 2.9% driven by Smart Ones frozen entrees and frozen potatoes. Divestitures reduced sales 1.8% mainly due to the sale of The All American Gourmet business and its Budget Gourmet and Budget Gourmet Value Classics brands of frozen entrees.

     Special Items

     Fiscal Year 2001 was impacted by a number of special items which are summarized in the tables below. These include Operation Excel implementation costs of $149.5 million pretax, additional Operation Excel restructuring charges of $44.8 million pretax and reversals of $21.0 million pretax of restructuring accruals and asset write-downs. Fiscal Year 2001 results also include Streamline restructuring charges of $72.9 million pretax and related implementation costs of $11.8 million pretax. During the fourth quarter of Fiscal Year 2001, the U.S. Group completed the sale of The All American Gourmet business that resulted in a pretax loss of $94.6 million. The Fiscal Year 2001 results also include pretax costs of $18.5 million related to attempted acquisitions and a loss of $5.6 million pretax which represents the U.S. Group's equity loss associated with The Hain Celestial Group's fourth quarter results which include charges for its merger with Celestial Seasonings.

     Fiscal Year 2000 results include Operation Excel restructuring charges of $95.3 million pretax, Operation Excel implementation costs of $96.9 million pretax and reversals of $16.4 million pretax of Fiscal Year 1999 restructuring accruals and asset write-downs.

     The following tables provide a comparison of the U.S. Group's reported results and the results excluding special items for Fiscal Year 2001 and Fiscal Year 2000.

                                                                 Fiscal year (52 weeks) ended May 2, 2001
                                                         --------------------------------------------------------
                                                         Gross Profit         Operating Income         Net Income
                                                         ------------         ----------------         ----------
                                                                           (Dollars in millions)
 Reported results.................................          $1,852.9                $438.1               $312.1 (1)
  Operation Excel restructuring...................              36.3                  44.8                 28.0
  Operation Excel implementation costs............              62.2                 149.5                 94.4
  Operation Excel reversal........................              (8.2)                (21.0)               (13.3)
  Streamline restructuring........................              58.2                  72.9                 45.9
  Streamline implementation costs.................               7.1                  11.8                  9.3
  Loss on the sale of The All American Gourmet
           Company................................               -                    94.6                 66.2
  Equity loss on investment in The Hain Celestial
           Group..................................               -                     -                    3.5
  Acquisition costs...............................               -                    18.5                 11.7
                                                            --------                ------               ------
 Results excluding special items..................          $2,008.5                $809.2               $557.9
                                                            ========                ======               ======

---------
     (1) Before cumulative effect of accounting changes

                                                              Fiscal year (53 weeks) ended May 3, 2000
                                                    -----------------------------------------------------------
                                                    Gross Profit          Operating Income           Net Income
                                                    ------------          ----------------           ----------
                                                                       (Dollars in millions)
Reported results.............................          $1,775.6                 $609.3                 $448.3
 Operation Excel restructuring...............              53.4                   95.3                   61.5
 Operation Excel implementation costs........              33.7                   96.9                   61.0
 Operation Excel reversal....................             (16.4)                 (16.4)                 (11.8)
                                                       --------                 ------                 ------
Results excluding special items..............          $1,846.3                 $785.1                 $559.0
                                                       ========                 ======                 ======

      Note: Totals may not add due to rounding.


     Gross Profit

     Gross profit increased $77.3 million to $1.85 billion from $1.78 billion in Fiscal Year 2000. The gross profit margin increased to 37.5% from 37.1%. Excluding the special items identified above, gross profit increased $162.1 million, or 8.8%, to $2.01 billion from $1.85 billion and the gross profit margin increased to 40.7% from 38.5%. Gross profit across all major segments was favorably impacted by savings from Operation Excel.

     Excluding special items noted above, gross profit for the Heinz North America segment increased $101.5 million, or 11.7%, due primarily to acquisitions and increased sales volume of ketchup partially offset by higher energy costs. Excluding special items noted above, the U.S. Pet Products and Seafood segment's gross profit increased $18.1 million, or 3.6%. Excluding special items noted above, the U.S. Frozen segment's gross profit increased $42.5 million, or 8.9%, due to increased sales volume mainly attributable to Boston Market HomeStyle Meals and higher selling prices, partially offset by higher energy costs.

     SG&A

     SG&A increased $213.8 million to $1.29 billion from $1.07 billion and increased as a percentage of sales to 26.0% from 22.4%. Excluding the special items identified above, SG&A increased $103.3 million to $1.07 billion from $966.9 million and increased as a percentage of sales to 21.7% from 20.2%. Selling and distribution expenses increased $66.0 million to $387.3 million from $321.2 million, or 20.6%, primarily due to acquisitions and increased fuel costs. Marketing increased $63.2 million, or 13.6% primarily due to the national rollouts of StarKist Tuna in a pouch, Boston Market products, and the new packaging for Ore-Ida frozen potatoes.

     Total marketing support (including trade and consumer promotions and media) decreased 4.9% to $1.08 billion from $1.13 billion on a sales increase of 3.1%. However, advertising costs to support our key brands increased 11.6%. See Note 16 to the Combined Financial Statements.

     Operating Income

     Operating income decreased $171.3 million, or 28.1%, to $438.1 million from $609.3 million last year. Excluding the special items identified above, operating income increased $24.1 million, or 3.1%, to $809.2 million from $785.1 million last year. Operating income, across all major segments, was favorably impacted by savings from Operation Excel.

     The Heinz North America segment's operating income increased $22.3 million to $451.5 million from $429.1 million last year. Excluding the special items noted above, operating income increased $30.6 million, or 5.8%, to $553.6 million from $523.0 million last year due to the strong performance of ketchup, condiments and sauces, and the acquisitions of Quality Chef, Yoshida and IDF Holding, Inc., partially offset by higher energy costs.

     The U.S. Pet Products and Seafood segment's operating income decreased $119.2 million to a loss of $35.1 million from income of $84.1 million last year. Excluding the special items noted above, operating income decreased $22.7 million, or 16.4% to $116.0 million from $138.7 million due to lower tuna and canned pet food sales volumes, a significant decrease in the selling price of tuna and higher energy costs, partially offset by the strong performance of pet snacks.

     The U.S. Frozen segment's operating income decreased $73.6 million to $23.3 million from $96.9 million last year. Excluding the special items noted above, operating income increased $17.1 million, or 13.7%, to $141.2 million from $ 124.1 million last year. This increase is attributable to increased sales of Smart Ones frozen entrees, Boston Market frozen meals and Bagel Bites snacks, partially offset by marketing spending behind the national rollouts of Boston Market products, the new Ore-Ida potato packaging and higher energy costs.

     Other Items

      Other income, net totaled $79.4 million compared to $91.2 million last year.

     The effective tax rate for Fiscal Year 2001 was 39.7% compared to 36.0% last year. The current year rate is negatively impacted by a lower tax basis in dispositions. Excluding the special items identified in the tables above, the effective tax rate was 37.6% for Fiscal Year 2001 compared to 36.2% last year.

     Net Income

     Net income decreased $141.4 million to $306.9 million from $448.3 million last year. In Fiscal Year 2001, the U.S. Group changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." See Note 2 to the Combined Financial Statements. The cumulative effect of adopting SAB No. 101 was $4.8 million. Excluding the special items noted above and the prescribed accounting change, net income decreased 0.2% to $557.9 million from $559.0 million last year.

   Fiscal Years Ended May 3, 2000 and April 28, 1999

     Sales

     Sales for Fiscal Year 2000 increased $102.1 million, or 2.2%, to $4.79 billion from $4.69 billion in Fiscal Year 1999. Volume increased sales by $187.9 million, or 4.0%, and acquisitions increased sales by $67.9 million, or 1.5%. Lower pricing reduced sales by $121.9 million, or 2.6%, and divestitures reduced sales by $31.8 million, or 0.7%.

     Sales of Heinz North America segment increased $174.4 million, or 9.3%. Sales volume increased 7.0%, due to increases in ketchup, condiments and sauces, foodservice, and canned soup. Acquisitions, net of divestitures, increased sales 3.1%. Lower pricing reduced sales by 0.8%, due mainly to decreases in retail ketchup.

     Sales of the U.S. Pet Products and Seafood segment decreased $85.2 million, or 4.8%. Sales volume increased 0.1%, due to increases in tuna, partially offset by a decrease in canned pet food. Lower pricing reduced sales by 4.9%, due mainly to decreases in tuna.

     Sales of the U.S. Frozen segment increased $12.9 million, or 1.2%. Sales volume increased 5.3%, driven by Smart Ones frozen entrees, Boston Market frozen meals and Bagel Bites snacks, partially offset by a decrease in The Budget Gourmet line of frozen entrees. The divestiture of several non-core product lines, net of acquisitions, reduced sales 2.5%. Lower pricing reduced sales 1.6%, primarily due to frozen potatoes.

     Special Items

     Fiscal Year 2000 results include Operation Excel implementation costs of $96.9 million pretax, additional Operation Excel restructuring charges of $95.3 million pretax and a reversal of $16.4 million pretax of Fiscal Year 1999 restructuring accruals and asset write-downs. Fiscal Year 1999 results included Operation Excel restructuring and implementation costs of $156.1 million pretax, Project Millennia restructuring implementation costs of $9.4 million pretax and the reversal of unutilized Project Millennia restructuring accruals of $16.6 million pretax.

     The following tables provide a comparison of the U.S. Group's reported results and the results excluding special items for Fiscal Year 2000 and Fiscal Year 1999.

                                                              Fiscal year (53 weeks) ended May 3, 2000
                                                    -----------------------------------------------------------
                                                    Gross Profit          Operating Income           Net Income
                                                    ------------          ----------------           ----------
                                                                       (Dollars in millions)
 Reported results............................         $1,775.6                 $609.3                  $448.3
   Operation Excel restructuring.............             53.4                   95.3                    61.5
   Operation Excel implementation costs......             33.7                   96.9                    61.0
   Operation Excel reversal..................            (16.4)                 (16.4)                  (11.8)
                                                      --------                 ------                  ------
 Results excluding special items.............         $1,846.3                 $785.1                  $559.0
                                                      ========                 ======                  ======


                                                            Fiscal year (52 weeks) ended April 28, 1999
                                                    -----------------------------------------------------------
                                                    Gross Profit          Operating Income           Net Income
                                                    ------------          ----------------           ----------
                                                                       (Dollars in millions)
 Reported results............................         $1,696.0                 $578.4                  $432.8
   Operation Excel restructuring and
     implementation costs....................             94.3                  156.1                   103.1
   Project Millennia restructuring
     implementation costs....................              6.7                    9.4                     5.9
   Project Millennia restructuring reversal..            (16.6)                 (16.6)                  (10.5)
                                                      --------                 ------                  ------
 Results excluding special items.............         $1,780.4                 $727.3                  $531.3
                                                      ========                 ======                  ======


     Gross Profit

     Gross profit increased $79.6 million to $1.78 billion from $1.70 billion in Fiscal Year 1999. The gross profit margin increased to 37.1% from 36.2%. Excluding the special items identified above, gross profit increased $65.9 million, or 3.7%, to $1.85 billion from $1.78 billion, and the gross profit margin increased to 38.6% from 38.0%.

     Excluding the special items identified above, gross profit for the Heinz North America segment increased $64.1 million, or 8.0%, due primarily to acquisitions and increased volume of ketchup. Excluding the special items identified above, gross profit for the U.S. Pet Products and Seafood segment decreased $13.0 million, or 2.5%, due primarily to a significant decrease in the selling price of tuna. Excluding the special items identified above, the U.S. Frozen segment's gross profit increased $14.7 million, or 3.2%, as increased sales volume was offset by lower pricing and the elimination of several non-core product lines.

     SG&A

     SG&A increased $50.9 million to $1.07 billion from $1.02 billion and increased as a percentage of sales to 22.4% from 21.8%. Excluding the special items identified above, SG&A increased $10.3 million to $966.9 million from $956.6 million and decreased as a percentage of sales to 20.2% from 20.4%.

     Total marketing support (including trade and consumer promotions and media) increased 3.5% to $1.13 billion from $1.09 billion on a sales increase of 2.2%. Advertising costs in Fiscal Year 2000 were $189.1 million compared to $205.7 million in Fiscal Year 1999.

     Operating Income

     Operating income increased $30.9 million, or 5.3%, to $609.3 million from $578.4 million last year. Excluding the special items identified above, operating income increased $57.8 million, or 7.9%, to $785.1 million from $727.3 million last year.

     The Heinz North America segment's operating income decreased $23.6 million, or 5.2%, to $429.1 million from $452.7 million in Fiscal Year 1999. Excluding the special items identified above, operating income increased $42.0 million, or 8.7%, to $523.0 million from $481.0 million in Fiscal Year 1999. The increase is due to the increase in gross profit and savings from Operation Excel.

     The U.S. Pet Products and Seafood segment's operating income decreased $20.4 million, or 19.5%, to $84.1 million from $104.5 million in Fiscal Year 1999. Excluding the special items identified above, operating income increased $2.2 million, or 1.6%, to $138.7 million from $136.6 million in Fiscal Year 1999. The strong performance of the pet food business and savings from Operation Excel were offset by a significant decrease in the selling price of tuna.

     The U.S. Frozen segment's operating income increased $75.1 million to $96.9 million from $21.8 million last year. Excluding the special items identified above, operating income increased $13.8 million, or 12.5%, to $124.1 million from $110.3 million last year. This increase is attributable to a reduction in SG&A resulting from the consolidation of the frozen business as part of Operation Excel, offset by higher marketing expenses as a result of the national campaign in support of Boston Market and lower pricing on Ore-Ida frozen potatoes.

     Other Items

     Other expenses, net totaled $27.9 million compared to $13.2 million last year.

     The effective tax rate for Fiscal Year 2000 was 36.0% compared to 37.1% last year. The Fiscal Year 1999 effective tax rate was unfavorably impacted by nondeductible expenses related to restructuring. Excluding the special items identified above, the effective tax rate for Fiscal Year 2000 was 36.2% compared to 36.6% last year.

     Net Income

     Net income increased $15.5 million to $448.3 million from $432.8 million last year. Excluding the special items identified above, net income increased 5.2% to $559.0 million from $531.3 million.

Liquidity and Financial Position

     Cash flows from operating activities

     Cash used for operating activities for the nine months ended January 30, 2002 was $388.6 million compared to $244.7 million in the same period last year. The decrease in Fiscal Year 2002 versus Fiscal Year 2001 is primarily due to decreased working capital performance.

     Cash provided by operating activities decreased to $77.5 million in Fiscal Year 2001, compared to $433.9 million in Fiscal Year 2000 and $813.5 million in Fiscal Year 1999. The-decrease in Fiscal Year 2001 versus Fiscal Year 2000 is primarily due to higher expenditures on Streamline and Operation Excel. These decreases were partially offset by a reduction of inventory levels at certain locations that had risen during Fiscal Year 2000 in order to facilitate the plant shutdowns and reconfigurations related to Operation Excel.

     Cash flows from investing activities

     Cash used for investing activities for the nine months ended January 30, 2002 totaled $840.9 million compared to $313.2 million in the same prior year period. Acquisitions in the current period required $777.7 million, due primarily to the purchase of Borden Food Corporation's pasta and dry bouillon and soup business, Delimex Holdings, Inc. and Anchor Food Products branded retail business and licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers. Acquisitions in the prior period required $161.0 million, due primarily to the purchase of International DiverseFoods Inc. During the prior year period, Heinz Finance also invested $79.7 million in The Hain Celestial Group, Inc. Capital expenditures in the current period required $51.8 million compared to $108.6 million last year.

     Cash used for investing activities was $232.0 million in Fiscal Year 2001 compared to $394.2 million in Fiscal Year 2000. Acquisitions during Fiscal Year 2001 required $229.9 million versus $73.9 million in Fiscal Year 2000. Fiscal Year 2001 acquisitions included International DiverseFoods Inc., Alden Merrell Corporation and two privately held U.S. foodservice companies, Cornucopia. Inc. and Central Commissary. Fiscal Year 2000 acquisitions included Quality Chef Foods, Yoshida and Thermo Pac. Inc. Also during Fiscal Year 2001, the U. S. Group exercised its preemptive right to purchase additional equity in Hain to restore the U.S. Group's investment level to approximately 19.5% of the outstanding stock of Hain, for $79.7 million. In Fiscal Year 2000, the U.S. Group invested $99.8 million in Hain. In Fiscal Year 2001, divestitures provided $96.5 million from the sale of The All American Gourmet business and can making assets. In Fiscal Year 2000, divestitures provided $25.0 million. Capital expenditures totaled $183.5 million in Fiscal Year 2001 compared to $215.4 million in the prior year. The decrease is attributable to a reduction in Operation Excel related capital expenditures. Proceeds from disposals of property, plant and equipment increased to $165.5 million in Fiscal Year 2001 compared to $4.8 million in Fiscal Year 2000. The increase was primarily due to the sale of equipment which was then utilized under operating lease arrangements.

     Cash flows from financing activities

     Cash provided by financing activities during the nine months ended January 30, 2002 increased to $1,229.0 million from $567.0 million during the same prior year period. Proceeds from long-term debt were $751.1 million in the current period. Payments on long-term debt required $9.2 million this period compared to $310.0 million last year. Net payments on commercial paper and short-term borrowings required $270.1 million in the current year period. In addition, $325.0 million was provided during the current period via the issuance of preferred stock, (see below). Dividend payments totaled $10.6 million compared to $316.7 million for the same period last year.

     Financing activities provided $152.6 million in Fiscal Year 2001 and required $40.3 million and $691.3 million in Fiscal Years 2000 and 1999, respectively. Net funds paid were $12.2 million in Fiscal Year 2001 compared to $47.8 million in Fiscal Year 2000.

     Cash requirements of Streamline

     In the first nine months of Fiscal Year 2002, the cash requirements of Streamline were $10.0 million, consisting of spending for severance and exit costs ($8.8 million) and implementation costs ($1.2 million).

     In Fiscal Year 2001, the cash requirements of Streamline were $14.3 million, consisting of spending for severance and exit costs ($2.3 million), capital expenditures ($0.3 million) and implementation costs ($11.8 million). The cash requirements of Operation Excel were $231.9 million, consisting of spending for severance and exit costs ($21.6 million), capital expenditures ($60.8 million) and implementation costs ($149.5 million). In Fiscal Year 2000, the cash requirements of Operation Excel were $199.9 million, consisting of spending for severance and exit costs ($20.3 million), capital expenditures ($82.7 million) and implementation costs ($96.9 million). In Fiscal Year 1999, the cash requirements of Operation Excel were $23.5 million, consisting of spending for severance and exit costs ($8.9 million), capital expenditures ($2.2 million) and implementation costs ($12.4 million).

     In Fiscal Year 2002, we expect the cash requirements of Streamline to be approximately $37.0 million, consisting of severance and exit costs ($30.0 million of the $30.7 million accrued as of May 2, 2001), capital expenditures ($3.0 million) and implementation costs ($4.0 million). We are financing the cash requirements of these programs through operations, proceeds from the sale of non-strategic assets and with short-term and long-term borrowings. The cash requirements of these programs have not had and are not expected to have a material adverse impact on our liquidity or financial position.

   Other Financial and Liquidity Matters

     Pretax return on average invested capital ("ROIC") was 9.3% in Fiscal Year 2001, 14.5% in Fiscal Year 2000 and 14.4% in Fiscal Year 1999. Excluding the special items identified above, ROIC was 17.7% in Fiscal Year 2001, 18.8% in Fiscal Year 2000 and 18.2% in Fiscal Year 1999.

     In connection with the reorganization, we assumed as co-obligor the responsibility to pay Heinz debt issues totaling $2.57 billion in principal amount, plus accrued interest thereon. We also assumed as co-obligor the obligation to pay approximately $258 million of commercial paper issued by Heinz. Since May 3, 2001, we have issued commercial paper to refinance the commercial paper obligations assumed by us in the reorganization, to make loans to Heinz and to fund our ongoing operations. For a further discussion of our liquidity and financing arrangements with Heinz, please see "Related Party Transactions" in this prospectus.

     On July 6, 2001, we raised $325.0 million through the issuance of Voting Cumulative Preferred Stock, Series A with liquidation preference of $100,000 per share. The Series A Preferred shares are entitled to receive quarterly dividends at a rate of 6.226% per annum and are required to be redeemed for cash on July 15, 2008. In addition, we issued $750 million of 6.625% Guaranteed Notes due July 15, 2001. The proceeds were used for general corporate purposes, including retiring commercial paper borrows and financing acquisitions and ongoing operations.

     On September 6, 2001, Heinz Finance, Heinz and a group of domestic and international banks entered into a $1.50 billion credit agreement which expires in September 2006 and an $800 million credit agreement which expires in September 2002. These credit agreements, which support our commercial paper programs, replaced the $2.30 billion credit agreement which expired on September 6, 2001. As of January 30, 2002, $1.38 billion of domestic commercial paper is classified as long-term debt due to the long-term nature of the supporting credit agreement.

     In January 2002, Moody's Investor Service changed the credit ratings on Heinz's debt to A-3 for long-term debt and P-1 for short-term debt. The previous ratings were A-2 and P-1, respectively. Heinz's long-term and short-term debt ratings by Standard & Poor's remained at A and A-1, respectively.

     On March 7, 2002, Heinz Finance issued $700 million of 6.00% Guaranteed Notes due March 15, 2012 and $550 million of 6.75% Guaranteed Notes due March 15, 2032, which are guaranteed by Heinz. The proceeds will be used to retire commercial paper borrowings. Heinz Finance converted $750 million of the new debt from fixed to floating through interest rate swap agreements.

   Commitments and Contingencies

     The Commission recently issued an interpretive release on disclosures related to liquidity and capital resources, including off-balance sheet arrangements. We are not aware of factors that are reasonably likely to adversely affect liquidity trends or increase our risk beyond the risk factors presented in this filing. However, the following additional information is provided to assist financial statement users.

     Purchase Commitments - We have purchase commitments for materials, supplies, services, and property, plant and equipment as part of the ordinary conduct of business. A few of these commitments are long-term and are based on minimum purchase requirements. In the aggregate, such commitments are not at prices in excess of current market. Due to the proprietary nature of some of our materials and processes, certain supply contracts contain penalty provisions for early termination. We do not believe a material amount of penalties is reasonably likely to be incurred under these contracts based upon historical experience and current expectations.

     Leases - We have entered into operating & synthetic leases for certain of our warehouses, equipment and office buildings where the economic profile is favorable. Contractual obligations under existing synthetic leases, which are due at the end of the lease period (fiscal years 2007 and 2008), totaled approximately $138.0 million as of January 30, 2002. The liquidity impact of outstanding leases is not material to Heinz Finance - by reference to both annual cash flow and total outstanding debt nor do they adversely affect our on-going business.

     Other Contractual Obligations - We do not have material financial guarantees or other contractual commitments that are reasonably likely to adversely affect liquidity.

     Related Party Transactions - All related party transactions that materially affect the results of operations, cash flow and financial condition have been disclosed in our Related Party Transaction section in this prospectus and in the notes to the condensed consolidated and combined financial statements for the nine months ended January 30, 2002 and January 31, 2001 included in this prospectus.

     Heinz Finance's financial position continues to remain strong, enabling it to meet cash requirements for operations, capital expansion programs and debt service during the next twelve months and the foreseeable future.

Recently Adopted Accounting Standards

     In Fiscal Year 2001, we changed our method of accounting for revenue recognition in accordance with Staff Accounting Bulletin (SAB) 101, "Revenue Recognition in Financial Statements". Under the new accounting method, adopted retroactive to May 4, 2000, we recognize revenue upon the passage of title, ownership and risk of loss to the customer. The cumulative effect adjustment of $26.2 million in revenue ($4.8 million in net income) as of May 4, 2000, was recognized during the first quarter of Fiscal Year 2001. The Fiscal Year 2001 nine month amounts reflect the effect of the change in accounting for revenue recognition.

Recently Issued Accounting Standards

     In September 2000, the FASB Emerging Issues Task Force (the "EITF") issued new guidelines entitled "Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products." In addition, during May 2000, the EITF issued new guidelines entitled "Accounting for Certain Sales Incentives." Both of these issues provide guidance primarily on income statement classification of consideration from a vendor to a purchaser of the vendor's products, including both customers and consumers. Generally, cash consideration is to be classified as a reduction of revenue unless specific criteria are met regarding goods or services that the vendor may receive in return for this consideration.

     In the fourth quarter of Fiscal Year 2002, we will reclassify promotional payments to our customers and the cost of consumer coupons and other cash redemption offers from SG&A to net sales. We are currently assessing the combined impact of both issues, however, we believe that, based on historical information, sales could be reduced up to 7 to 8%. SG&A will be correspondingly reduced such that net earnings would not be affected.

     In June 2001, the FASB issued SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets." These standards require that all business combinations be accounted for using the purchase method and that goodwill and intangible assets with indefinite useful lives should not be amortized but should be tested for impairment at least annually, and they provide guidelines for new disclosure requirements. These standards outline the criteria for initial recognition and measurement of intangibles, assignment of assets and liabilities including goodwill to reporting units and goodwill impairment testing.

     The provisions of SFAS 141 and 142 apply to all business combinations after June 30, 2001. We have not fully assessed the potential impact of the adoption of SFAS No. 142 which is effective for us in Fiscal Year 2003. The reassessment of intangible assets, including the ongoing impact of amortization, must be completed during the first quarter of Fiscal 2003. The assignment of goodwill to reporting units, along with completion of the first step of the transitional goodwill impairment tests, must be completed during the first six months of Fiscal Year 2003.

     In June 2001, the FASB approved SFAS 143, "Accounting for Asset Retirement Obligations." SFAS 143 addresses accounting for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and the normal operation of a long-lived asset, except for certain obligations of lessees. This standard is effective for fiscal years beginning after June 15, 2002. Heinz Finance does not expect that the adoption of this standard will have a significant impact on the consolidated financial statements.

     In October 2001, the FASB issued SFAS No. 144 "Accounting for Impairment or Disposal of Long-lived Assets." SFAS No. 144 clarifies and revises existing guidance on accounting for impairment of plant, property, and equipment, amortized intangibles, and other long-lived assets not specifically addressed in other accounting literature. This standard will be effective for us beginning in Fiscal Year 2003. We do not expect the adoption of this standard to have a significant impact on the combined financial statements.

Market Risk Factors

     We are exposed to market risks from adverse changes in interest rates and commodity prices and production costs. As a policy, we do not engage in speculative or leveraged transactions, nor do we hold or issue financial instruments for trading purposes.

     Interest Rate Sensitivity

     We are exposed to changes in interest rates primarily as a result of its borrowing and investing activities used to maintain liquidity and fund business operations. The nature and amount of our long-term debt can be expected to vary as a result of future business requirements, market conditions and other factors.

     The following table summarizes our debt obligations at January 30, 2002. The interest rates represent weighted-average rates, with the period-end rate used for the variable rate debt obligations. The fair value of the debt obligations approximated the recorded value as of January 30, 2002.

                                                           Expected Fiscal Year of Maturity
                              -------------------------------------------------------------------------------------------
                               2002           2003         2004         2005         2006         Thereafter        Total
                              ------         ------       ------       ------       ------        ----------        -----
                                                                (Dollars in thousands)
Fixed rate.............      501,576       250,237          511      259,037          511         2,318,230      3,330,102
Average interest rate..         7.07%         5.95%        6.50%        5.05%        6.50%             6.09%             -
Variable rate..........            -             -            -            -            -         1,386,969      1,386,969
Average interest rate..         0.00%         0.00%        0.00%        0.00%        0.00%             3.15%             -

     Commodity Price Sensitivity

     We purchase certain commodities such as corn, wheat and soybean meal and oil. We generally purchase these commodities based upon market prices that are established with the vendor as part of the purchase process. In general, we do not use significant levels of commodity financial instruments to hedge commodity prices due to a high correlation between the commodity cost and the ultimate selling price of the product. On occasion, we may enter into commodity future or option contracts, as deemed appropriate, to reduce the effect of price fluctuations on some future manufacturing requirements. Such contracts are accounted for as hedges, with gains and losses recognized as part of cost of products sold, and generally have a term of less than one year. As of January 30, 2002, unrealized gains and losses related to commodity contracts held by us were not material nor would they be given a hypothetical 10% fluctuation in market prices. It should be noted that any change in the value of the contracts, real or hypothetical, would be significantly offset by an inverse change in the value of the underlying hedged items.

     Inflation

     In general, costs are affected by inflation and the effects of inflation may be experienced by Heinz Finance in future periods. We believe, however, that such effects have not been material to us during the past three years.

                                    BUSINESS

General

     We have been a direct or indirect subsidiary of Heinz since 1983. Heinz Finance had no significant operating history until Heinz completed a corporate reorganization in the United States on May 3, 2001. The reorganization was designed to simplify Heinz's U.S. corporate structure and establish centers of excellence for the management of the U.S. trademarks and for U.S. treasury functions. As a result of the reorganization, all of the U.S. business operations that had historically been conducted by Heinz through its Heinz USA division and eight subsidiary corporations, are now conducted by Heinz Finance.

     Since May 3, 2001, we have been engaged in the business of acquiring, holding and financing equity and debt investments in subsidiaries that own and operate Heinz's historical U.S. businesses, which manufacture, market, distribute and sell food and pet food products in the United States. Our most significant asset is our ownership interests in Heinz LP, a Delaware limited partnership formed on October 9, 2000. Heinz LP has two classes of limited partnership interests, Class A and Class B, both of which are owned entirely by Heinz and Heinz affiliates. Heinz, directly and through wholly-owned subsidiaries, owns the Class A interests in Heinz LP. Heinz Finance directly and indirectly owns the Class B interests in Heinz LP. Heinz Management Company ("HMC"), a wholly- owned subsidiary of Heinz, is the managing general partner of Heinz LP and employs its salaried personnel. Heinz LP reimburses HMC for all its management costs.

     We participated in the growth of the U.S. businesses over Fiscal Year 2002 through the financing of the acquisition of the assets of the retail business of Anchor Food Products and the purchase of the stock of Delimex Holdings, Inc. Both of these acquisitions expanded our participation in the frozen appetizer and hand held food products category with the addition of T.G.I. Friday's frozen appetizers and Delimex taquitos. In addition, we financed the acquisition of certain assets of the sauce, soup and bouillon business of Borden Foods Corporation and its affiliates. Through this transaction, we acquired the Classico pasta sauce line of products.

Description of the Business

     We conduct our food business through three segments, Heinz North America, U.S. Pet Products and Seafood and U.S. Frozen.

     The Heinz North America segment manufactures, markets and sells ketchup, condiments, sauces, soups, pasta meals and infant foods to the grocery and foodservice channels in the United States. For the nine months ended January 30, 2002, Heinz North America accounted for $1,477.4 million, or 47.7% of our revenue.

     The U.S. Pet Products and Seafood segment manufactures, markets and sells dry and canned pet food, pet snacks, tuna and other seafood. For the nine months ended January 30, 2002, this segment accounted for $785.9 million or 25.4% of our revenue.

     The U.S. Frozen segment manufactures, markets and sells frozen potatoes, entrees, snacks and appetizers, and accounted for $832.4 million or 26.9% of our revenue for the nine months ended January 30, 2002.

   Products and Markets

     Our products are manufactured and packaged to provide safe, wholesome foods for consumers, foodservice and institutional customers. Many products are prepared from recipes developed in our research laboratories and experimental kitchens. Ingredients are carefully selected, washed, trimmed, inspected and passed on to modern factory kitchens where they are processed, after which the finished product is filled automatically into containers of glass, metal, plastic, paper or fiberboard which are then closed, processed, labeled and cased for market. Finished products are processed by sterilization, homogenization, chilling, freezing, pickling, drying, freeze drying, baking or extruding. Certain finished products and seasonal raw materials are aseptically packed into sterile containers after in-line sterilization. Although crops constituting some of our raw food ingredients are harvested on a seasonal basis, most of our products are produced throughout the year.

     The primary brands and products marketed and sold by us include, by segment, the following:


Heinz North America            Heinz tomato ketchup, mustard and sauces
                               Chef Francisco soups
                               Heinz baby food
                               Classico pasta sauce
                               College Inn broth
                               Yoshida sauces
                               Wyler's bouillon and soups

U.S. Frozen                    Ore-Ida potato products
                               Bagel Bites
                               Boston Market HomeStyle meals
                               Smart Ones meals
                               Rosetto pasta
                               Delimex snacks
                               Poppers appetizers
                               T.G.I. Friday's appetizers

U.S. Pet & Seafood             StarKist tuna
                               9-Lives cat food
                               Kibbles 'n Bits dog food
                               Gravy Train and Nature's Recipe dog food
                               Jerky Treats, Meaty Bone, Pup- Peroni and
                                 Snausages dog treats
                               Pounce cat treats

     The Heinz brand is our flagship and largest single brand. We believe that its strength derives from over 130 years of devotion to the idea of quality. Heinz ketchup is our signature product. It is the most popular brand of ketchup in the United States.

     Along with the Heinz brand, we have many other powerful brands that lead in their respective categories.

     Heinz North America

          Heinz Ketchup                      #1 brand with an approximate 60%
                                             dollar share of the over $460
                                             million U.S. ketchup market

          Heinz Baby Food                    #2 brand with an approximate 16%
                                             volume share of the $1.0 billion
                                             U.S. baby food market

          Classico Pasta Sauce               #1 brand premium pasta sauce

     U.S. Frozen

          Ore-Ida Potatoes                   #1 brand with an approximate 48%
                                             dollar share of the $1 billion U.S.
                                             frozen potato market

          Delimex Snacks                     #1 Mexican frozen snack brand

     U.S. Pet and Seafood

          StarKist Tuna                      #1 brand with an approximate 38%
                                             dollar share of the over $1 billion
                                             U.S. tuna market

     The brand and market share data were sourced from AC Nielsen and reflect grocery stores, drug stores and mass merchandisers (excluding Wal-Mart) for the 52-week period ended December 29, 2001. The market share data does not include all retail outlets.

Competitive Strengths

   Innovation

     We believe that we are one of the most innovative companies in the food industry in the United States. One of our key strategies is to continue innovation in products and packaging. We believe this will allow us to address consumer trends in taste, convenience and on-the-go eating. We have had a number of recent innovations. Some of them include:

          o    Heinz EZ Squirt Kids' Condiment.

                    This product has driven overall volume growth for Heinz ketchup during the past year while helping to establish new market share records.

          o    Ketchup Kick'Rs

                    This flavored ketchup is designed to appeal to adult appetites for bold and spicy flavors.

          o    Jack Daniel's and Mr. Yoshida's Grilling Sauces

          o    Boston Market HomeStyle Meals and Gravy.

                    Our combined retail sales of these two businesses reached approximately $150 million in fiscal year 2001, making Boston Market the most successful new product launch in the history of Heinz.

          o    Hot Bites frozen snacks

          o    StarKist pouch tuna.

                    This value-added, premium-priced product and packaging breakthrough may achieve retail sales of $100 million in Fiscal Year 2002.

          o     Pup-Peroni NawSomes! dog snacks

     Acquisitions

     Over the past few years we have focused on improving our portfolio of products. As part of that strategy, we have made acquisitions that expand on our capabilities, build on our core competencies and open new markets for us. Some of our recent acquisitions include:

          o Classico, the leading premium pasta sauce in the U.S. and a perfect fit with our tomato expertise and heritage;

          o Alden Merrell, a maker of high-quality, premium-priced frozen desserts for casual dining restaurants and foodservice distributors;

          o Delimex frozen hand-held Mexican foods, which allow us to compete in the fastest-growing segment of the food business, ethnic foods;

          o Ethnic Gourmet frozen meals, a line of premium quality all-natural Indian and Thai meals and wraps; and

          o Anchor Foods, a rapidly growing producer of frozen snacks under the Poppers and TGI Friday's brand names.

   Consumer Marketing and Advertising

     Since 2000, we have implemented a major new focus on sports marketing, which we believe is beginning to generate momentum. Sports marketing is now a significant part of our overall marketing strategy and seeks to leverage the popularity of legendary athletes. We know that our business significantly benefited from our associations with Tony Hawk for Bagel Bites, and we believe that the use of Larry Bird for Boston Market and now Kristi Yamaguchi for Smart Ones will benefit those businesses. Each of these celebrities reaches a specific audience and represents the brand in a highly targeted way. For example,

     o NBA basketball great Larry Bird is the focus of the ironic "Eat Like a Bird" advertising campaign that resulted in increased sales of Boston Market HomeStyle Meals among adult males.

     o Fitness-conscious consumers can identify with Smart Ones brand's spokesperson, Olympic and World Champion figure skater Kristi Yamaguchi.

     o Teenagers view Tony Hawk as being fun, irreverent and on the edge, which are characteristics that we seek to identify with our Bagel Bites and Hot Bites frozen snacks.

     In 2001, we also introduced a new color of EZ Squirt Kids' Condiment - "Funky Purple." The launch of this product generated more than 1,000 television news reports and hundreds more newspaper and magazine articles around the world. This marketing impact more than doubled the extensive media coverage of the introduction of our Blastin' Green "kids ketchup" in 2000.

     We believe that the naming rights to Heinz Field in Pittsburgh created another powerful and unique sports marketing opportunity. We are informed by the NFL that each weekend during the football season over 100 million viewers watch NFL pro football on television. Total advertising impressions from Heinz Field now number three billion, the equivalent of $44 million in advertising. Millions more listen to the games on radio or read about them in a myriad of newspapers and sports publications. This audience represents an opportunity to further extend Heinz brand awareness.

Competition

     Our products are sold under highly competitive conditions, with many large and small competitors. We regard our principal competition to be other manufacturers of processed foods, including branded, retail products, foodservice products and private label products, that compete with us for consumer preference, distribution, shelf space and merchandising support. We compete primarily on the basis of product quality, brand recognition, brand loyalty and consumer value.

Customers

     Our products are sold through our own sales force and through independent brokers, agents and distributors to chain, wholesale, cooperative and independent grocery accounts, pharmacies, mass merchants, club stores, pet stores, foodservice distributors and institutions, including hotels, restaurants and certain government agencies.

     Our retail sales force consists of approximately 300 employees and seven teams that are dedicated to our key customers. We use two national brokers in connection with our retail sales efforts. In addition, we have a dedicated direct sales force for most of our large foodservice customers and service smaller ones through distributors.

     The following were our top ten U.S. customers based on revenue in Fiscal Year 2001:

          o     Albertson's, Inc.           o     Publix Super Markets, Inc.
          o     C&S Wholesale               o     Safeway Inc.
          o     Food Lion                   o     SuperValu, Inc.
          o     Fleming Companies, Inc.     o     SYSCO/SYGMA
          o     Kroger Co.                  o     Wal-Mart Stores, Inc.

     For Fiscal Year 2001, one customer, Wal-Mart Stores, Inc., represented more than 10% of our sales, and the top ten customers represented over 50% of our sales. We closely monitor the credit risk associated with these customers and to date have never experienced significant losses.

Properties

     We operate the following factories, distribution centers and other properties involved in manufacturing our products:

           Company/Location                   Owned               Leased              Primary Products
           ----------------                   -----               ------              ----------------
     Pittsburgh, PA                             x                                soup, baby food
     Fremont, OH                                x                                condiments
     Holland, MI                                x                                pickles, vinegar, soup
     Muscatine, IA                              x                                soup, sauces
     Stockton, CA                               x                                tomato paste, sauces
                                                                                 and condiments
     Mason, OH                                                      x            sauces and condiments
     Dallas, TX                                 x                   x            sauces and condiments
     Escalon, CA                                x                                tomato products
     King of Prussia, PA                        x                                frozen soup
     Chatsworth, CA                                                 x            sauces and condiments
     Jacksonville, FL                           x                                sauces and condiments
     Stone Mountain, GA                                             x            sauces and condiments
     Cedar Rapids, IA                           x                                soup
     Nashville, TN                              x                                sauces
     Industry, CA                                                   x            sauces
     Newburyport, MA                            x                                frozen desserts
     Le Center, MN                              x                                frozen desserts
     Phoenix, AZ                                x                                sauces and condiments
     Irvine, CA                                                     x            sauces and condiments
     San Diego, CA                              x                                frozen appetizers
     Northbrook, IL                             x                                dry soup, bouillon
     Pennsauken, NJ                             x                                sauces
     Ontario, OR                                x                                frozen potatoes
     West Chester, PA                           x                                frozen filled pasta
     Ft. Myers, FL                              x                                frozen meals

           Company/Location                   Owned               Leased              Primary Products
           ----------------                   -----               ------              ----------------
     Massilon, OH                               x                                frozen meals
     Pocatello, ID                              x                                frozen meals
     Bloomsburg, PA                             x                                canned pet food
     Topeka, KS                                 x                                dry pet food
     Lawrence, KS                               x                                dry pet food

     We also own or lease office space, warehouses, distribution centers and research and other facilities. Our food processing plants and principal properties are in good condition and are satisfactory for the purposes for which they are being utilized.

Trademarks, Patents and Licenses

     We own or license the following trademarks from related and unrelated parties:

                                                               Major Trademarks
                                                               ----------------
Heinz North America                        Heinz, College Inn, StarKist, Classico, Quality Chef
                                           Yoshida, Jack Daniels*, Bell 'Orto, Bella Rosa, Chef
                                           Francisco, Domani, Wyler's
U.S. Frozen                                Ore-Ida, Bagel Bites, Rosetto, Weight Watchers*,
                                           Boston Market*, Smart Ones, T.G.I. Friday's,
                                           Poppers, Delimex
U.S. Pet Products and Seafood              Star-Kist, 9-Lives, Pounce, Kibbles n' Bits,
                                           Ken-L-Ration, Reward, Gravy Train, Skippy, Nature's
                                           Recipe, Pounce, Snausages, Jerky Treats, Pup-Peroni,
                                           Wagwells, Meaty Bone
                                           *Used under license from third parties

     We have participated in the development of certain food processing equipment, some of which is patented. We regard these patents as important but do not consider any one or group of them to be materially important to our business as a whole.

Employees

     On a full-time basis, as of May 2, 2001, approximately 13,000 people were employed as part of our business, and of those employees, approximately 4,900 are represented by labor unions. Approximately 3,100 are salaried employees and approximately 10,200 are hourly employees. Almost all of the employees are full-time workers. We believe that we have good relations with our employees.

Regulatory

     Compliance with the provisions of national, state and local environmental laws and regulations has not had a material effect upon our capital expenditures, earnings or competitive position. Our estimated capital expenditures for environmental control facilities for the remainder of fiscal year 2002 and the succeeding fiscal year are not material and will not materially affect either our earnings or competitive position.

     The Marine Mammal Protection Act of 1972, as amended, the "Act," and regulations thereunder, the "Regulations," regulate the incidental taking of dolphin in the course of fishing for yellowfin tuna in the eastern tropical Pacific Ocean, where a portion of our light-meat tuna is caught. In 1990, Heinz voluntarily adopted a worldwide policy of refusal to purchase tuna caught in the eastern tropical Pacific Ocean through the intentional encirclement of dolphin by purse seine nets and reaffirmed its policy of not purchasing tuna caught anywhere using gill nets or drift nets. Also in 1990, the Dolphin Protection Consumer Information Act the "Dolphin Information Act, " was enacted which regulates the labeling of tuna products as "dolphin safe" and bans the importation of tuna caught using high seas drift nets. The Act was amended in 1992 to further regulate tuna fishing methods which involve marine mammals. Compliance with the Act, the Regulations, the Dolphin Information Act, and Heinz's voluntary policy and the 1992 amendments has not had, and is not expected to have, a material adverse effect on our operations. Congress passed the International dolphin Conservation Program Act, "IDCPA," on August 15, 1997. It modified the regulation of the incidental taking of dolphins in the course of fishing for yellowfin tuna in the eastern tropical Pacific Ocean and revised the definition of "dolphin safe." Revision of the definition of "dolphin safe" and modification of the regulation of the incidental taking of dolphins in the course of fishing for yellowfin tuna in the eastern tropical Pacific Ocean have not had and are not expected to have a material adverse effect on our operations.

     Our factories are subject to inspections by various governmental agencies, and our products must comply with all the applicable laws, including food and drug laws, of the jurisdictions in which they are manufactured and marketed.

Legal Proceedings

     We are not involved in any material pending legal proceedings. From time to time we may be a party to a variety of legal proceedings arising out of the normal course of business.

                           RELATED PARTY TRANSACTIONS

     Heinz Finance and Heinz have entered into agreements that provide for financial support, administrative and other services, reimbursement for employee services and intellectual property. This section describes those agreements between Heinz Finance and Heinz. For further information regarding related party transactions, please see Note 9 of Heinz Finance's Condensed Consolidated and Combined Financial Statements for the nine months ended January 30, 2002 and January 31, 2001 included in this prospectus.

     Operational Agreements

     Heinz Finance has entered into a services agreement with Heinz pursuant to which Heinz will provide certain accounting, legal, tax and other support services and facilities to us. Under the services agreement, we will reimburse Heinz for services provided by Heinz thereunder. In addition, some of the officers and employees of Heinz Finance are officers or employees of Heinz or its affiliates. In particular, Heinz Management Company employs the salaried people who conduct the business of Heinz LP, and the costs and expenses of those employees are reimbursed by Heinz LP. If any individual provides more than de minimis services to both Heinz and Heinz Finance, the compensation of that individual will be apportioned between the two groups on an arm's-length basis. We pay a royalty to Promark International, Inc., for use of trademarks historically used in Heinz's U.S. business.

     Guarantee Facility Agreement; Liquidity Agreement

     Heinz Finance has also entered into a guarantee facility agreement with Heinz, pursuant to which Heinz agrees to guarantee our payment of third-party obligations we have issued or owe. We will pay Heinz fees equal to 10 basis points per year of the sum of the highest balance of the debt obligations with respect to which Heinz is a guarantor and the highest balance of the debt obligations with respect to which Heinz is a co-obligor. Under the terms of a liquidity agreement between Heinz and Heinz Finance, Heinz has agreed to provide or make available to us from time to time loans in an aggregate principal amount of up to $400 million outstanding at any one time, with normal and customary conditions to disbursement for each loan made. Each loan under the liquidity agreement will bear interest at a floating rate per annum equal to the then applicable LIBOR plus 100 basis points. We will pay Heinz a fee of 25 basis points per annum of the amount of loans available but not drawn.

                                   MANAGEMENT

Directors and Executive Officers

     Our Board of Directors is composed of four members, one of whom is an Independent Director. An "Independent Director" is a director who is not a current officer or employee of Heinz Finance, Heinz or any affiliate of Heinz or of any other person or persons that, in the, aggregate, own or owns more than 50% of the outstanding common stock of Heinz Finance and who is elected by holders of Heinz Finance's outstanding Series A Preferred Shares and the holders of any Heinz Finance stock expressly being designated by us as being at parity with the Series A Preferred Shares, "Parity Securities," with like voting rights, collectively, the "Voting Parity Securities." Andrew L. Stidd, the initial Independent Director, was named in the Certificate of Designation for the Series A Preferred Shares.

     Our directors will serve until resignation or removal. There is no current intention to alter the number of directors comprising the Board of Directors, and our Bylaws provide that the Board of Directors may not comprise more than nine members.

     Our directors and executive officers are:

                                                                Positions and offices held with the
                                                                Company and principal occupations or               Other
               Name       Age        Director Since            employment during the past five years           Directorships
     Leonard A. Cullo     43       September 14, 2000     Director; President since June 14, 2001.
                                                          Treasurer of Heinz since August 2000, attorney
                                                          at Heinz from 1991 to August 2000, last
                                                          serving as Assistant General Counsel.
Laura Stein..........     40       September 14, 2000     Vice President and Secretary since June 17,         Nash Finch Co.
                                                          2001. Senior Vice President and General
                                                          Counsel of Heinz since January 2000; attorney
                                                          at the Clorox Company from 1992 to 1999, last
                                                          serving as Assistant General Counsel -
                                                          Regulatory Affairs.
Andrew L. Stidd......     44          July 6, 2001        Director, President and Chief Operating
                                                          Officer Global Securitization Services, LLC
                                                          since December 1996.
Arthur Winkleblack...     44        January 8, 2002       Director, Vice President, Chief Financial and
                                                          Accounting Officer since January 8, 2002.
                                                          Executive Vice President and Chief Financial
                                                          Officer of Heinz since January 7, 2002;
                                                          executive of Indigo Capital from 1999 to
                                                          December 2001; Executive Vice President and
                                                          Chief Financial Officer of C. Dean
                                                          Metropoulos & Co. from 1998 to 1999; Chief
                                                          Financial Officer of Six Flags Entertainment
                                                          Corporation 1996-1998.

     Each director, other than the Independent Director, is an officer or employee of Heinz or an affiliate of Heinz.

Compensation of Directors

     We intend to pay fees to our Independent Director for his service as a director. The Independent Director (and any subsequent additional Independent Director) is entitled to receive annual compensation of $3,500 plus reimbursement of expenses for attendance at each meeting of the Board of Directors. We do not intend to pay fees to directors who are not Independent Directors.

Executive Compensation

     The following table sets forth information concerning the total compensation paid by us (except as discussed below for executive officers Cullo, Winkleblack, Stein, Johnson and Renne) to our executive officers for the periods set forth below.

                                                           SUMMARY COMPENSATION TABLE
                                                                                             Long-Term Compensation
                                                                                             ----------------------
                                                  Annual Compensation                     Awards (2)     Payouts
                                  --------------------------------------------------    -------------   ---------
                                                                                         Securities
                                                                                         Underlying     Long-term
                                                                         Other          Options /SARs   Incentive    All Other
                                                                         Annual             (No.         Payouts    Compensation
Name and Principal Position       Year     Salary ($)   Bonus ($)   Compensation ($)      Awarded)                    ($)(3)
-------------------------------   ----     ---------    ---------   ---------------     -------------   ---------   ------------
Leonard A. Cullo(1)               2001      $139,320   $   62,195      $    --                            - 0 -       $ 25,132
President

Arthur Winkleblack(4)             2001         - 0 -        - 0 -           --                 - 0 -      - 0 -          - 0 -
Vice President, Chief Financial
and Accounting Officer

Paul F. Renne(5)                  2001       315,000      218,259           --                50,000      - 0 -        143,506
Vice President                    2000       289,594      537,253           --                    --      - 0 -         61,170
                                  1999       274,357      557,889       106,393               50,000      - 0 -        132,580

Laura Stein(6)                    2001       300,000      186,418        62,187 (7)           50,000      - 0 -         34,742
Vice President and Secretary      2000        90,000      153,000                             50,000      - 0 -         13,186

William R. Johnson(8)             2001       920,000      721,851            --              500,000      - 0 -        384,526 (9)
Chairman, President and Chief     2000       900,000    1,776,864            --                - 0 -      - 0 -        402,911
Executive Officer of Heinz        1999       720,000    2,071,000       172,439              350,000      - 0 -        238,692

---------
(1) Executive officer Cullo is also employed by Heinz and receives a portion of his compensation from Heinz and the remainder from Heinz Finance.

(2) No awards of restricted stock were made by Heinz to the executive officers employed by Heinz during the period covered by the Summary Compensation Table.

(3) Includes for Messrs. Johnson, Renne and Cullo and Ms. Stein, respectively, the following: (i) amounts contributed by Heinz Finance under the Employees and Retirement and Savings Plan, $307,255, $107,570, $22,682 and $28,304; (ii) amounts attributable to "split dollar" life insurance provided by Heinz Finance, $66,043, $20,720, $2,450 and $6,438; and (iii)
     the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate, $9,483, $15,216, $0 and $0.

(4)  Mr. Winkleblack became an officer of Heinz Finance on January 8, 2002.

(5) Mr. Renne resigned from his position at Heinz Finance on January 8, 2002. During the time Mr. Renne held a position at Heinz Finance, he received no direct compensation from Heinz Finance. The annual base salary and annual bonus opportunity for Mr. Renne was determined by the Heinz Management Development and Compensation Committee. Because Mr. Renne was also an executive officer of Heinz and his compensation from Heinz was previously required to be disclosed, his compensation received from Heinz is included for the Heinz fiscal years ended May 3, 2000 and April 28, 1999.

(6) Executive officer Stein is also employed by Heinz, and Ms. Stein receives no direct compensation from Heinz Finance. The annual base salary and annual bonus opportunity for Ms. Stein was determined by the Heinz Management Development and Compensation Committee. Ms. Stein became an executive officer of Heinz on January 10, 2000. Because Ms. Stein is an executive officer of Heinz and her compensation from Heinz was previously required to be disclosed, her compensation received from Heinz is included for the Heinz fiscal year ended May 3, 2000.

(7) Includes $39,138 in transition expenses for temporary housing rental and travel.

(8) Mr. Johnson was not employed by Heinz Finance, but has been included because of his position at Heinz, which pays all of his compensation. The annual base salary and annual bonus opportunity for Mr. Johnson is determined by the Heinz Management Development and Compensation Committee. Because Mr. Johnson is an executive officer of Heinz and his compensation from Heinz was previously required to be disclosed, his compensation received from Heinz is included for the Heinz fiscal years ended May 3, 2000 and April 28, 1999.

(9) "All Other Compensation: includes $1,745 in imputed income relating to a split dollar survivorship life insurance retention policy insuring Mr. Johnson and his spouse that was purchased in connection with Mr. Johnson's becoming Chairman of Heinz in September 2000. Upon the death of the last surviving insured, the policy provides for a payment to Mr. Johnson's designated beneficiaries or to a trust established by him of an amount equal to the policy's face value, with Heinz receiving under the policy an amount equal to the grater of the premium paid by Heinz or the policy's cash value. As of May 2, 2001, the cash value of the policy was $3,313,915, and the premium paid by Heinz for the policy was $3,389,414. The premium paid by Heinz is equal to the amount of a deferred compensation award granted to Mr. Johnson under the Heinz Executive Deferred Compensation Plan plus interest, which Mr. Johnson waived. Heinz has agreed to make a separate death benefit available to Mr. Johnson's designated beneficiaries equal to the amount received by Heinz under the policy, minus the Heinz-paid premium. The foregoing insurance policy and Heinz-paid death benefit are subject to vesting, and Mr. Johnson will forfeit any rights under the policy or the Heinz-paid death benefit if he voluntarily terminates employment with Heinz or is terminated for cause prior to September 12, 2003.


     Option Grants by Heinz in Fiscal Year 2001

                                                                                                                Grant Date
                                                         Individual Grants                                        Value
                          -------------------------------------------------------------------------------     -------------
                                                    Percent of
                              Number of            Total Options
                          Shares Underlying         Granted to                                                  Grant Date
                           Options Granted           Employees            Exercise Price       Expiration     Present Value
Name                           (#) (1)            in Fiscal Year            ($/Share)             Date           ($) (2)
----------------------    -----------------       --------------          --------------       ----------     -------------
Leonard A. Cullo                15,000                  0.31%                $37.0625            9/12/10        $  127,950
Arthur Winkleblack(3)              -0-                   -0-                      -0-                -0-               -0-
Paul F. Renne                   50,000                  1.04%                $37.0625            9/12/10           426,500
Laura Stein                     50,000                  1.04%                $37.0625            9/12/10           426,500
William R. Johnson             500,000                 10.40%                $37.0625            9/12/10         4,265,000

---------
(1) All options were granted on September 12, 2000, pursuant to the terms of Heinz's 2000 Stock Option Plan, relate to Heinz shares and have identical terms. All options vest on September 12, 2003.

(2) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include the following: (i) exercise price on the options ($37.0625) equal to the fair market value of the underlying stock on the date of grant; (ii) expected option term of 6.5 years; (iii) dividend yield of 3.8%; (iv) risk-free interest rate of 6.02%; and (v) volatility of 23.5%.

     The ultimate values of the options will depend on the future market price of Heinz's common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Heinz's common stock over the exercise price on the date the option is exercised.

(3) Mr. Winkleblack became an officer of Heinz Finance on January 8, 2002 and became an executive officer of Heinz on January 7, 2002.

     Aggregated Option/SAR Exercises in Fiscal Year 2001 and Fiscal Year-End Option/SAR Value (1)

                                                                 Number of Securities
                                                                Underlying Unexercised            Value of Unexercised
                                                                     Options/SARs               In-the-Money Options/SARs
                                                                  at Fiscal Year-End           at Fiscal Year-End ($) (3)
                                                             ----------------------------     ------------------------------
                            Shares
                         Acquired on          Value
Name                     Exercise (#)    Realized ($) (2)    Exercisable    Unexercisable     Exercisable      Unexercisable
---------------------    -----------     ---------------     -----------    -------------     -----------      -------------
Leonard A. Cullo               -0-               -0-             10,334          27,166        $   53,094       $   33,969
Arthur Winkleblack(4)          -0-               -0-                -0-             -0-                -0-             -0-
Paul F. Renne              102,500        $2,171,826            227,501         449,999            569,122         234,287
Laura Stein                    -0-               -0-                -0-         100,000                -0-         165,500
William R. Johnson         137,500         2,520,829          1,408,334       1,616,666         14,076,111       2,342,912

--------------
(1)  All options are denominated in shares of Heinz.

(2) The "Value Realized" is equal to the fair market value of a Heinz share on the date of exercise, less the exercise price, times the number of shares acquired. No Heinz SARs were exercised during the last fiscal year.

(3) The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is equal to the fair market value of each Heinz share underlying the options at May 2, 2001 less the exercise price, times the number of options.

(4) Mr. Winkleblack became an officer of Heinz Finance on January 8, 2002 and became an executive officer of Heinz on January 7, 2002.

Retirement Benefits

     Most full-time salaried employees in the United States who were hired before January 1, 1993 are entitled to retirement benefits from Plan A of the
H. J. Heinz Company Employees' Retirement System, "Plan A." Benefits are based on credited service and five-year average eligible compensation through December 31, 1992, the date on which Plan A was frozen.

     Heinz has a Supplemental Executive Retirement Plan, the "SERP," which provides additional retirement benefits for eligible executives, including the executive officers Cullo, Winkleblack, Renne and Stein and Mr. Johnson. The SERP was adopted in order to attract and retain executives, and to compensate them for reductions in benefits due to limitations imposed by the Internal Revenue Code. The SERP benefit is a lump sum equal to a multiple of the employee's final average eligible compensation during any five of the last ten years prior to retirement. It is reduced by (i) the lump sum value of the Plan A benefit (if any), and (ii) the value of the employee's Age-Related Company Contribution Account under the Heinz Employees Retirement and Savings Plan and the Heinz Employees Retirement and Savings Excess Plan.

     The following table shows the estimated maximum retirement benefit from all sources described above, at various combinations of pay and service, stated as an annual pension equivalent beginning at age 65. The pay included in the earnings base is the executive's base salary and annual bonus.

     As of May 2, 2001, the years of service for executive officers Cullo, Winkleblack, Renne, Stein and Mr. Johnson were, as rounded to the nearest full year, 10, 0, 28, 1 and 19, respectively.

Table I--U.S. Retirement Plans

                                          Years of Service
                        ----------------------------------------------------
Average Earnings High
    Five of Last
 Ten Years Prior to
     Retirement           15        20         25          30          35
---------------------  -------   -------     -------     -------     -------
     $200,000          $52,452   $61,194     $69,936     $78,678     $87,420
      400,000          104,904   122,388     139,872     157,356     174,840
      450,000          118,017   137,687     157,356     177,026     196,696


                                      46


                                          Years of Service
                        ----------------------------------------------------
Average Earnings High
    Five of Last
 Ten Years Prior to
     Retirement           15        20         25          30          35
---------------------  -------   -------     -------     -------     -------
      500,000          131,130   152,985     174,840     196,696     218,551
      600,000          157,356   183,582     209,809     236,035     262,261
      700,000          183,582   214,180     244,777     275,374     305,971
      800,000          209,809   244,777     279,745     314,713     349,681
      900,000          236,035   275,374     314,713     354,052     393,391
    1,000,000          262,261   305,971     349,681     393,391     437,101
    1,200,000          314,713   367,165     419,617     472,069     524,521
    1,400,000          367,165   428,359     489,553     550,747     611,942
    1,600,000          419,617   489,553     559,489     629,426     699,362
    2,000,000          524,521   611,942     699,362     786,782     874,202
    2,500,000          655,652   764,927     874,202     983,478   1,092,753
    3,000,000          786,782   917,912   1,049,043   1,180,173   1,311,303


Executive Deferred Compensation Plan

     Heinz has an Executive Deferred Compensation Plan, "Deferred Compensation Plan," under which contingent retention bonuses may be awarded. During fiscal year 2001, Heinz granted awards under the Deferred Compensation Plan to certain executives. Vesting of the awards will occur on the third anniversary following the date of the award, so long as the executive has not prior to that date voluntarily terminated employment with Heinz or been terminated for cause. Vested awards will be paid in cash following the fifth anniversary date of the award, or, in the case of certain named executive officers, upon retirement. Awards under the Deferred Compensation Plan for fiscal year 2001 include the award described in footnote 3 of the Summary Compensation Table above for Mr. Johnson (subsequently waived as noted below), and $250,000 for Ms. Stein. Messrs. Cullo, Renne and Winkleblack did not participate in this plan. In connection with the split-dollar life insurance arrangement with Mr. Johnson described in footnote 3 of the Summary Compensation Table, Mr. Johnson waived the right to receive the award granted to him during fiscal year 2001 under the Deferred Compensation Plan plus interest in exchange for Heinz's payment of the premium to purchase a split-dollar survivorship insurance policy insuring Mr. Johnson and his spouse as set forth in footnote 3 to the Summary Compensation Table above. The split-dollar life insurance arrangement is subject to the same three-year vesting requirement as applies to awards under the Deferred Compensation Plan.

Severance Arrangements

     Heinz maintains severance agreements with Ms. Stein and Messrs. Johnson and Winkleblack. If an executive's employment is terminated involuntarily other than for cause, or voluntarily for good reason, within two years after a change in control of Heinz, the agreements provide for the lifting of restrictions on outstanding incentive awards, continuation of medical, life insurance and disability coverage for a three-year period, and a lump sum payment equal to three times the sum of the annual salary and bonus of the executive plus a benefit determined by taking into account an additional three years of age and service for purposes of calculating retirement benefits. The agreements also provide that Heinz will reimburse the executive for the impact of excise taxes, if any, which may be imposed under the Internal Revenue Code with respect to certain payments contingent on a change in control.

                          DESCRIPTION OF THE NEW NOTES

     The Old Notes and the New Notes constitute a separate series of debt securities issued under an Indenture, dated as of July 6, 2001 (the "Indenture"), among Heinz Finance, as Issuer, Heinz, as Guarantor and Bank One, National Association, as Trustee (the "Trustee") and are collectively the notes under the indenture. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by their reference to, the detailed provisions of the New Notes and the Indenture. Copies of these documents are available from us upon request.

General

     The New Notes will be unsecured obligations of Heinz Finance and will be limited to up to $700,000,000 in aggregate principal amount in respect of the notes that mature in 2012 and $550,000,000 aggregate principal amount in respect of the notes that mature in 2032. The New Notes will be unconditionally and irrevocably guaranteed as to the payment of interest and principal by the Guarantor. The notes due 2012 will accrue interest at the rate of 6.00% per annum and the notes due 2032 will accrue interest at the rate of 6.75% per annum, both from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid, from March 7, 2002. Interest on these notes is payable semi-annually in arrears on March 15 and September 15 of each year to the persons in whose names the notes are registered at the close of business on the applicable regular record date. Principal on the notes will be payable and the notes will be transferable at the corporate trust office of the Trustee in New York, N.Y. Unless other arrangements are made, interest will be paid by check mailed to the address of the person entitled thereto as it appears in the security register. The New Notes will be issued only in fully registrable form, without coupons, in denominations of $1,000 and any integral multiple thereof. For so long as the New Notes are held solely in book-entry form through the facilities of Depositary Trust Company ("DTC"), the only registered holder of the New Notes will be Cede & Co., as nominee for DTC.

     It is expected that beneficial interests in the New Notes issued and sold in the United States will trade in the Settlement System of DTC and that beneficial interests in the Notes issued sold outside of the United States will trade through the facilities of the Euroclear system, "Euroclear," and Clearstream Banking, societe anonyme, Luxembourg, "Clearstream, Luxembourg," and secondary market transactions in such beneficial interests will be effected in the Settlement System of DTC. See "Form and Denomination," "Transfer and Exchange," and "Depository Procedures with Respect to Global Notes."

Form and Denomination

     The New Notes will initially be represented by one or more global notes in fully registered form without interest coupons, collectively, the "global note." The New Notes will be issued in denominations of $1,000 and integral multiples thereof. The global note will be deposited with the Trustee as custodian for DTC and registered in the name of DTC or a nominee of DTC.

     Owners of beneficial interests in any global note will hold such interests pursuant to the procedures and practices of DTC and must exercise any rights in respect of their interests in accordance with those procedures and practices. Such beneficial owners will not be holders, and will not be entitled to any rights under any New Note or the Indenture, with respect to any global note, and Heinz Finance, the Guarantor and the Trustee, and any of their respective agents, may treat DTC as the holder and owner of any global note. See "Depository Procedures with Respect to Global Notes."

     Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. The New Notes are issuable in bearer form.

     For a description of the depository procedures with respect to the global notes, see "Depository Procedures with Respect to Global Notes."

Optional Redemption

     Heinz Finance may choose to redeem some or all of the New Notes at any time. If Heinz Finance chooses to do so, it will mail a notice of redemption to the holders of the New Notes not less than 30 days and not more than 60 days before the redemption occurs.

     The redemption price will be equal to the greater of:

     o 100% of the principal amount of the New Notes to be redeemed plus accrued interest to the date of redemption, or

     o the sum of the present values of the Remaining Scheduled Payments on the Notes being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points for the notes due 2012 or 20 basis points for the notes due 2032, plus in each case accrued and unpaid interest thereon to the date of redemption.

     If Heinz Finance is redeeming less than all of the New Notes, the Trustee will select the particular New Notes to be redeemed by lot or by another method the Trustee deems fair and appropriate. Unless Heinz Finance defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the New Notes or portions thereof called for redemption.

     Except as described above, the New Notes will not be redeemable by Heinz Finance prior to maturity and will not be entitled to the benefit of any sinking fund.

     For purposes of calculating the redemption price, the following terms have the meanings set forth below:

     "Treasury Rate" means the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

     "Comparable Treasury Issue" means the U.S. treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers that Heinz Finance appoints.

     "Comparable Treasury Price" means:

     o the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) as of the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

     o if that release (or any successor release) is not published or does not contain such prices on that business day, (1) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all quotations obtained.

     "Reference Treasury Dealer" means each of J.P. Morgan Securities, Inc., Bank of America Securities LLC, UBS Warburg LLC (and their successors) and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified from time to time by Heinz Finance. If, however, any of them ceases to be a primary U.S. Government securities dealer, we will substitute another nationally recognized investment banking firm that is such a dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and in each case for settlement on the next business day) quoted in writing to the Trustee by such reference treasury dealer as of 3:30 p.m., New York time, on the third business day preceding the redemption date.

     "Remaining Scheduled Payments" means the remaining scheduled payments of the principal and interest (excluding any interest accrued and paid as of the date of redemption) on each New Note to be redeemed that would be due after the related redemption date but for such redemption.

Certain Definitions

     "Consolidated Net Assets" means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Guarantor and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Guarantor or any Restricted Subsidiary which is located within the United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets other than (i) any such manufacturing or processing plant or warehouse or any portion thereof (together with the land on which it is erected and fixtures comprising a part thereof) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto or any successor laws thereof or under any other similar statute of the United States), (ii) any property which in the opinion of the board of directors is not of material importance to the total business conducted by the Guarantor as an entirety or (iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

     "Restricted Subsidiary" means a Subsidiary of the Guarantor (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and (ii) which owns a Principal Property.

     "Subsidiary" means any corporation or limited partnership more than 50% of the outstanding Voting Stock of which, or any limited partnership interests in which, at the time of determination is owned, directly or indirectly, by the Guarantor and/or by one or more other Subsidiaries.

     "Voting Stock" means capital stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).

Restrictions on Secured Debt

     If the Guarantor or any Restricted Subsidiary shall after the date of the Indenture incur or guarantee any evidence of indebtedness for money borrowed, "Debt," secured by a mortgage, pledge or lien, referred to as a "Mortgage," on any Principal Property of the Guarantor or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Guarantor will secure or cause such Restricted Subsidiary to secure the Notes, other than any series of Notes established by or pursuant to a Board Resolution or in one or more supplemental indentures which specifically provide otherwise, equally and ratably with (or, at the option of the

Guarantor, prior to) such secured Debt, unless the aggregate amount of all such secured Debt would not exceed 10% of Consolidated Net Assets.

     The above restrictions will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by (a) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages in favor of the Guarantor or a Restricted Subsidiary,
(c) Mortgages in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provisions of any statute, (d) Mortgages on property, shares of capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into within time limits specified in the Indenture, (e) Mortgages securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds, (f) mechanics' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith, (g) Mortgages arising from deposits with or the giving of any form of security to any government agency required as a condition to the transaction of business or to the exercise of any privilege, franchise or license, (h) Mortgages for taxes, assessments or governmental charges or levies which are not then due or, if delinquent, are being contested in good faith, (i) Mortgages (including judgment liens) arising from legal proceedings being contested in good faith,
(j) Mortgages existing at the date of the Indenture and (k) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (j) inclusive.

Merger and Consolidation

     Each of Heinz Finance and the Guarantor covenants that it will not merge or sell, convey, transfer or lease all or substantially all of its assets unless we are the successor Person or the successor entity is another Person organized under the laws of the United States (including any state thereof and the District of Columbia) which assumes its obligations on the debt securities and under the Indenture and, after giving effect to such transaction, Heinz Finance, the Guarantor or the successor Person would not be in default under the Indenture.

Events of Default

     The Indenture defines "Events of Default" with respect to the debt securities of any series as being one of the following events: (i) default in the payment of any installment of interest on that series for 30 days after becoming due; (ii) default in the payment of principal on that series when due;
(iii) default in the deposit of any sinking fund payment when due; (iv) default by Heinz Finance or the Guarantor in the performance or breach of any other covenant or warranty in the Notes of that series or the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of Notes other than that series) for 90 days after notice; (v) certain events of bankruptcy, insolvency or reorganization with respect to Heinz Finance or the Guarantor; (vi) any other Event of Default provided with respect to Notes of that series; or (vii) the Guarantor contests the validity or enforceability of the Guarantee or any obligation under the Guarantee shall not be (or is claimed by the Guarantor not to be) in full force and effect.

     No sinking fund is provided for the New Notes, and no other Event of Default has been provided with respect to the Notes.

     If an Event of Default shall occur and be continuing with respect to the debt securities of any series, either the Trustee or the holders of at least 25% in principal amount of the debt securities then outstanding of that series may declare the principal (or such portion thereof as may be specified in an offering memorandum relating to such series) of the debt securities of such series to be due and payable. Under certain conditions, such a declaration may be annulled.

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default known to it, give the holders of debt securities notice of all uncured defaults known to it (the term "default" to mean the events specified above without grace periods); provided, however, that, except in the case of default in the payment of principal of or interest on any Debt Security, the Trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of debt securities.

     Heinz Finance will be required to furnish to the Trustee annually a statement by certain officers of Heinz Finance to the effect that to the best of their knowledge Heinz Finance has complied with all of its conditions and covenants under the Indenture or, if Heinz Finance has not so complied, specifying each such default.

     The holders of a majority in principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series, and to waive certain defaults with respect thereto. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of debt securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Modification of the Indenture

     With certain exceptions, the Indenture may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification; provided, however, that no such modification or amendment may be made, without the consent of the holder of each debt security affected, which would (i) reduce the principal amount of or the interest on any debt security, change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or the other terms of payment thereof, or (ii) reduce the above-stated percentage of debt securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of debt securities of any series, the consent of the holders of which is required to waive compliance with certain provisions of the Indenture or to waive certain past defaults.

Defeasance and Discharge

     The New Notes will be subject to defeasance and discharge and to defeasance of certain obligations as described below.

     The Indenture provides that Heinz Finance may elect, with respect to the debt securities of any series, either:

     (i) to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities); or

     (ii) to be released from its obligations with respect to such debt securities under Section 1004 of the Indenture (being the restrictions described above under "Restrictions on Secured Debt");

in either case on the 91st day after the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities. Such a trust may be established only if, among other things, Heinz Finance has delivered to the Trustee an Opinion of Counsel (who may be counsel to Heinz Finance) to the effect that, based upon applicable Federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. If so specified with respect to the Notes of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Concerning the Trustee

     Bank One, National Association, is the Trustee under the Indenture and has been appointed by Heinz Finance as initial security registrar with regard to the New Notes. Heinz Finance currently does, and from time to time in the future may, maintain lines of credit and have customary banking relationships with the Trustee. The Trustee currently serves as trustee for certain debt securities of the Guarantor and Heinz Finance, including the Old Notes. In addition, the Trustee may serve as Trustee for other debt securities issued by Heinz Finance from time to time.

Guarantees

     The New Notes are guaranteed by Heinz. Heinz will unconditionally and irrevocably guarantee the due and punctual payment of principal of and interest, including any additional amounts, on the New Notes when the same shall become due and payable whether at maturity, by declaration of acceleration or otherwise.

Transfer and Exchange

     At the option of the holder upon written request, and subject to the terms of the Indenture, any New Note will be exchangeable at any time into an equal aggregate principal amount of New Notes of different authorized denominations provided that any applicable transfer restrictions are satisfied.

     New Notes may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of any transfer agent, the "security registrar," without service charge, but, in the case of a transfer, upon payment of any taxes and other governmental charges as described in the Indenture. Any registration of transfer or exchange will be effected upon the transfer agent or the security registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request, and subject to such reasonable regulations as Heinz Finance may from time to time agree upon with the transfer agents and the security registrar, all as described in the Indenture. Subject to the applicable transfer restrictions, Notes may be transferred in whole or in part in authorized denominations.

     Heinz Finance has initially appointed the Trustee as security registrar and transfer agent, acting through its Corporate Trust Office in the Borough of Manhattan, The City of New York. Heinz Finance reserves the right to vary or terminate the appointment of the security registrar or of any transfer agent or to appoint additional or other transfer agents or to approve any change in the office through which any security registrar of any transfer agent acts, provided that there will at all times be a security registrar in and a transfer agent in the Borough of Manhattan, The City of New York.

Purchase and Cancellation

     Heinz Finance, the Guarantor or any subsidiary may at any time and from time to time purchase New Notes at any price in the open market or otherwise.

     All securities surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All securities so delivered to the Trustee shall be cancelled promptly by the Trustee. No securities shall be authenticated in lieu of or in exchange for any securities cancelled as provided in the Indenture.

Title

     With respect to any New Note, Heinz Finance, the Guarantor, the Trustee, the paying agent and any other agent of Heinz Finance, the Guarantor or the Trustee may treat the Person in whose name such New Note is registered as the owner thereof for the purpose of receiving payment thereof and for all other purposes whatsoever.

Notices

     Notices to holders of New Notes will be given by mail to the addresses of such holders as they appear in the Security Register. Such notices will be deemed to have been given when mailed.

Replacement of Notes

     New Notes that become mutilated, destroyed, stolen or lost will be replaced by Heinz Finance at the expense of the holder upon delivery to the Trustee of the mutilated Notes or evidence of the loss, theft or destruction thereof satisfactory to Heinz Finance and the Trustee. In the case of a lost, stolen or destroyed New Note, indemnity satisfactory to the Trustee and Heinz Finance may be required at the expense of the holder of such New Note before a replacement New Note will be issued.

Payment of Stamp and Other Taxes

     Heinz Finance shall pay all stamp and other duties, if any, which may be imposed by the United States or the United Kingdom or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance, transfer, exchange or conversion of the New Notes. Heinz Finance will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority therein.

Depository Procedures with Respect to Global Notes

     With respect to the global notes, DTC has advised Heinz Finance as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised Heinz Finance that pursuant to procedures established by it, (i) upon deposit of the global notes, DTC will credit the accounts of Participants designated by the Purchasers with portions of the principal amount of the global notes and (ii) ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

     Investors in the global note within the United States may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream, Luxembourg) that are Participants in such system. Investors in the global notes, outside of the United States, may hold interests therein through Euroclear or Clearstream, Luxembourg or organizations other than Euroclear and Clearstream, Luxembourg that are Participants in the DTC system. Euroclear and Clearstream, Luxembourg will hold interests in the any global note on behalf of their Participants through customers' securities accounts in their respective names on the books of their respective depositories. The depositories, in turn, will hold such interests in such global note in customers' securities accounts in the depositaries' names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described above under "--Transfer and Exchange," owners of Interests in the Registered global notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

     DTC has advised Heinz Finance that its current practice, upon receipt of any payment in respect of interests in securities such as the global notes (including principal and interest) held by it or its nominee, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global notes as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, Heinz Finance or the Guarantor. Neither Heinz Finance, the Guarantor nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Notes, and Heinz Finance, the Guarantor and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.

     Transfers of beneficial interests in the global note between Participants in DTC will be effected in accordance with DTC's procedures, and such beneficial interests will trade in DTC's Settlement System; and consequently, secondary market trading activity in such interests will settle in immediately available funds. Transfers of beneficial interests in the global notes between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures, whereas cross-market transfers of such interests (including by DTC Participants other than Euroclear and Clearstream, Luxembourg) will be subject to considerations described below.

     Cross-market transfers with respect to the global notes between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

     Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

     DTC has advised Heinz Finance that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange the global notes for New Notes in certificated form, and to distribute such Notes to its Participants.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global notes among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Heinz Finance, the Guarantor, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

Governing Law

     The Indenture is, and the New Notes will be, governed by and construed in accordance with the laws of the State of New York.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

     The Old Notes were delivered by us March 7, 2002 to the initial purchasers pursuant to a purchase agreement dated February 28, 2002 between us, Heinz and the initial purchasers. The initial purchasers subsequently sold the Old Notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in reliance on Rule 144A and outside the United States in accordance with Regulation S under the Securities Act. As a condition to the initial sale of the Old Notes, we, Heinz and the initial purchasers entered into the exchange and registration rights agreement. Pursuant to the exchange and registration rights agreement, we agreed that we would:

     o file with the Commission within 120 days after the Old Notes closing date, which is the date we delivered the Old Notes to the initial purchasers, a registration statement under the Securities Act relating to a registered exchange offer;

     o use our reasonable best efforts to cause such registration statement to become effective under the Securities Act within 180 days after the Old Notes closing date; and

     o keep the exchange offer open for at least 30 days beginning and ending within 45 days of the registration statement becoming effective. During this period, Heinz Finance agrees to exchange the Old Notes for all New Notes properly surrendered and not withdrawn before the expiration date of this period.

     If Commission interpretations are changed on or before the exchange offer such that the Notes received by each holder, except for certain restricted holders, are not or would not be transferable without restriction, and the exchange offer has not been completed within 225 days after the sale of the Old Notes or the exchange offer is not available to any holder of Notes, Heinz Finance will file a shelf registration statement for resale of the Notes within at least 30 days of such obligation arising. Heinz Finance will use its reasonable best efforts to cause the shelf registration statement to become effective no later than 60 days after filing and to keep the registration effective for up to two years after the shelf registration statement becomes effective. Heinz Finance will provide to the holders of the Old Notes copies of a prospectus, notify such holders when the resale registration for the Old Notes has become effective and take certain other actions as are required to permit unrestricted sales of the Old Notes. A holder of the Old Notes that sells such Old Notes pursuant to the resale registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions of the Securities Act in connection with such sales and will be bound by the provisions of the exchange and registration rights agreement that are applicable to such holder (including certain indemnification obligations).

     If within the time required by the exchange and registration rights agreements, Heinz Finance does not complete this exchange offer or, if applicable, does not register the Old Notes for shelf resale, Heinz Finance will generally be deemed to be in registration default. Holders of Old Notes will accrue special additional interest for the period in which Heinz Finance is deemed to be in default. This special interest will accrue as follows; if, within a period of 180 days following the date of original issuance of the Old Notes, the registration statement with regard to the New Notes is not declared effective by the Commission, this special interest will accrue at an annual rate of 0.25% from and including the first day following the end of this period and will cease to accrue on the date on which the registration statement is declared effective by the Commission. Additionally, if, within a period of 225 days following the date of original issuance of the Old Notes, Heinz Finance does not complete the exchange offer, special interest will accrue at an annual rate of 0.50% from and including the first day following the end of this period and will cease to accrue on the date on which the exchange offer is completed. At no time will the aggregate of any such special interest described above accrue at an annual rate in excess of 0.50%.

Terms of the Exchange Offer

     For each of the Old Notes properly surrendered and not withdrawn before the expiration date, Heinz Finance will issue a New Note having a principal amount equal to that of the surrendered Old Note.

     The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that the New Notes will be registered for the exchange offer under the Securities Act and, therefore, the New Notes will not bear legends restricting the transfer of the New Notes; and holders of the New Notes will not be entitled to any of the registration rights of the holders of Old Notes under the exchange and registration rights agreement, which will terminate upon the consummation of the exchange offer.

     The New Notes will evidence the same indebtedness as the Old Notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture, which authorized the issuance of the Old Notes. As a result, both series of notes will be treated as a single class of notes under the Indenture.

     Heinz Finance intends to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement and the applicable requirements of the Exchange Act and the related Commission rules and regulations.

     Under existing Commission interpretations, the New Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the New Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resale of those New Notes. Heinz Finance bases its view on interpretations by the staff of the Commission in no-action letters issued to other issuers in exchange offers like ours. Heinz Finance has not, however, asked the Commission to consider this particular exchange offer in the context of a no-action letter. Therefore, holders of Old Notes cannot be sure that the Commission will treat the exchange offer in the same way it has treated other exchange offers in the past.

     A broker-dealer that has bought Old Notes for market-marking or other trading activities has to deliver a prospectus in order to resell any New Notes it has received for its own account in the exchange. The prospectus may be used by a broker-dealer to resell any of its New Notes. Heinz Finance has agreed in the exchange and registration rights agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire for a period of up to 180 days after the registration statement relating to this exchange offer is declared effective.

Expiration Date; Extensions; Amendments

     The term "expiration date" shall mean 5:00 p.m., New York City time, on o, 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     If we determine to extend the exchange offer, we will, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date:

     o    notify the exchange agent of any extension by oral or written notice;
          and

     o issue a press release or other public announcement which shall include disclosure of the approximate number of Old Notes deposited to date.

     We reserve the right, in our sole discretion:

     o    to delay accepting any Old Notes;

     o    to extend the exchange offer; or

     o if, in the opinion of our counsel, the consummation of the exchange offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission, to terminate or amend the exchange offer by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a press release or other public announcement thereof.

     If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the New Notes

     Interest will accrue at the rate of 6.00% per annum for the notes due 2012 and 6.75% per annum for the notes due 2032, in each case from the most recent date to which interest has been paid on the corresponding Old Notes or, if no interest has been paid, from March 7, 2002, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2002.

Resale of the New Notes

     With respect to the New Notes, based upon interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties, we believe that a holder who exchanges Old Notes for New Notes in the ordinary course of business, who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in a distribution of the New Notes, and who is not an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, will be allowed to resell New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act.

     If any holder acquires New Notes in the exchange offer for the purpose of distributing or participating in the distribution of the New Notes, such holder:

     o cannot rely on the position of the staff of the Commission enumerated in such no-action letters issued to third parties; and

     o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any New Notes received in exchange for Old Notes acquired by such broker-dealer as a result of market-making or other trading activities. We will make this prospectus, as it may be amended or supplemented from time to time, available to any such broker- dealer that requests copies of such prospectus in the letter of transmittal for use in connection with any such resale for a period of up to 180 days after the expiration date. See "Plan of Distribution."

Procedures for Tendering

     To tender in the exchange offer, a holder of Old Notes must either:

     o complete, sign and date the letter of transmittal or facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile to the exchange agent; or

     o if such Old Notes are tendered pursuant to the procedures for book-entry transfer set forth below, a holder tendering Old Notes may transmit an agent's message (as defined below) to the exchange agent in lieu of the letter of transmittal, in either case for receipt on or prior to the expiration date.

     In addition:

     o certificates for such Old Notes must be received by the exchange agent along with the letter of transmittal;

     o a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such Old Notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, along with the letter of transmittal or an agent's message, as the case may be, must be received by the exchange agent on or prior to the expiration date; or

     o the holder must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted to the exchange agent's account at DTC and received by the exchange agent and forming a part of the book-entry confirmation, which states that such account has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the letter of transmittal and that Heinz Finance may enforce the letter of transmittal against such participant. To be tendered effectively, the letter of transmittal and other required documents, or an agent's message in lieu thereof, must be received by the exchange agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     The method of delivery of Old Notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. Do not send the letter of transmittal or any Old Notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

     Any beneficial owner(s) of the Old Notes whose Old Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such intermediary promptly and instruct such intermediary to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such owner's Old Notes:

     o make appropriate arrangements to register ownership of the Old Notes in such owner's name; or

     o    obtain a properly completed bond power from the registered holder.

     The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an eligible institution unless the Old Notes tendered pursuant thereto are tendered:

     o by a registered holder who has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

     o    for the account of an eligible institution.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by an eligible institution, which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" (within the meaning of Rule 17Ad-15 under the Exchange Act) which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

     If the letter of transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder exactly as such registered holder's name appears on such Old Notes.

     In connection with any tender of Old Notes in definitive certificated form, if the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program to tender Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right:

     o to reject any and all Old Notes not properly tendered and any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful; and

     o to waive any defects, irregularities or conditions of tender as to particular Old Notes.

     Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities in connection with tenders of Old Notes, neither we, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While we have no present plan to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Old Notes that are not tendered pursuant to the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the expiration date and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

     By tendering Old Notes pursuant to the exchange offer, each holder of Old Notes will represent to us that, among other things:

     o the New Notes to be acquired by such holder of Old Notes in connection with the exchange offer are being acquired by such holder in the ordinary course of business of such holder;

     o such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes;

     o such holder acknowledges and agrees that any person who is participating in the exchange offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters;

     o such holder understands that a secondary resale transaction, described above, and any resales of New Notes obtained by such holder in exchange for Old Notes acquired by such holder directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission; and

     o such holder is not an "affiliate", as defined in Rule 405 under the Securities Act, of ours.

     If the holder is a broker-dealer that will receive New Notes for such holder's own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the letter of transmittal that such holder will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Return of Old Notes

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     o Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent's account at DTC; and

     o a properly completed and duly executed letter of transmittal and all other required documents, or an agent's message in lieu thereof.

     If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or otherwise non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such Old Notes will be credited to an account maintained with DTC) as promptly as practicable.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, or an agent's message in lieu of a letter of transmittal, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

     If a holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available or the holder cannot deliver its Old Notes (or complete the procedures for book-entry transfer), the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, a holder may effect a tender if:

     o    the tender is made through an eligible institution;

     o prior to the expiration date, the exchange agent receives from such eligible institution (by facsimile transmission, mail or hand delivery) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by us setting forth the name and address of the holder, the certificate number(s) of such Old Notes (if applicable) and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date:

          (i) the letter of transmittal (or a facsimile thereof), or an agent's message in lieu thereof,

          (ii) the certificate(s) representing the Old Notes in proper form for transfer or a book-entry confirmation, as the case may be, and

          (iii) any other documents required by the letter of transmittal,

          will be deposited by the eligible institution with the exchange agent; and

     o such properly executed letter of transmittal (or facsimile thereof), or an agent's message in lieu thereof, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a form of Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of Old Notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the expiration date. Any such notice of withdrawal must:

     o specify the name of the person having deposited the Old Notes to be withdrawn;

     o identify the Old Notes to be withdrawn (including the certificate number or numbers, if applicable, and principal amount of such Old Notes or, in the case of Old Notes transferred by a book-entry transfer, the name and number of the account at DTC to be credited); and

     o be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered (including any required signature guarantees or, in the case of Old Notes transferred by book-entry transfer, be transmitted by DTC and received by the exchange agent in the same manner as the agent's message transferring the Old Notes).

     If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, in our sole discretion, which determination shall be final and binding on all parties.

     Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued with respect thereto, unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Exchange Agent

     Bank One Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a copy of the Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Mail or Hand/Overnight Delivery:                        By Facsimile:
Bank One Trust Company                                     312-407-8853
One North State Street
Chicago, Illinois 60602

Attention: Exchanges
                                                           Confirm by Telephone:
                                                           800-524-9472

Bank One Trust Company is an affiliate of the trustee under the Indenture.

Fees and Expenses

     The expenses of soliciting tenders will be borne by us. The principal solicitation is being made by mail. Additional solicitation may be made by facsimile transmission, telephone or other electronic means or in person by our officers and regular employees or those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The expenses to be incurred in connection with the exchange offer, including registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees, and printing costs, will be paid by us.

     We will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequence of Failure to Exchange

     Participation in the exchange offer is voluntary. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Old Notes that are not exchanged for the New Notes pursuant to the exchange offer will remain "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act. Accordingly, such Old Notes may not be offered, sold, pledged or otherwise transferred except:

     o to a person whom the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     o in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act;

     o pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

     o pursuant to an effective registration statement under the Securities Act; or

     o pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws.


                                    TAXATION

     The exchange of Old Notes for New Notes in the exchange offer will not constitute a taxable transaction for United States federal income tax purposes and the New Notes will be treated as a continuation of the investment in the Old Notes. The holder will not recognize taxable gain or loss as a result of the exchange and will have the same basis in the New Notes as in the Old Notes immediately before the exchange.

     Concerning the tax consequences arising under state, local, or foreign laws of the exchange of Old Notes for New Notes holders should consult their own tax advisors.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of New Notes received in exchange for such Old Notes. For a period of up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

     We will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or through the writing of options on the New Notes, or a combination of these methods of resale, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer that resells the New Notes that were received by it for its own account pursuant to the exchange offer. Any broker or dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker- dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                              NOTICE TO INVESTORS

     Based on interpretations of the staff of the Commission set forth in no-action letters issued to third parties, we believe that New Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold, and otherwise transferred by a holder (other than broker-dealers, as set forth below, and any holder that is an "affiliate" of Heinz Finance within the meaning of Rule 405 under the Securities Act) without further registration under the Securities Act and without delivery to prospective purchasers of a prospectus pursuant to the provisions of the Securities Act, provided that the holder is acquiring the New Notes in the ordinary course of its business, is not participating and has no arrangement or understanding with any person to participate in the distribution of the New Notes. Eligible holders wishing to accept the exchange offer must represent to us in the letter of transmittal that these conditions have been met. See "The Exchange Offer--Procedures for Tendering."

     Each broker-dealer who holds Old Notes acquired for its own account as a result of market-making or other trading activities and who receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of New Notes. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received for the broker-dealer's own account in exchange for Old Notes where Old Notes were acquired by the broker-dealer as a result of market- making activities or other trading activities. For a period of up to 180 days after the expiration date, we will make this prospectus available to those broker-dealers (if they so request in the letter of transmittal) for use in connection with those resales. See "Plan of Distribution."

     The New Notes constitute new issues of securities with no established public trading market. We do not intend to apply for listing of the New Notes on any securities exchange or for inclusion of the New Notes in any automated quotation system. There can be no assurance that an active public market for the New Notes will develop or as to the liquidity of any market that may develop for the New Notes, the ability of holders to sell the New Notes, or the price at which holders would be able to sell the New Notes. Future trading prices of the New Notes will depend on many factors, including among other things, prevailing interest rates, our operating results and the market for similar securities.

     Any Old Notes not tendered or accepted in the exchange offer will remain outstanding. To the extent that Old Notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, Old Notes could be adversely affected. Following consummation of the exchange offer, the holders of Old Notes will continue to be subject to the existing restrictions on transfer thereof and we will have no further obligation to those holders, under the exchange and registration rights agreement, to provide for the registration under the Securities Act of the Old Notes. There may be no trading market for the Old Notes.

     We will not receive any proceeds from, and have agreed to bear the expenses of, the exchange offer. No underwriter is being used in connection with the exchange offer.

     The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of those jurisdictions.


                           VALIDITY OF THE NEW NOTES

     The validity of the New Notes will be passed upon for us by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     The combined and consolidated financial statements of Heinz Finance and Heinz as of May 2, 2001 and May 3, 2000 and for each of the three fiscal years ended May 2, 2001, either included or incorporated herein by reference to Heinz's Annual Report on Form 10-K for the fiscal year ended May 2, 2001 have been so either included or incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Report of Independent Accountants on the Combined Statements of Assets
and Liabilities of the U.S. Group as of May 2, 2001 and May 3, 2000
and the related Combined Statements of Operations and
Cash Flows for each of the three years ended May 2, 2001....................F-2

Combined Statement of Assets and Liabilities as of May 2, 2001 and
May 3, 2000.................................................................F-3

Combined Statements of Operations for the three years ended May 2, 2001.....F-4

Combined Statements of Cash Flows for the three years ended May 2, 2001.....F-5
                                                                            F-6
Notes to Combined Financial Statements......................................F-6


                                                                           Page
                                                                           ----
Consolidated and Combined Statements of Operations for the nine months ended January 30, 2002 and January 31, 2001 (unaudited).....................F-23

Condensed Consolidated and Combined Balance Sheets as of January 30, 2002
and May 2, 2001 (unaudited).................................................F-24

Condensed Consolidated and Combined Statements of Cash Flows for the
nine months ended January 30, 2002 and January 31, 2001 (unaudited).........F-25

Notes to Condensed Consolidated and Combined Financial Statements
(unaudited).................................................................F-26

                       Report of Independent Accountants

To the Board of Directors of
   H. J. Heinz Finance Company and H. J. Heinz Company:

     In our opinion, the accompanying combined statements of assets and liabilities and the related combined statements of operations and cash flows present fairly, in all material respects, the financial position of U.S. Group of H. J. Heinz Company (the "U.S. Group") at May 2, 2001 and May 3, 2001, and the results of its operations and its cash flows for each of the three years in the period ended May 2, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania

August 27, 2001

                                   U.S. Group
                 Combined Statements of Assets and Liabilities
                          May 2, 2001 and May 3, 2000

                                                       May 2, 2001      May 3, 2000
                                                       -----------      -----------
                                                             (In thousands)
               Assets
Current assets:
Cash and cash equivalents............................         $393        $2,322
 Receivables, (net of allowances 2001--$2,606;
   2000--$6,597) ....................................      506,447       314,762
 Due from related parties............................       75,429        35,830
 Short-term notes receivable from related parties....           --       505,995
 Inventories:
   Finished goods and work-in-process................      515,315       594,814
   Packaging material and ingredients................      139,855       131,914
 Deferred income taxes...............................       50,042        62,757
 Prepaid expenses and other current assets...........       49,428        61,905
                                                        ----------    ----------
     Total current assets............................    1,336,909     1,710,299
Property, plant and equipment:
 Land................................................       18,684        11,544
 Buildings and leasehold improvements................      399,802       360,794
 Equipment, furniture and other......................    1,190,028     1,359,972
 Less accumulated depreciation.......................     (738,731)     (756,398)
                                                        ----------    ----------
     Total property, plant and equipment, net........      869,783       975,912
Other noncurrent assets:
 Long-term notes receivable from related parties.....       35,000     1,019,250
 Investments in related parties......................    1,895,245        11,487
 Other investment....................................      201,438       131,419
 Goodwill (net of amortization: 2001--$226,085;
   2000--$213,343)...................................    1,108,898     1,074,188
 Other intangible assets (net of amortization:
   2001--$143,375; 2000--$133,136)...................       99,396        99,417
Other noncurrent assets..............................       54,822        46,484
                                                        ----------    ----------
     Total other noncurrent assets...................    3,394,799     2,382,245
                                                        ----------    ----------
     Total assets....................................   $5,601,491    $5,068,456
                                                        ==========    ==========

     Liabilities and Parent Company's Investment

Current liabilities:
 Portion of long-term debt due within one year.......   $   29,833    $   2,998
 Accounts payable....................................      321,222      304,421
 Due to related parties..............................       96,221       63,500
 Salaries and wages .................................       14,407       13,629
 Accrued marketing ..................................       60,292      107,559
 Accrued restructuring costs.........................       42,405       34,724
 Other accrued liabilities...........................      107,280       78,353
                                                        ----------   -----------
     Total current liabilities.......................      671,660      605,184
Long-term debt.......................................       23,932       33,071
Deferred income taxes................................      205,134      215,877
Deferred income......................................       29,684        7,522
Other................................................       12,684        8,531
                                                        ----------   -----------
     Total long-term debt and other liabilities......      271,434      265,001
Parent company's investment..........................    4,658,397    4,198,271
                                                        ----------   -----------
    Total liabilities and parent company's investment   $5,601,491   $5,068,456
                                                        ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                                   U.S. Group
                       Combined Statements of Operations
         Fiscal Years ended May 2, 2001, May 3, 2000 and April 28, 1999

                                                                                        Fiscal year ended
                                                                       ---------------------------------------------------
                                                                       May 2, 2001        May 3, 2000       April 28, 1999
                                                                        (52 Weeks)         (53 Weeks)         (52 Weeks)
                                                                       -----------        -----------       --------------
                                                                                                   (in thousands)
Sales............................................................      $4,938,197         $4,789,188          $4,687,123
Cost of products sold.............................................      3,085,270          3,013,574           2,991,088
                                                                       ----------         ----------          ----------
Gross profit......................................................      1,852,927          1,775,614           1,696,035
Selling, general and administrative expenses......................      1,285,756          1,071,930           1,020,994
Royalty expense to related parties................................        129,102             94,347              96,643
                                                                       ----------         ----------          ----------
Operating income..................................................        438,069            609,337             578,398
Interest income...................................................        110,979            126,236             129,558
Interest expense..................................................         10,278              7,138               6,266
Other expenses, net...............................................         21,303             27,896              13,171
                                                                       ----------         ----------          ----------
Income before income taxes and cumulative effect of accounting
   change.........................................................        517,467            700,539             688,519
Provision for income taxes........................................        205,358            252,244             255,762
                                                                       ----------         ----------          ----------
Income before cumulative effect of accounting change..............        312,109            448,295             432,757
Cumulative effect of accounting change............................         (5,211)                --                  --
                                                                       ----------         ----------          ----------
Net income........................................................     $  306,898         $  448,295          $  432,757
                                                                       ==========         ==========          ==========


   The accompanying notes are an integral part of these financial statements.

                                   U.S. Group
                       Combined Statements of Cash Flows
         Fiscal Years ended May 2, 2001, May 3, 2000 and April 28, 1999

                                                                                          Fiscal year ended
                                                                         ---------------------------------------------------
                                                                         May 2, 2001       May 3, 2000        April 28, 1999
                                                                          (52 Weeks)        (53 Weeks)          (52 Weeks)
                                                                         -----------       -----------        --------------
                                                                                                      (in thousands)
              Operating activities:
Net income..........................................................     $306,898           $448,295             $432,757
Adjustments to reconcile net income to cash provided by operating activities:
 Depreciation.......................................................       70,277             90,219               77,192
 Amortization.......................................................       51,464             49,467               51,786
 Deferred tax provision.............................................       29,417             13,250               35,626
 Loss on sale of The All American Gourmet business..................       94,600                 --                   --
 Cumulative effect of changes in accounting principle...............        5,211                 --                   --
 Provision for restructuring........................................      257,983            175,737              139,541
 Deferred income....................................................       22,162               (570)                (540)
 Other items, net...................................................      (16,816)             9,763              (43,030)
 Changes in current assets and liabilities, excluding effects of acquisitions and divestitures:
   Receivables......................................................     (158,331)           (52,916)              (5,271)
   Inventories......................................................       73,329           (100,548)             (61,263)
   Prepaid expenses and other current assets........................        2,989             (5,912)               2,559
   Due from/to related parties......................................     (413,346)           (52,773)             232,781
   Accounts payable.................................................       10,094             16,341                5,846
   Accrued liabilities..............................................     (230,964)          (163,654)             (38,129)
   Other............................................................      (27,445)             7,187              (16,385)
                                                                         --------          ---------            ---------
     Cash provided by operating activities..........................       77,522            433,886              813,470
                                                                         --------          ---------            ---------
Investing activities:
 Capital expenditures...............................................     (183,494)          (215,404)            (122,197)
 Proceeds from disposals of property, plant and equipment ..........      165,450              4,781               20,450
 Acquisitions, net of cash acquired.................................     (229,916)           (73,923)             (23,219)
 Proceeds from divestitures.........................................       96,524             25,000                   --
 Investment in The Hain Celestial Group, Inc........................      (79,743)           (99,764)                  --
 Other items, net...................................................         (827)           (34,847)               3,262
                                                                         --------          ---------            ---------
     Cash used for investing activities.............................     (232,006)          (394,157)            (121,704)
                                                                         --------          ---------            ---------
Financing activities:
 Payments on long-term debt.........................................      (12,160)           (52,110)             (45,661)
 Proceeds from long-term debt.......................................           --              4,344               31,373
 Payment of dividends to related parties............................     (350,648)          (306,244)            (441,653)
 Net parent advances (settlements)..................................      515,363            313,689             (235,334)
                                                                         --------          ---------            ---------
   Cash provided by (used for) financing activities.................      152,555            (40,321)            (691,275)
                                                                         --------          ---------            ---------
Net (decrease) increase in cash and cash equivalents................       (1,929)              (592)                 491
Cash and cash equivalents, beginning of year........................        2,322              2,914                2,423
                                                                         --------          ---------            ---------
Cash and cash equivalents, end of year..............................     $    393          $   2,322            $   2,914
                                                                         ========          =========            =========


   The accompanying notes are an integral part of these financial statements.

                                   U.S. Group
                     Notes to Combined Financial Statements
                                 (in thousands)


1. Basis of Presentation

     The accompanying combined financial statements include assets and liabilities and related operations of the U.S. Group, which are included in the consolidated financial statements of Heinz. The U.S. Group includes the following operations/subsidiaries of Heinz:

     o  Heinz USA Division

     o  Foodservice Subsidiaries

     o  Heinz Pet Products

     o  StarKist Seafood

     o  Heinz Frozen Food Company

     o  All American Gourmet

     o  Jameson, Inc.

     o  CMH, Inc.

     The U.S. Group manufactures and markets an extensive line of processed food products. The U.S. Group's principal products include ketchup, condiments and sauces, frozen food, pet products, soups, beans and pasta meals, tuna and infant food.

     The preparation of these financial statements include the use of "carve out" and "push down" accounting procedures wherein certain assets, liabilities and expense historically recorded or incurred at the parent company level or an affiliate of Heinz, which related to or were incurred on behalf of the U.S. Group, have been identified and allocated or pushed down as appropriate to reflect the financial results of the U.S. Group for the periods presented. See
Note 6 for a further discussion regarding the allocation of Heinz parent company costs.

2. Significant Accounting Policies

   Fiscal Year

     The U.S. Group operates on a 52- or 53-week fiscal year ending the Wednesday nearest April 30. Fiscal years for the financial statements included herein ended May 2, 2001, May 3, 2000 and April 28, 1999.

   Principles of Combination

     The combined financial statements include the accounts of the U.S. Group and its subsidiaries. All intercompany accounts and transactions have been eliminated. Investments owned less than 50%, where significant influence exists, are accounted for on an equity basis.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


   Use of Estimates

     The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

   Cash Equivalents

     Cash equivalents are defined as highly liquid investments with original maturities of 90 days or less.

   Inventories

     Inventories are stated at the lower of cost or market. Cost is determined principally under the average cost method.

   Property, Plant and Equipment

     Land, buildings and equipment are recorded at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the estimated useful lives of the assets. Accelerated depreciation methods are generally used for income tax purposes. Expenditures for new facilities and improvements that substantially extend the capacity or useful life of an asset are capitalized. Ordinary repairs and maintenance are expensed as incurred. When property is retired or otherwise disposed, the cost and related depreciation are removed from the accounts and any related gains or losses are included in income.

   Investments

     The U.S. Group's Investments balance primarily represents an investment in Weight Watchers International and the U.S. Group's investment in Hain Celestial (see Note 3).

   Intangibles

     Goodwill and other intangibles arising from acquisitions are being amortized on a straight-line basis over periods ranging from seven to 40 years. The U.S. Group regularly reviews the individual components of the balances by evaluating the future undiscounted cash flows of the businesses to determine the recoverability of the assets and recognizes, on a current basis, any diminution in value.

   Parent Company's Investment

     Heinz's investment represents the original investment by Heinz plus accumulated net income, less dividends, capital contributions, certain intercompany accounts and current federal and state income taxes payable.

   Revenue Recognition

     The U.S. Group recognizes revenue when title, ownership and risk of loss pass to the customer. See Recently Adopted Accounting Standards for additional information.

   Advertising Expenses

     Advertising costs are generally expensed in the year in which the advertising first takes place.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


   Income Taxes

     The U.S. Group joins with Heinz in the filing of a consolidated U.S. income tax return and certain state income tax returns. Tax expense for all years includes the effect of certain tax sharing agreements the U.S. Group has with Heinz regarding these consolidated filings. Specifically, Heinz charges (refunds) the U.S. Group at the U.S. statutory rate for its actual taxable income (loss). In addition, Heinz charges the U.S. Group for its share of consolidated state tax expense based on the U.S. Group's share of the state allocation factors.

     Deferred income taxes result primarily from temporary differences between financial and tax reporting. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

   Financial Instruments

     The U.S. Group uses derivative financial instruments for the purpose of hedging price exposures which exist as part of ongoing business operations. As a policy, the U.S. Group does not engage in speculative or leveraged transactions, nor does the U.S. Group hold or issue financial instruments for trading purposes. See Recently Adopted Accounting Standards for additional information.

     The cash flows related to financial instruments are classified in the combined statements of cash flows in a manner consistent with those of the transactions being hedged.

   Recently Adopted Accounting Standards

     On February 1, 2001, the U.S. Group adopted Statement Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities," and its related amendment, Statement of Financial Accounting Standards No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities" (SFAS No. 133).

     SFAS No. 133 requires that all derivative financial instruments be recorded on the consolidated balance sheet at their fair value as either assets or liabilities. Changes in the fair value of derivatives are recorded each period in earnings or parent company's investment, depending on whether the derivative is designated and effective as part of a hedge transaction and, if it is, the type of hedge transaction. Gains and losses reported in parent company's investment are included in earnings in the periods in which earnings are affected by the hedged item. Such gains and losses are reported by the U.S. Group on the same line as the underlying hedged item. Gains and losses which represent hedge ineffectiveness are reported by the U.S. Group as other income and expense in the period of change.

     Prior to the adoption of SFAS No. 133, the U.S. Group accounted for derivative financial instruments that qualified as hedges by recording deferred gains or losses from such instruments as assets or liabilities and recognizing them as part of the cost basis of the underlying hedged transaction. Realized and unrealized gains and losses from financial instruments that did not qualify as hedges were recognized immediately in earnings as other income and expense.

     On February 1, 2001, the adoption of SFAS No. 133 resulted in a cumulative effect of an accounting change that reduced net income by $0.4 million and increased parent company's investment by $0.1 million.

     See Note 13 for additional information on the U.S. Group's hedging activities.

     In Fiscal Year 2001, U.S. Group changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." Under the new accounting method, adopted retroactive to May 4, 2000, the U.S. Group recognizes revenue upon passage of title, ownership and risk of loss to the customer. The cumulative effect of the change on prior years resulted in a charge

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


to income of $4.8 million (net of income taxes of $2.8 million), which has been included in net income for the year ended May 3, 2000. The change did not have a significant effect on revenues or results of operations for the year ended May 2, 2001. The pro forma amounts, assuming that the new revenue recognition method had been applied retroactively to prior periods, were not materially different from the amounts shown in the Combined Statements of Operations for the years ended May 3, 2000 and April 28, 1999. Therefore, these amounts have not been presented.

   Recently Issued Accounting Standards

     In May 2000, the Financial Accounting Standards Board Emerging Issues Task Force (the EITF) issued new guidelines entitled "Accounting for Certain Sales Incentives" which address the recognition, measurement and income statement classification for certain sales incentives (e.g., coupons). These guidelines will be effective for the U.S. Group beginning in the fourth quarter of Fiscal Year 2002. The implementation of these guidelines will require the U.S. Group to make reclassifications between selling, general and administrative expenses (SG&A) and sales, the amounts of which have not yet been determined.

     In September 2000, the EITF issued new guidelines entitled "Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products," which address the income statement classification of consideration from a vendor to a retailer. These guidelines will be effective for the U.S. Group beginning in the fourth quarter of Fiscal Year 2002. The implementation of these guidelines will require the U.S. Group to make reclassifications between SG&A and sales, the amounts of which have not yet been determined.

     In June 2001, the FASB issued SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets". These standards require that all business combinations be accounted for using the purchase method and that goodwill and intangible assets with indefinite useful lives should not be amortized but should be tested for impairment at least annually, and they provide guidelines for new disclosure requirements. These standards outline the criteria for initial recognition and measurement of intangibles, assignment of assets and liabilities including goodwill to reporting units and goodwill impairment testing. The provisions of SFAS Nos. 141 and 142 apply to all business combinations after June 30, 2001. The provisions of SFAS No. 142 for existing goodwill and other intangible assets are required to be implemented in the first quarter of Fiscal Year 2003. The U.S. Group is currently evaluating the impact of these standards on the combined financial statements.

3. Acquisitions

     All of the following acquisitions have been accounted for as purchases and, accordingly, the respective purchase prices have been allocated to the respective assets and liabilities based upon their estimated fair values as of the acquisition date. Operating results of businesses acquired have been included in the combined statements of operations from the respective acquisition dates forward. Pro forma results of the U.S. Group, assuming all of the following acquisitions had been made at the beginning of each period presented, would not be materially different from the results reported.

   Fiscal Year 2001

     The U.S. Group acquired businesses for a total of $234.0 million, including obligations to sellers of $4.1 million. The preliminary allocations of the purchase price resulted in goodwill of $186.5 million and trademarks and other intangible assets of $0.1 million, which are being amortized on a straight-line basis over periods not exceeding 40 years. The final allocation is subject to valuation and other studies that have not been completed.

     On March 1, 2001, the U.S. Group acquired two privately held U.S. foodservice companies: Cornucopia, Inc. of Irvine, California, and Central Commissary, Inc. of Phoenix, Arizona. Both companies make and market refrigerated and frozen reciped food products. Also during Fiscal Year 2001, the U.S. Group completed the acquisitions of IDF Holdings, Inc., the parent of International DiverseFoods Inc., a leading manufacturer of customized dressings, sauces, mixes and condiments for restaurant chains and foodservice distributors, and Alden

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


Merrell Corporation, a manufacturer of high-quality, premium-priced frozen desserts for casual dining restaurants and foodservice distributors.

     On June 19, 2000, the U.S. Group exercised its preemptive right to purchase an additional 2,582,774 shares of Hain for $79.7 million, or $30.88 per share. The transaction restored the U.S. Group's ownership interest in Hain to 19.5%. The U.S. Group's ownership was diluted as a result of Hain's stock-for-stock merger with Celestial Seasonings on May 30, 2000.

   Fiscal Year 2000

     The U.S. Group acquired businesses for a total of $84.4 million, including obligations to sellers of $10.4 million. The allocations of the purchase price resulted in goodwill of $56.5 million, which is being amortized on a straight-line basis over periods not exceeding 40 years. During Fiscal Year 2000, the U.S. Group completed the acquisition of Quality Chef Foods, a leading manufacturer of frozen heat-and-serve soups, entrees and sauces; Yoshida, a line of Asian sauces marketed in the U.S.; and Thermo Pac, Inc., a U.S. leader in single-serve condiments.

     On September 27, 1999, the U.S. Group and Hain announced an agreement to form a strategic alliance for the global production and marketing of natural and organic foods and soy-based beverages. The U.S. Group's investment of $99.8 million gave it a 19.5% interest in Hain. The U.S. Group will provide procurement, manufacturing and logistic expertise while Hain will provide marketing, sales and distribution services. Additionally, Hain acquired from the U.S. Group the trademark for Earth's Best organic baby foods. The U.S. Group's investment in Hain Celestial and applicable equity income/loss is recorded in investments in the accompanying combined statements of assets and liabilities and equity income/loss is recorded in other expenses in the accompanying statements of operations.

   Fiscal Year 1999

     The U.S. Group acquired businesses for a total of $54.3 million, including obligations to sellers of $31.1 million. The allocations of the purchase price resulted in goodwill of $60.5 million, which is being amortized on a straight-line basis over periods not exceeding 40 years. Acquisitions made during Fiscal Year 1999, include the College Inn brand of canned broths and other smaller acquisitions.

4. Divestitures

     On February 9, 2001, the U.S. Group announced it had sold The All American Gourmet business and it Budget Gourmet and Budget Gourmet Value Classics brands of frozen entrees for $55.0 million. The transaction resulted in a pretax loss of $94.6 million. The All American Gourmet business contributed approximately $141.4 million in sales for Fiscal Year 2000.

     Pro forma results of the U.S. Group, assuming all of the above divestitures had been made at the beginning of each period presented, would not be materially different from the results reported.

5. Restructuring Charges

   Streamline

     In the fourth quarter of Fiscal Year 2001, Heinz announced a restructuring initiative named "Streamline" which includes an organizational restructuring aimed at reducing overhead costs and the consolidation of the U.S. Group's canned pet food production to Bloomsburg, Pennsylvania (which results in ceasing canned pet food production at the U.S. Group's Terminal Island, California facility). Management estimates that these actions will impact approximately 400 employees.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


     During Fiscal Year 2001, the U.S. Group recognized restructuring charges and implementation costs totaling $84.7 million pretax. Pretax charges of $65.3 million were classified as cost of products sold and $19.4 million as SG&A. The major components of the restructuring charge and implementation costs and the remaining accrual balance as of May 2, 2001 were as follows:

                                                             Employee
                                    Non-cash Asset       Termination And       Accrued Exit        Implementation
                                     Write-Downs         Severance Costs           Costs               Costs            Total
                                    --------------       ---------------       ------------        --------------       -----
        (in millions)
Restructuring and
 implementation costs --
 2001.........................           $  34.7               $ 15.4              $ 22.8               $ 11.8          $ 84.7
Amounts utilized -- 2001......             (34.7)                (5.8)               (1.7)               (11.8)          (54.0)
                                         -------               ------              ------               ------          ------
Accrued restructuring cost --
May 2, 2001...................           $    --               $  9.6              $ 21.1               $   --          $ 30.7
                                         =======               ======              ======               ======          ======

     Non-cash asset write-downs consisted primarily of long-term asset impairments that were recorded as a direct result of the U.S. Group's decision to consolidate its canned pet food operations. Non-cash asset write-downs totaled $34.7 million and related to property, plant and equipment ($30.8 million) and current assets ($3.9 million). Long-term asset write-downs were based on third-party appraisals, contracted sales prices or management's estimate of salvage value. The carrying value of these long-term assets was approximately $1 million as of May 2, 2001. Current asset write-downs included inventory and packaging material, prepaid and other current assets and were determined based on management's estimate of net realizable value.

     Employee termination and severance costs are primarily related to involuntary termination and represent cash termination payments to be paid to affected employees as a direct result of the restructuring program. Non-cash pension and postretirement benefit charges related to the approved projects are also included as a component of total severance costs ($5.3 million).

     Exit costs are primarily contractual obligations incurred as result of the U.S. Group's decision to exit these facilities.

     Implementation costs were recognized as incurred in Fiscal Year 2001 ($11.8 million pretax) and consist of incremental costs directly related to the implementation of the Streamline initiative. These include idle facility costs, consulting fees and asset relocation costs.

     In Fiscal Year 2001, the U.S. Group ceased production of canned pet food in its Terminal Island, California facility. In addition, the U.S. Group initiated its overhead reduction plan. These actions resulted in a net reduction of the U.S. Group's workforce of approximately 300 employees.

   Operation Excel

     In Fiscal Year 1999, Heinz announced a growth and restructuring initiative, named "Operation Excel." This initiative was a multi-year, multi-faceted program which established manufacturing centers of excellence, focused the product portfolio, realigned the U.S. Group's management teams and invested in growth initiatives.

     Creating manufacturing centers of excellence resulted in significant changes to the U.S. Group's manufacturing footprint including the following initiatives: focused the Pittsburgh, Pennsylvania factory on soup and baby food production and shifted other production to existing facilities, downsized the Pocatello, Idaho factory by shifting Bagel Bites production to the Ft. Myers, Florida factory, and shifted certain Smart Ones entree production to the

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


Massillon, Ohio factory, closed the El Paso, Texas pet treat facility and transferred production to the Topeka, Kansas factory and to co-packers, and disposed of the Bloomsburg, Pennsylvania frozen pasta factory.

     As part of Operation Excel, the U.S. Group focused the portfolio of product lines on six core food categories: ketchup, condiments and sauces; frozen foods; tuna; soup, beans and pasta meals; infant foods; and pet products.

     Realigning the U.S. Group's management teams provided processing and product expertise. Specifically, Operation Excel includes established a single frozen food headquarters, resulting in the closure of the U.S. Group's Ore-Ida head office in Boise, Idaho and established a single U.S. Grocery & Foodservice headquarters in Pittsburgh, Pennsylvania, resulting in the relocation of the U.S. Group's seafood and pet food headquarters from Newport, Kentucky.

     During Fiscal Year 2001, the U.S. Group recognized restructuring charges of $44.8 million pretax. These charges were associated with exiting the U.S. Group's can making operations, which were sold during Fiscal Year 2001, and higher than originally expected severance costs associated with creating the single U.S. Grocery & Foodservice headquarters in Pittsburgh, Pennsylvania. This charge was recorded in cost of products sold ($36.3 million) and SG&A ($8.5 million). This charge was offset by reversals of unutilized Operation Excel accruals and asset write-downs of $21.0 million pretax. These reversals were recorded in cost of products sold ($8.2 million) and SG&A ($12.7 million) and were primarily the result of revisions in estimates of fair values of assets which were disposed of as part of Operation Excel and the U.S. Group's decision not to exit certain U.S. warehouses due to higher than expected volume growth. Implementation costs of $149.5 million pretax were also recognized in Fiscal Year 2001. These costs were classified as costs of products sold ($62.2 million) and SG&A ($87.3 million).

     During Fiscal Year 2000, the U.S. Group recognized restructuring charges of $95.3 million pretax. Pretax charges of $53.5 million were classified as cost of products sold and $41.8 million as SG&A. Also during Fiscal Year 2000, the U.S. Group recorded a reversal of $16.4 million pretax of Fiscal Year 1999 restructuring accruals and asset write-downs, primarily for the closure of the West Chester, Pennsylvania facility, which remains in operation as a result of the sale of the Bloomsburg frozen pasta facility in Fiscal Year 2000. Implementation costs of $96.9 million pretax were classified as cost of products sold ($33.7 million) and SG&A ($63.2 million).

     During Fiscal Year 1999, the U.S. group recognized restructuring charges and implementation costs totaling $156.1 million pretax. Pretax charges of $94.3 million were classified as costs of products sold and $61.8 million as SG&A.

     Implementation costs were recognized as incurred and consisted of incremental costs directly related to the implementation of Operation Excel, including consulting fees, employee training and relocations costs, unaccruable severance costs associated with terminated employees, equipment relocation costs and commissioning costs.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


     The major components of the restructuring charges and implementation costs and the remaining accrual balances as of May 2, 2001, May 3, 2000 and April 28, 1999 were as follows:

                                                                   Employee
                                                                 Termination
                                           Non-cash Asset       And Severance       Accrued Exit       Implementation
                                             Write-Downs            Costs               Costs               Costs           Total
                                           --------------       -------------       ------------       --------------       -----
             (in millions)
Restructuring and Implementation
 costs -- 1999........................         $ 96.7               $27.0              $20.0              $  12.4          $156.1
Amounts utilized -- 1999..............          (96.7)              (18.6)              (4.3)               (12.4)         (132.0)
                                               ------               -----              -----              -------         -------
Accrued restructuring costs -- April
 28, 1999.............................           --                   8.4               15.7                 --              24.1
Restructuring and Implementation
 costs -- 2000........................           50.2                37.4                7.6                 96.9           192.1
Accrual reversal -- 2000..............          (15.4)               (0.6)              (0.4)                --             (16.4)
Amounts utilized -- 2000..............          (34.8)              (27.0)              (6.9)               (96.9)         (165.6)
                                               ------               -----              -----              -------         -------
Accrued restructuring costs -- May 3,
 2000.................................           --                  18.2               16.0                 --              34.2
Restructuring and Implementation
 costs -- 2001........................           33.1                 5.2                6.5                149.5           194.3
Accrual reversal -- 2001..............           (7.9)               (5.1)              (8.0)                --             (21.0)
Amounts utilized -- 2001..............          (25.2)              (13.7)              (7.4)              (149.5)         (195.8)
                                               ------               -----              -----              -------         -------
Accrued restructuring costs -- May 2,
2001..................................         $   --               $ 4.6              $ 7.1              $  --           $  11.7
                                               ======               =====              =====              =======         =======


     Non-cash asset write-downs consisted primarily of long-term asset impairments that were recorded as a direct result of the U.S. Group's decision to exit facilities. Net non-cash asset write-downs totaled $25.2 million in Fiscal Year 2001 and related to property, plant and equipment ($14.9 million) and other current assets ($10.3 million). In Fiscal Year 2000, non-cash asset write-downs totaled $34.8 million and related to property, plant and equipment ($27.0 million) and current assets ($7.8 million). In Fiscal Year 1999, non-cash asset write-downs consisted of property, plant and equipment ($68.2 million), goodwill and other intangibles ($18.7 million) and current assets ($9.8 million). Long-term asset write-downs were based on third-party appraisals, contracted sales prices or management's estimate of salvage value. The carrying value of these long-term assets was approximately $2.4 million at May 3, 2000 and $8.1 million at April 28, 1999. These assets were sold or removed from service by the end of Fiscal Year 2001. The results of operations, related to these assets, including the effect of reduced depreciation were not material. Current asset write-downs included inventory and packaging material, prepaids and other current assets and were determined based on management's estimate of net realizable value.

     Severance charges are primarily related to involuntary terminations and represent cash termination payments to be paid to affected employees as a direct result of the restructuring program. Non-cash pension and postretirement benefit charges related to the approved projects are also included as a component of total severance costs ($13.6 million and $14.0 million in Fiscal Year 2000 and Fiscal Year 1999, respectively).

     Exit costs are primarily related to contract and lease termination costs ($23.8 million of the total $25.7 million net exit costs).

     The U.S. Group has closed or exited all of the five factories that were originally scheduled for closure. In addition, the U.S. Group also exited its can making operations. Management estimates that Operation Excel will impact approximately 2,000 employees with a net reduction in the workforce of approximately 1,700 after

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


expansion of certain facilities. The exit of the U.S. Group's can making operations resulted in a reduction of the U.S. Group's workforce of approximately 500 employees. During Fiscal Year 2001, Fiscal Year 2000 and Fiscal Year 1999, the U.S. Group's workforce had a net reduction of approximately 700 employees, 500 employees and 200 employees respectively. The remaining employee reductions are expected to take place within six months.

6. Related Party Transactions

   Employee Costs

     Certain of Heinz's general and administrative expenses are allocated to the U.S. Group. Total costs allocated include charges for salaries of corporate officers and staff and other Heinz corporate overhead. Total costs charged to the U.S. Group for these services were $28.4 million, $28.7 million and $28.5 million for Fiscal Years 2001, 2000 and 1999, respectively, based on a percent of revenue which represents a reasonable allocation of Heinz's corporate overhead. These costs are recorded in selling, general and administrative expense in the accompanying combined statement of operations.

     Heinz charges the U.S. Group for its share of group health insurance costs for eligible company employees based upon location-specific costs, overall insurance costs and loss experience incurred during a calendar year. In addition, various other insurance coverages are also provided to the U.S. Group through Heinz's consolidated programs. Workers compensation, auto, property, product liability and other insurance coverages are charged directly based on the U.S. Group's loss experience. Amounts charged to the U.S. Group for insurance costs were $80.3 million, $73.7 million and $63.9 million for fiscal years 2001, 2000 and 1999, respectively, and are recorded in selling, general and administrative expenses in the accompanying combined statement of operations.

     Pension costs and postretirement costs are also charged to the U.S. Group based upon eligible employees participating in the Plans. See Note 12.

   Cash Management

     The U.S. Group maintains a cash management arrangement with Heinz. On a daily basis, all available cash is deposited and disbursements are withdrawn. Heinz charges (credits) the U.S. Group interest on the average daily balance maintained in the resulting intercompany account. Net interest (income) expense related to this arrangement, included in the combined statement of income was $3.3 million, $(4.7) million and $(12.2) million in fiscal years 2001, 2000 and 1999, respectively. The interest rate charged to or received by the U.S. Group was 6.73%, 6.57% and 6.79% in fiscal years 2001, 2000 and 1999, respectively.

   Product Sales and Purchases

     The U.S. Group sells and purchases products and services to and from other Heinz affiliates. The result of such transactions is the $75.4 million and $35.8 million balances due from related parties in fiscal years 2001 and 2000, respectively, and the $96.2 million and $63.5 million balances due to related parties in fiscal years 2001 and 2000, respectively. Sales to related parties were $61.1 million, $53.8 million and $58.1 million in fiscal years 2001, 2000 and 1999, respectively, and purchases from related parties were $421.4 million, $543.8 million and $684.7 million in fiscal years 2001, 2000 and 1999, respectively.

   Other Related Party Items

     The U.S. Group sells undivided interests in certain accounts receivable to a Heinz affiliate, Receivables Servicing Company. The U.S. Group sold $1,291.0 million and $1,590.3 million of receivables net of discount expense of $9.4 million and $10.5 million in fiscal years 2001 and 2000, respectively, to RSC. At the fiscal years ending 2001 and 2000, respectively, the U.S. Group had $126.9 million and $124.9 million of receivables sold to

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


RSC. These sales were reflected as reductions of trade accounts receivable. The U.S. Group's contract with RSC will terminate on December 2001.

     Until the fourth quarter of Fiscal Year 2000, the U.S. Group had outstanding notes receivable from Heinz affiliates which are used for working capital purposes and to fund acquisitions. The short-term notes had interest rates ranging from 6.50% to 7.00%. The long-term notes had interest rates ranging from 6.75% to 7.50% with a maturity of May 2003. Interest income earned by the U.S. Group related to these receivables was $104.3 million, $115.9 million and $115.6 million in fiscal years 2001, 2000 and 1999, respectively. In the fourth quarter of Fiscal Year 2000, these notes receivable from related parties were exchanged by the U.S. Group with a subsidiary of Heinz, PM Holding, Inc. (PM Holding), for $1.9 billion of non-voting, 6.5% cumulative non-participating preferred stock of PM Holding. This preferred stock investment is recorded in the Investments in related parties balance on the combined statement of asset and liabilities as of May 2, 2001.

     The U.S. Group paid royalties of $129.1 million, $94.3 million and $96.6 million in fiscal years 2001, 2000 and 1999, respectively, to Promark International, Inc. for the use of trademarks.

     The $35.0 million long-term note receivable on the May 2, 2001 combined statement of assets and liabilities is a receivable from Heinz that earns interest at a rate of 5.25% annually.

     The portion of long-term debt due within one year on the May 2, 2001 and the receivables on the May 3, 2000 combined statements of assets and liabilities includes a $21.0 million and $22.5 million, respectively, interest-bearing loan with a 6.00% interest rate to a related party, Caribbean Fishing Company. In addition, the long-term debt balance on the May 2, 2001 and May 3, 2000 combined statements of assets and liabilities includes a $5.4 million non-interest bearing loan to another related party, Boise Associates, Inc.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


7. Income Taxes

     The following table summarizes the provision for U.S. federal and state taxes on income:

                                             2001          2000         1999
                                           --------      --------     --------
Current:
 U.S. federal..............................$176,776      $227,632     $208,293
 State.....................................    (835)       11,362       11,843
                                           --------      --------     --------
                                            175,941       238,994      220,136
Deferred:
 U.S. federal..............................  25,759        12,929       34,814
 State.....................................   3,658           321          812
                                           --------      --------     --------
                                             29,417        13,250       35,626
                                           --------      --------     --------
Total tax provision .......................$205,358      $252,244     $255,762
                                           ========      ========     ========


     The difference between the U.S. federal statutory tax rate and the U.S. Group's combined effective tax rate are as follows:

                                                  2001       2000       1999
                                                 ------     ------      -----
U.S. federal statutory tax rate ............      35.0%      35.0%      35.0%
State income taxes (net of federal benefit).       0.6        1.1        1.2
Goodwill amortization.......................       1.2        0.9        1.3
Other ......................................       2.9       (1.0)      (0.4)
                                                  ----       ----       ----
Effective tax rate..........................      39.7%      36.0%      37.1%
                                                  ====       ====       ====


     The deferred tax (assets) and deferred tax liabilities recorded on the balance sheet as of May 2, 2001 and May 3, 2000 are as follows:

                                               2001           2000
                                             --------       --------
Depreciation/amortization..............      $242,023       $241,920
Other..................................        21,669          7,554
                                             --------       --------
                                              263,692        249,474
Provision for estimated expenses.......       (39,788)       (40,204)
Operating loss carryforwards...........        (3,171)          (447)
Promotions and advertising.............        (3,436)       (17,729)
Other..................................       (62,205)       (37,974)
                                             --------       --------
                                             (108,600)       (96,354)
                                             --------       --------
Net deferred tax liabilities...........      $155,092       $153,120
                                             ========       ========


     At the end of 2001, net operating loss carryforwards totaled $9.1 million and expire through 2021.

     The U.S. income tax returns of Heinz have been audited by the Internal Revenue Service for all years through 1994.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


8. Debt

                                   Range        Maturity
                                     of          (Fiscal
                                  Interest        Year)       2001       2000
                                  --------        -----       ----       ----
Long-term:
  Revenue bonds.............      3.39-7.70%    2002-2027    $12,392    $14,892
  Promissory notes..........      3.00-6.00     2002-2005      5,081      3,447
  Other.....................      6.00-7.93     2002-2034     36,292     17,730
                                                             -------    -------
Total long-term debt........                                  53,765     36,069
Less portion due within one
      year..................                                  29,833      2,998
                                                             -------    -------
                                                             $23,932    $33,071
                                                             =======    =======


     The amount of long-term debt that matures in each of the four years succeeding 2002 is: $3.7 million in 2003, $0.7 million in 2004, $0.5 million in 2005 and $0.5 million in 2006.

9. Parent Company Investment

     The components of the investment by Heinz as of May 2, 2001 and May 3, 2000 are as follows:

                                                       2001          2000
                                                   ----------     ----------
Parent company investment, beginning of year...    $4,198,271     $3,742,531
Net income.....................................       306,898        448,295
Dividends paid to related parties..............      (350,648)      (306,244)
Net parent advances............................       515,363        313,689
Transfer of investment balance.................       (11,487)            --
                                                   ----------     ----------
Parent company investment, end of year.........    $4,658,397     $4,198,271
                                                   ==========     ==========


10. Supplemental Cash Flow Information

     Net cash paid during the year for:

                                            2001          2000         1999
                                         --------      --------      -------
Interest expense.................        $  1,569      $  1,907      $ 1,244
                                         ========       =======      =======
Details of acquisitions:
  Fair value of assets.............      $247,270      $108,229      $54,319
  Liabilities*.....................        17,354        32,047       31,100
                                         --------       -------      -------
  Cash paid........................       229,916        76,182       23,219
  Less cash acquired...............            --         2,259           --
                                         --------       -------      -------
  Net cash paid for acquisitions...      $229,916       $73,923      $23,219
                                         ========       =======      =======


* Includes obligations to sellers of $4.1 million, $10.4 million and $31.1 million in 2001, 2000 and 1999, respectively.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


11.  Management Incentive Plans

     The U.S. Group's management incentive plan covers officers and other key employees. Participants may elect to be paid on a current or deferred basis. The aggregate amount of all awards may not exceed certain limits in any year. Compensation under the management incentive plan was $4.6 million in 2001, $15.4 million in 2000 and $12.7 million in 1999. In addition, the U.S. Group maintains various other bonus plans that cover other employees of the U.S. Group.

12.  Employee Retirement Benefits

     Employees participate in certain defined benefit pension plans, certain defined contribution plans, and certain stock option plans, all of which are sponsored by Heinz. The U.S. Group also provides post-retirement health care and life insurance benefits for employees who meet the eligibility requirements of the Heinz plans. Retirees share in the cost of these benefits based on age and years of service.

     Heinz allocates costs for the defined benefit plans to the U.S. Group as determined by actuarial valuations. Company contributions to the defined contribution plans amount to a qualified age-related contribution, a matching of employee's contributions up to a specified amount, and for certain employees, supplemental contributions. The pro forma effect of the fair value of stock options on the U.S. Group net income was not determinable as such information is not available on an individual company basis.

     The following (income)/expense was included in the U.S. Group's result of operations:

                                             2001         2000        1999
                                           --------     -------     --------
Defined Benefit Pension Plans..........    $(15,311)    $(8,968)    $(10,598)
Defined Benefit Postretirement Medical.      $9,697      $7,705       $6,915
Defined Contribution Plans.............    $ 17,677     $15,972     $ 17,208

     Employees also participate in the Employee Stock Ownership Plan (ESOP) and the Global Stock Purchase Plan (GSPP). Heinz established the ESOP in 1990 to replace in full or in part the U.S. Group's cash-matching contributions to the
H. J. Heinz Company Employees Retirement and Saving Plan, a 401(k) plan for salaried employees. The GSPP gives employees an option to acquire stock at the lower of 85% of the fair market value of Heinz's stock on the first or last day of a purchase period.

13. Financial Instruments

   Commodity Price Hedging

     The U.S. Group uses commodity futures and options in order to reduce price risk associated with anticipated purchases of raw materials such as corn, soybean oil and soybean meal. Commodity price risk arises due to factors such as weather conditions, government regulations, economic climate and other unforeseen circumstances. Hedges of anticipated commodity purchases which meet the criteria for hedge accounting are designated as cash flow hedges. When using a commodity option as a hedging instrument, the U.S. Group excludes the time value of the option from the assessment of hedge ineffectiveness.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


   Hedge Ineffectiveness

     During Fiscal Year 2000, hedge ineffectiveness related to cash flow hedges was a net loss of $0.4 million, which is reported in the combined statements of operations as other expense.

   Deferred Hedging Gains and Losses

     As of May 2, 2001, the U.S. Group is hedging forecasted transactions for periods not exceeding 12 months, and expects $0.3 million of net deferred loss reported in parent company's investment to be reclassified to earnings within that time frame. During Fiscal Year 2000, the net deferred losses reclassified to earnings because the hedged transaction was no longer expected to occur were not significant.

   Concentrations of Credit Risk

     For Fiscal Year 2000, one customer represented more than 10% of the U.S. Group's sales and the top ten customers represented over 30% of the U.S. Group's sales. The U.S. Group closely monitors the credit risk associated with these customers and has never experienced significant losses.

14.  Segment Data

     Descriptions of the U.S. Group's reportable segments are as follows:

     o Heinz North America - This segment markets ketchup, condiments, sauces, soups, pasta meals and infant foods to the grocery and foodservice channels.

     o U.S. Pet Products and Seafood - This segment markets dry and canned pet food, pet snacks, tuna and other seafood.

     o U.S. Frozen - This segment markets frozen potatoes, entrees, snacks and appetizers.

     The U.S. Group's management evaluates performance based on several factors including net sales and the use of capital resources; however, the primary measurement focus is operating income excluding unusual costs and gains. The accounting policies used are the same as those described in Note 2, "Significant Accounting Policies." Intersegment sales are accounted for at current market values. Items below the operating income line of the combined statements of operations are not presented by segment, since they are excluded from the measure of segment profitability reviewed by the U.S. Group's management.

     The following table presents information about the U.S. Group's reportable segments:

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


                                 May 2, 2001    May 3, 2000    April 28, 1999    May 2, 2001    May 3, 2000    April 28, 1999
Fiscal Year ended                (52 Weeks)     (53 Weeks)      (52 Weeks)       (52 Weeks)     (53 Weeks)      (52 Weeks)
-------------------------------  -----------    -----------    --------------    -----------    -----------    --------------
                                                                        (in thousands)
                                              Net External Sales                              Intersegment Sales
                                  -------------------------------------------       -----------------------------------------
Heinz North America...........    $2,254,867     $2,045,995        $1,871,587       $  2,870       $  3,533          $  2,387
U.S. Pet Products and Seafood.     1,545,274      1,706,496         1,791,745          1,136          3,086             1,379
U.S. Frozen...................     1,138,056      1,036,697         1,023,791              -              -             4,969
                                  -------------------------------------------       -----------------------------------------
   Combined totals............    $4,938,197     $4,789,188        $4,687,123       $  4,006       $  6,619          $  8,735
                                  ===========================================       =========================================
                                                                                            Operating Income (Loss)
                                            Operating Income (Loss)                       Excluding Special Items (a)
                                  -------------------------------------------       -----------------------------------------
Heinz North America...........    $  451,469     $  429,125        $  452,683       $553,569       $522,995          $480,963
U.S. Pet Products and Seafood.       (35,077)        84,092           104,499        116,018        138,725           136,569
U.S. Frozen...................        23,257         96,892            21,786        141,180        124,126           110,310
Non-Operating (c).............        (1,580)          (772)             (570)        (1,580)          (772)             (570)
                                  -------------------------------------------       -----------------------------------------
   Combined totals............    $  438,069     $  609,337        $  578,398       $809,187       $785,074          $727,272
                                  ===========================================       =========================================

                                     Depreciation and Amortization Expense                 Capital Expenditures (b)
                                  -------------------------------------------       -----------------------------------------
Heinz North America...........    $   41,384     $   48,933        $   45,364       $151,850       $112,460          $ 49,307
U.S. Pet Products and Seafood.        42,796         56,642            45,211         10,876         27,248            37,792
U.S. Frozen...................        37,561         34,111            38,403         20,768         75,696            35,098
                                  -------------------------------------------       -----------------------------------------
   Combined totals............    $  121,741     $  139,686        $  128,978       $183,494       $215,404          $122,197
                                  ===========================================       =========================================

                                              Identifiable Assets
                                  -------------------------------------------
Heinz North America...........    $1,514,598     $1,252,728        $  978,525
U.S. Pet Products and Seafood.     1,119,359      1,382,932         1,387,714
U.S. Frozen...................       556,878        741,214           692,533
Non-Operating (c).............     2,410,656      1,691,582         1,529,336
                                  -------------------------------------------
   Combined totals............    $5,601,491     $5,068,456        $4,588,108
                                  ===========================================

---------

(a) Fiscal year ended May 2, 2001 - Excludes net restructuring and implementation costs of Operation Excel as follows: Heinz North America $68.2 million, U.S. Pet Products and Seafood $81.8 million and U.S. Frozen $23.3 million. Excludes restructuring and implementation costs of the Streamline initiative as follows: Heinz North America $15.3 million and U.S. Pet Products and Seafood $69.3 million. Excludes the loss on the sale of The All American Gourmet in U.S. Frozen of $94.6 million. Excludes acquisition costs in Heinz North America $18.5 million.

Fiscal year ended May 3, 2000 - Excludes net restructuring and implementation costs of Operation Excel as follows: Heinz North America $93.9 million, U.S. Pet Products and Seafood $54.6 million and U.S. Frozen $27.2 million.

Fiscal year ended April 28, 1999 - Excludes restructuring and implementation costs of Operation Excel as follows: Heinz North America $27.6 million, U.S. Pet Products and Seafood $26.3 million and U.S. Frozen $102.2 million. Excludes costs related to the implementation of Project Millennia as follows: Heinz North America $0.7 million, U.S. Pet Products and Seafood $5.7 million and U.S. Frozen $2.9 million. Excludes the reversal of unutilized Project Millennia accruals for severance and exit costs in U.S. Frozen of $16.6 million.

(b)  Excludes property, plant and equipment obtained through acquisitions.

(c)  Includes charges/assets not directly attributable to operating segments.

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


15. Commitments and Contingencies

   Legal Matters

     Certain suits and claims have been filed against the U.S. Group and have not been finally adjudicated. These suits and claims when finally concluded and determined, in the opinion of management, based upon the information that it presently possesses, will not have a material adverse effect on the U.S. Group's combined financial position, results of operations or liquidity.

   Lease Commitments

     Operating lease rentals for warehouse, production, office facilities and equipment amounted to $35.4 million in 2001, $24.6 million in 2000 and $23.6 million in 1999. At May 2, 2001, future lease payments for non- cancellable operating leases totaled $59.9 million, (2002 -- $9.9 million, 2003 -- $12.1million, 2004 -- $11.9 million, 2005 -- $11.0 million, 2006 -- $10.2 million and thereafter -- $4.8 million).

   Purchase Commitments

     The U.S. Group entered into an agreement on August 14, 2000 with Metal Packaging Holdings, B.V. (Impress) Impress to purchase from Impress metal cans and ends annually of approximately $90 million for a ten year term.

16. Advertising Costs

     Advertising costs for fiscal years 2001, 2000 and 1999 were $211.0 million, $189.1 million and $205.7 million, respectively.

17.  Subsequent Events

     On May 3, 2001, Heinz simplified its U.S. corporate structure and established two companies for the management of U.S. trademarks and for U.S. treasury functions. As a result, all of the operations of the U.S. Group are now being conducted by H. J. Heinz Finance Company and its wholly-owned subsidiaries (collectively, Heinz Finance), and H. J. Heinz Company, L.P. (Heinz LP). Heinz LP owns or leases the operating assets involved in manufacturing for the U.S. Group throughout the United States which were contributed by Heinz and its subsidiaries, together with other assets and liabilities, to Heinz LP and manages the business. In addition, as part of the realignment, the Heinz Finance assumed $2.9 billion of Heinz's outstanding senior unsecured debt and accrued interest by becoming co-obligor with Heinz.

     On July 6, 2001, Heinz Finance raised $325 million via the issuance of Voting Cumulative Preferred Stock, Series A with a liquidation preference of $100,000 per share. The Series A Preferred shares are entitled to receive quarterly dividends at a rate of 6.226% per annum and are required to be redeemed for cash on July 15, 2008. In addition, Heinz Finance issued $750 million of 6.625% Guaranteed Notes due July 15, 2011. The proceeds were used for general corporate purposes, including retiring commercial paper borrows and financing acquisitions and ongoing operations.

     During the first quarter of Fiscal Year 2002, the U.S. Group completed the acquisition of Borden Food Corporation's pasta sauce and dry bouillon and soup business. Under this transaction, the U.S. Group acquired such brands as Classico pasta sauces, Aunt Millie's pasta sauce, Mrs. Grass Recipe soups and Wyler's bouillons and soups.

     During the second quarter of Fiscal Year 2002, the U.S. Group acquired Anchor Food Products branded retail business which includes the retail licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers and

                                   U.S. Group
             Notes to Combined Financial Statements -- (Continued)


the Poppers brand of retail appetizer lines. Also during the second quarter of Fiscal Year 2002, the U.S. Group completed the acquisition of Delimex Holdings, Inc. (Delimex), a leading maker of frozen Mexican food products. Delimex is a leading U.S. producer of frozen taquitos, tightly rolled fried corn or flour tortillas with fillings such as beef, chicken or cheese. Delimex also makes quesadillas, tamales and rice bowls. Pro forma results of the U.S. Group, assuming the acquisitions had been made at the beginning of the periods presented, would not be materially different from the results reported.

                  H.J. Heinz Finance Company and Subsidiaries
               Consolidated and Combined Statements of Operations
            Nine months ended January 30, 2002 and January 31, 2001


                                                                   Nine months ended
                                                          ----------------------------------------
                                                          January 30, 2002        January 31, 2001
                                                               FY 2002                FY 2001
                                                          ----------------        ----------------
                                                                       (Unaudited)
                                                                      (In thousands)
Sales..................................................       $3,095,761             $3,520,667
Cost of products sold..................................        1,847,838              2,142,884
                                                              ----------             ----------
Gross profit...........................................        1,247,923              1,377,783
Selling, general and administrative expenses...........          707,733                770,641
Royalty expense to related parties.....................          125,775                 72,807
                                                              ----------             ----------
Operating income.......................................          414,415                534,335
Interest income........................................           29,860                 93,421
Interest expense.......................................          156,962                  6,571
Dividends from related parties.........................           99,923                     --
Other expenses, net....................................            5,176                 16,960
                                                              ----------             ----------
Income before income taxes, minority interest and
cumulative effect of account change....................          382,060                604,225
Provision for income taxes.............................           35,836                223,502
                                                              ----------             ----------
Income before minority interest and cumulative
  effect of accounting change..........................          346,224                380,723
Minority interest......................................         (285,726)                    --
                                                              ----------             ----------
Income before cumulative effect of account change......           60,498                380,723
Cumulative effect of accounting change.................               --                 (4,849)
                                                              ----------             ----------
Net income.............................................       $   60,498             $  375,874
                                                              ==========             ==========


     See notes to condensed consolidated and combined financial statements.

                  H.J. Heinz Finance Company and Subsidiaries
               Condensed Consolidated and Combined Balance Sheets
                        January 30, 2002 and May 2, 2001


                                                                     January 30, 2002      May 2, 2001(1)
                                                                          FY 2002             FY 2001
                                                                     ----------------      --------------
                                                                                   (Unaudited)
                                                                                 (in thousands)
               Assets
Current assets:
 Cash and cash equivalents....................................            $    9,589         $      393
 Receivables, net.............................................               682,572            506,447
 Due from related parties.....................................               187,368             75,429
 Short-term notes receivable from related parties.............               894,880                  -
 Inventories..................................................               783,917            655,170
 Deferred income taxes........................................                 4,395             50,042
 Prepaid expenses and other current assets....................               152,050             49,428
                                                                          ----------         ----------
   Total current assets.......................................             2,714,771          1,336,909
Property, plant and equipment.................................             1,507,334          1,608,514
 Less accumulated depreciation................................               664,581            738,731
                                                                          ----------         ----------
   Total property, plant and equipment, net...................               842,753            869,783
Long-term notes receivable from related parties...............                35,000             35,000
Investments in related parties................................             1,895,245          1,895,245
Other investments.............................................               195,475            201,438
Intangible assets, net........................................             1,900,022          1,208,294
Other noncurrent assets.......................................                64,821             54,822
                                                                          ----------         ----------
   Total other noncurrent assets..............................             4,090,563          3,394,799
                                                                          ----------         ----------
   Total assets...............................................            $7,648,087         $5,601,491
                                                                          ==========         ==========
Liabilities and Shareholders' Equity
Current liabilities:
 Short-term debt..............................................            $   43,455         $        -
 Portion of long-term debt due within one year................               501,576             29,833
 Accounts payable.............................................               277,995            321,222
 Due to related parties.......................................               229,930             96,221
 Other accrued liabilities....................................               219,475            224,384
                                                                          ----------         ----------
   Total current liabilities..................................             1,272,431            671,660
Long-term debt................................................             4,215,495             23,932
Deferred income taxes.........................................                 9,422            205,134
Deferred income...............................................                33,259             29,684
Other liabilities.............................................                 5,986             12,684
Minority interest.............................................             1,601,455                  -
Mandatorily Redeemable Series A Preferred shares..............               325,000                  -
Shareholders' equity:
 Common stock.................................................                    11                  -
 Additional Capital...........................................               135,386                  -
 Retained earnings............................................                49,876                  -
 Accumulated other comprehensive (loss).......................                  (234)                 -
 Parent company's investment..................................                     -          4,658,397
                                                                          ----------         ----------
   Total shareholders' equity.................................               185,039          4,658,397
                                                                          ----------         ----------
   Total liabilities and shareholders' equity.................            $7,648,087         $5,601,491
                                                                          ==========         ==========

---------
(1) Summarized from audited Fiscal Year 2001 balance sheet


    See notes to condensed consolidated and combined financial statements.

                  H.J. Heinz Finance Company and Subsidiaries
          Condensed Consolidated and Combined Statements of Cash Flows
            Nine months ended January 30, 2002 and January 31, 2001


                                                                                               Nine months Ended
                                                                                    ---------------------------------------
                                                                                    January 30, 2002       January 31, 2001
                                                                                         FY 2002                FY 2001
                                                                                    ----------------       ----------------
                                                                                                  (Unaudited)
                                                                                                 (in thousands)
Operating Activities:
Cash used by operating activities..............................................         $ (388,589)             $(244,673)
                                                                                        ----------              ---------
Investing Activities:
 Capital expenditures..........................................................            (51,888)              (108,666)
 Proceeds from disposals of property, plant and equipment......................              3,046                     --
 Acquisition, net of cash acquired.............................................           (777,718)              (161,008)
 Investment The Hain Celestial Group, Inc......................................                 --                (79,743)
 Other items, net..............................................................            (14,395)                36,200
                                                                                        ----------              ---------
   Cash used for investing activities..........................................           (840,955)              (313,217)
                                                                                        ----------              ---------
Financing Activities:
 Payments on long-term debt....................................................             (9,179)              (310,029)
 Proceeds from long-term debt..................................................            751,059                323,928
 Proceeds from (payments on) commercial paper and short-term borrows, net......            270,131                   (217)
 Distribution to Partners......................................................            (96,835)                    --
 Dividends.....................................................................            (10,622)              (316,678)
 Net parent advances...........................................................                 --                870,023
 Proceeds from mandatorily redeemable Series A preferred shares................            325,000                     --
 Other items, net..............................................................               (548)                    --
                                                                                        ----------              ---------
   Cash provided by financing activities.......................................          1,229,006                567,027
                                                                                        ----------              ---------
Net (decrease) increase in cash and cash equivalents...........................               (538)                 9,137
Cash and cash equivalents, beginning of period.................................             10,127                  2,322
                                                                                        ----------              ---------
Cash and cash equivalents, end of period.......................................         $    9,589              $  11,459
                                                                                        ==========              =========


     See notes to condensed consolidated and combined financial statements.

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

                                  (Unaudited)

1.  Basis of Presentation

     On May 3, 2001, H. J. Heinz Company ("Heinz") reorganized its U.S. corporate structure and established two primary companies for the management of U.S. trademarks and for U.S. treasury functions. As a result, all of the business operations of Heinz's domestic operations ("the U.S. Group") are now being conducted by H. J. Heinz Finance Company and its wholly-owned subsidiaries (collectively, "Heinz Finance"), and H. J. Heinz Company, L.P. ("Heinz LP"). Heinz Finance has limited partnership interests in Heinz LP. Heinz Finance assumed primary liability for approximately $2.9 billion of Heinz's outstanding senior unsecured debt and accrued interest by becoming co-obligor with Heinz.

     Heinz LP owns or leases the operating assets involved in manufacturing throughout the United States which were contributed by Heinz and its subsidiaries, together with other assets and liabilities, to Heinz LP and manages the business. Heinz LP has two classes of limited partnership interests, Class A and Class B. Heinz Finance, directly and through wholly-owned subsidiaries, owns the Class B interests. Heinz, directly and through wholly-owned subsidiaries, owns the Class A interests. Heinz Management Company, a wholly-owned subsidiary of Heinz, is the managing General Partner of Heinz LP and employs the salaried personnel of the U.S. Group. The minority interest amounts on the January 30, 2002 statement of income and balance sheet represents the Class A and General Partner limited partnership interest in Heinz LP.

     The preparation of the January 31, 2001 and May 2, 2001 financial statements include the use of "carve out" and "push down" accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the parent company level or an affiliate of Heinz, which related to or were incurred on behalf of the U.S. Group, have been identified and allocated or pushed down as appropriate to reflect results of the U.S. Group for the periods presented. See Note 9, for a further discussion regarding Heinz parent company costs.

     As a result of the finalizing of the reorganization, certain assets and liabilities which are included in the May 2, 2001 "carve out" balance sheet, were not contributed to Heinz Finance. Substantially all finished goods inventories of the U.S. Group remained assets of Heinz and were not contributed to Heinz LP. These retained inventories result in reduced sales and operating results in Fiscal Year 2002 when compared to Fiscal Year 2001.

2. The results for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year due to the seasonal nature of the business of Heinz Finance. In the opinion of management, all adjustments which are of a normal and recurring nature, necessary for a fair statement of the results of operations of these interim periods have been included.

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

3.  Inventories

     The composition of inventories at the balance sheet dates was as follows:

                                              January 30,       May 2,
                                                 2002            2001
                                              -----------      ---------
                                                   (in thousands)
Finished goods and work-in-process.......       $624,059       $515,315
Packaging material and ingredients.......        159,858        139,855
                                                --------       --------
                                                $783,917       $655,170
                                                ========       ========


4.  Taxes

     The provision for income taxes consists of provisions for federal and state income taxes. The tax provision in the January 30, 2002 financial statements declined significantly since Heinz Finance has no tax obligation on the minority partners' interest in Heinz LP's income.

5.  Restructuring

     In the fourth quarter of Fiscal Year 2000, Heinz announced a restructuring initiative named "Streamline" which includes an organizational restructuring aimed at reducing overhead costs and the consolidation of Heinz Finance's canned pet food production to Bloomsburg, Pennsylvania (which resulted in ceasing canned pet food production at Heinz Finance's Terminal Island, California facility).

     The major components of the restructuring charge and implementation costs and the remaining accrual balances as of January 30, 2002 were as follows:

                                                                  Employee
                                                Non-Cash        Termination
                                                 Asset         and Severance      Accrued Exit      Implementation
                                              Write-Downs          Costs              Costs              Costs          Total
                                              -----------      -------------      ------------      --------------      -----
                                                                                (in millions)
Restructuring and Implementation
 costs-Fiscal Year 2000...................       $34.7              $15.4             $22.8               $11.8         $84.7
Amounts utilized-Fiscal Year 2000 ........       (34.7)              (5.8)             (1.7)              (11.8)        (54.0)
                                                 -----              -----             -----               ----          -----
Accrued restructuring costs-May 2, 2001 ..         -                 $9.6             $21.1                 -           $30.7
Implementation Costs-Fiscal Year 2002.....         -                  -                 -                   1.2           1.2
Amounts utilized-Fiscal Year 2002.........         -                 (2.5)             (8.5)               (1.2)        (12.2)
Liability assumed by related party-Fiscal
 Year 2002................................         -                 (3.8)             (0.6)                -            (4.4)
                                                 -----              -----             -----               ----          -----
 Accrued restructuring costs-August 1,
   2001...................................         -                $ 3.3             $12.0                 -           $15.3
                                                 =====              =====             =====               ====          =====


     During the first nine months of Fiscal Year 2002, Heinz Finance incurred implementation costs totaling $1.2 million pretax, which consisted of incremental costs directly related to the implementation of the Streamline initiative. Pretax charges of $1.1 million were classified as cost of products sold and $0.1 million as selling, general

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

and administrative expenses ("SG&A"). In addition, Heinz Management Company, a wholly-owned subsidiary of Heinz, assumed a portion of the Heinz Finance's restructuring liability as a result of the realignment that occurred on May 3, 2001.

     During the first nine months of Fiscal Year 2002, Heinz Finance utilized $11.0 million of severance and exit cost accruals, principally for ceasing canned pet food production in its Terminal Island, California facility and its overhead reduction plan.

6.  Acquisitions

     During the second quarter of Fiscal Year 2002, Heinz Finance acquired Anchor Food Products branded retail business which includes the retail licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers and the Poppers brand of retail appetizer lines. Also during the second quarter of Fiscal Year 2002, Heinz Finance completed the acquisition of Delimex Holdings, Inc., a leading maker of frozen Mexican food products. Delimex is a leading U.S. producer of frozen taquitos, tightly rolled fried corn and flour tortillas with fillings such as beef, chicken or cheese. Delimex also makes quesadillas, tamales and rice bowls.

     During the first quarter of Fiscal Year 2002, Heinz Finance completed the acquisition of Borden Food Corporation's pasta sauce and dry bouillon and soup business. Under this transaction, Heinz Finance acquired such brands as Classico pasta sauces, Aunt Millie's pasta sauce, Mrs. Grass Recipe soups, Wyler's bouillons and soups. Heinz Finance also made another smaller acquisition.

     The above acquisitions have been accounted for as purchases and, accordingly, the respective purchase prices have been allocated to the respective assets and liabilities based upon their estimated fair values as of the acquisition dates. Final allocations of the purchase prices are not expected to differ significantly from the preliminary allocations. Operating results of the businesses acquired have been included in the consolidated and combined statements of income from the respective acquisition dates forward.

     Pro forma results of Heinz Finance, assuming all of the acquisitions had been made at the beginning of each period presented, would not be materially different from the results reported.

7.  Recently Adopted Accounting Standards

     In Fiscal Year 2001, Heinz Finance changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin (SAB) 101, "Revenue Recognition in Financial Statements." Under the new accounting method, adopted retroactive to May 4, 2000, Heinz Finance recognizes revenue upon the passage of title, ownership and risk of loss to the customer. The cumulative effect adjustment of $4.8 million in net income as of May 4, 2000, was recognized during the first six months of Fiscal Year 2001. The Fiscal Year 2001 first nine months amounts include the effect of the change in accounting for revenue recognition.

8.  Recently Issued Accounting Standards

     In September 2000, the FASB Emerging Issues Task Force (the "EITF") issued new guidelines entitled "Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products". In addition, during May 2000, the EITF issued new guidelines entitled "Accounting for Certain Sales Incentives". Both of these issues provide guidance primarily on income statement classification of consideration from a vendor to a purchaser of the vendor's products, including both customers and consumers. Generally, cash consideration is to be classified as a reduction of revenue, unless specific criteria are met regarding goods or services that the vendor may receive in return for this consideration.

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES

                      Notes to Condensed Consolidated and
                         Combined Financial Statements

     In the fourth quarter of Fiscal Year 2002, Heinz Finance will reclassify promotional payments to its customers and the cost of consumer coupons and other cash redemption offers from SG&A to net sales. Heinz Finance is currently assessing the combined impact of both issues, however, we believe that, based on historic information, sales could be reduced up to 7 to 8%. SG&A would be correspondingly reduced such that net earnings would not be affected.

     In June 2001, the FASB issued SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets". These standards require that all business combinations be accounted for using the purchase method and that goodwill and intangible assets with indefinite useful lives should not be amortized but should be tested for impairment at least annually, and they provide guidelines for new disclosure requirements. These standards outline the criteria for initial recognition and measurement of intangibles, assignment of assets and liabilities including goodwill to reporting units and goodwill impairment testing.

     The provisions of SFAS 141 and 142 apply to all business combinations after June 30, 2001. We have not fully assessed the potential impact of the adoption of SFAS No. 142 which is effective for us in Fiscal Year 2003. The reassessment of intangible assets, including the ongoing impact of amortization, must be completed during the first quarter of Fiscal Year 2003. The assignment of goodwill to reporting units, along with completion of the first step of the transitional goodwill impairment tests, must be completed during the first six months of Fiscal Year 2003.

     In June 2001, the FASB approved SFAS 143, "Accounting for Asset Retirement Obligations." SFAS 143 addresses accounting for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and the normal operation of a long-lived asset, except for certain obligations of lessees. This standard is effective for fiscal years beginning after June 15, 2002. Heinz Finance does not expect that the adoption of this standard will have a significant impact on the consolidated financial statements.

     In October 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-lived Assets." SFAS No. 144 clarifies and revises existing guidance on accounting for impairment of plant, property, and equipment, amortized intangibles, and other long-lived assets not specifically addressed in other accounting literature. This standard will be effective for Heinz Finance beginning in Fiscal Year 2003. Heinz Finance does not expect that the adoption of this standard will have a significant impact on the consolidated financial statements.

9.  Related Party Transactions

   Employee Costs

     Certain of Heinz's general and administrative expenses are allocated to Heinz Finance. In Fiscal Year 2001, total costs allocated include charges for salaries of corporate officers and staff and other Heinz corporate overhead. In Fiscal Year 2002, these costs primarily include a management charge of all salaried employee costs from the Heinz Management Company which is the general partner of Heinz LP. Total costs charged to Heinz Finance for these services were $252.6 million and $20.5 million for the nine months ended January 30, 2002 and January 31, 2001, respectively. These costs are recorded as selling, general and administrative expense in the accompanying condensed consolidated and combined statements of income.

     Heinz charges Heinz Finance for its share of group health insurance costs for eligible company employees based upon location-specific costs, overall insurance costs and loss experience incurred during a calendar year. In addition, various other insurance coverages are also provided to Heinz Finance through Heinz's consolidated programs. Workers compensation, auto, property, product liability and other insurance coverages are charged directly based on Heinz Finance's loss experience. Amounts charged to Heinz Finance for insurance costs were

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES

                      Notes to Condensed Consolidated and
                         Combined Financial Statements

$45.8 million and $60.7 million for the nine months ended January 30, 2002 and January 31, 2001, respectively, and are recorded in selling, general and administrative expense in the accompanying consolidated and combined statement of income.

     Pension costs and postretirement costs are also charged to Heinz Finance based upon eligible employees participating in the Plans.

   Cash Management

     In Fiscal Year 2001, the U.S. Group maintained a cash management arrangement with Heinz. On a daily basis, all available cash was deposited and disbursements were withdrawn. Heinz charged (credited) the U.S. Group's interest on the average daily balance maintained in the resulting intercompany account. Net interest expense related to this arrangement, included in the combined statement of income was $9.3 million for the nine months ended January 31, 2001. The interest rate charged to or received by the U.S. Group was 6.83% for the nine months ended January 31, 2001.

     Beginning in Fiscal Year 2002, Heinz Finance became the treasury center for cash management and debt financing for all of Heinz's domestic operations resulting in the $894.8 million of short term notes receivable with related parties on the January 30, 2002 condensed consolidated balance sheet. An average interest rate of 3.21% was charged on these notes resulting in $27.5 million of interest income for the nine months ended January 30, 2002.

   Product sales and purchases

     Heinz Finance sells and purchases products and services to and from other Heinz affiliates. The results of such transactions are the $187.4 million and $75.4 million balances due from related parties as of January 30, 2002 and May 2, 2001, respectively, and the $229.9 million and $96.2 million balances due to related parties as of January 30, 2002 and May 2, 2001, respectively. Sales to related parties were $37.6 million and $50.3 million in the nine months ended January 30, 2002 and January 31, 2001, respectively, and purchases from related parties were $258.7 million and $338.4 million in the nine months ended January 30, 2002 and January 31, 2001, respectively.

   Other related party items

     Heinz Finance sells undivided interests in certain accounts receivable to a Heinz affiliate, Receivables Servicing Company (RSC). Heinz Finance sold $619.2 million and $1,291.0 million of receivables net of discount expense of $2.8 million and $9.4 million for the nine months ended January 30, 2002 and the year ended May 2, 2001, respectively, to RSC. As of January 30, 2002 and the year ended May 2, 2001, respectively, Heinz Finance had $0 million and $126.9 million of receivables sold to RSC. These sales were reflected as reductions of trade accounts receivable. Heinz Finance ceased the factoring of its receivables to RSC in October 2001. Heinz Finance's contract with RSC terminated in December 2001.

     Until the fourth quarter of Fiscal Year 2001, Heinz Finance had outstanding notes receivable from Heinz affiliates which are used for working capital purposes and to fund acquisitions. The short-term notes had interest rates ranging from 6.50% to 7.00%. The long-term notes had interest rates ranging from 6.75% to 7.50% with a maturity of May 2003. Interest income earned by Heinz Finance related to these receivables was $90.7 million for the nine months ended January 31, 2001. In the fourth

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES

                      Notes to Condensed Consolidated and
                         Combined Financial Statements

quarter of Fiscal Year 2001, these notes receivable from related parties were exchanged by Heinz Finance with a subsidiary of Heinz, PM Holding, Inc. ("PM Holding"), for $1.9 billion of non-voting, 6.5% cumulative non- participating preferred stock of PM Holding. This dividend amounted to $99.9 million for the first nine months of Fiscal Year 2002. This preferred stock investment is recorded in the Investments in related parties balance on the condensed consolidated and combined balance sheets as of January 30, 2002 and May 2, 2001.

     Heinz Finance paid royalties of $125.8 million and $72.8 million for the nine months ended January 30, 2002 and January 31, 2001, respectively, to Promark International, Inc., an indirect subsidiary of Heinz, for the use of trademarks.

     The $35.0 million long-term note receivable from related parties recorded on the accompanying condensed consolidated and combined balance sheets relates to a receivable from Heinz that was contributed to Heinz Finance in exchange for common stock of Heinz Finance.

     Heinz Finance received an administrative fee from Heinz for acting as the agent in the sale of the retained inventory discussed in Note (1). This fee was $10.2 million for the nine months ended January 30, 2002, which is recorded as income in SG&A expense in the accompanying consolidated statement of income.

10.  Long-term Debt

     The amount of long-term debt that matures in each of the four years following 2002 is: $450.1 million in 2003, $0.5 million in 2004, $259.0 million in 2005, and $0.5 million in 2006.

Long-term debt                                                Maturity
(dollars in thousands)                Range of Interest     (Fiscal Year)     January 30, 2002        May 2, 2001
---------------------                 -----------------     -------------     ----------------        -----------
Commercial Paper..................           Variable                             $1,380,527            $     -
Revenue Bonds.....................       3.25 - 7.12%         2002-2020            1,810,352             12,392
Promissory notes..................       5.00 - 7.002%        2003-2028            1,507,210              5,081
Other.............................                                                    18,982             36,292
                                                                                  ----------            -------
Total long-term debt..............                                                 4,717,071             53,765
Less portion due within one year..                                                   501,576             29,833
                                                                                  ----------            -------
                                                                                  $4,215,495            $23,932
                                                                                  ==========            =======


     On September 6, 2001, Heinz Finance, Heinz and a group of domestic and international banks entered into a $1.50 billion credit agreement which expires in September 2006 and an $800 million credit agreement which expires in September 2002. These credit agreements, which support Heinz Finance's commercial paper program, replaced the $2.30 billion credit agreement which expired on September 6, 2001. As of January 30, 2002, $1.38 billion of commercial paper was outstanding and classified as long-term debt due to the long-term nature of the supporting credit agreement.

     On July 6, 2001, Heinz Finance raised $325 million via the issuance of Voting Cumulative Preferred Stock, Series A with a liquidation preference of $100,000 per share. The Series A Preferred shares are entitled to receive quarterly dividends at a rate of 6.226% per annum and are required to be redeemed for cash on July 15, 2008. In addition, Heinz Finance issued $750 million of 6.625% Guaranteed Notes due July 15, 2011 which are guaranteed

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES

                      Notes to Condensed Consolidated and
                         Combined Financial Statements

by Heinz. The proceeds were used for general corporate purposes, including retiring commercial paper borrows, financing acquisitions and ongoing operations.

11.  Comprehensive Income

                                                           Nine Months
                                                              Ended
                                                        ----------------
                                                        January 30, 2002
                                                             FY 2002
                                                        ----------------
Net income..............................................     $60,498
Deferred gains/(losses) on derivatives:
 Net change from periodic revaluations..................          51
 Net amount reclassified to earnings....................         (24)
                                                             -------
Comprehensive income....................................     $60,525
                                                             =======


12.  Segment Data

     Descriptions of Heinz Finance's reportable segments are as follows:

     o Heinz North America - This segment manufacturers, markets and sells ketchup, condiments, sauces, soups, pasta meals and infant foods to the grocery and foodservice channels.

     o U.S. Pet Products and Seafood - This segment manufacturers, markets and sells dry and canned pet food, pet snacks, tuna and other seafood.

     o U.S. Frozen - This segment manufacturers, markets and sells frozen potatoes, entrees, snacks and appetizers.

     Heinz Finance's management evaluates performance based on several factors including net sales and the use of capital resources; however, the primary measurement focus is operating income excluding unusual costs and gains. Intersegment sales are accounted for at current market values. Items below the operating income line of the consolidated and combined statements of income are not presented by segment, since they are excluded from the measure of segment profitability reviewed by Heinz Finance management.

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

     The following tables present information about Heinz Finance's reportable segments:

                                                                                Nine Months Ended
                                                                     ---------------------------------------
                                                                     January 30, 2002       January 31, 2001
                                                                          FY 2002                FY 2001
                                                                     ----------------       ----------------
                                                                                  (in thousands)

Net external sales:
          Heinz North America...................................            $1,477,443             $1,613,509
          U.S. Pet Products and Seafood.........................               785,944              1,123,310
          U.S. Frozen...........................................               832,374                783,848
                                                                            ----------             ----------
            Consolidated and combined totals....................            $3,095,761             $3,520,667
                                                                            ==========             ==========

Intersegment sales:
          Heinz North America...................................            $      155             $    2,305
          U.S. Pet Products and Seafood.........................                    -                   1,136
          U.S. Frozen...........................................                    17                      -
                                                                            ----------             ----------
            Consolidated and combined totals....................            $      172             $    3,441
                                                                            ==========             ==========

Operating income (loss):
          Heinz North America...................................            $  248,291             $  402,442
          U.S. Pet Products and Seafood.........................                63,826                 43,916
          U.S. Frozen...........................................               104,333                 88,869
          Non-Operating (b).....................................                (2,035)                  (892)
                                                                            ----------             ----------
            Consolidated and combined totals....................            $  414,415             $  534,335
                                                                            ==========             ==========

Operating income (loss) excluding special items (a):
          Heinz North America...................................            $  248,291             $  442,966
          U.S. Pet Products and Seafood.........................                64,997                109,455
          U.S. Frozen...........................................               104,333                106,033
          Non-Operating (b).....................................                (2,035)                  (892)
                                                                            ----------             ----------
            Consolidated and combined totals....................            $  415,586             $  657,562
                                                                            ==========             ==========

---------
(a) Nine Months ended January 30, 2002 - Excludes implementation costs of Streamline as follows: U.S. Pet Products and Seafood $1.2 million.

     Nine Months ended January 31, 2001 - Excludes implementation and net restructuring costs of Operation Excel as follows: Heinz North America $40.5 million, U.S. Pet Products and Seafood $65.5 million and U.S. Frozen $17.2 million.

(b)  Includes charges/assets not directly attributable to operating segments.


13.  Financial Instruments

     Heinz Finance utilizes certain financial instruments to manage its commodity price and interest rate exposures.

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

   Commodity Price Hedging

     Heinz Finance uses commodity futures and options in order to reduce price risk associated with anticipated purchases of raw materials such as corn, soybean oil and soybean meal. Commodity price risk arises due to factors such as weather conditions, government regulations, economic climate and other unforeseen circumstances. Hedges of anticipated commodity purchases which meet the criteria for hedge accounting are designated as cash flow hedges. When using a commodity option as a hedging instrument, Heinz Finance excludes the time value of the option from the assessment of hedge effectiveness.

   Interest Rate Hedging

     Heinz Finance uses interest rate swaps to manage interest rate exposure. These derivatives are designated as cash flow hedges or fair value hedges depending on the nature of the particular risk being hedged.

     During Fiscal Year 2002, Heinz Finance entered into interest rate swap agreements to convert the interest rate exposure on certain of Heinz Finance's existing long-term debt from fixed to floating. The weighted average fixed rate of the associated debt is 6.433%. The aggregate notional amount of these swaps is $1.3 billion and their average duration is 12 years.

   Hedge Ineffectiveness

     During the nine months ended January 30, 2002, hedge ineffectiveness related to cash flow hedges was immaterial.

   Deferred Hedging Gains and Losses

     As of January 30, 2002, Heinz Finance is hedging forecasted transactions for periods not exceeding 12 months, and expects $0.2 million of net deferred gain reported in accumulated other comprehensive income to be reclassified to earnings within that time frame.

14.  Commitments and Contingencies

   Legal Matters

     Certain suits and claims have been filed against the U.S. Group and have not been finally adjudicated. These suits and claims when finally concluded and determined, in the opinion of management, based upon the information that it presently possesses, will not have a material adverse effect on the U.S. Group's combined financial position, results of operations or liquidity.

   Purchase Commitments

     The U.S. Group entered into an agreement on August 14, 2000 with Impress to purchase from Impress metal cans and ends annually in an amount of approximately $90 million for a ten year term.

15.  Subsequent Event

     On March 7, 2002, Heinz Finance issued $700 million of 6.00% Guaranteed Notes due March 15, 2012 and $550 million of 6.75% Guaranteed Notes due March 15, 2032, which are guaranteed by Heinz. The proceeds will

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES


                      Notes to Condensed Consolidated and
                         Combined Financial Statements

be used to retire commercial paper borrowings. Heinz Finance converted $750 million of the new debt fixed to floating through interest rate swap agreements.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the unlawful payment of dividends, or for any transaction from which the director derived an improper personal benefit.

     Article 11 ("Article 11") of the H. J. Heinz Finance Company's ("Heinz Finance") certificate of incorporation provides that a director of Heinz Finance shall not be liable to Heinz Finance or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

     Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Heinz Finance or is or was serving at the request of Heinz Finance as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by Heinz Finance to the fullest extent permitted by Delaware Law. The right to indemnification conferred in Article 11 includes the right to be paid by Heinz Finance expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in Article 11 is a contract right.

     Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that his or her conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

     Article 11 provides that Heinz Finance may, by action of its Board of Director, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors determines to be appropriate and authorized by Delaware Law.

     Heinz Finance has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Heinz Finance, or is or was serving at the request of Heinz Finance as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his or her status as such, whether or not Heinz Finance would have the power to indemnify him or her against such liability under Delaware Law.

     The rights and authority conferred in Article 11 are not exclusive of any other right which any person may otherwise have or acquire.

     Neither the amendment nor repeal of Article 11, nor the adoption of any provision of the certificate of incorporation or the bylaws of Heinz Finance, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of Article 11 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

     Andrew Stidd is also entitled to indemnification from Heinz pursuant to a Services and Indemnity Agreement among Stidd, Heinz and Heinz Finance dated June 1, 2001.

     Heinz has obtained directors' and officers' insurance against loss, within certain policy limits, arising from any claim made against Heinz Finance's directors and officers by reason of any wrongful act, as defined in such insurance policies, in their respective capacities as directors and officers or as fiduciaries under certain of the Heinz's employee benefit plans.

Item 21.  Exhibits and Financial Statement Schedules.

     (a)  List of Exhibits.

  Exhibit
  Number                                      Description
  ---------                                   -------------
     1.1 Purchase Agreement dated June 27, 2001 among the H. J. Heinz Finance Company, H. J. Heinz Company, and Goldman Sachs & Co., as representative for the initial purchasers.

     1.2 Purchase Agreement dated February 28, 2002 among the H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.

     1.3 Purchase Agreement dated February 28, 2002 among the H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.

     3.1      Certificate of Incorporation.

     3.2      Bylaws.

     4.1 Indenture, dated as of July 6, 2001, among H. J. Heinz Finance Company, H. J. Heinz Company, and Bank One, National Association, as Trustee.

     4.2      Form of New Note (included in Exhibit 4.1).

     4.3      Form of Guarantee (included in Exhibit 4.1).

     4.4 Exchange and Registration Rights Agreement, dated as of June 27, 2001, among H. J. Heinz Finance Company, H. J. Heinz Company, and Goldman Sachs & Co., as representative for the initial purchasers.

     4.5 Exchange and Registration Rights Agreement, dated as of February 28, 2002, among H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.

     4.6 Exchange and Registration Rights Agreement, dated as of February 28, 2002, among H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.

     5.1 Opinion of Davis Polk & Wardwell regarding the validity of the New Notes.

     8.1 Opinion of Davis Polk & Wardwell regarding tax matters (included in Exhibit 5.1).

    10.1 Liquidity Agreement dated as of June 26, 2001 between H. J. Heinz Company and H. J. Heinz Finance Company.

    10.2      Administrative Services Agreement dated as of May 1, 2001 between
              H. J. Heinz Company and H. J. Heinz Finance Company.

    10.3 Guarantee Facility Letter Agreement dated May 3, 2001 to H. J. Heinz Finance Company from H. J. Heinz Company.

  Exhibit
  Number                                      Description
  ---------                                   -------------
    10.4 Second Amended and Restated Partnership Agreement of H. J. Heinz Company, LP.

    10.5 First Amendment to Second Amended and Restated Limited Partnership Agreement of H.J. Heinz Company, LP.

    21.1      Subsidiaries of the registrant.

    23.1 Consent of PricewaterhouseCoopers LLP with respect to H. J. Heinz Finance Company financial statements.

    23.2 Consent of PricewaterhouseCoopers LLP with respect to H. J. Heinz Company financial statements.

    23.3      Consent of Davis Polk & Wardwell (included in Exhibit 5.1).

    24.1      Powers of Attorney for H. J. Heinz Finance Company.

    24.2      Powers of Attorney for H. J. Heinz Company.

    25.1 Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Bank One, National Association.

    99.1      Form of Letter of Transmittal.

    99.2      Form of Notice of Guaranteed Delivery.

    99.3      Form of Exchange Agent Agreement.


     (b)   Financial Statement Schedules.

              Not applicable

     (c)   Item 4(b) Information.

              Not applicable

Item 22.  Undertakings.

     (a)   The undersigned registrant hereby undertakes:

           (1) That for purposes of determining any liability under the Securities Act, each filing of the Guarantor's and Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (2) To respond to requests for information that is incorporated by reference into the prospectus contained in this Registration Statement pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on this 27th day of March, 2002.

                                           H. J. HEINZ FINANCE COMPANY


                                           By: /s/ Leonard A. Cullo
                                              ------------------------------
                                              Name:  Leonard A. Cullo, Jr.
                                              Title: President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                                  Capacity                           Date
-------------------------------------    -----------------------------------------    ----------------
/s/Leonard A. Cullo
-------------------------------------    Director and President                       March 27, 2002
        Leonard A. Cullo, Jr.


                  *                      Director Chief Financial and Accounting      March 27, 2002
-------------------------------------    Officer
         Arthur Winkleblack


                  *                      Director, Vice President and Secretary       March 27, 2002
-------------------------------------
             Laura Stein


                  *                      Director                                     March 27, 2002
-------------------------------------
           Andrew L. Stidd

/s/Leonard A. Cullo
-------------------------------------
* By Leonard A. Cullo, Jr., as attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on this 27th day of March, 2002.

                                           H. J. HEINZ COMPANY


                                           By: /s/ Leonard A. Cullo
                                              ------------------------------
                                              Name:  Leonard A. Cullo, Jr.
                                              Title: Treasurer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


             Signature                                     Capacity                              Date
------------------------------------    -----------------------------------------------    ----------------

                 *                      Chairman of the Board of Directors, President      March 27, 2002
------------------------------------    and Chief Executive Officer
         William R. Johnson


                 *                      Director                                           March 27, 2002
------------------------------------
         Nicholas F. Brady


                 *                      Director                                           March 27, 2002
------------------------------------
           Mary C. Choksi


                 *                      Director                                           March 27, 2002
------------------------------------
      Leonard S. Coleman, Jr.


                 *                      Director                                           March 27, 2002
------------------------------------
            Peter Coors


                 *                      Director                                           March 27, 2002
------------------------------------
          Edith E. Holiday


                 *                      Director                                           March 27, 2002
------------------------------------
         Samuel C. Johnson


                 *                      Director                                           March 27, 2002
------------------------------------
           Candace Kendle


                 *                      Director                                           March 27, 2002
------------------------------------
           Dean R. O'Hare


                 *                      Director                                           March 27, 2002
------------------------------------
          Thomas J. Usher


                 *                      Director                                           March 27, 2002
------------------------------------
         David R. Williams


                                     II-6


             Signature                                     Capacity                              Date
------------------------------------    -----------------------------------------------    ----------------

                 *                      Director                                           March 27, 2002
------------------------------------
         James M. Zimmerman


                 *                      Executive Vice President and Chief Financial       March 27, 2002
------------------------------------    Officer (Principal Financial Officer)
         Arthur Winkleblack


                 *                      Corporate Controller                               March 27, 2002
------------------------------------    (Principal Accounting Officer)
           Bruna Gambino

/s/Leonard A. Cullo
-------------------------------------
*By Leonard A. Cullo, Jr., as attorney-in-fact

                                 EXHIBIT INDEX

  Exhibit
  Number                                   Description
  ---------                                -----------

     1.1 Purchase Agreement dated June 27, 2001 among the H. J. Heinz Finance Company, H. J. Heinz Company, and Goldman Sachs & Co., as representative for the initial purchasers.

     1.2 Purchase Agreement dated February 28, 2002 among the H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.

     1.3 Purchase Agreement dated February 28, 2002 among the H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.

     3.1      Certificate of Incorporation.

     3.2      Bylaws.

     4.1 Indenture, dated as of July 6, 2001, among H. J. Heinz Finance Company, H. J. Heinz Company, and Bank One, National Association, as Trustee.

     4.2      Form of New Note (included in Exhibit 4.1).

     4.3      Form of Guarantee (included in Exhibit 4.1).

     4.4 Exchange and Registration Rights Agreement, dated as of June 27, 2001, among H. J. Heinz Finance Company, H. J. Heinz Company, and Goldman Sachs & Co., as representative for the initial purchasers.

     4.5 Exchange and Registration Rights Agreement, dated as of February 28, 2002, among H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.

     4.6 Exchange and Registration Rights Agreement, dated as of February 28, 2002, among H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.

     5.1 Opinion of Davis Polk & Wardwell regarding the validity of the New Notes.

     8.1 Opinion of Davis Polk & Wardwell regarding tax matters (included in Exhibit 5.1).

    10.1 Liquidity Agreement dated as of June 26, 2001 between H. J. Heinz Company and H. J. Heinz Finance Company.

    10.2      Administrative Services Agreement dated as of May 1, 2001 between
              H. J. Heinz Company and H. J. Heinz Finance Company.

    10.3 Guarantee Facility Letter Agreement dated May 3, 2001 to H. J. Heinz Finance Company from H. J. Heinz Company.

    10.4 Second Amended and Restated Partnership Agreement of H. J. Heinz Company, LP.

    10.5 First Amendment to Second Amended and Restated Limited Partnership Agreement of H.J. Heinz Company, LP.

    21.1      Subsidiaries of the registrant.

    23.1 Consent of PricewaterhouseCoopers LLP with respect to H. J. Heinz Finance Company financial statements.

    23.2 Consent of PricewaterhouseCoopers LLP with respect to H. J. Heinz Company financial statements.

    23.3      Consent of Davis Polk & Wardwell (included in Exhibit 5.1).

    24.1      Powers of Attorney for H. J. Heinz Finance Company.

    24.2      Powers of Attorney for H. J. Heinz Company.

    25.1 Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Bank One, National Association.

    99.1      Form of Letter of Transmittal.

    99.2      Form of Notice of Guaranteed Delivery.

    99.3      Form of Exchange Agent Agreement.



                                      E-1